                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

    FILED BY THE REGISTRANT [X]

    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    [X] Preliminary Proxy Statement                       [ ] Confidential, for Use of the Commission Only
                                                          (as permitted by Rule 14a-6(e)(2))

    [ ] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 SUNSOURCE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

                    Common Stock, par value, $.01 per share
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

                                   6,900,280
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                               $10.375 per share
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

                                  $71,590,405
--------------------------------------------------------------------------------

     (5) Total fee paid:

                                   $14,318.08
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

This proxy statement is first being sent to stockholders on or about     , 2001.

                             [SunSource, Inc. Logo]

                             3000 One Logan Square
                             Philadelphia, PA 19103
                             Phone: (215) 282-1290

                A MERGER PROPOSAL -- YOUR VOTE IS VERY IMPORTANT

To the stockholders of SunSource Inc.:

    Allied Capital Corporation and SunSource Inc. have entered into a merger agreement where Allied Capital has agreed to acquire SunSource in a merger. If the merger is completed, SunSource common stockholders will receive $10.375 in cash for each share they own or an aggregate of approximately $72 million and SunSource will become an independently managed, private Allied Capital portfolio company, referred to as New SunSource.

    If the merger is completed, certain SunSource officers, directors and stockholders have agreed to continue as stockholders of New SunSource to ensure continuity. Allied Capital will own approximately 94% of New SunSource, and the continuing stockholders will own approximately 6% of New SunSource, on a fully diluted basis, taking into account the rollover options as discussed in the accompanying proxy statement.

    SunSource will hold a special meeting of stockholders at 10:00 a.m. Eastern
time, on              , 2001 at the law offices of Morgan Lewis & Bockius LLP,
1701 Market Street, Room 18A and B (18th Floor), Philadelphia, Pennsylvania 19103, to consider and vote upon the merger. The holders of a majority of the outstanding shares of SunSource common stock must approve the merger at the SunSource special meeting. SunSource stockholders representing approximately 20% of the outstanding shares of SunSource common stock as of the record date for the special meeting have agreed to vote the shares of SunSource common stock owned by them in favor of the merger. In addition, the merger is subject to various other conditions. The terms and conditions of the merger and related transactions are more fully described in the proxy statement.

    A special committee of disinterested, independent directors of SunSource has evaluated the merits, and negotiated the terms, of the merger. The special committee has received a written opinion of Janney Montgomery Scott LLC, the special committee's financial advisor, that, subject to the qualifications contained in the opinion, as of the date of the merger agreement the cash price of $10.375 per share was fair to the holders of SunSource common stock from a financial point of view. The price of $10.375 represents a 109% premium to the closing price of the common stock on June 18, 2001 (the last full trading day before the public announcement of the merger). The closing price of SunSource common stock, which trades on the American Stock Exchange under the symbol
"SDP", on              , 2001 was $    per share. Please read carefully the
opinion of Janney Montgomery Scott LLC, which is attached as Appendix B to the accompanying proxy statement. In addition, more detailed information about the analysis of Janney Montgomery Scott LLC is given in the section entitled "Opinion of SunSource's Financial Advisor" in the accompanying proxy statement.

    The special committee has unanimously recommended that SunSource's board of directors adopt the merger agreement and approve the merger and believes that the proposed merger is both substantively and procedurally fair to the unaffiliated holders of SunSource's common stock. SunSource's board of directors believes that the proposed merger is both substantively and procedurally fair to the holders of SunSource common stock, including those unaffiliated holders of common stock. The board of directors has approved the merger and determined the merger to be advisable and in the best interests of SunSource stockholders and recommends that you vote "FOR" the adoption of the merger agreement and the approval of the merger.

    YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, please take time to vote on the proposal by completing and mailing the enclosed proxy card, or voting over the telephone or via the internet.

                                        Sincerely,

                                        Maurice P. Andrien, Jr.
                                        President and Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THE MERGER; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 The proxy statement is dated        , 2001, and was mailed to you on or about
                                        , 2001.

                             [SunSource, Inc. Logo]

                             3000 ONE LOGAN SQUARE
                             PHILADELPHIA, PA 19103
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            ------------------------

To Our Stockholders:

        A special meeting of stockholders of SunSource Inc. will be held at
10:00 a.m., Eastern time, on                 , 2001, at the law offices of
Morgan Lewis & Bockius LLP, 1701 Market Street, Room 18A and B (18th Floor), Philadelphia, Pennsylvania 19103, for the following purposes:

        1. To consider and vote upon a proposal to approve and adopt the merger agreement by and among Allied Capital Corporation, Allied Capital Lock Acquisition Corporation, a wholly owned subsidiary of Allied Capital, and SunSource and approve the merger; and

        2. To grant discretionary authority to vote in favor of an adjournment of the meeting, if necessary.

        This proposal is more fully described in the proxy statement that accompanies this notice, which you should read carefully.

        We have fixed the close of business on                 , 2001 as the
record date for the determination of our stockholders entitled to vote at this meeting, and any and all adjournments or postponements thereof.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES. YOU MAY COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT IN THE POSTAGE-PAID ENVELOPE OR YOU MAY VOTE OVER THE TELEPHONE OR VIA THE INTERNET. IT IS IMPORTANT THAT YOUR INTERESTS BE REPRESENTED AT THE SPECIAL MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BY DELIVERING TO THE SECRETARY OF SUNSOURCE A WRITTEN REVOCATION PRIOR TO THE SPECIAL MEETING, BY SUBMITTING A NEW PROXY CARD OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

                                          By Order of the Board of Directors
                                          of SunSource Inc.

                                          Joseph M. Corvino
                                          Secretary

Philadelphia, Pennsylvania
                , 2001

     PLEASE DO NOT SEND ANY SUNSOURCE INC. STOCK CERTIFICATES AT THIS TIME.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHEN AND WHERE IS THE SUNSOURCE SPECIAL MEETING?

A:  The SunSource special meeting of stockholders will be held at 10:00 a.m.,
Eastern time, on                , 2001 at the law offices of Morgan Lewis &
Bockius LLP, 1701 Market Street, Room 18A and B (18th Floor), Philadelphia, PA 19103.

Q:  WHAT IS HAPPENING?

A: You are being asked to vote on a merger proposal to permit Allied Capital to acquire SunSource in a cash merger.

     To ensure continuity and continued financial risk, Allied Capital required certain members of SunSource's management team and certain stockholders to continue as stockholders of New SunSource.

     Allied Capital will own approximately 94% of New SunSource, and the continuing stockholders will own approximately 6% of New SunSource, on a fully diluted basis taking into account the rollover options described in this proxy statement. If the merger agreement is approved and the merger is consummated, you would no longer be a stockholder of SunSource.

Q:  WHY ARE ALLIED CAPITAL AND SUNSOURCE PROPOSING TO MERGE?

A: SunSource will become an independently managed, private portfolio company of Allied Capital.

     SunSource's board of directors believes that the merger is in the best interest of stockholders. SunSource approved the merger because:

     - SunSource's board of directors determined that the purchase price represents a substantial premium to the market price of SunSource common stock;

     - SunSource's highly leveraged capital structure limited its ability to access the equity markets and to maintain and grow its various business segments;

     - SunSource will have access to a funding source with significant financial resources to support its future growth.

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: You will receive $10.375 in cash for each share of SunSource common stock that you own.

     On                , 2001, the most recent practicable date prior to the
printing of this proxy statement, the closing price of SunSource common stock on
the American Stock Exchange was $     per share.

Q:  ARE SUNSOURCE STOCKHOLDERS ENTITLED TO APPRAISAL RIGHTS?

A:  Yes. Stockholders of SunSource will be entitled to appraisal rights under
Section 262 of the Delaware General Corporation Law. Please see the section entitled "Dissenters' Rights of Appraisal" for a more detailed description of your appraisal rights.

Q:  WHEN DO YOU EXPECT TO COMPLETE THE MERGER OF ALLIED CAPITAL AND SUNSOURCE?

A: We are working to complete the merger by September 30, 2001. We currently expect to complete the merger promptly following the SunSource special meeting. If necessary or desirable, Allied Capital and SunSource may agree to complete the merger at a later date.

Q:  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?

A: The cash you receive for your shares generally will be taxable for U.S. federal income tax purposes as a capital gain or capital loss (depending on the tax basis of your shares and your specific holding period).

Q:  WHO MUST APPROVE THE MERGER?

A: In addition to the approvals by the Allied Capital board of directors and the SunSource board of directors, each of which has already been obtained, the merger must be approved by the SunSource stockholders.

Q:  WHAT STOCKHOLDER VOTE IS REQUIRED TO APPROVE THE MERGER PROPOSAL?

A: The affirmative vote of the holders of the majority of the outstanding shares of SunSource common stock as of the record date is required to approve the merger proposal.

Q:  WHO ARE THE MEMBERS OF THE SPECIAL COMMITTEE?

A: The special committee consists of O. Gordon Brewer, Norman V. Edmonson, and Arnold S. Hoffman. All the members of the special committee are non-employee members of SunSource's board of directors. The special committee was appointed to review, consider and make recommendations to the board of directors regarding potential sales transactions of SunSource.

Q:  WHAT IS THE SIGNIFICANCE OF THIS MERGER BEING A "GOING-PRIVATE" TRANSACTION?

A: The parties engaging in this merger are required to provide to all SunSource stockholders certain information about the transaction and to make certain filings with the Securities and Exchange Commission. Specifically, because of the participation by certain SunSource stockholders and certain members of SunSource management as continuing stockholders after the merger, additional disclosures are required.

Q: DOES THE SUNSOURCE BOARD OF DIRECTORS RECOMMEND APPROVAL OF THE MERGER PROPOSAL?

A: Yes. After careful consideration, the SunSource board of directors unanimously recommends that you vote "FOR" the merger proposal on the enclosed proxy card, or over the telephone or via the internet. For a more complete description of the recommendation of the SunSource board of directors, see the sections entitled "Reasons for the Recommendation of SunSource's Board of Directors" and "Recommendation of the SunSource Board of Directors."

Q: HAS THE MERGER BEEN DETERMINED TO BE FAIR TO THE UNAFFILIATED SUNSOURCE STOCKHOLDERS?

A: After careful consideration, the SunSource board of directors and the Allied Capital board of directors believe that the merger and the related transactions are fair to the unaffiliated stockholders of SunSource. In addition, the continuing stockholders, including Maurice Andrien, Joseph Corvino, Max Hillman, Stephen Miller, Richard Hillman, George Heredia, Gary Seeds, Terry Rowe, Jim Waters, Dennis Blake, Rick Buller, Ken Foskey, Michael Mueller, Mark Yeary, John McDonnell and John Marshall, believe that the merger and related transactions are fair to the unaffiliated stockholders of SunSource. Those parties based their belief on the information provided for under "Reasons for the Recommendation of SunSource's Board of Directors", "Allied Capital's Reasons for the Merger," "Belief of the Filing Persons in the Fairness of the Merger" and "Fairness Opinion of SunSource's Financial Advisor."

Q:  WHAT WILL HAPPEN TO SUNSOURCE'S TRUST PREFERRED SECURITIES?

A: The SunSource trust preferred securities will remain outstanding and will continue to trade on the American Stock Exchange under the symbol SDP.PR upon the consummation of the merger.

Q:  WHAT DO I NEED TO DO NOW?

A: We urge you to read this proxy statement, including its appendices, carefully, and to consider how the merger proposal will affect you as a stockholder. You also may want to review the documents referenced under "Where You Can Find More Information" and consult with your accounting, legal and tax advisors.

Q:  HOW DO I VOTE MY SHARES?

A: You may indicate how you want to vote on your proxy card and then sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the SunSource special meeting. You may also vote over the telephone or via the internet by following the instructions with your proxy card. You may also attend the SunSource special meeting in person instead of submitting a proxy.

     If you fail to return your proxy card, vote over the telephone or via the internet, vote in person at the SunSource special meeting, or if you mark your proxy "abstain," the effect will be a vote "against" the merger proposal. IF YOU SIGN AND SEND IN YOUR PROXY WITHOUT INDICATING HOW YOU WANT TO VOTE, YOUR PROXY WILL BE COUNTED AS A VOTE FOR THE MERGER PROPOSAL UNLESS YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT.

Q: IF MY SHARES ARE HELD IN A BROKERAGE ACCOUNT, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will NOT be able to vote your shares without instructions from you on how to vote. Therefore, it is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you fail to provide your broker with instructions, it will have the same effect as a vote "against" the merger proposal.

Q:  MAY I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED PROXY CARD?

A: You may change your vote at any time before the vote takes place at the SunSource special meeting. To do so, you may either complete and submit a new proxy card or send a written notice stating that you would like to revoke your proxy. You may also change your vote if you voted over the telephone or via the internet simply by revoting. The last recorded vote will be what is counted at the meeting. In addition, you may attend the SunSource special meeting and vote in person. However, if you elect to vote in person at the SunSource special meeting and your shares are held by a broker, bank or other nominee, you must bring to the SunSource special meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: NO. After the completion of the merger, Allied Capital will send you instructions explaining how to exchange SunSource common stock certificates for the appropriate amount of cash.

Q:  WHO MAY I CONTACT WITH ANY ADDITIONAL QUESTIONS?

A: You may call Investor Relations of SunSource at (215) 282-1290, or Investor Relations of Allied Capital at (888) 818-5298.

                               TABLE OF CONTENTS

                                   PAGE
                                   ----
SUMMARY........................       1
THE SUNSOURCE SPECIAL
  MEETING......................      12
  General......................      12
  Purpose of the SunSource
     Special Meeting...........      12
  Voting Information...........      12
  Stockholder and Board
     Approvals.................      12
  Quorum and Adjournments......      13
THE MERGER PROPOSAL............      13
  General......................      13
  Equity Purchase..............      15
  The Exchange.................      15
  Background of the Merger.....      16
  Reasons for the
     Recommendation of the
     SunSource Board of
     Directors.................      22
  Recommendation of SunSource's
     Board of Directors........      24
  Allied Capital's Reasons for
     the Merger................      25
  Belief of the Filing Persons
     in the Fairness of the
     Merger....................      25
  Fairness Opinion of
     SunSource's Financial
     Advisor...................      26
  Interests of Certain Persons
     in the Merger.............      34
  Related Transactions.........      39
  Change of Control Benefits...      40
  Financing for the Merger.....      41
  Dissenters' Rights of
     Appraisal.................      42
THE MERGER AGREEMENT...........      45
  Terms of the Merger..........      45
  Representations and
     Warranties................      46
  Certain Covenants............      47
  No Shopping..................      48
  Expenses and Fees............      49
  Indemnification..............      49
  Conditions...................      49
  Termination; Fees............      51
  Material Federal Income Tax
     Consequences..............      52

                                   PAGE
                                   ----
  Delisting and Deregistration
     of SunSource Common
     Stock.....................      53
  Trust Preferred Securities...      53
INFORMATION RELATING TO
  SUNSOURCE....................      54
  Business.....................      54
  SunSource Summary Historical
     Consolidated Financial
     Information...............      66
  Management's Discussion and
     Analysis of Financial
     Condition and Results of
     Operations................      67
PRICE RANGE OF COMMON STOCK....      80
MANAGEMENT OF SUNSOURCE........      81
MANAGEMENT OF ALLIED CAPITAL...      85
SECURITY OWNERSHIP OF CERTAIN
  BENEFICIAL OWNERS AND
  MANAGEMENT OF SUNSOURCE......      89
TRANSACTIONS IN COMMON STOCK BY
  CERTAIN PERSONS..............      93
FORWARD-LOOKING STATEMENTS.....      97
STOCKHOLDER PROPOSALS FOR
  SUNSOURCE 2002 ANNUAL
  MEETING......................      98
OTHER MATTERS..................      98
INDEPENDENT ACCOUNTANTS........      98
WHERE YOU CAN FIND MORE
  INFORMATION..................      98
INDEX TO FINANCIAL
  STATEMENTS...................     100
APPENDIX A: AGREEMENT AND PLAN
  OF MERGER....................     A-1
APPENDIX B: JANNEY MONTGOMERY
  SCOTT LLC FAIRNESS OPINION...     B-1
APPENDIX C: SECTION 262 OF THE
  DELAWARE GENERAL CORPORATION
  LAW..........................     C-1

                                    SUMMARY

     This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger proposal fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" on page
98. Each item in this summary includes a page reference directing you to a more complete description of that item.

THE SUNSOURCE SPECIAL MEETING (PAGE 12)

     A special meeting of stockholders of SunSource will be held at 10:00 a.m.,
Eastern time, on              , 2001, at the law offices of Morgan Lewis &
Bockius LLP, 1701 Market Street, Room 18A and B (18th Floor), Philadelphia, Pennsylvania 19103, to consider and vote upon the proposal to approve and adopt the merger agreement with Allied Capital and approve the merger.

     The stockholders will also be asked to consider and vote on a proposal to grant discretionary authority to vote in favor of an adjournment of the meeting, if necessary.

     You can vote at the SunSource special meeting only if you owned shares of
SunSource common stock at the close of business on              , 2001, which is
the record date.

     Allied Capital and SunSource intend to complete the merger promptly after the SunSource special meeting, if regulatory approvals and other required matters are completed by that time. It is expected that the merger will be completed by September 30, 2001.

THE PARTIES TO THE MERGER

     SunSource Inc. SunSource, a Delaware corporation, is a provider of value-added services and products to retail and industrial markets in North America. SunSource currently operates in two business segments through indirect wholly owned subsidiaries: (1) The Hillman Group, Inc.; and (2) SunSource Technology Services, LLC, or STS. These subsidiaries represent businesses within the distribution industry which are characterized by a potential for value-added services, economies of scale and opportunities for further consolidation. Also, SunSource has a minority investment in an affiliate, G-C Sun Holdings, L.P., which owns Kar Products.

     SunSource's principal executive offices are located at 3000 One Logan Square, Philadelphia, Pennsylvania 19103, and its telephone number is (215) 282-1290.

     Allied Capital Corporation. Allied Capital, a Maryland corporation, is the nation's largest business development company. As a business development company, Allied Capital provides private investment capital to private companies and undervalued public companies in a variety of different industries and in diverse geographic locations throughout the United States. Allied Capital has been investing in growing businesses for over 40 years and has financed thousands of private companies nationwide.

     Allied Capital's principal executive offices are located at 1919 Pennsylvania Ave., N.W., Washington, D.C. 20006, and its phone number is (202) 331-1112.

     Allied Capital Lock Acquisition Corporation. Allied Capital Lock Acquisition Corporation, referred to as merger sub, is a newly formed Delaware corporation and a wholly owned subsidiary of Allied Capital. Merger sub was formed for the sole purpose of effecting the merger.

     Merger sub's principal executive offices are located at 1919 Pennsylvania Ave., N.W., Washington, D.C. 20006, and its phone number is (202) 331-1112.

THE MERGER PROPOSAL (PAGE 13)

     Allied Capital plans to acquire SunSource in a cash merger. As a result of the merger, SunSource will become an independently managed, privately held portfolio company of Allied Capital referred to as New SunSource. New SunSource will continue in one or more of the lines of business in which SunSource now operates.

     The merger and related transactions will be accomplished as follows:

          - Allied Capital will exercise its existing warrant to purchase 284,725 shares of SunSource common stock through a cashless exercise. Following the exercise of the warrant, certain continuing stockholders will purchase 163,202 shares of SunSource common stock from Allied Capital for $10.375 per share in cash. In addition, Allied Capital will sell to SunSource the remaining 121,523 shares of SunSource common stock that were acquired through exercise of its warrant for $10.375 per share in cash.

          - In order to ensure continuity and continued financial risk, Allied Capital required that certain members of the SunSource management team and certain stockholders continue as stockholders of New SunSource. To provide a mechanism for continued ownership in New SunSource by the continuing stockholders SunSource will create a new Series B preferred stock.

          - Certain SunSource officers, directors and stockholders will exchange 244,188 of their shares of SunSource common stock (including the shares purchased from Allied Capital) for an equal number of shares of Series B preferred stock. Holders of Series B preferred stock will not exchange their shares in the merger for cash.

          - After the recapitalization described above, each share of SunSource common stock will be converted into the right to receive $10.375 per share in cash in the merger.

          - The shares of Series B preferred stock held by the continuing stockholders will be converted into an equal number of shares of New SunSource common stock following the merger.

          - The continuing stockholders will roll over their existing options to purchase 443,000 shares of SunSource common stock into options to purchase shares of New SunSource common stock which will continue with the same terms and conditions as the original SunSource options.

          - Following the merger, Allied Capital will own approximately 94% of New SunSource common stock, and the continuing stockholders will own approximately 6% of the New SunSource common stock, on a fully diluted basis. As used in connection with the ownership of the stockholders of New SunSource, the term "fully diluted" includes the dilution resulting from the cashless exercise of the rollover options and any additional "in-the-money" options and excludes the dilution from any new option grants.

     The merger agreement is attached at the back of this proxy statement as Appendix A. We encourage you to read the merger agreement, as it is the legal document that governs the merger.

     The following diagrams depict in summary form the structure of the recapitalization and merger assuming the SunSource stockholders approve the merger and all other conditions are satisfied.

                         [Current Structure Flow Chart]

YOU WILL RECEIVE CASH IN THE MERGER (PAGE 15)

     If the merger is completed, you will receive $10.375 in cash for each share of SunSource common stock that you own. Fractional shares of SunSource common stock will be converted into cash in the same proportion.

     Please do not send in your stock certificates. You will receive written instructions to do so after the merger.

THE SUNSOURCE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE MERGER (PAGE 24)

     The SunSource board of directors believes that the merger is advisable and in the best interests of SunSource and its affiliated and unaffiliated stockholders. The SunSource board of directors unanimously recommends that you vote "FOR" approval of the merger proposal.

SUNSOURCE'S REASONS FOR THE MERGER (PAGE 22)

     The SunSource board of directors approved the merger for the following reasons:

     - PURCHASE PRICE -- SunSource's board of directors determined that the purchase price represents a substantial premium to the market price of SunSource common stock. In making that determination, the SunSource board of directors considered that the current market price of SunSource common stock was $4.96 per share on June 18, 2001, the day before the public announcement of the merger; thus, $10.375 represented a 109% premium over the $4.96 price. Also, during the 52-week period ended June 15, 2001 the highest closing market price for SunSource stock was $5.38 and the lowest closing market price was $2.88.

     - HIGHLY LEVERAGED CAPITAL STRUCTURE -- The board of directors considered SunSource's highly leveraged capital structure. The board of directors determined that SunSource's current financial position would limit its access to equity markets in the future and hinder its ability to maintain and grow its business segments. By becoming a portfolio company of Allied Capital, SunSource will have access to a funding source with significant financial resources to support its future growth.

     - RECOMMENDATION OF SPECIAL COMMITTEE -- After extensive discussions and negotiations with Allied Capital, and discussions with the board's financial advisors and certain members of SunSource's management, the special committee concluded that the merger and the related transactions are fair to the unaffiliated and affiliated stockholders. The special committee has unanimously recommended the merger and the related transactions to the board of directors.

FAIRNESS OPINION OF SUNSOURCE'S FINANCIAL ADVISOR (PAGE 26)

     The SunSource board of directors has received an opinion of SunSource's financial advisor, Janney Montgomery Scott LLC, as to the fairness to the affiliated and unaffiliated stockholders, from a financial point of view, of the consideration to be received in the merger. Janney's opinion is directed to the SunSource board of directors and does not constitute a recommendation to any stockholder as to how to vote with respect to matters relating to the proposed merger. Janney's opinion is based on analyses that contain estimates and valuation ranges which are not necessarily indicative of actual values or predictive of future results or values. Janney's fees were $325,000 plus out-of-pocket expenses.

INTERESTS OF SUNSOURCE'S OFFICERS AND DIRECTORS IN THE MERGER (PAGE 34)

     When considering the recommendation by the SunSource board of directors to vote "FOR" the merger proposal, you should be aware that, as described below, specific officers, directors and stockholders of SunSource have interests in the merger that are different from, and may conflict with, your interests. The continuing stockholders will not exchange all of their shares of SunSource common stock for cash in the merger, and will continue as officers, directors and stockholders of New SunSource and may benefit from such continued ownership. In addition, senior officers of SunSource will benefit from compensation and employment arrangements in the ordinary course of business. If the merger is completed, Allied Capital will continue indemnification arrangements for officers and directors of SunSource. The SunSource board of directors was aware of these interests and considered them in approving the merger.

     More specifically, these interests include the following:

     - In order to assure continuity and continued financial risk, Allied Capital required that certain members of the SunSource management team and certain stockholders continue as stockholders of New SunSource. The continuing stockholders will collectively own approximately 6% of New SunSource common stock on a fully diluted basis after the merger is consummated.

     - The members of management who are continuing stockholders will also continue as management of New SunSource.

      The following table sets forth the positions that the continuing stockholders will have with New SunSource and the percentage ownership in New SunSource of each of the continuing stockholders after the merger on a fully diluted basis:

                                                                               PERCENTAGE
                                                                              OWNERSHIP IN
                 NAME                              POSITION                   NEW SUNSOURCE
                 ----                              --------                   -------------

      Maurice P. Andrien, Jr. ...  Chairman of the Board of SunSource Inc.        1.3%

      Joseph M. Corvino..........  Senior Vice President of SunSource Inc.       *

      Max W. Hillman, Jr. .......  Chief Executive Officer of The Hillman          1.3
                                     Group, Inc.

      Stephen W. Miller..........  Vice Chairman of The Hillman Group, Inc.      *

      Richard P. Hillman.........  President of The Hillman Group, Inc.          *

      George L. Heredia..........  Senior Vice President of Marketing for        *
                                   The Hillman Group, Inc.

      Gary L. Seeds..............  Senior Vice President of Sales for The        *
                                     Hillman Group, Inc.

      Terry R. Rowe..............  Senior Vice President of National             *
                                   Accounts for The Hillman Group, Inc.

      James P. Waters............  Vice President and Chief Financial            *
                                   Officer of The Hillman Group, Inc.


      Dennis G. Blake............  Vice President of Marketing for The           *
                                     Hillman Group, Inc.

      Richard A. Buller..........  Vice President of Materials Management        *
                                     for The Hillman Group, Inc.

      Kenneth H. Foskey..........  Vice President of Information Systems and     *
                                     New Business Development for The
                                     Hillman Group, Inc.

      Michael A. Mueller.........  Vice President of Engineering for The         *
                                     Hillman Group, Inc.

      Mark Yeary.................  Vice President of Manufacturing for The       *
                                     Hillman Group, Inc.

      John H. Marshall, III......  Regional Vice President of Sales for The      *
                                     Hillman Group, Inc.

      John P. McDonnell..........  Consultant to SunSource Inc.                  *

---------------
* Less than 1%.

     - Messrs. Andrien, Corvino, Max Hillman and Miller have each entered into new employment agreements, which will become effective upon the consummation of the merger and will supersede any previous agreement between the parties. Messrs. Andrien, Corvino and Hillman will each have four-year employment agreements with New SunSource, under which they will receive $343,000, $250,000 and $350,000, respectively, in annual base salary, and a performance bonus to be determined by the board of directors. Mr. Miller has a one-year agreement, under which he will receive $350,000 in annual base salary and a performance bonus to be determined by the board of directors.

     - A new stock option plan will become effective upon the consummation of the merger, under which options to purchase approximately 1.3 million shares of New SunSource common stock, or 15% of the fully diluted shares outstanding at the time of the merger, will be authorized for issuance. The new option plan will be in addition to the existing SunSource option plan that will continue in effect after the merger. All of the continuing stockholders except John P. McDonnell will be granted options, which will have a ten-year term, generally vest over four years and have an exercise price approximately equal to the per share value of New SunSource, as determined by the New SunSource board of directors, at the time of the grant. The per share amount of any distributions made after the grant date in connection with the related transactions described in this proxy statement will reduce the exercise price. Upon a change of control, all unvested options will immediately vest. Specifically, Mr. Andrien will receive 3.75%; Mr. Corvino will receive 1.00%; Mr. Miller will receive 1.50%; Mr. Max Hillman will receive 3.00%; Mr. Richard Hillman will receive 0.75%; Messrs. Heredia, Seeds, Rowe, Waters and Foskey will each receive 0.50%; Messrs. Blake, Buller, Mueller and Yeary will each receive 0.33%; and Mr. Marshall will receive 0.18%. The balance of 1% will be reserved for future issuances.

     - At the closing, the continuing stockholders have agreed to enter into a stockholders agreement with Allied Capital and New SunSource. The stockholders agreement imposes certain requirements on the parties related to the voting of New SunSource common stock, the sale or transfer of New SunSource common stock and other matters. Under certain circumstances a continuing stockholder can require New SunSource to purchase his shares upon a termination of employment. Similarly, New SunSource can require that a continuing stockholder sell his shares to New SunSource upon a termination of employment.

RELATED TRANSACTIONS (PAGE 39)

     In connection with the merger, Allied Capital and SunSource have taken or intend to take the following actions:

     - On June 29, 2001, Allied Capital purchased an unsecured subordinated note, with an outstanding principal balance of approximately $12.5 million, from a SunSource creditor for $8.5 million. Upon the consent of SunSource's senior lenders, Allied Capital intends to exchange the note for $8.5 million of SunSource subordinated debt.

     - In consideration for the structuring of certain post-merger transactions and the restructuring of the post-merger capital structure of New SunSource, Allied Capital will receive from SunSource a fee of approximately $2 million at the effective time of the merger.

     - In order to raise capital and separate unrelated businesses, it is expected that New SunSource will sell certain assets of STS in a management buyout transaction for approximately $25 million. It is anticipated that the transaction will be structured so that a portion of the debt financing will be provided by New SunSource and an independent lender, and that a portion of the equity financing will be provided by Allied Capital and STS management, including Maurice Andrien, Joseph Corvino and Justin Jacobi, President of STS, as well as certain of STS' regional managers and other employees. The management team is expected to invest approximately $1 million.

CHANGE OF CONTROL BENEFITS (PAGE 40)

     SunSource will have obligations under certain severance and employment agreements as a result of the merger. Among other things:

     - outstanding options to purchase shares of SunSource common stock, other than rollover options, will be required after notice to be surrendered in exchange for the issuance by SunSource of a number of shares of SunSource common stock for each option surrendered equal to the quotient of: (i) the amount, if any, by which $10.375 exceeds the exercise price for such option divided by (ii) $10.375;

     - amounts accrued and vested in SunSource's deferred compensation plan will be eligible to be paid out pursuant to the terms and conditions of the plan;

     - pursuant to his current employment agreement, Maurice Andrien has a right to receive a $1 million payment upon the consummation of the merger, and the restrictions on Mr. Andrien's restricted stock grant of 100,000 shares will lapse; and

     - SunSource may trigger obligations under severance agreements with certain employees, including Joseph Corvino, Justin Jacobi and the employees in the Philadelphia office.

VOTE REQUIRED TO APPROVE THE MERGER

     The merger proposal requires the approval of the holders of the majority of the outstanding shares of SunSource common stock. If you do not return your proxy, vote over the telephone or via the internet, or vote in person, it will have the effect of a vote "against" the merger proposal. Brokers who hold your shares of SunSource common stock as nominees cannot vote those shares unless you instruct them to, following the procedure they give you.

VOTING POWER; VOTING BY MANAGEMENT (PAGE 12)

     On the record date,              shares of SunSource common stock were
outstanding, of which              shares, or      % of the shares were owned by
directors and executive officers of SunSource. Each share of SunSource common stock entitles the holder to one vote.

     Certain SunSource officers, directors and stockholders, who collectively owned approximately 1.4 million shares, or approximately 20%, of SunSource's outstanding shares as of the record date, have executed voting agreements in which they have agreed to vote the SunSource common stock owned by them in favor of the merger proposal.

REVOKING PROXIES (PAGE 12)

     You can revoke a proxy previously given by you by giving written notice to the Secretary of SunSource at the address on the proxy card, by filing another proxy, by revoting your shares over the telephone or via the internet, or by attending the SunSource special meeting and voting in person.

FEDERAL INCOME TAX CONSEQUENCES (PAGE 52)

     The cash received by holders of SunSource common stock in the merger generally will be taxable for U.S. federal income tax purposes (depending on the tax basis of your shares and your specific holding period).

CONSENTS AND REGULATORY APPROVALS (PAGE 49)

     On June 19, 2001 SunSource received a written consent to the change of control of SunSource that would result from the merger from SunSource's senior lenders.

     Under the Hart-Scott-Rodino Act the merger may not be completed unless certain filings are made with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission and certain waiting periods expire or are terminated. On July 11, 2001, Allied Capital and SunSource submitted the required filings to the FTC and the Antitrust Division.

     A prediction cannot be made as to whether all required regulatory approvals for the merger will be obtained, or whether any approvals will include conditions that may be detrimental to Allied Capital or SunSource.

CONDITIONS TO COMPLETION OF THE MERGER (PAGE 49)

     The merger will be completed only if specific conditions, including, among other things, the following, are met or waived:

     - the SunSource stockholders approve the merger;

     - no court orders prevent the merger or impose limitations on the operations of New SunSource after the merger, and no governmental proceedings are pending or threatened that would prevent the merger;

     - the issuance of the shares upon exercise of Allied Capital's warrant and the purchase by SunSource of 121,523 shares acquired by Allied Capital upon the exercise of the warrant has been consummated;

     - the recapitalization of SunSource, including the equity purchase by the continuing stockholders of 163,202 shares of SunSource common stock from Allied Capital, has been consummated;

     - from the date of the merger agreement through the closing date, there shall not have been any change, event, occurrence or state of facts that has caused, or would reasonably be expected to cause, a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or operations of SunSource and its subsidiaries, taken as a whole, or The Hillman Group, individually, or on Allied Capital and its subsidiaries taken as a whole;

     - the representations and warranties made by Allied Capital and SunSource continue to be accurate except for inaccuracies that would not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect and covenants of the parties shall have been performed in all material respects;

     - holders of not more than ten percent (10%) of SunSource's outstanding shares have exercised dissenters' rights in accordance with Delaware law; and

     - the new employment agreements of Maurice Andrien, Joseph Corvino, Max Hillman and Stephen Miller are in full force and effect without any changes from the form delivered to Allied Capital, and none of such employees shall have expressed an intention not to perform under such employment agreements.

TERMINATION OF THE MERGER AGREEMENT (PAGE 51)

     Even if the SunSource stockholders approve the merger, Allied Capital and SunSource can agree at any time to terminate the merger agreement without completing the merger. The merger agreement can also be terminated if, among other things, any of the following occurs:

     - the merger is not completed by December 31, 2001;

     - a court or other governmental authority prohibits the merger;

     - the covenants contained in the merger agreement or the voting agreement shall have been breached in any material respect; or

     - the closing conditions contained in the merger agreement are not satisfied.

     SunSource can also terminate the merger agreement if, prior to stockholder approval of the merger, SunSource's board of directors authorizes the acceptance of a more favorable acquisition proposal.

SUNSOURCE CANNOT SOLICIT OTHER OFFERS (PAGE 48)

     SunSource has agreed not to encourage, solicit, discuss or negotiate with anyone other than Allied Capital regarding a merger or sale of SunSource, unless SunSource receives an unsolicited acquisition proposal and SunSource's board of directors determines that it is consistent with its fiduciary obligations to the SunSource stockholders under applicable law to pursue such proposal and, in the case of any such discussions or negotiations, SunSource's board of directors determines that such proposal is superior to the merger.

     If the merger agreement is terminated as a result of SunSource's acceptance of a superior acquisition proposal, SunSource will pay Allied Capital a termination fee of $2,270,000. The termination fee is intended to compensate Allied Capital for the loss of opportunities, and for its efforts and expenses incurred to structure the merger if SunSource accepts a superior acquisition proposal.

SUNSOURCE COMMON STOCK AND TRUST PREFERRED SECURITIES (PAGE 53)

     Following the merger, SunSource common stock will be delisted and will no longer trade on the American Stock Exchange or any other exchange. SunSource intends to terminate its registration with regard to its common stock pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934.

     The SunSource trust preferred securities will remain outstanding and will continue to trade on the American Stock Exchange under the symbol SDP.PR upon consummation of the merger.

DISSENTERS' RIGHTS OF APPRAISAL (PAGE 42)

     SunSource stockholders will be entitled to dissenters' rights of appraisal under Section 262 of the Delaware General Corporation Law, a copy of which is attached to this proxy statement as Appendix C. Dissenters' rights of appraisal allow stockholders to dissent from the merger and receive a fair cash payment for their shares. Certain procedural steps, including not voting in favor of the merger, must be followed by stockholders wishing to perfect and exercise their dissenters' rights under Delaware law. Failure to comply with those procedures will result in the forfeiture of dissenters' rights.

                         THE SUNSOURCE SPECIAL MEETING

GENERAL

     This proxy statement is accompanied by the Notice of Special Meeting and proxy cards solicited by the SunSource board of directors for use at the special
meeting of SunSource stockholders to be held on                , 2001 at
       , at the law offices of Morgan Lewis & Bockius LLP, 1701 Market Street, Room 18A and B (18th Floor), Philadelphia, Pennsylvania 19103.

PURPOSE OF THE SUNSOURCE SPECIAL MEETING

     At the SunSource special meeting, holders of SunSource common stock as of the record date will consider and vote upon the proposal to approve and adopt the merger agreement and the merger with Allied Capital.

     The SunSource board of directors has unanimously approved the merger agreement and the merger and recommends a vote "FOR" approval and adoption of the merger proposal.

VOTING INFORMATION

     This proxy statement is being furnished in connection with the solicitation of proxies by the SunSource board of directors for use at the SunSource special meeting. The cost of the solicitation of proxies will be borne by SunSource. SunSource will pay brokers, nominees, fiduciaries or other custodians their reasonable expenses for sending proxy material to, and obtaining information from, persons for whom they hold shares of common stock of SunSource. SunSource expects the solicitation of proxies will be primarily by mail, but directors, officers and other employees of SunSource may also solicit in person, by telephone or by mail. SunSource has engaged a proxy solicitation firm to solicit proxies from stockholders and has agreed to pay a fee of approximately $7,500 plus expenses for its services.

     Only stockholders of record at the close of business on                ,
2001 will be entitled to vote at the SunSource special meeting. The total number of shares of stock outstanding and entitled to vote at the meeting as of the
record date was              shares of SunSource common stock. Each share of
SunSource common stock is entitled to one vote.

     If the accompanying proxy is executed and returned in time for the SunSource special meeting, your shares will be voted in accordance with the instructions. Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of SunSource, by submission of a new proxy card, or, if you voted over the telephone or via the Internet, by revoting; but if not so revoked, the shares represented by such proxy will be voted in the manner directed by the stockholder. If no direction is made, proxies received from stockholders will be voted "for" the merger proposal set forth in the notice of the special meeting.

STOCKHOLDER AND BOARD APPROVALS

     The merger proposal is being submitted at the SunSource special meeting for approval by the stockholders of SunSource. The approval of a majority of the outstanding shares of common stock of SunSource is required for the approval of the merger proposal. Abstentions will have the same effect as casting a vote "against" the merger proposal.

     Pursuant to a voting agreement, specific officers, directors and stockholders of SunSource have agreed to vote their shares of SunSource common stock held as of the record date in favor of the merger proposal. A total of approximately 1.4 million shares of SunSource common stock, representing approximately 20% of the outstanding SunSource common stock, is represented by the voting agreement.

QUORUM AND ADJOURNMENTS

     Under Delaware law, not less than a quorum of stockholders as of the record date must be present in order to conduct business at the special meeting. A quorum is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of SunSource common stock. Votes cast by proxy or in person at the SunSource special meeting will be tabulated by the inspector of election appointed for the meeting who will determine whether or not a quorum is present. Proxies properly executed and marked with a negative vote or an abstention, or broker non-votes, will be considered to be present at the SunSource special meeting for the purposes of determining the existence of a quorum for the transaction of business. Broker non-votes exist where a broker proxy indicates that the broker is not authorized to vote on a particular proposal.

     The stockholders will also be asked to consider and vote on a proposal to grant discretionary authority to vote in favor of an adjournment of the meeting, if necessary.

     Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting. SunSource does not currently intend to seek an adjournment of the meeting. Abstentions and broker non-votes will be treated for purposes of the adjournment as votes "against" the adjournment.

                              THE MERGER PROPOSAL

     This section of the proxy statement describes the proposed merger and related transactions. While this section summarizes the material terms of the merger and related transactions, this summary may not contain all of the information that is important to each stockholder. Stockholders should carefully read this entire document and the merger agreement attached as Appendix A for a more complete understanding of the merger.

GENERAL

     The merger agreement provided Allied Capital the option to pay the merger consideration in cash or Allied Capital stock. On June 29, 2001, Allied Capital informed SunSource of its election to pay the merger consideration in cash.

     Allied Capital plans to acquire SunSource in a cash merger, where a newly created acquisition subsidiary of Allied Capital will merge with and into SunSource. At the SunSource special meeting, you will be asked to vote to approve and adopt the merger agreement and the merger with Allied Capital. The merger agreement provides that the merger will be completed if approved by the SunSource stockholders and all other conditions of the merger agreement are satisfied or waived.

     The effect of the merger is to create an independently managed, private portfolio company of Allied Capital, New SunSource, that will operate in one or more of the lines of business in which SunSource now operates as described in this proxy statement.

     In order to ensure continuity and continued financial risk, Allied Capital required that certain members of the SunSource management team and certain stockholders continue as stockholders of New SunSource. To provide a mechanism for the continued ownership of New SunSource by the continuing stockholders, SunSource will create a new Series B preferred stock that will not be exchanged in the merger for cash. The rights, preferences and privileges of the new Series B preferred stock shall be identical to the rights, preferences and privileges of the existing SunSource common stock.

     Assuming stockholder approval and all other required approvals are received and all other conditions are met or waived, the merger and related transactions will be accomplished as follows:

     - Immediately prior to the recapitalization of SunSource, Allied Capital will exercise its existing warrant to purchase 284,725 shares of SunSource common stock through a cashless exercise. Following the exercise of the warrant, certain continuing stockholders will purchase 163,202 shares of SunSource common stock from Allied Capital for $10.375 per share in cash. In addition, Allied Capital will sell to SunSource the remaining 121,523 shares of SunSource common stock that were acquired through exercise of its warrant for $10.375 per share in cash.

     - SunSource will create a new Series B preferred stock. The continuing stockholders will exchange 244,188 shares of SunSource common stock (including the 163,202 shares purchased from Allied Capital) for an equal number of shares of Series B preferred stock.

     - Allied Capital has created an acquisition subsidiary, the merger sub, that will merge with and into SunSource, and each share of SunSource common stock will be converted into the right to receive $10.375 in cash.

     - The Series B preferred stockholders will not exchange their shares for cash in the merger, but will continue as owners of New SunSource. The shares of Series B preferred stock held by the continuing stockholders will be converted into an equal number of shares of common stock of New SunSource following the merger.

     - Certain stockholders will also roll over their existing options to purchase 443,000 shares of SunSource common stock. The rollover options will remain in effect pursuant to the same terms and conditions as the original option except that the options will become fully vested in connection with the merger.

     - The value of the continuing stockholders' investment, including the rollover options, will be approximately $5.3 million.

     - Allied Capital will own approximately 94% of New SunSource common stock, and the continuing stockholders will own approximately 6% of the New SunSource common stock on a fully diluted basis. As used in connection with the ownership of the shareholders of New SunSource, the term "fully diluted" includes the dilution resulting from the cashless exercise of the rollover options and any additional "in the money" options and excludes any dilution from the new option grants.

EQUITY PURCHASE

     The continuing stockholders have agreed, pursuant to the terms of equity purchase agreements entered into with Allied Capital, to acquire or maintain investments in the equity of SunSource immediately prior to the effective time of the merger. The equity purchase arrangement is a part of the recapitalization which is a condition to closing the merger. The investment of the continuing stockholders will consist of the following:

     - 163,202 shares of SunSource common stock purchased from Allied Capital for cash equal to $10.375 per share or approximately $1.7 million in the aggregate following Allied Capital's exercise of the common stock warrant dated as of December 28, 2000 issued by SunSource to Allied Capital;

     - 80,986 shares of SunSource common stock owned by continuing shareholders prior to the effective time; or

     - the rollover of 443,000 outstanding stock options issued to management pursuant to SunSource's existing stock option plan.

     Certain continuing stockholders have placed approximately $1.5 million, representing the purchase price of the shares of SunSource common stock to be purchased by them from Allied Capital, in an escrow account pursuant to an escrow agreement dated June 18, 2001 by and among such stockholders, Allied Capital and Citibank, N.A., acting in its capacity as escrow agent. The remainder of the purchase price will be contributed by the remaining continuing stockholders prior to the closing of the merger.

     The aggregate value of the continuing stockholders' investment, including the value of the rollover options (calculated for each rollover option by multiplying the number of shares of common stock such rollover option is exercisable into by the difference between $10.375 and the exercise price applicable to such rollover option), is approximately $5.3 million which will provide management with approximately 6% of the outstanding shares of New SunSource common stock on a fully-diluted basis at the effective time.

THE EXCHANGE

     If the merger is completed, you will receive $10.375 in cash for each share of SunSource common stock that you own. Fractional shares of SunSource common stock will be exchanged for a proportionate, fractional amount of the per share consideration described above.

     As soon as practicable after the effective time of the merger, American Stock Transfer & Trust Company, as the exchange agent for the merger, will mail to each holder of record of SunSource common stock as of the effective time a transmittal letter to be used in forwarding such stockholder's certificates representing such shares for surrender to AST. Upon such surrender, AST will forward such holder a check for the amount such stockholder is entitled to receive.

     SUNSOURCE STOCKHOLDERS SHOULD NOT FORWARD STOCK CERTIFICATES TO AST UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS, NOR SHOULD THEY RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     Until surrendered to AST, outstanding stock certificates previously issued by SunSource will, from the effective time of the merger, represent the right to receive $10.375 per share that such certificate represents. Therefore, in order to receive cash, SunSource stockholders should surrender all outstanding certificates previously issued by SunSource as soon as possible after receiving a transmittal letter.

BACKGROUND OF THE MERGER

     In October of 2000, Maurice P. Andrien, Jr., the chief executive officer of SunSource, was contacted by the First Party regarding a possible acquisition of SunSource. Mr. Andrien briefly discussed a possible acquisition with the First Party, but did not discuss a proposed price or detail regarding the structure of a possible transaction. Following his initial contact with the First Party, Mr. Andrien contacted the Second Party regarding the possible acquisition of SunSource. Mr. Andrien advised both the First Party and the Second Party that he would be unable to pursue more detailed discussions until first obtaining the approval of the board of directors of SunSource, or the board, to proceed with discussions regarding a potential acquisition of SunSource.

     At the regular meeting of the board on October 31, 2000, Mr. Andrien advised the board of his contact with the First Party and the Second Party regarding a possible acquisition of SunSource. At this meeting, the board discussed at length the advisability of pursuing a potential sale transaction at the present time. This included a general discussion of the current financial position of SunSource, the results of operations and the business of SunSource on both an historical and prospective basis, and current industry, economic and market conditions affecting SunSource. The board also discussed SunSource's continuing need for additional capital, as well as the financial performance and operations of STS. After discussion of these factors, the board determined that it was advisable at the present time to further evaluate the possibility of a sale transaction. The board then authorized Mr. Andrien to proceed with further meetings with each of the parties to obtain information regarding a possible acquisition of SunSource.

     At the October 31, 2000 meeting of the board, Joseph M. Corvino, the chief financial officer of SunSource, also presented a proposal for a debt restructuring involving an unsecured subordinated debt investment by Allied Capital. After the discussion, the board authorized SunSource management to proceed with the negotiation of the subordinated debt investment by Allied Capital.

     At a special meeting of the board on November 17, 2000, the board again discussed the advisability of pursuing a possible sale transaction, including SunSource's continuing need for additional capital and the performance of STS. Mr. Andrien then summarized a meeting which had taken place with representatives of the First Party on November 10, 2000. At the meeting with the First Party, representatives of the First Party indicated that any proposal for the acquisition of SunSource would be subject to due diligence and that the First Party would require a 30 day exclusivity period during which due diligence was to be completed. Mr. Andrien also updated the board with regard to the status of the proposed subordinated debt investment by Allied Capital.

     At the November 17, 2000 board meeting, the board carefully considered the advisability of granting the First Party an exclusivity period during which it would conduct due diligence. After discussion and consultation with legal advisors present at the meeting, the board determined that it did not have sufficient information to approve a grant of exclusivity in favor of the First Party. The board again discussed the advisability of pursuing a possible sale transaction at the present time. After the discussion, and based upon the financial position and capitalization of SunSource, the results of operations and the business of SunSource, on both an historical and prospective basis, and the current industry, economic and market conditions affecting SunSource, as well as the performance of STS, the board determined that it was advisable to undertake careful consideration of strategic alternatives available to SunSource. The board then appointed a special committee consisting of three independent directors, including O. Gordon Brewer, Norman V. Edmonson and Arnold
S. Hoffman, to review, consider and make recommendations regarding a potential sale transaction. The special committee was also authorized to approve an exclusivity arrangement with the First Party of up to 30 days if the special committee determined that such an arrangement was in the best interests of SunSource and its stockholders.

     On November 21, 2000, Allied Capital sent to SunSource a written preliminary expression of interest regarding an acquisition of SunSource to be structured as a stock for stock merger.

     At a meeting of the special committee on November 21, 2000, Mr. Andrien reported that the First Party continued to insist on an exclusivity period prior to commencing further due diligence with respect to a sale transaction, but that the First Party was significantly advanced over the Second Party in terms of its analysis and public due diligence review of a potential sale transaction. The special committee then discussed in detail each of the parties, including the desire and ability each might have to complete a sale transaction from a financial perspective and otherwise. After the discussion, the special committee determined that a transaction with Allied Capital was less desirable because a cash transaction was preferred at the present time. The Special Committee also determined that transaction with the First Party had the greatest probability of success given the advanced nature of the First Party's analysis and due diligence review. Based upon this determination, and after consultation with legal advisors present at the meeting, the special committee determined that it was advisable for SunSource to enter into a 30 day exclusivity arrangement with the First Party.

     At a meeting of the special committee on November 27, 2000, the special committee again discussed the exclusivity arrangement with the First Party. After the discussion, the special committee confirmed its prior determination that entering into such an agreement with the First Party was advisable to SunSource. Later in the day on November 27, 2000, SunSource entered into a 30 day exclusivity arrangement with the First Party which also contained mutual confidentiality provisions. This exclusivity arrangement was subject to termination by SunSource in the event SunSource were to receive a superior offer. Following execution of the exclusivity arrangement, the First Party began to conduct its due diligence investigation from non-public sources.

     At a meeting of the special committee on November 30, 2000, Mr. Andrien informed the special committee that the Second Party continued to express interest in making a proposal for the acquisition of SunSource. The special committee discussed possible alternatives for responding to the Second Party in light of the exclusivity arrangement with the First Party. After discussion and consultation with legal advisors present at the meeting, the special committee directed Mr. Andrien not to respond to the Second Party due to the exclusivity arrangement with the First Party. On December 4, 2000, the Second Party submitted a written expression of interest with respect to the acquisition of SunSource. The written expression of interest submitted by the Second Party was subject to satisfactory completion of due diligence by the Second Party.

     At a meeting of the special committee on December 5, 2000, the special committee carefully considered the possibility of terminating the exclusivity arrangement with the First Party in response to the written expression of interest submitted by the Second Party. The special committee then discussed factors affecting a decision to terminate the exclusivity arrangement with the First Party, including the fact that meaningful due diligence had not been completed by the Second Party and the special committee's perception that completion of due diligence by the Second Party was likely to result in a reduction of the suggested price and the fact that due diligence with the First Party was nearly complete. Based upon these factors, and after further discussion and consultation with legal advisors present at the meeting, the special committee determined that such expression of interest was not sufficiently likely to lead to the completion of a transaction at the suggested price to warrant termination of the exclusivity arrangement with the First Party. Accordingly, the special committee elected not to terminate the exclusivity arrangement with the First Party at the present time.

     At a meeting of the special committee on December 11, 2000, the special committee again considered the expression of interest submitted by the Second Party. After discussion, the special committee directed Mr. Andrien to attempt to negotiate an amendment to the exclusivity arrangement with the First Party to permit a discussion with the Second Party for the limited purpose of evaluating whether such expression of interest was reasonably likely to lead to the completion of a transaction at the suggested price. On December 13, 2000, the First Party agreed to amend the exclusivity arrangement to permit a discussion with the Second Party for such limited purpose. On December 14, 2000, Norman V. Edmonson, a member of the special committee, contacted the Second Party and, following his discussion with the Second Party, reported to the special committee that he did not receive any information which would change the special committee's prior determination that the expression of interest was not sufficiently likely to lead to the completion of a transaction at the suggested price to warrant termination of the exclusivity arrangement with the First Party.

     On December 15, 2000, following a discussion of proposals from various investment banks, the special committee engaged Janney Montgomery Scott LLC to act as financial advisor, and to provide a fairness opinion, to the board in connection with a possible sale transaction involving SunSource.

     On December 27, 2000, the special committee received a letter from the First Party with respect to a sale transaction. The letter from the First Party conditioned the closing of the proposed transaction upon a sale of STS and upon the continuation of financing provided by SunSource's current lenders.

     At a meeting of the special committee on December 28, 2000, the special committee discussed the letter from the First Party. At this meeting, the special committee reviewed the performance of STS and discussed at length the implications of the condition requiring a sale of STS. After lengthy discussion and consultation with legal advisors present at the meeting, the special committee determined that the condition regarding the sale of STS was unacceptable because of the uncertainty such a condition would introduce as to whether the sale transaction would close and the potential damage to SunSource if such a transaction were not to close after being publicly announced. The special committee directed its legal advisors to draft a response letter to the First Party advising the First Party of this decision.

     On December 28, 2000, SunSource completed a $30 million unsecured subordinated debt facility with Allied Capital. Prior to that time, Allied Capital had been focused on the completion of the debt facility and had not actively pursued a possible acquisition of SunSource.

     At meetings of the special committee on January 15, 2001 and January 24, 2001, representatives of the First Party made presentations to the special committee outlining a proposed plan for the disposition of STS. However, the First Party continued to require the sale of STS as a condition to closing. This condition continued to remain unacceptable to the special committee for the reasons discussed by the special committee at its December 28, 2000 meeting. As a result, after early February of 2001, no further discussions took place regarding a sale transaction with the First Party.

     Following the expiration of the exclusivity arrangement with the First Party in late December of 2000, the Second Party continued to express interest in acquiring SunSource. The special committee authorized the Second Party to begin its due diligence investigation in early January of 2001. During the course of its due diligence investigation, the Second Party raised concerns over certain rights in favor of a third party which would be triggered upon a change in control of SunSource. The Second Party indicated that, unless such rights were waived, it would only be willing to make an offer for the acquisition of SunSource at a price below the special committee's expectations. The special committee directed Mr. Andrien to discuss a possible waiver of such right with such third party, but the parties were unable to reach agreement on an acceptable waiver. Discussions regarding a sale transaction with the Second Party continued through February and late March of 2001 but did not result in a proposal for the acquisition of SunSource by the Second Party.

     In mid-February of 2001, Allied Capital contacted Mr. Andrien regarding a possible acquisition of SunSource by Allied Capital. At the time, Allied Capital was familiar with SunSource and its operations as the result of the completion of the $30 million subordinated debt facility in late December of 2000 and the due diligence investigation related to such transaction.

     At a meeting of the special committee on March 6, 2001, Mr. Andrien reported to the special committee that Allied Capital had expressed an interest in acquiring SunSource. At this meeting, the special committee discussed a possible acquisition of SunSource by Allied Capital, including strategy for conducting negotiations with Allied Capital. In particular, the special committee determined to advise Allied Capital that the special committee would not consider any sale transaction conditioned upon a sale of STS.

     At a regular meeting of the Board on March 28, 2001, Arnold S. Hoffman, the Chairman of the special committee, updated the Board as to the status of discussions with the First Party, the Second Party and Allied Capital. Mr. Hoffman also summarized the terms orally outlined by Allied Capital for a sale transaction, including Allied Capital's indication that a sale of STS would not be a condition to closing in a sale transaction. Mr. Andrien and Mr. Corvino then gave a presentation of SunSource's operations and financial performance, including the performance of STS. Following this presentation, the Board discussed at length the performance of STS. After discussion, the board determined that it was advisable to pursue a sale transaction with Allied Capital which would not be conditioned upon a sale of STS. The board then authorized the special committee to review, consider and make recommendations to the board regarding a potential sale transaction with Allied Capital.

     On April 4, 2001, SunSource and Allied Capital executed a Mutual Nondisclosure Agreement, and Allied Capital began its due diligence investigation. On April 6, 2001, Allied Capital presented preliminary terms to SunSource wherein Allied Capital offered to purchase all of the outstanding stock of SunSource in a stock for stock merger, subject to completion of due diligence. Allied Capital proposed an exchange ratio to be based on a share price for SunSource common stock of $10.25 per share, and a share price for Allied Capital stock to be based on a 20-day average market price for the 20 trading days ending 2 days prior to the date of signing a definitive merger agreement. Allied Capital also conditioned its proposal on the continued employment of, and equity participation by, certain key employees of SunSource. The Allied Capital proposal was not conditioned on a sale of STS or the continued financing provided by SunSource's current lenders.

     During early April of 2001, Mr. Hoffman discussed with representatives of Janney the status of Janney's valuation of SunSource and the preliminary results of Janney's valuation analysis.

     On April 13, 2001, the special committee met with representatives of Allied Capital to continue to discuss terms of a potential sale transaction. At this meeting, the special committee reviewed the proposed $10.25 per share price and based upon the valuation analysis performed to date by Janney, attempted to negotiate an increase in the price. Following the discussion, Allied Capital indicated its intention to increase the price to $10.50 per share, subject to completion of additional due diligence. Allied Capital indicated, however, that it would not increase the price to more than $10.50 per share.

     At a special meeting of the Board on April 19, 2001, the Chairman of the special committee summarized the status of negotiations with Allied Capital. A representative of Janney and SunSource's legal advisors attended the meeting. The board discussed the terms proposed by Allied Capital and reviewed the status of negotiations. Janney then gave a presentation to the board regarding the proposal from Allied Capital, including a review of the valuation methodologies and analyses used by Janney to arrive at a range for the equity value of SunSource. The board discussed the presentation made by Janney and asked questions regarding Janney's valuation methodologies and analysis. Mr. Hoffman also stated that Allied Capital had indicated an intention to increase the price to $10.50 per share, but that this price remained subject to additional due diligence.

     At the April 19, 2001 meeting of the board, the board discussed at length the advisability of conducting an open auction or further soliciting other potential buyers. The board then discussed the impediments to the transaction with the First Party caused by the condition requiring a sale of STS as well as the impediments to a transaction with the Second Party caused by the third party rights triggered by a change in control. The board reviewed the fact that, as a result of these impediments, both the First Party and the Second Party had suggested a price below the special committee's and the board's expectations. The board also discussed Allied Capital's proposal, including the fact that it was not conditioned upon the sale of STS, and discussed the possible adverse impact an open auction or further solicitation was likely to have on the proposed transaction with Allied Capital. The board also discussed the possibility that an open auction or further solicitation would have an adverse impact on STS's customer base, potentially resulting in a lower price than the price proposed by Allied Capital. The board then confirmed with Janney that Janney would be willing to render a fairness opinion at the price proposed by Allied Capital. After general discussion, the board determined that, based upon the foregoing, an open auction or further solicitation was not advisable at the present time. The board then determined that it was necessary to move forward with Allied Capital as expeditiously as possible and authorized the special committee to negotiate a definitive merger agreement with Allied Capital on the terms proposed.

     Throughout April and early May of 2001, Allied Capital continued to conduct its due diligence investigation, and representatives of Allied Capital and SunSource continued to discuss an appropriate structure and other terms that would be necessary to complete a merger transaction.

     In early May of 2001, Allied Capital advised the special committee that, while its implied enterprise value of SunSource would not change, based upon receipt of additional due diligence regarding the number of outstanding shares and options, the per share price would be reduced to $10.375 per share.

     On May 30, 2001, Allied Capital presented a draft merger agreement to SunSource and its legal advisors. At a meeting of the special committee on June 4, 2001, the special committee discussed the initial draft of the Merger Agreement with its legal advisors. In particular, the special committee reviewed and discussed the exchange ratio, the terms of the required management participation, the establishment of a collar on the Allied Capital stock consideration, the termination fee, the definition of material adverse effect, the conditions to closing and the option for Allied Capital to pay the merger consideration in cash rather than Allied Capital stock. Following this meeting, the special committee and its financial and legal advisors continued to meet regularly to discuss the status of negotiations with Allied Capital and the issues arising during negotiations.

     At a special meeting of the Board on June 7, 2001, the special committee reviewed the status of negotiations and summarized unresolved issues for the board. At this meeting, the board discussed at length the proposed price, as well as the other terms and conditions of the proposed sale transaction with Allied Capital. Mr. Hoffman reported to the board that the special committee continued to support the proposed sale transaction with Allied Capital, and that, based on conversations with Janney, believed the proposed price to be fair to SunSource and its stockholders, both affiliated and unaffiliated. After discussion, the board confirmed that the special committee should continue the negotiation of the definitive merger agreement with Allied Capital on the terms presented to the board.

     On June 13, 2001, for purposes of evaluating an investment in Allied Capital in the event Allied Capital elected to pay the merger consideration in Allied Capital stock, the special committee met with representatives of PricewaterhouseCoopers to discuss a due diligence report on Allied Capital prepared by PricewaterhouseCoopers at the request of the special committee.

     On June 17, 2001, the special committee met to review the final terms of the merger agreement prior to making its recommendation to the board. At this meeting, the special committee reviewed the proposed price and other terms and conditions of the proposed sale transaction with Allied Capital. Following discussion, the special committee determined to recommend approval of the merger agreement to the board.

     At a special meeting of the board on June 18, 2000 called for the purpose of considering approval of the definitive merger agreement and related transactions, Mr. Andrien reviewed the key terms of the merger agreement and summarized the status of negotiations with Allied Capital. At the meeting, Janney reviewed the financial terms of the merger and rendered its oral opinion, subsequently confirmed by a written opinion dated as of June 18, 2001, to the effect that as of that date, based upon and subject to the assumptions, limitations and qualifications set forth in its written opinion, both the proposed exchange ratio and the proposed cash consideration, if Allied Capital elected to pay the merger consideration in cash, were fair to SunSource and the affiliated and unaffiliated stockholders of SunSource from a financial point of view. Following Janney's presentation, the board considered the terms and provisions of the draft merger agreement. The special committee then recommended that the board approve the draft merger agreement and related transactions. After general discussion, and consideration of the factors described under "-- Recommendation of the SunSource Board of Directors and "Reasons for the Recommendation of the SunSource Board of Directors," the board concluded that the merger was in the best interests of SunSource and its stockholders and unanimously approved the merger agreement and the transactions contemplated by the merger agreement.

     The parties agreed to enter into a definitive agreement and plan of merger as of June 18, 2001 subject to finalizing the transaction documents. The merger agreement was executed by the parties on June 19, 2001.

     Following the execution of the definitive merger agreement and other ancillary documents, a joint press release announcing the merger agreement was issued on June 19, 2001.

     On July 2, 2001, SunSource and Allied Capital issued a joint press release announcing that Allied Capital had elected to pay the consideration in the merger in cash and not Allied Capital common stock.

REASONS FOR THE RECOMMENDATION OF THE SUNSOURCE BOARD OF DIRECTORS

     The SunSource board of directors and the special committee consulted with senior management, as well as the board's financial advisor and legal counsel, and approved the merger after determining that it was fair to and in the best interests of SunSource's affiliated and unaffiliated stockholders. In reaching its conclusion to approve the merger, the board of directors considered the following information and factors:

     - PURCHASE PRICE PREMIUM. The board of directors determined, with the advice of its financial advisor, that the $10.375 per share price represents a substantial premium to the market price of SunSource's common stock and, with the advice of its legal counsel, that the other material terms of the merger agreement, taken as a whole, were as favorable as those found in comparable acquisition transactions. The closing price per share of SunSource's common stock on the New York Stock Exchange was $4.96 per share on the day the board of directors approved the merger; thus, $10.375 represented a 109% premium over the $4.96 per share market price. Also, during the 52-week period ended June 15, 2001 the highest closing market price of SunSource's common stock was $5.38 per share and the lowest was $2.88 per share.

     - HIGHLY LEVERAGED CAPITAL STRUCTURE. The board of directors considered SunSource's highly leveraged capital structure including its senior debt, subordinated debt and trust preferred securities which, in the aggregate, represent a total debt of approximately 96% of SunSource's consolidated capitalization as of March 31, 2001. SunSource's current financial position would limit its access to the equity markets in the future thereby limiting its ability to support and maintain the growth of its various business segments. The board of directors considered that by becoming a portfolio company of Allied Capital, New SunSource would have access to a funding source with significant financial resources. See
       "-- Fairness Opinion of SunSource's Financial Advisors" and "-- SunSource Inc. and Subsidiaries Consolidated Financial Statements";

     - PERFORMANCE OF STS. SunSource's board of directors considered the performance of the STS business including its operating losses since 1998 and its impact on the overall valuation of SunSource. Also, the board of directors decided that the risks of potential losses of STS customers did not warrant conducting an open auction or further soliciting other potential buyers to acquire STS in lieu of the Allied Capital transaction to acquire all business segments of SunSource. See "-- Background of the Merger" and "-- Fairness Opinion of SunSource's Financial Advisor."

     - CONSUMMATION OF THE MERGER. SunSource's board of directors considered the likelihood of consummation of the merger, including the terms and conditions of the merger agreement and the limited conditions to the consummation of the merger.

     - FAIRNESS OPINION. The opinion of Janney Montgomery Scott states that as of its date, and based on and subject to the matters described in the opinion, the consideration provided for in the merger was fair, from a financial point of view, to SunSource's stockholders, including unaffiliated stockholders, and describes the related financial analyses performed by Janney Montgomery Scott in connection with its opinion. See "-- Fairness Opinion of SunSource's Financial Advisor"; and

     - RECOMMENDATION OF SPECIAL COMMITTEE. In December 2000, SunSource's board of directors appointed a special committee comprising independent and disinterested directors to review, consider and make recommendations regarding a potential sale transaction of SunSource. Upon extensive discussions and negotiations with Allied Capital, in particular the consideration to be paid, the terms of the required management participation, the establishment of a collar on the Allied Capital stock consideration, the termination fee, the definition of material adverse effect and the conditions to closing, the special committee concluded that the merger and the related transactions are both substantively and procedurally fair to the affiliated and unaffiliated stockholders of SunSource. The special committee has unanimously recommended the merger with Allied Capital and the related transactions to the SunSource board of directors.

     The board of directors and the special committee also considered certain potentially negative factors and risks in its deliberations concerning the merger, including, without limitation, the following:

     - The possibility that the merger would not be consummated following the execution of the merger agreement;

     - The possible disruption of SunSource's business operations pending completion of the merger; and

     - The structure and amount of the termination fee and its effect on the financial condition of SunSource. See "The Merger Agreement -- Termination; Fees."

     SunSource's board of directors and the special committee considered that specified officers, directors and stockholders of the company would continue as officers, directors and stockholders of New SunSource, and as a result such officers and directors would benefit from compensation and employment arrangements in the ordinary course of business, and that all such persons will be entitled to any benefits that may arise from continued ownership of New SunSource.

     In view of the variety of factors considered in connection with its evaluation of the merger agreement, SunSource's board of directors and the special committee found it impracticable to, and did not, quantify, rank or otherwise assign relative weights to the factors considered or determine that any factor was of particular importance in reaching its determination that the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, SunSource's affiliated and unaffiliated stockholders. Rather, the members of SunSource's board of directors and the special committee each viewed their respective recommendations as being based upon their own judgment, in light of the totality of the information presented and considered, of the overall effect of the merger agreement and the transactions contemplated by the merger agreement, including the merger, on SunSource's stockholders compared to any alternative transaction. The above discussion of the information and factors considered by SunSource's board of directors and the special committee is not all-inclusive but is believed to include all material factors considered by SunSource's board of directors and the special committee.

RECOMMENDATION OF SUNSOURCE'S BOARD OF DIRECTORS

     SunSource's board of directors believes that the merger is in the best interest of SunSource and its stockholders. Accordingly, SunSource's board of directors has, by a unanimous vote of the directors, approved the merger agreement and the transactions contemplated by the merger agreement.

     THE SUNSOURCE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF THE COMMON STOCK OF THE COMPANY VOTE "FOR" THE MERGER PROPOSAL.

ALLIED CAPITAL'S REASONS FOR THE MERGER

     Allied Capital's board of directors believes its investment in New SunSource will enhance Allied Capital's investment portfolio, both with respect to current investment return and potential future capital gain. Allied Capital's investment in New SunSource is expected to include subordinated debt and common stock. Allied Capital will control directly approximately 94% of the voting common stock of New SunSource (on a fully diluted basis). In addition to receiving a current investment return through interest, dividends and fee income, Allied Capital believes there is opportunity to add value to New SunSource and to position its investment for future capital gain.

     Allied Capital believes that the merger is the most appropriate means of acquiring New SunSource as a portfolio company. The Allied Capital board of directors believes that the expected investment return from its investment in New SunSource is consistent with Allied Capital's overall portfolio return objectives.

BELIEF OF THE FILING PERSONS IN THE FAIRNESS OF THE MERGER

     The rules of the Securities and Exchange Commission require that each of SunSource, Maurice Andrien, Joseph Corvino, Max Hillman, Stephen Miller, Richard Hillman, George Heredia, Gary Seeds, Terry Rowe, Jim Waters, Dennis Blake, Rick Buller, Ken Foskey, Michael Mueller, Mark Yeary, John McDonnell, John Marshall, and Allied Capital express its or his belief as to the fairness of the merger to the holders of SunSource common stock.

     The special committee of SunSource did not retain an independent representative to act solely on behalf of the unaffiliated holders of SunSource common stock for purposes of negotiating the merger or advising such stockholders as to the fairness of the merger. The special committee, however, which consisted entirely of independent and disinterested directors, has worked with Janney Montgomery Scott LLC to ensure the fairness of the transaction to the unaffiliated holders of SunSource common stock. None of the individuals listed above has undertaken any formal evaluation of the fairness of the transaction to the unaffiliated holders of SunSource common stock and did not find it practicable to quantify or assign relative weights to the various factors considered by them.

     Each of the individuals listed above believes that the merger is both procedurally and substantively fair to the unaffiliated holders of SunSource common stock. In reaching that conclusion the individuals listed above considered, among other things, the factors contained in the analysis presented under "-- Reasons for the Recommendation of SunSources Board of Directors" and "-- Fairness Opinion of SunSource's Financial Advisor."

     The board of directors of SunSource and the special committee have unanimously concluded that the merger is both substantively and procedurally fair to the unaffiliated holders of SunSource common stock and has approved the merger agreement for the reasons referred to above and for the reasons set forth in "Reasons for the Recommendation of SunSource's Board of Directors."

     The merger is not structured so that the approval of at least a majority of the unaffiliated shares is required, and each of the individuals listed above was aware of this fact in arriving at his or its belief that the merger is procedurally and substantively fair to the unaffiliated holders of SunSource common stock. As of June 18, 2001, affiliated stockholders held approximately 23% of SunSource's common stock.

FAIRNESS OPINION OF SUNSOURCE'S FINANCIAL ADVISOR

     The board of directors retained Janney in December 2000 as its financial advisor to review possible merger transactions and to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by the stockholders of SunSource common stock. As described herein, Janney's opinion, dated June 18, 2001, together with the related presentation to the board of directors, was only one of many factors taken into consideration by the board of directors in making its determination to approve the merger.

     At the June 18, 2001 meeting of SunSource's board of directors, representatives of Janney made a presentation with respect to the merger and rendered to the board of directors its oral opinion, subsequently confirmed in writing as of the same date, that as of such date, and based on the assumptions made, matters considered and limits of the review undertaken by Janney, the consideration to be received in the merger was fair to the stockholders, including unaffiliated stockholders, of SunSource, from a financial point of view.

     THE FULL TEXT OF JANNEY'S WRITTEN OPINION, DATED JUNE 18, 2001, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON REVIEW UNDERTAKEN, IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX B AND IS INCORPORATED HEREIN BY REFERENCE. JANNEY'S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS OF SUNSOURCE AND ADDRESSES THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED IN THE MERGER BY SUNSOURCE'S STOCKHOLDERS FROM A FINANCIAL POINT OF VIEW. JANNEY'S OPINION DOES NOT ADDRESS THE UNDERLYING DECISION OF SUNSOURCE TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE OR AS TO ANY OTHER ACTION SUCH STOCKHOLDER SHOULD TAKE IN CONNECTION WITH THE TRANSACTION. THE DISCUSSION OF THE JANNEY OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In connection with its opinion, Janney reviewed:

     - annual reports on Form 10-K of SunSource for the years 1997, 1998, 1999 and 2000;

     - quarterly reports on Form 10-Q of SunSource for the quarters ended March 31, 2000 and March 31, 2001;

     - financial projections prepared by the management of SunSource for the years ending December 31, 2001 through December 31, 2005;

     - audited financial results for Kar for the years ended December 31, 1997 through December 31, 2000; unaudited financial results for Kar for the quarters ended March 31, 2000 and March 31, 2001; and projections prepared by the management of Kar for the year ending December 31, 2001;

     - the stock prices, operating results, financial conditions and future earnings estimates of publicly traded companies that Janney deemed comparable to SunSource, Hillman, STS and Kar;

     - the financial terms of mergers and acquisitions of companies that Janney deemed comparable to SunSource, Hillman, STS and Kar;

     - the terms of the merger agreement and related documents in draft form;

     - such other studies and analyses and considered such other information and factors, as it deemed appropriate.

     Janney assumed that the final terms of the merger agreement and related documents reviewed by it in draft form would not vary materially from the drafts reviewed by it. Janney also held discussions with certain members of the management of SunSource regarding its business, operating results, financial condition and prospects. Janney did not independently verify any of the information described above and for purposes of its opinion assumed the accuracy, completeness and fairness of all such information. Janney did not make and it was not provided with an independent evaluation or appraisal of the assets of SunSource. With respect to the financial forecast information furnished by or discussed with SunSource, Janney assumed that such information was prepared on the basis of reasonable assumptions and reflected the best currently available judgments and estimates of the management of SunSource as to the likely future financial performance of SunSource. Janney's opinion is necessarily based on the market, economic and other conditions as they existed and should be evaluated as of the date of such opinion.

     In arriving at its opinion, Janney did not ascribe a specific value to SunSource, but made its determination as to the fairness, from a financial point of view, of the consideration to be received by the stockholders of SunSource common stock in the merger on the basis of a variety of financial and comparative analyses, including those described below. The summary of analyses performed by Janney as set forth below does not purport to be a complete description of the analyses underlying Janney's opinion. The presentation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and therefore, such an opinion is not readily susceptible to partial or summary description. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of the business or securities do not purport to be appraisals and estimates are inherently subject to substantial uncertainty. In arriving at its opinion, Janney made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, Janney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create an incomplete view of all the processes underlying such analyses and its opinions.

     In rendering its opinion, Janney considered, the condition of the U.S. stock markets and the current level of economic activity, particularly in the distribution industry. No company used in the analysis of certain other publicly traded companies nor any transaction used in the analysis of selected mergers and acquisitions summarized above are identical to SunSource, Hillman, STS and Kar or the merger. In addition, Janney believes that both the analysis of certain other publicly traded companies and the analysis of selected mergers and acquisitions are not simply mathematical. Rather, such analyses must take into account differences in the financial and operating characteristics of these companies and other factors, such as general economic conditions, conditions in the markets in which such companies compete and strategies and operating plans for such companies, that could affect the public trading value and acquisition value of these companies.

Background

     Janney noted to the board of directors that for analytical purposes SunSource was compromised of three separate businesses:

     - The Hillman Group, a wholly-owned subsidiary;

     - SunSource Technology Services, LLC, also a wholly-owned subsidiary; and

     - Kar Products, Inc., in which SunSource holds a 44% minority interest

Janney indicated that due to the differences between the operations, profitability and financial condition of Hillman, STS and Kar, it was appropriate to value each on an independent basis.

     Janney also noted that SunSource's recent reported financial results were affected by various acquisitions and divestitures during 2000, and that for analytical purposes it was appropriate to review SunSource's financial results on a pro forma basis, i.e., as if the following acquisitions and divestitures were effective as of January 1, 2000:

     - on March 2, 2000, SunSource contributed its Kar operations to a newly formed partnership, G-C Sun Holdings LP ("G-C");

     - on April 7, 2000, SunSource acquired Axxess Technologies, Inc.;

     - on April 13, 2000, SunSource sold substantially all of the assets of its Harding Glass, Inc. subsidiary;

     - on October 4, 2000, G-C acquired all of the outstanding stock of Brampton Fastener Company Limited;

     - on November 3, 2000, Hillman purchased inventory and certain other assets of the Sharon-Philstone division of Pawtucket Fasteners, LP; and

     - in December 2000, SunSource's board of directors approved a plan to liquidate SunSource Integrated Services de Mexico, S.A. de C.V.

     Further, Janney noted that SunSource's outstanding bank revolving credit, senior bank debt, unsecured subordinated notes and guaranteed preferred beneficial interests in junior subordinated debentures were obligations of SunSource, and that Janney did not believe it was appropriate to, and therefore did not, allocate such debt among Hillman, STS and Kar. Janney noted that G-C had outstanding indebtedness in addition to the SunSource debt. Because SunSource holds a minority interest in Kar, accounts for its investment in Kar under the equity method, and is not a direct borrower or guarantor of the Kar debt, it is not included as part of the SunSource debt.

     The following is a brief summary of the material factors considered and analyses performed by Janney and presented to the board of directors at its meeting on June 18, 2001.

     Historical Stock Price

     Janney reviewed the trading volume and price history of SunSource's common stock for the period from June 7, 1999 through June 15, 2001. Janney also reviewed for the same period the relationship between movements in the closing prices of SunSource's common stock, the S&P 500 Index, and an index of the following six comparable public companies:

Applied Industrial Technologies
Barnes Group
Genuine Parts Company
Handleman Company
Industrial Distribution Group
Source Information Management Company

     Janney noted that SunSource's common stock under-performed the index of comparable public companies for the period from October 5, 2000 through June 15, 2001, and under-performed the S&P 500 Index from August 31, 2000 through January 25, 2001. Janney observed that SunSource's stock price decreased 65.5% from $14.50 on June 7, 1999 to $5.00 on June 15, 2001, and ranged from $2.88 to $5.38 in the 52 week period ending June 15, 2001.

     Premiums Paid

     Janney reviewed certain publicly available information regarding the premiums paid since December 1, 2000, by acquirors of publicly traded companies with market capitalizations from between $50 to $200 million. Janney's review calculated the price paid as a multiple of the price of the target's stock price four weeks prior to the announcement of the acquisition. Janney noted that the median and average premiums paid for the 52 transactions reviewed were 44.4% and 56.1%, respectively, and that the premium to be paid in the merger as a multiple of SunSource's stock price four weeks prior to the announcement of the merger was 159%.

     The reviews of historical stock price performance and premiums paid were presented to the board of directors to provide background information and to add context to the other analyses performed by Janney, as described below.

The Hillman Group

     Analysis of Selected Publicly Traded Comparable Companies

     Using publicly available information, Janney compared the operating performance, financial performance and capitalization of Hillman with corresponding data and ratios for certain similar publicly traded companies. Janney selected these companies from the universe of possible companies based upon Janney's view as to the comparability of financial and operating characteristics of these companies to

Hillman. With respect to each such analysis, Janney made such comparisons among the following companies:

Applied Industrial Technologies, Inc.       Central Garden & Pet Company
Genuine Parts Company                       Handleman Company
W.W. Grainger, Inc.                         Source Information Management Co.
WESCO International, Inc.                   TBC Corporation

     Among the multiples calculated and reviewed by Janney were the comparable companies' enterprise value, defined as market capitalization, adjusted for debt and cash, as a multiple of EBITDA (earnings before interest, taxes, depreciation and amortization) and EBIT (earnings before interest and taxes). The financial information used in connection with these multiples was based on the latest reported 12 month period (LTM) as derived from publicly available information.

     The comparable companies were found to have the following trading ranges:

                          ENTERPRISE                                 ENTERPRISE
                            VALUE/                                     VALUE/
                        ---------------                            --------------
                         LTM      LTM                               LTM      LTM
                        EBITDA    EBIT                             EBITDA   EBIT
                        ------   ------                            ------   -----
Applied Ind. Tech.       5.5x      7.5x    Central Garden & Pet     7.9x    15.8x
Genuine Parts            8.0x      9.2x    Handleman                4.2x     6.2x
W.W. Grainger            9.5x     12.3x    Source Info. Mgt.        7.4x    10.4x
WESCO International      5.7x      7.0x    TBC Corporation          5.9x     7.5x

     Janney noted that: (i) the enterprise value of the comparable companies as a multiple of the latest reported 12 month period EBITDA ranged from 4.2x to 9.5x, with a median of 6.6x; applying these multiples to Hillman's latest 12 month EBITDA of $39.9 million resulted in low, high and median enterprise values of $169.1 million, $378.5 million and $263.8 million, respectively; and (ii) the enterprise value of the comparable companies as a multiple of the latest reported 12 month period EBIT ranged from 6.2x to 15.8x, with a median of 8.4x; applying these multiples to Hillman's latest 12 month EBIT of $27.3 million resulted in low, high and median values of $169.2 million, $432.0 million and $228.2 million, respectively.

     Analysis of Selected Comparable Transactions

     Janney reviewed publicly available information relating to six merger and acquisition transactions in respect of companies that it deemed in industries most comparable to Hillman's business. These selected comparable transactions included:

                ACQUIRER                                     TARGET
----------------------------------------    ----------------------------------------
SunSource Inc.                              Axxess Technologies
Honeywell International, Inc.               TriStar Aerospace Co.
The Fairchild Corporation                   Kaynar Technologies
TriStar Aerospace Co.                       Standard Parts and Equipment Co.
Pentacon                                    ASI Aerospace Group
Pentacon                                    Texas Instrument Aviation

     Janney examined multiples of the enterprise value in each of the transactions to such acquired companies' EBIT and EBITDA. For each measure, EBIT and EBITDA consisted of the latest twelve months of publicly available financial information on the respective date of each transaction. All multiples for the comparable transactions were based on information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the period during which such transactions occurred.

     Janney noted that: (i) the enterprise value of the comparable transactions as a multiple of the latest reported 12 month period EBITDA ranged from 6.1x to 7.8x, with a median of 6.5x; applying these multiples to Hillman's latest 12 month EBITDA of $39.9 million resulted in low, high and median enterprise values of $244.9 million, $312.3 million and $258.4 million, respectively; and (ii) the enterprise value of the comparable transactions as a multiple of the latest reported 12 month period EBIT ranged from 6.3x to 19.4x, with a median of 7.8x; applying these multiples to Hillman's latest 12 month EBIT of $27.3 million resulted in low, high and median enterprise values of $171.9 million, $528.8 million and $213.2 million, respectively.

     Discounted Cash Flow Analysis

     Janney prepared a discounted cash flow analysis of the future unleveraged free cash flows that Hillman's operations could be expected to generate during various periods using projections provided to Janney by SunSource. Unleveraged free cash flows of Hillman were projected over a period ending December 31, 2005. A terminal value was calculated utilizing an exit multiple between 5.5x and 7.5x projected EBITDA in fiscal 2005. The estimated future unleveraged free cash flows and the terminal value were discounted to present values using a range of discount rates from between 15.0% and 19.0%. Janney arrived at a range of estimated enterprise value of Hillman of between $241.8 million and $345.2 million. Based on a midpoint exit multiple of 6.5x EBITDA in the fiscal year 2005, and a midpoint discount rate of 17.0%, this analysis produced a midpoint enterprise value of Hillman of $290.1 million.

     Janney noted to the board of directors that the median values of the aforementioned analyses were $263.8 million, $228.2 million, $258.4 million, $213.2 million and $290.2 million, and that these median values, together with the other data reviewed, supported a determination of an enterprise value range of Hillman of from between $230 million to $270 million.

SunSource Technology Services

     Because STS's EBIT, EBITDA and net income were negative for 1999, 2000 and for the latest twelve months ended March 31, 2001, and were projected by SunSource to be negative for 2001 and 2002, Janney noted that any analysis of multiples thereof would not be meaningful. Janney noted, however, that notwithstanding its historical and projected losses, STS's balance sheet had a positive net tangible book value of $31.4 million as of March 31, 2001. Janney did not estimate the costs that would be incurred in winding up operations in an orderly liquidation of STS's assets.

     Discounted Cash Flow Analysis

     Janney prepared a discounted cash flow analysis of the future unleveraged free cash flows that STS's operations could be expected to generate during various periods using projections provided to Janney by SunSource. Unleveraged free cash flows of STS were projected over a period ending December 31, 2005. A terminal value was calculated utilizing an exit multiple between 5.5x and 7.5x projected EBITDA in fiscal 2005. The estimated future unleveraged free cash flows and the terminal value were discounted to present values using a range of discount rates from between 15.0% and 19.0%. Janney arrived at a range of estimated enterprise values of STS of between $10.7 million and $19.8 million. Based on a midpoint exit multiple of 6.5x EBITDA in the fiscal year 2005, and a midpoint discount rate of 17.0%, this analysis produced a midpoint enterprise value of STS of $14.9 million.

     In light of STS's net tangible book value, as well as the discounted cash flow analysis described above, Janney indicated to the board of directors that the foregoing comparisons supported a determination of an enterprise value range of STS of from between $20 million to $25 million.

Kar Products, Inc.

     Analysis of Selected Publicly Traded Comparable Companies

     Using publicly available information, Janney compared the operating performance, financial performance and capitalization of Kar with respective corresponding data and ratios for certain similar publicly traded companies. Janney selected these companies from the universe of possible companies based upon Janney's view as to the comparability of financial and operating characteristics of these companies to Kar. With respect to each such analysis, Janney made such comparison among the following companies:

Barnes Group
Hughes Supply
Industrial Distribution Group
Lawson Products

     Among multiples calculated and reviewed by Janney were the comparable companies' (i) enterprise value to the latest reported 12 month period EBIT and EBITDA and (ii) equity value, defined as common stock equity market value to the latest reported 12 month period and estimated net income. The financial information used in connection with the multiples set forth below assumed Kar debt, net of cash, of $99.2 million, and was based on the latest reported 12 month period as derived from publicly available information and on estimated EPS for calendar year 2001 for the Kar comparable companies as reported as the consensus estimates by I/B/E/S.

     The comparable companies were found to have the following trading ranges:

                                        ENTERPRISE
                                          VALUE/            EQUITY VALUE/
                                       -------------   -----------------------
                                        LTM     LTM       LTM        2001(P)
                                       EBITDA   EBIT   NET INCOME   NET INCOME
                                       ------   ----   ----------   ----------
Barnes Group.........................  6.4x     10.4x     12.8x         N/A
Hughes Supply........................  7.9x     10.8x     15.3x        11.3x
Industrial Distribution Group........  6.8x     12.5x       NM          N/A
Lawson Products......................  6.4x     7.6x      11.5x         N/A

     Janney noted that: (i) the enterprise value of the comparable companies as a multiple of the latest reported 12 month period EBITDA ranged from 6.4x to 7.9x, with a median of 6.6x; applying these multiples to Kar's latest 12 month EBITDA of $24.1 million, and adjusting for debt and cash, resulted in equity values of $55.0 million, $91.2 million and $59.9 million, respectively; (ii) the enterprise value of the Kar comparable companies as a multiple of the latest reported 12 month period EBIT ranged from 7.6x to 12.5x, with a median of 10.6x; applying these multiples to

Kar's latest 12 month EBIT of $16.7 million, and adjusting for debt and cash, resulted in equity values of $27.9 million, $109.9 million and $78.1 million, respectively; and (iii) the equity value of the Kar comparable companies as a multiple of the latest reported 12 month period net income ranged from 11.5x to 15.3x, with a median of 12.8x; applying these multiples to Kar's latest twelve month net income of $3.6 million resulted in equity values of $41.8 million, $55.7 million and $46.6 million, respectively. Because only one of the Kar comparable companies had reported consensus estimates for 2001 net income, Janney did not rely on the quantitative results of Kar equity value as a multiple of Kar's estimated 2001 net income.

     Janney indicated to the board of directors that applying the median values of the aforementioned analyses to Kar's latest 12 month EBITDA, latest 12 month EBIT and latest 12 month net income resulted in equity values of $59.9 million, $78.1 million and $46.6 million, and that these median values, together with the other data reviewed, supported a total equity value range of Kar of from between $45 million to $70 million. Applying SunSource's 44% ownership percentage in Kar to the total equity value range supported an equity value range of SunSource's ownership interest in Kar of approximately $20 million to $30 million, before application of the discount described below.

     Janney noted that (i) SunSource's 44% interest in Kar was a minority interest and (ii) the G-C limited partnership agreement governing Kar provides the majority owner of Kar a "call" on SunSource's interest in Kar, i.e., a right to purchase SunSource's interest in Kar, in the event of a change of control of SunSource. Janney indicated that the terms of the call provision reduced the marketability of Kar to a third party, and that an interest in a business is generally worth less if it is a minority interest and/or if it is not readily marketable. In addition, Janney noted that the G-C partnership agreement contains certain shareholder preference provisions that could reduce the distributions to SunSource in the event of a sale of Kar to an amount less than its ownership percentage would otherwise indicate. As a result, Janney noted that an illiquidity discount of 30% to 35% from the equity value range to SunSource derived from public company multiples was appropriate.

     Based on the above, Janney indicated to the board of directors that the foregoing comparisons supported a determination of an equity value range of SunSource's 44% ownership interest in Kar of from between $15 million to $20 million.

SunSource Inc.

     Based on the above, Janney indicated to the board of directors that the foregoing comparisons supported a determination of an enterprise value range of SunSource of from between $265 million to $315 million, equaling the sum of the ranges of Hillman, STS and Kar. After subtracting the value of the SunSource debt, net of cash, assumed to be $220.3 million, the resulting equity value range of SunSource equaled from between $44.7 million to $94.7 million, or, based on an assumed 7.529 million diluted shares outstanding, from between $5.94 per share to $12.58 per share. Janney noted that the percentage differences between the high end and the low end of the equity value and the per share value ranges was significantly wider than the percentage difference between the high end and the low end of the enterprise value range because of the substantial amount of SunSource debt outstanding.

     Janney is a nationally recognized investment banking firm and, as part of its investment banking activities is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate and other purposes. The board of directors retained Janney to act as its financial advisor based on Janney's qualifications, reputation and experience. Pursuant to the terms of Janney's engagement, the fee payable to Janney consists of (i) $25,000 which was paid upon Janney's retention by the board of directors, (ii) $150,000 upon the delivery of Janney's opinion and (iii) $150,000 upon the closing of the merger. In addition, SunSource has agreed to reimburse Janney for its reasonable out-of-pocket expenses and to indemnify Janney for certain costs, expenses and liabilities related to or arising out of Janney's rendering of services under its engagement as financial advisor, or to contribute to payments Janney may be required to make in respect thereof.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the SunSource board of directors with respect to the merger, SunSource stockholders should be aware that certain members of SunSource's management, one of whom is a member of the SunSource board of directors, have certain interests in the merger in addition to those of the stockholders generally. The members of the special committee of the board of directors and members of the SunSource board of directors were aware of these interests when they considered and approved the merger agreement. See
"-- Related Transactions" and "Security Ownership of Certain Beneficial Owners and Management of SunSource."

Continuing Ownership in New SunSource

     As described above in "The Merger Proposal," Allied Capital conditioned its offer for SunSource on the continued ownership by certain stockholders and members of management. Allied Capital wanted to assure that the key members of New SunSource's management team and other key stockholders had continuing ownership and continued financial risk in New SunSource. Maurice Andrien, Joseph Corvino, Max Hillman, Stephen Miller, Richard Hillman, George Heredia, Gary Seeds, Terry Rowe, Jim Waters, Dennis Blake, Rick Buller, Ken Foskey, Michael Mueller, Mark Yeary, John McDonnell, and John Marshall, the continuing stockholders, will continue to own an aggregate of approximately 6% of New SunSource common stock after the merger on a fully diluted basis.

     Prior to the merger, certain continuing stockholders collectively will purchase 163,202 shares of SunSource common stock from Allied Capital for a cash price of $10.375 per share. These shares, together with 80,986 shares of SunSource common stock held by certain of the continuing stockholders, will be exchanged in the SunSource recapitalization for an equal number of shares of Series B preferred stock. Such Series B preferred stock will be converted to New SunSource common stock following the merger. In addition, certain stockholders will rollover their existing options to purchase 443,000 shares of common stock of SunSource into options to purchase an equal number of shares of common stock of New SunSource. The continuing stockholders have entered into an equity purchase agreement committing to these arrangements. The SunSource shares and options covered by the equity purchase agreement are summarized in the following table:

                                                    SUNSOURCE
                                                  COMMON STOCK
                               CURRENTLY OWNED   TO BE PURCHASED
                                  SUNSOURCE           FROM         ROLLOVER
NAME                            COMMON STOCK     ALLIED CAPITAL    OPTIONS
----                           ---------------   ---------------   --------
Maurice P. Andrien, Jr. .....      19,880                 --       130,000
Joseph M. Corvino............       8,711                 --        65,000
Max W. Hillman, Jr. .........      32,220             23,202        67,500
Stephen W. Miller............      20,000                 --        50,000
Richard P. Hillman...........          --             41,205        20,000
George L. Heredia............          --                 --        10,000
Gary L. Seeds................          --              3,855        12,500
Terry R. Rowe................          --              2,410         9,000
James P. Waters..............          --              2,410         9,000
Dennis G. Blake..............          --             24,096         9,000
Richard A. Buller............         175              2,410         8,000
Kenneth H. Foskey............          --              2,410         9,000
Michael A. Mueller...........          --                 --        10,000
Mark Yeary...................          --                 --        10,000
John H. Marshall III.........          --              3,373         4,000
John P. McDonnell............          --             57,831        20,000
                                   ======            =======       =======
  Total......................      80,986            163,202       443,000

Management of New SunSource

     Upon consummation of the merger, Maurice Andrien will be appointed Chairman of the board of directors of New SunSource and Joseph Corvino will be appointed Senior Vice President of New SunSource pursuant to the terms of their new employment agreements.

     The board of directors of New SunSource will be composed of five members, four of which will be nominated by Allied Capital. Allied Capital intends to appoint William L. Walton, Joan M. Sweeney, G. Cabell Williams III and Daniel L. Russell to the New SunSource board of directors. Pursuant to the stockholders agreement, Mr. Andrien will also be appointed to the board of directors of New SunSource. Mr. Andrien will continue as a director until he ceases to be employed by New SunSource for any reason or resigns from the board. If Mr. Andrien ceases to be a director for any reason, the resulting vacancy will be filled by Max Hillman, Stephen Miller, Joseph Corvino or Richard Hillman in that order, so long as such person is still employed by New SunSource. At such time as the persons named above are no longer employed by New SunSource, there will not be a director named by such stockholders and the number of board members will be reduced to four.

     In addition to the minority director, two of the continuing stockholders will have the right to attend meetings of the board as non-voting observers. The two initial observers will be Max Hillman, and Stephen Miller. If such stockholders cease to be employed by New SunSource or otherwise resign as board observers, the vacancy will be filled by Joseph Corvino and Richard Hillman, in that order. If the above stockholders are not employed by New SunSource, there will be no non-voting board observers.

     The members of management who are continuing stockholders will continue as management of New SunSource as follows:

           NAME                                POSITION
           ----                                --------
Maurice P. Andrien, Jr. ..  Chairman of the Board of SunSource Inc.
Joseph M. Corvino.........  Senior Vice President of SunSource Inc.
Max W. Hillman, Jr. ......  Chief Executive Officer of The Hillman Group, Inc.
Stephen W. Miller.........  Vice Chairman of The Hillman Group, Inc.
Richard P. Hillman........  President of The Hillman Group, Inc.
George L. Heredia.........  Senior Vice President of Marketing of The
                              Hillman Group, Inc.
Gary L. Seeds.............  Senior Vice President of Sales for The Hillman
                              Group, Inc.
Terry R. Rowe.............  Senior Vice President of National Accounts for
                              The Hillman Group, Inc.
James P. Waters...........  Vice President and Chief Financial Officer of
                              The Hillman Group, Inc.
Dennis G. Blake...........  Vice President of Marketing for The Hillman
                              Group, Inc.
Richard A. Buller.........  Vice President of Materials Management for The
                              Hillman Group, Inc.
Kenneth H. Foskey.........  Vice President of Information Systems and New
                              Business Development for The Hillman Group, Inc.
Michael A. Mueller........  Vice President of Engineering for The Hillman
                              Group, Inc.
Mark Yeary................  Vice President of Manufacturing for The Hillman
                              Group, Inc.
John H. Marshall III .....  Regional Vice President of Sales for The
                              Hillman Group, Inc.

New Employment Agreements

     Concurrently with the signing of the merger agreement, SunSource entered into employment agreements with each of Maurice Andrien, Joseph Corvino, Max Hillman and Stephen Miller. These agreements will become effective upon the consummation of the merger and will supersede any previous agreement between the parties. Each agreement, with the exception of Mr. Miller's, provides for a four-year term, with annual renewals thereafter, and specifies each executive's compensation during the term of the agreement, in accordance with the achievement of established performance standards. Mr. Miller's agreement provides for a one-year term of employment with annual renewals thereafter. Mr. Andrien will serve as Chairman of the Board of New SunSource, Mr. Corvino will serve as Senior Vice President of New SunSource, Mr. Hillman will serve as Chief Executive Officer of the Hillman Group and Mr. Miller will serve as the Vice Chairman of the Hillman Group.

     The annual base salaries for Messrs. Andrien, Corvino, Hillman and Miller will be $343,000, $250,000, $350,000 and $350,000, respectively. The board of directors has the right to increase the base salary during the term of the agreements. In addition, the board of directors may provide, in its sole discretion, an annual incentive cash bonus. This bonus will be determined with reference to each executive's performance in accordance with performance criteria to be established by the New SunSource board of directors in its sole discretion.

     If during the term of employment New SunSource terminates their employment without cause or they resign with good cause, Messrs. Andrien, Corvino, and Hillman are each entitled to payments equal to two times such individual's annual salary and bonus, and Mr. Andrien is guaranteed payments of not less than $1 million. If Mr. Miller is terminated without cause or resigns with good cause during the term of his employment, or his employment is terminated by the expiration of his one year term, he is entitled to his salary and bonus that he was entitled to during his one year employment term until the second anniversary of the effective time of the merger.

     In addition, in the event of a termination without cause following a change of control that occurs on or after the third anniversary of the effective time of the merger or if they cease to be employed by SunSource for certain reasons at any time following the expiration of their four year employment term, Messrs. Andrien, Corvino and Hillman are each entitled to a payment equal to one year's salary and bonus, and each agreement also prohibits the hiring or solicitation for hire of any SunSource employees for a period of two years following termination of their employment with SunSource. Mr. Miller and Mr. Max Hillman are also subject to a one year non-competition period subject to certain extensions.

Stockholders Agreement

     The continuing stockholders have agreed to enter into a stockholders agreement with Allied Capital and New SunSource at the closing of the merger. The stockholders agreement imposes certain requirements on the parties relating to the voting of New SunSource common stock, the sale or transfer of New SunSource common stock and certain other matters.

     The stockholders agreement provides, among other things, for the following:

     - The continuing stockholders will only transfer their shares of New SunSource common stock to certain family members or trusts or corporations created for the benefit of certain family members, unless Allied Capital consents in writing;

     - The continuing stockholders will have tag along rights to participate in a sale if Allied Capital proposes to sell 30% or more of its New SunSource common stock to a third party, and Allied Capital will have take along rights to require the continuing stockholders to participate in a sale or other business combination involving New SunSource;

     - New SunSource has a call right and certain of the continuing stockholders have a put right with respect to their shares of New SunSource common stock if their employment with New SunSource is terminated for certain reasons;

     - Allied Capital and the continuing stockholders have certain pre-emptive rights in the event that New SunSource issues any new equity securities;

     - The stockholders agreement provides for approval by the continuing stockholders of certain proposed transactions between Allied Capital and New SunSource;

     - The stockholders agreement provides the continuing stockholders with certain registration rights in the event that New SunSource completes a public offering.

Stock Options of New SunSource

     Upon consummation of the merger, a new stock option plan will be adopted by New SunSource. The new plan will be in addition to the existing SunSource option plan that will continue in effect after the merger; provided, however, the only options outstanding under the existing plan will be the rollover options. Pursuant to the new plan, approximately 1.3 million shares, or 15% of New SunSource's fully diluted common shares, will be reserved for issuance. Options granted pursuant to the plan will have a ten-year term, and an exercise price approximately equal to the per share value of New SunSource, as determined by the New SunSource board of directors, at the time of grant. The per share amount of any distributions made after the grant date in connection with the related transactions described in this proxy statement will reduce the exercise price. Options will generally vest over four years, with 25% of the options granted on each anniversary of the grant date through the end of the fourth year, except that options granted to Mr. Miller will vest 100% on the first anniversary date of the grant date, unless, on the anniversary of the grant date, he is a member of the board of directors of New SunSource, in which case his options shall vest over two years, with 50% vesting on each anniversary of the grant date through the end of the second year.

     In the event of the death or total disability of an optionee, vesting shall accelerate to include any options that would vest during the one-year period after the event, and shall be exercisable for the one-year period. In addition, if an optionee is terminated without cause, or resigns for good reason (as defined in the employment agreements), all unvested options shall immediately vest in full.

     Vested options will be exercisable at any time until 90 days after termination of employment, except in the case of termination of an optionee's employment without cause or for good reason, or the non-renewal of an employment agreement at the end of its stated term, in which case the vested options will be exercisable until the later of five years from the closing of the merger or one year from employment termination.

     Upon a change of control (as defined in the employment agreements), unless New SunSource is the surviving entity (except for a change of control resulting from the sale of substantially all of the assets of New SunSource), all unvested options shall immediately vest, cashless exercises shall be permitted, and any options not exercised at or prior to the change of control shall terminate.

     Options representing 14% of New SunSource's fully diluted shares outstanding will be granted to the continuing stockholders after the consummation of the merger. Specifically, Mr. Andrien will receive 3.75%; Mr. Corvino will receive 1.00%; Mr. Miller will receive 1.50%; Mr. Max Hillman will receive 3.00%; Mr. Richard Hillman will receive 0.75%; Messrs. Heredia, Seeds, Rowe, Waters and Foskey will each receive 0.50%; Messrs. Blake, Buller and Muller and Yeary will each receive

0.33%; and Mr. Marshall will receive 0.18%. The remaining 1% will be reserved for future issuances.

Voting and Support Agreement

     Allied Capital has entered into a voting and support agreement with Maurice Andrien, Joseph Corvino, Max Hillman, Stephen Miller, Richard Hillman, Stewart Bliss, Gordon Brewer, Norman Edmonson, Arnold Hoffman, Robert Keith, Donald Marshall, Geoffrey Shepard and Francis Ziegler, each of whom is a stockholder of SunSource. The parties to the voting and support agreement represent approximately 20% of the outstanding shares of SunSource. Pursuant to this agreement, the stockholders of SunSource listed above agreed to vote for the merger proposal and for matters designed to facilitate the merger and against any action that would cause a breach of the merger agreement or otherwise hinder the completion and consummation of the merger. Should the SunSource board of directors have a fiduciary duty to accept a superior acquisition proposal and as a result the merger agreement is terminated, obligations under the voting and support agreement will be terminated.

RELATED TRANSACTIONS

Note Purchase

     On June 29, 2001, Allied Capital purchased an unsecured subordinated note, with an original principal balance of $11 million, from a SunSource creditor for $8.5 million. SunSource, through its Hillman Group subsidiary, had entered into the note on April 7, 2000 in connection with its acquisition of Axxess Technologies, Inc. The note had a balance of approximately $12.5 million on June 30, 2001, and is currently accruing interest at a rate equal to the prime rate plus 3%, in accordance with the existing terms of the note.

     To induce Allied Capital to purchase the note, SunSource entered into a letter agreement in which SunSource agreed to conditions that would during such time that Allied Capital owns the note: 1) limit additional debt that SunSource can incur, 2) restrict prepayment of the junior trust preferred notes, 3) require SunSource to use its best efforts to obtain the consent of its senior lenders to allow the repurchase of this note and allow a concurrent investment by Allied Capital in SunSource, and 4) prohibit the Hillman Group from transferring or assigning its obligation under the note.

     Upon consent of SunSource's senior lenders, it is anticipated that Allied Capital will exchange the note for $8.5 million of SunSource subordinated debt. The terms of this additional subordinated debt investment will be on substantially similar terms as Allied Capital's $30 million subordinated debt investment in SunSource that was completed in December 2000.

Fee

     Allied Capital has provided certain services to SunSource relating to actions it will implement or may consider implementing after the effective time, including analysis of SunSource's capital structure and alternatives for restructuring its outstanding indebtedness, recapitalization or restructuring of certain of its subsidiaries and investments, and negotiation of new employment agreements with key employees. In consideration for such services, Allied Capital will receive from SunSource a fee of approximately $2 million at the effective time of the merger.

Subordinated Debt

     In connection with the closing of the merger, Allied Capital intends to invest $1.5 million in additional subordinated debt, on terms substantially similar to Allied Capital's $30 million subordinated debt investment that was completed in December 2000. In aggregate, Allied Capital will have approximately $40 million invested in the subordinated debt of SunSource (the $30 million from December 28, 2000, the $8.5 million in connection with the note purchase and $1.5 million in connection with the closing).

STS Sale of Assets

     In order to raise capital and separate unrelated businesses, it is expected that New SunSource will sell certain assets of STS in a management buyout transaction for approximately $25 million.

     It is anticipated that a portion of the debt financing will be provided by New SunSource, and an independent lender, and that a portion of the equity financing will be provided by Allied Capital and STS management including Maurice Andrien, Joseph Corvino and Justin Jacobi, President of STS, as well as certain of STS' regional managers and other employees. The management team is expected to invest approximately $1 million. The sale of STS is expected to close shortly after the merger is consummated.

     The value of STS, as contemplated in this transaction, is consistent with the value of STS as determined by Janney Montgomery Scott. See "Fairness Opinion of SunSource's Financial Advisor -- SunSource Technology Services."

Amendment to Rights Agreement

     SunSource is a party to a rights agreement that establishes a poison pill mechanism as a defense against hostile takeovers. Even though Allied Capital's offer to acquire SunSource was not hostile, SunSource amended the rights agreement to provide that the provisions of the agreement would not be triggered by a merger transaction with Allied Capital.

Termination of Stockholders Agreement

     In connection with SunSource's conversion to corporate form in September 1997, certain members of management and certain other stockholders of SunSource entered into a stockholders agreement pursuant to which the parties agreed to certain restrictions on the voting and transfer of their shares of SunSource common stock. In connection with the merger, the stockholders agreement was terminated by an agreement executed by each of the parties to the stockholders agreement.

CHANGE OF CONTROL BENEFITS

Options

     Prior to the effective time, SunSource will take all action necessary in accordance with the terms of SunSource's existing stock option plan to provide notice to each optionee of the merger and to require that all optionees surrender their outstanding

SunSource stock options, other than rollover options, in exchange for the issuance by SunSource of a number of shares of SunSource common stock for each option surrendered equal to the quotient of (i) the amount, if any, by which $10.375 exceeds the exercise price for such option divided by (ii) $10.375. As of June 18, 2001, there are 773,495 options to purchase SunSource common stock with an exercise price above $10.375 and 591,000 options to purchase SunSource common stock with an exercise price below $10.375. After providing notice to the optionees of their right to exercise, the stock options with an exercise price above $10.375 that remain outstanding will be cancelled without any consideration, pursuant to the terms of the existing stock option plan.

Deferred Compensation

     As a result of the merger, the amounts accrued and vested in SunSource's deferred compensation plan will be eligible to be paid out pursuant to the terms and conditions of the plan.

Employment and Severance Agreements

     SunSource will have the following obligations under severance and employment agreements as a result of the merger:

     - SunSource must pay Maurice P. Andrien, Jr. $1 million under the terms of Mr. Andrien's employment agreement with SunSource upon consummation of the merger;

     - Upon consummation of the merger, the restrictions will lapse on Mr. Andrien's SunSource common stock under the terms of the restricted stock grant of 100,000 shares from SunSource to Mr. Andrien dated January 26, 2000;

     - Under the terms of Joseph M. Corvino's current severance agreement with SunSource, SunSource must pay Mr. Corvino his salary for 24 months in the event he is involuntarily terminated within one year of the consummation of the merger, 24 months in the event Mr. Corvino voluntarily terminates his employment after providing written notice within 275 days of the consummation of the merger and 24 months if Mr. Corvino is terminated prior to or after the first anniversary of the consummation of the merger. This agreement will be superseded by Mr. Corvino's new employment agreement, which will become effective upon the consummation of the merger;

     - Under the terms of Justin M. Jacobi's severance agreement with SunSource, SunSource must pay Mr. Jacobi's salary for 30 months in the event he is terminated involuntarily within one year of the consummation of the merger; and

     - Each of Edward L. Tofani, Ken Gerland, John P. Drummy, Sharon E. Abney, Diane P. Karaoulis, Elizabeth Waters, Vincenzo Battaglia and Geoffrey D. Marsh have severance agreements with SunSource that entitle them to salary and benefits for periods ranging from 3 to 12 months in the event of involuntary termination within one year of the consummation of the merger.

FINANCING OF MERGER

     Based on the      shares of SunSource common stock outstanding as of the
record date, the total cash consideration payable to holders of outstanding common
stock immediately prior to the merger will be $     . These funds are expected
to be borrowed under Allied Capital's unsecured $417.5 million revolving credit facility that expires in May 2002. At Allied Capital's option, the facility bears interest at a rate equal to (i) LIBOR plus 1.25% for the applicable interest period or (ii) the higher of (a) the Bank of America, N.A. prime rate or (b) the Federal Funds rate plus 0.50%. The interest rate adjusts at the beginning of each new interest period, usually every thirty days. The interest rate was 6.7% at March 31, 2001, and the facility requires an annual commitment fee equal to 0.25% of the committed amount. The credit facility requires monthly interest payments and all principal is due upon its expiration. At March 31, 2001, the amount outstanding on the credit facility was $168.5 million. The amount available under Allied Capital's credit facility is adequate to enable Allied Capital to pay the total cash consideration.

DISSENTERS' RIGHTS OF APPRAISAL

     Under Delaware law, if you do not wish to accept the cash payment provided for in the merger agreement, you have the right to dissent from the merger and to receive payment in cash for the fair value of your SunSource common stock as determined by the Delaware Court of Chancery. SunSource stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their rights. SunSource will require strict compliance with the statutory procedures.

     The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, the full text of which appears in Appendix C of this proxy statement.

     Section 262 requires that stockholders be notified not fewer than 20 days before the special meeting to vote on the merger that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes SunSource's notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

     If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

     - You must deliver to SunSource a written demand for appraisal of your shares before the vote with respect to the merger is take. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the merger. Voting against or failing to vote for the merger by itself does not constitute a demand for appraisal within the meaning of Section 262.

     - You must not vote in favor of the merger.

     If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of

SunSource common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of SunSource common stock.

     All demands for appraisal should be addressed to Joseph Corvino, Secretary of SunSource at the company address, before the vote on the merger is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of SunSource common stock. The demand must reasonably inform SunSource of the identity of the stockholder and the intention of the stockholder to demand appraisal of his or her shares.

     To be effective, a demand for appraisal by a holder of SunSource common stock must be made by, or on behalf of the recordholder made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of such shares.

     A person having a beneficial interest in shares of SunSource common stock that are held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect appraisal rights. If the shares of SunSource common stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, such demand must be executed by or for the record owner. If the shares of SunSource common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of SunSource common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

     A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of SunSource common stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all of SunSource common stock outstanding is the name of such record owner.

     Within 10 days after the effective date of the merger, SunSource, as the surviving corporation, must give written notice that the merger has become effective to each SunSource stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger. Within 120 days after the effective date, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery, with a copy served on SunSource in the case of a petition filed by a stockholder demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify such stockholder's previously written demand for appraisal. Within 120 days after the effective time, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of SunSource common stock not voting in favor of the merger and with respect to which demands for appraisal were received by the surviving corporation and the number of holders of such shares. Such statement must be mailed (i) within 10 days after the written request therefor has been received by the surviving corporation or (ii) within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.

     If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Chancery Court may dismiss the proceedings as to such stockholder.

     After determination of the stockholders entitled to appraisal of their shares of SunSource common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders in exchange for certificates representing such shares. Moreover, SunSource does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of SunSource common stock is less than the merger consideration. In determining "fair value", the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc. the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value that court must consider market value, asset value, dividends, earnings prospectus, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware

Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value rising for such accomplishment, or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

     You should be aware that the fair value of your shares as determined under
Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the merger agreement.

     Costs of the appraisal proceeding may be imposed upon the surviving corporation and/or the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. However, costs do not include attorneys' and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys' and expert witness expenses, although, upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective date, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares (other than with respect to payment as of a record date prior to the effective date).At any time within 60 days after the effective date, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified in the merger agreement for his or her shares of SunSource common stock. If no petition for appraisal is filed within 120 days after the effective date of the merger, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the cash payment for shares of his or her SunSource common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation and no appraisal proceeding in the Delaware Court of Chancery shall be dismissed as to any stockholder without the approval of the Court of Chancery, and such approval may be conditional upon such terms as the Court of Chancery deems just.

                              THE MERGER AGREEMENT

TERMS OF THE MERGER

     The merger agreement provided Allied Capital the option to pay the merger consideration in cash or Allied Capital stock. On June 29, 2001, Allied Capital informed SunSource of its election to pay the merger consideration in cash.

     Pursuant to the terms of the merger agreement, at the effective time of the merger:

          (i) each share of SunSource common stock issued and outstanding as of the closing date will be converted into the right to receive for $10.375 in cash and all outstanding shares of SunSource common stock will cease to exist and each certificate representing such shares will represent the right to receive such amount;

          (ii) each share of SunSource Series B preferred stock issued and outstanding as of the closing date will be converted into one fully paid and nonassessable share of New SunSource common stock;

          (iii) all shares of SunSource common stock held in the treasury of SunSource will be canceled and will cease to exist;

          (iv) present holders of SunSource common stock will cease to have any rights as holders of such shares, but will have the right to the cash consideration to be paid; and

          (v) each share of common stock of the merger sub issued and outstanding immediately prior to the effective time will be converted into that number of fully paid and nonassessable shares of New SunSource common stock that will result in Allied Capital's ownership being equal to approximately 94% on a fully diluted basis of the total number of shares of New SunSource common stock.

     The shares of SunSource trust preferred securities issued by SunSource Capital Trust will remain outstanding.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains various representations and warranties relating to, among other things:

     - the due organization, power and standing of SunSource and Allied Capital and similar corporate matters;

     - the authorization, execution, delivery and enforceability of the merger agreement;

     - the absence of conflicts under charters or bylaws, the absence of violations of any instruments or law, and required consents or approvals;

     - the capital structure of SunSource;

     - outstanding options and other stock rights of SunSource;

     - subsidiaries of SunSource;

     - amendment or termination of certain agreements of SunSource;

     - SunSource's corporate records;

     - certain documents filed by each of SunSource and Allied Capital with the Commission and the accuracy of financial and other information contained therein;

     - SunSource's real property;

     - SunSource's intellectual property;

     - title to SunSource's assets and any liens on such assets;

     - litigation against SunSource;

     - retirement and other employee benefit plans of SunSource;

     - employee matters involving SunSource;

     - status of certain employment agreements of SunSource;

     - SunSource's insurance coverage;

     - status of certain of SunSource's customer relationships;

     - corporate action approving the merger agreement;

     - transactions with directors, officers, consultants and affiliates of SunSource;

     - conduct of business by SunSource since December 31, 2000;

     - brokers' and finders' fees with respect to the merger;

     - compliance by SunSource with applicable laws;

     - governmental permits of SunSource;

     - inventory of SunSource;

     - material liabilities of SunSource;

     - receivables of SunSource;

     - taxes and tax returns of SunSource;

     - SunSource's compliance with environmental laws;

     - material agreements and contracts of SunSource;

     - opinion of financial advisor to SunSource; and

     - the absence of material adverse changes.

CERTAIN COVENANTS

     SunSource has agreed, among other things, prior to the consummation of the merger, unless Allied Capital agrees in writing or as otherwise required or permitted by the merger agreement, to carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of the merger agreement. In addition, SunSource has agreed that, among other things, prior to the consummation of the merger, unless Allied Capital agrees in writing or as otherwise required or permitted by the merger agreement, it shall not (and shall cause its subsidiaries not to):

     - amend its certificate of incorporation or bylaws;

     - issue or purchase any shares of capital stock or any of its indebtedness, effect any stock split or otherwise change its capitalization;

     - issue any option or other right to acquire shares of its capital stock;

     - enter into or amend any commitments, contracts or other agreements involving the payment or receipt of an amount in excess of $150,000 in any one year or $300,000 in the aggregate for any current or former officer, director or employee of SunSource or increase any compensation of any such person so that such person's compensation is in excess of $150,000 in any year or $300,000 in the aggregate;

     - change its accounting practices except as required by law or generally accepted accounting principles;

     - enter into any lease or grant any lien except in the ordinary course of business consistent with past practice;

     - make any loan or advance to any stockholder, officer, director, or employee of SunSource or, except in the ordinary course of business, make any other loan or advance;

     - terminate or fail to renew any material contract or agreement;

     - enter into any contract obligating SunSource to pay more than $50,000 unless such contract is terminable by SunSource within 30 days;

     - declare or make any dividend or other payment on its capital stock or redeem, retire purchase or otherwise acquire shares of its capital stock except in the ordinary course of business consistent with past practice;

     - acquire or dispose of any assets, subject to certain exceptions;

     - pay any liabilities before they come due except in the ordinary course of business;

     - revalue any assets or write-down the value of any loans or receivables of SunSource or its subsidiaries in excess of $50,000 unless required by generally accepted accounting principles;

     - accelerate the collection or make any sales to third parties of any receivables or delay the payment of any payables;

     - change any tax accounting practices or elections, file any amended tax return or settle any tax claim in excess of $50,000; or

     - make or commit to make any reduction in the prices charged to customers, or increase the rate of rebates payable to customers or slotting fees payable to distributors except in the ordinary course of business.

     In addition, SunSource and Allied Capital have agreed to operate their respective businesses so that the representations and warranties of each company shall continue to be true up to and including the closing date.

NO SHOPPING

     SunSource has agreed that it will not, directly or indirectly, initiate, solicit or encourage inquiries or submissions of proposals or offers from any person relating to any merger, reorganization, share exchange, consolidation or similar transaction or any sale of all or more than ten percent (10%) of the assets or any equity securities of SunSource. SunSource has further agreed not to, directly or indirectly engage in negotiations concerning, or provide confidential information to or have discussions with any person relating to, an acquisition proposal. Notwithstanding the foregoing, the SunSource board of directors may furnish information to, or enter into discussions or negotiations with, any person or entity that makes an unsolicited bona fide acquisition proposal or recommend such an acquisition proposal to the SunSource stockholders, if, and only to the extent that, (i) the SunSource board of directors determines in good faith after consultation with outside legal counsel that such action is consistent with its fiduciary duties under applicable law and (ii) in the case of engaging in negotiations or discussions with any person or recommending an acquisition proposal to stockholders, the SunSource board of directors determines in good faith (after consultation with its financial advisor) that the acquisition proposal in question would, if accepted, be reasonably likely to be consummated and would, if consummated, result in a transaction more favorable to the SunSource stockholders from a financial point of view than the merger with Allied Capital. SunSource has agreed to promptly notify Allied Capital if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with SunSource, such notice to include the material terms of any such proposal.

EXPENSES AND FEES

     Allied Capital, merger sub and SunSource shall bear their respective expenses incurred in connection with the merger, including fees of investment bankers, agents, representatives, counsel and accountants. The expenses incurred by SunSource in connection with the merger are estimated to be approximately
$       million.

INDEMNIFICATION

     As provided in the merger agreement, Allied Capital has agreed that all rights to indemnification existing in favor of the directors, officers or employees of SunSource as provided in SunSource's certificate of incorporation or bylaws shall survive the merger and continue in full force and effect for a period of not less than six years from the closing date. Further, Allied Capital has agreed for six years after the closing date to maintain the current level of directors' and officers' insurance and indemnification policies.

CONDITIONS

     The respective obligations of SunSource and Allied Capital to consummate the merger are subject to the fulfillment of the following conditions, among others:

     - the merger agreement and the transactions contemplated thereby will have been approved and adopted by the requisite vote of the holders of the issued and outstanding shares of capital stock of SunSource entitled to vote thereon;

     - all applicable waiting periods with respect to filings made under the Hart-Scott-Rodino Act, or in connection with the merger and related transactions shall have passed, or early termination of such waiting periods shall have been granted; and

     - no court order or other legal or regulatory restraint shall have been issued preventing the merger or restricting the operation of SunSource's business after the merger, and no proceedings by any governmental entity are pending or threatened to prevent or modify the merger.

     The obligations of Allied Capital to effect the merger are also subject to the satisfaction or waiver prior to the closing date of the following conditions, among others:

     - SunSource and the holders of SunSource common stock who are parties to the voting agreement shall have performed in all material respects all of their respective obligations required to be performed by them under the merger agreement and the voting agreement, and the representations and warranties of SunSource set forth in the merger agreement shall be true as of the closing date except for failures to be true that would not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on SunSource and its subsidiaries, taken as a whole, or on The Hillman Group, individually;

     - from the date of the merger agreement through the closing date, there shall not have occurred any change or event that has caused, or would reasonably be expected to cause, a material adverse effect on SunSource and its subsidiaries, taken as a whole, or on The Hillman Group, individually;

     - The employment agreements of Maurice Andrien, Joseph Corvino, Max Hillman and Stephen Miller shall be in full force and effect without any change from the form delivered to Allied Capital on the date of the merger agreement, and no such individual shall have expressed an intention not to perform such employment agreement;

     - The SunSource recapitalization, including the equity purchase by the continuing stockholders shall have been consummated;

     - The holders of not more than ten percent (10%) of SunSource's outstanding shares of common stock exercise dissenters' rights in accordance with Delaware law; and

     - SunSource shall have delivered the shares of common stock of SunSource issued in connection with the exercise of the Allied Capital warrant, and SunSource shall have purchased 121,523 shares of common stock of SunSource from Allied Capital.

     The obligations of SunSource to effect the merger are also subject to the satisfaction or waiver prior to the closing date of the following conditions, among others:

     - Allied Capital and merger sub shall have performed in all material respects all obligations required to be performed by them under the merger agreement, and the representations and warranties of Allied Capital and merger sub set forth in the merger agreement shall be true as of the closing date, except for failures to be true that would not have, and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Allied Capital and its subsidiaries, taken as a whole; and

     - from the date of the merger agreement through the closing date, there shall not have occurred any change or event that has caused, or would reasonably be expected to cause, a material adverse effect on Allied Capital and its subsidiaries, taken as a whole.

TERMINATION; FEES

     The merger agreement may be terminated and the merger may be abandoned at any time prior to the closing date, before or after the approval by the stockholders of SunSource:

     - by the mutual consent of SunSource and Allied Capital;

     - by action of either SunSource or Allied Capital if the merger shall not have been consummated by December 31, 2001; provided that such termination right shall not be available to a party whose failure to fulfill any obligation under the merger agreement caused the merger not to have been consummated by such date;

     - by action of the SunSource board of directors if at any time prior to approval of the Merger by the SunSource stockholders, the SunSource board of directors determines in good faith, on the basis of advice of its financial advisors and outside counsel, that an acquisition proposal made in compliance with the requirements described under "No Shopping" above is a superior acquisition proposal, if and only if SunSource enters into a definitive agreement containing the terms of the superior acquisition proposal, provided that SunSource may not exercise such termination right until three business days after notifying Allied Capital of such superior acquisition proposal and SunSource's intention (subject to any action Allied Capital may take) to accept it;

     - by action of SunSource's board of directors if (i) the conditions precedent to SunSource's obligations under the merger agreement have not been met or waived by SunSource at such time as any such condition is no longer capable of satisfaction or (ii) Allied Capital materially breaches its obligations under the merger agreement and such breach continues for 10 days after receipt of notice of such breach from SunSource;

     - by action of the Allied Capital board of directors if (i) SunSource or holders of SunSource common stock who are parties to the voting agreement shall have breached any of their respective covenants or agreements under the merger agreement or obligations under the voting agreement in any material respect and such breach continues for a period of ten days after the receipt of notice of such breach from Allied Capital or (ii) any of the conditions precedent to Allied Capital's obligations under the merger agreement have not been met or waived by Allied Capital at such time as any such condition is no longer capable of satisfaction; or

     - by action of either SunSource or Allied Capital if a court or other governmental authority has issued a final and non-appealable order that permanently restrains, enjoins or otherwise prohibits the merger.

     In the event that the merger agreement is terminated as a result of SunSource's acceptance of another acquisition proposal, then SunSource must pay Allied Capital a termination fee of $2,270,000.

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

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     This section discusses the material United States federal income tax consequences of the merger to SunSource stockholders whose shares of SunSource common stock will be surrendered in the merger in exchange for the right to receive cash consideration of $10.375 per share, without interest. The discussion below applies only to stockholders that hold SunSource shares as capital assets at the time of the merger, and the discussion may not apply to stockholders that are subject to special tax rules, such as financial institutions, insurance companies, dealers in securities, persons that mark-to-market their securities, persons that hold SunSource shares as part of a "straddle," "hedge" or "synthetic security transaction" (including a "conversion" transaction), persons with a "functional currency" other than the U.S. dollar, retirement plans and tax-exempt organizations, stockholders who acquired SunSource shares pursuant to the exercise of stock options, pursuant to participation in an employee stock purchase plan or otherwise as compensation or stockholders that are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates. Furthermore, the discussion below does not address the federal income tax consequences of the continuing stockholders who are exchanging shares of SunSource common stock for shares of Series B preferred stock. The discussion below is based upon federal income tax laws as now in effect and interpreted and does not take into account possible changes in these tax laws or interpretations, any of which may be applied retroactively. The discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to our stockholders.

     This section does not discuss all aspects of federal income taxation that may be relevant to a specific stockholder in light of such stockholder's particular circumstances and income tax situation. Each stockholder should consult his, her or its own tax advisor as to the specific tax consequences of the merger, including the application and effect of federal, state, local, foreign and other tax laws or changes to those laws.

     For federal income tax purposes, SunSource stockholders generally will recognize capital gain or capital loss equal to the difference between the cash received by the stockholder pursuant to the merger agreement and the stockholder's adjusted tax basis in the shares surrendered pursuant to the merger. If, at the time of the merger, a noncorporate stockholder's holding period for SunSource shares is more than one year, any gain recognized generally will be subject to federal income tax at a maximum rate of 20%.

     Consideration received by SunSource stockholders in the merger may be subject to backup withholding at a 30.5% rate (31% for payments occurring before August 7, 2001). Backup withholding generally will apply only if the stockholder fails to furnish a correct social security number or other taxpayer identification number or otherwise fails to comply with applicable backup withholding rules and certification requirements. A corporation may be exempt from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a credit against the stockholder's federal income tax liability and may entitle the stockholder to a refund, provided the stockholder furnishes specified required information to the Internal Revenue Service.

DELISTING AND DEREGISTRATION OF SUNSOURCE COMMON STOCK

     Following the consummation of the merger, SunSource common stock will be delisted from the American Stock Exchange and will become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act. SunSource intends to terminate the registration of SunSource common stock under the Exchange Act as soon as practicable following the consummation of the merger.

TRUST PREFERRED SECURITIES

     In connection with the conversion of SunSource to corporate form, 11.6% trust preferred securities of SunSource Capital Trust were issued. On March 31, 2001, the trust preferred securities were valued at $67.5 million. See Note 14 to the SunSource consolidated financial statements as of and for the three years ended December 31, 2000.

     The SunSource trust preferred securities will remain outstanding and will continue to trade on the American Stock Exchange under the symbol SDP.PR following consummation of the merger. As a result, SunSource will continue to be subject to the reporting requirements of the securities laws as long as the trust preferred securities remain outstanding.

                       INFORMATION RELATING TO SUNSOURCE

BUSINESS

     SunSource Inc. is one of the largest providers of value-added services and products to retail and industrial markets in North America. SunSource currently operates in two business segments through indirect wholly owned subsidiaries:
(1) The Hillman Group, Inc.; and (2) SunSource Technology Services, LLC, or STS. These subsidiaries represent businesses within the distribution industry that are characterized by a potential for value-added services, economies of scale and opportunities for further consolidation. Also, SunSource has an investment in an affiliate, G-C Sun Holdings, L.P., operating as Kar Products.

     In December 2000, the board of directors approved a plan to liquidate SunSource's Integrated Supply -- Mexico business segment. The Mexican segment has been accounted for as a discontinued operation and, accordingly, its results of operations were segregated from the results of SunSource's ongoing businesses including restatement of prior periods presented. The liquidation process has been substantially completed as of June 30, 2001.

     On March 2, 2000, SunSource contributed its Kar Products operations to a newly formed partnership, G-C Sun Holdings, L.P., which is affiliated with Glencoe Capital L.L.C. Glencoe contributed cash equity to the new partnership in exchange for a 51% controlling interest while SunSource retained the remaining 49% interest. SunSource received $105 million in cash proceeds from the transaction through repayment of assumed debt by G-C. On October 4, 2000, G-C acquired all of the outstanding stock of Brampton Fastener Co. Limited (d/b/a Brafasco). As a result of this transaction, SunSource holds a 44% ownership in G-C. SunSource accounts for its investment in G-C in accordance with the equity method. Kar Products distributes maintenance, repair and operating parts and supplies and offers customized inventory management services to commercial and industrial customers of all sizes in the U.S. and Canada.

     On April 7, 2000, SunSource acquired Axxess Technologies, Inc. of Tempe, Arizona through a stock merger transaction. Axxess manufactured and distributed key duplication and identification systems. The transaction was structured as a purchase of 100% of the stock of the privately held company and repayment of outstanding Axxess debt in exchange for $87 million in cash and $23 million in subordinated notes. Axxess' sales aggregated $20.0 million for the three months ended March 31, 2000, and $82.1 million for the year ended December 31, 1999. The results of operations for Axxess are included in the results of The Hillman Group from the date of acquisition.

     On April 13, 2000, SunSource sold substantially all of the assets of its Harding Glass, Inc. subsidiary to VVP America for a cash purchase price of $30.6 million plus the assumption by VVP of certain liabilities aggregating $12.6 million, subject to certain post-closing adjustments. Proceeds from the sale of Harding were used to repay SunSource's outstanding debt. Harding sales aggregated $28.0 million from January 1, 2000 through April 12, 2000, and $118.3 million for the year ended December 31, 1999.

     A plan to dispose of SunSource's Harding Glass business was approved by the Board of Directors in December 1999. From December 1999 through the date of sale, Harding was accounted for as a discontinued operation and, accordingly, its results of operations were segregated from results of SunSource's ongoing businesses including restatement of prior periods presented.

     On May 16, 2001, the board of directors approved a plan of reorganization. In execution of the plan of reorganization, the following steps were taken:
First, on May 31, 2001, The Hillman Group formed STS as a single member limited liability company and a wholly owned subsidiary. Second, on June 1, 2001, SunSource and certain of its subsidiaries undertook the majority of the remaining steps of the corporate restructuring whereby: (i) Axxess Technologies and SunSource Corporate Group, Inc. merged with and into The Hillman Group, (ii) SunSource Industrial Services, Inc. merged with and into SunSub A Inc., (iii) SunSub A merged with and into SunSource Investment Company, Inc., (iv) all of the outstanding capital stock of A&H Holding Company, Inc., SunSource Inventory Management Company, Inc. and SunSource Technology Services Inc. was contributed by Investment Company to The Hillman Group, (v) A&H merged with and into Inventory Management Company, (vi) Inventory Management Company and Technology Services merged with and into STS and (vii) Investment Company contributed all of it interest in SunSub C Inc. to The Hillman Group and STS distributed all of its interest in SunSub C to The Hillman Group. Third and finally, J.N. Fauver (Canada) Limited organized under the laws of the Providence of Nova Scotia and changed its name to SunSource Technology Services Canada, Ltd. on June 26, 2001.

     THE HILLMAN GROUP INC. The Hillman Group, with pro forma sales of $232 million in 2000, sells to hardware stores, home centers, mass merchants, pet suppliers, and other retail outlets principally in the U.S., Canada, Mexico and South America. Their product line includes thousands of small parts, such as fasteners and related hardware items, keys and accessories, and identification items, such as tags and letters, numbers, and signs. Services offered include design and installation of merchandising systems and maintenance of appropriate in-store inventory levels.

     SUNSOURCE TECHNOLOGY SERVICES, LLC. STS with sales of $225 million in 2000, is a leading provider of systems and parts and engineering services for hydraulic, pneumatic, electronic and related systems to major industrial concerns as well as to small and medium-size businesses throughout the U.S. and Canada. STS provides engineering and design of both products and processes and the assembly and repair of complex systems, which enable its customers to outsource engineering and other functions previously performed in-house.

     SunSource's current organization, including its principal subsidiaries and affiliate, is as follows:

                                                               YEAR
                                            PRINCIPAL       ACQUIRED/
             SUBSIDIARIES:                   LOCATION       ORGANIZED
             -------------               ----------------  ------------
-- The Hillman Group, Inc. ............  Cincinnati, OH        1982
-- SunSource Technology Services, LLC..  Addison, IL           2001

AFFILIATE:
---------------------------------------
-- G-C Sun Holdings, L.P. .............  Chicago, IL           2000

Industry Overview

     SunSource operates in large, fragmented industries characterized by multiple channels of supply. These channels of supply currently are experiencing significant changes driven by the widespread availability of management information systems. With better information, manufacturers, distributors and customers are all able to track their expenses, investments and returns on investments more accurately. The distribution industry is driven by the following trends which are rendering the traditional producer-controlled channels vulnerable to being replaced by new channels organized around customer requirements and value-added services:

     - Manufacturers are increasing their reliance on distributors in order to enhance their profitability and improve their returns on capital.

     - Customers are increasing their reliance on value-added distributors as their contacts with the manufacturers diminish or cease altogether.

     - Customers are outsourcing non-core functions to high quality service providers.

     - Channels of distribution are in the process of consolidation.

     - Managerial skills required for success in industrial distribution are changing dramatically.

     The Hillman Group focuses on the retail sector by delivering merchandising systems, point-of-sale displays and product support and sales installation services through its nationwide field service work force. STS, through its applications engineers and technical support personnel, provides customized solutions to complex problems encountered by its customers. STS differentiates itself from other industrial distributors with its technical and problem-solving capabilities, product offerings and related services, such as engineering design and integrated supply arrangements.

     As a result of the impact of e-commerce, the industrial distribution industry will experience changing channels of distribution. It is SunSource's opinion that distributors will capture the vast majority of industrial supply sales transacted through the internet as a result of their market and product knowledge and services, including fulfillment capabilities. A number of new business-to-business companies forming electronic marketplaces have emerged as intermediaries in the industrial channel. However, most new business to business companies are dependent on existing distributors for fulfillment of transactions negotiated through these exchanges. To survive and prosper in this evolving channel, SunSource believes that the critical requirements for success among existing distributors will be market knowledge and value-added services, including superior support and fulfillment capabilities.

Risk Factors

       Restructuring

     In December 1996, SunSource announced a three-year restructuring plan to integrate and consolidate the sales, distribution, finance and administrative operations of its six domestic divisions of Technology Services, a predecessor of STS, (hydraulic and pneumatic distributors that were acquired by SunSource between 1976 and
1991).

     STS and its predecessor have experienced a reduction of nearly $100 million in revenues since 1998 principally as a result of implementation problems with its integration plan resulting in a loss of $11.8 million in 1999 and $5.6 million in 2000 from earnings before interest, taxes, depreciation and amortization and non-recurring items.

     In June 1999, as a result of existing business conditions in Technology Services, SunSource announced additional steps to further reduce Technology Services' workforce, reduce inventories and implement corrective actions.

     In December 2000, Technology Services enacted plans to lower its break-even point to a $225 million annual sales level as a result of soft market conditions in the industrial sector during the last six months of 2000 and the expectation of economic instability continuing into 2001.

     The restructuring activities have resulted in consolidation of the sales organizations, finance, information systems, distribution networks and administrative responsibilities for STS.

     Integration of the STS divisions could have an adverse impact on SunSource's ability to restore profitability in STS. There can be no assurance that SunSource's restructuring plans will be successful or that profitability in STS will be restored to historical levels.

       Changing Industry Environment

     The industrial distribution industry is undergoing significant change. Historically, industrial distributors have served as suppliers of industrial products and as extensions of manufacturers' sales forces by selling products through the distribution channels to original equipment manufacturers, retailers, end users and other customers. In recent years, both manufacturers and customers have been increasingly reliant on suppliers such as SunSource to reduce purchasing costs and provide a broad range of value-added services, including inventory management programs, integrated supply arrangements, electronic ordering capabilities, engineering design and technical support services. In addition, customers' desire to consolidate their supplier relationships has required the suppliers to achieve purchasing efficiencies, expand their geographic coverage and increase product and service offerings through acquisitions of other distributors. These changes in the industrial distribution business are causing the industry to become more competitive. There can be no assurance that SunSource will be able to compete effectively in or adapt to the changing industry environment.

       Competition

     The distribution industry is highly competitive, with the principal methods of competition being price, quality of service, quality of products, product availability, credit terms and the provision of value-added services, such as engineering design, integrated supply and inventory management. SunSource encounters competition from a large number of regional and local distributors and from several national distributors, some of which have greater financial resources than SunSource and offer a greater variety of products.

       Seasonality and Industry Cycles

     In the past, SunSource has experienced seasonal fluctuations in sales and operating results from quarter to quarter. Typically, the first calendar quarter is the weakest due to the effect of weather on construction activity, which produces a slowdown of sales of material and equipment in the construction market. Fluctuations in SunSource's quarterly operating results could result in significant volatility in, and otherwise adversely affect, the market price of the common shares.

     Some of the principal markets for the products and services offered by SunSource are subject to cyclical fluctuations that generally affect demand for industrial, commercial and consumer durable goods. Cyclical fluctuations can affect a number of factors, such as pricing, availability and demand for SunSource's products, growth rates in the markets served by SunSource's customers, the delivery and performance of vendors, and the availability of suitable acquisition candidates. Changes in general economic conditions also could have a material adverse effect on SunSource's business, results of operations and financial condition.

       Dependence on Information Systems

     SunSource believes that its proprietary computer software programs are an integral part of its business and growth strategies. SunSource depends on its information systems generally to process orders, to manage inventory and accounts receivable collections, to purchase, sell and ship products efficiently and on a timely basis, to maintain cost-effective operations and to provide superior service to its customers. There can be no assurance that the precautions, which SunSource has taken against certain events that could disrupt the operations of its information systems, will prevent the occurrence of such a disruption. Any such disruption could have a material adverse effect on SunSource's business and results of operations.

The Hillman Group, Inc.

     The Hillman Group, with annualized sales of $232 million, includes Axxess, which was acquired by SunSource on April 7, 2000 and merged into The Hillman Group on June 1, 2001. The results of Axxess are included in the results of the Hillman Group from the date of acquisition.

     The Hillman Group believes that it is the leading provider of fasteners and related small hardware items, including keys and related accessories, and identification items, such as, tags and letters, numbers and signs, or LNS, to retail outlets in North America. Retail outlets served by The Hillman Group are hardware stores, home centers, mass merchants, pet suppliers, grocery stores and drug stores. Through its field sales and service organization, The Hillman Group complements its extensive product selection with value-added services for the retailer.

     Sales and service representatives regularly visit retail outlets to review stock levels, reorder items in need of replacement and interact with the store owner to offer new product and merchandising ideas. Thus, thousands of items can be actively managed with the retailer experiencing a substantial reduction in paperwork and labor costs. Service representatives also assist in organizing the products in a consumer-friendly manner. The Hillman Group complements its broad range of products with value-added merchandising services such as displays, product identification stickers, retail price stickers, store rack and drawer systems, assistance in rack positioning and store layout, and inventory and restocking services. Periodically, The

Hillman Group introduces new products and package designs with color-coding for ease of shopping by consumers, and modifies rack designs to improve the attractiveness of individual store displays. In effect, The Hillman Group functions as a merchandising manager for retailers, supporting these services with high order fill rates and rapid delivery from its eight distribution centers across the United States. In 2000, The Hillman Group typically shipped orders within an average of 48 hours and achieved a 96% order fill rate.

     As a result of the Axxess acquisition, the The Hillman Group also manufactures and markets a value-added mix of high-tech and conventional products in two core product categories: key duplication systems and identification systems. For example, the patent-protected Axxess Precision Key Duplication System(TM), which had been placed in over 10,000 retail locations as of December 31, 2000, has proven to be a profitable revenue source within the Big Box retailer market (defined as mass merchants, home centers and large-format grocery/drug centers).

     In addition, the Axxess acquisition provided the Hillman Group with a commercialized, innovative, consumer-operated vending system, Quick-Tag(TM), which provides custom engraved specialty items, such as pet identification tags, luggage tags and other engraved identification tags. Axxess initially targeted the pet identification market with its Quick-Tag system, and has facilitated the process of obtaining a pet tag by providing pet owners with a quick and highly convenient means to custom engrave tags while shopping at large format retail stores, such as Wal-Mart and PETsMART. Axxess had developed other applications for its Quick-Tag(TM) interactive engraving technology, including luggage tags, key chains and military-style identification tags. As of December 31, 2000, more than 2,800 Quick-Tag(TM) machines had been placed in retail locations, which are currently being supported by the Hillman Group's sales and service representatives.

     PRODUCTS AND SUPPLIERS. The Hillman Group buys its products from approximately 1,000 vendors, the largest of which accounted for 13% of the group's annual purchases in 2000 and the top five of which accounted for 33% of its purchases in 2000. About half of its purchases are from overseas suppliers, with the balance from domestic manufacturers and master distributors. The Hillman Group's fastener product line includes both standard and specialty nuts, bolts, washers, screws and anchors. The line also includes brass, plastic, stainless steel and other miscellaneous fasteners. The depth of the line, over 35,000 products, is believed to be the largest among suppliers servicing the hardware retail segment. Non-fastener products feature picture hanging items and accessories, keys and accessories, LNS, rope and chain accessories, and an extensive list of specialty items. To assure quality from its vendors, The Hillman Group conducts periodic on-site evaluations and random sampling of products and communicates the results of such evaluations and samples to vendors. The Hillman Group also tracks the performance of its vendors based on delivery time and accuracy of shipments.

     The Hillman Group provides a line of metal key products for major retailers and the automotive sector. The Hillman Group manufactures two metal key duplication systems that are niche-marketed to retail outlets (primarily mass merchants and home centers) and a code cutting system for use in automotive dealerships and in vehicle fleet environments.

     The Axxess Precision Key Duplication System(TM) creates precise duplicate keys while minimizing the technical skill required by operators of the system. The system was developed in response to retailers' needs for reducing the miscut rate on keys. The keys provide retailers with a greater gross profit per square foot than the average of all products sold in grocery and mass merchant channels. The Hillman Group also markets a conventional key cutting system. Key styles marketed include standard brass keys, Color Plus(TM) keys, rubber head keys and high security vehicle anti-theft key blanks. The conventional system is marketed to retailers who do not experience high employee turnover and therefore do not have the same labor constraints as mass merchants, home centers or grocery and drug retailers.

     The key cutting system developed for the automotive industry, PC+ Code Cutter, produces automobile keys using alphanumeric codes based on a vehicles identification number. Utilizing a proprietary computer program, the PC+ Code Cutter identifies and then cuts keys based on the automobiles original key pattern. The PC+ Code Cutter is distributed through Barnes Distribution, a distribution company serving vehicular and industrial markets. Since its introduction in February 1996, more than 5,000 PC+ Code Cutter systems have been sold and/or leased.

     The Hillman Group also markets key accessories in conjunction with its key duplication systems. Popular accessories include the Key Light(TM), Valet KeyChain(TM), key identifiers, key coils and key clips. The Key Mates(TM) line of key accessories includes a broad range of products such as key chains, tags, lights, floats, holders, whistles and a host of other miscellaneous items that complement the use of keys.

     Quick-Tag(TM) is a patented, state-of-the-art consumer-operated vending system that custom engraves specialty products such as pet identification tags, military-style I.D. tags, holiday ornaments and luggage tags. Using an interactive touch screen, customers input information, such as a pet name and telephone number, and the system's proprietary technology engraves the tag in less than two minutes. The Quick-Tag system does not require incremental labor and generates high levels of customer satisfaction and attractive margins for the retailer. The Quick-Tag custom engraving systems generate retail profit per square foot in excess of the typical retail average.

     Letters, numbers and signs include packaged self-adhesive letters and numbers, mailbox numbers and accessories, house numbers and letters, contractor safety program signs, and driveway markers and reflectors. Typical retailers dedicate approximately eight linear feet of retail space for this product and view it as a significant contributor to their retail offerings.

     The Hillman Group purchases a wide variety of materials and components to manufacture the Axxess Key Duplication and Quick-Tag engraving machines, many of which are manufactured to its specifications. Management does not believe that it is overly dependent on any one supplier because the components do not generally require proprietary technology and The Hillman Group has identified or used alternate suppliers for its primary sourcing needs.

     MARKETS AND CUSTOMERS. The Hillman Group services approximately 15,000 franchise and independent, or F&I retail outlets. These individual dealers are typically members of the larger cooperatives, such as TruServ, Ace and Do-it-Best. The Hillman Group sells directly to the cooperative's retail locations and also supply many fastener items to the cooperative's central warehouses. These central warehouses distribute to their members that do not have a requirement for The Hillman

Group's in-store service. These arrangements with the cooperatives reduce credit risk and logistic expense for The Hillman Group and reduce central warehouse inventory and delivery costs for the cooperatives.

     In 2000, The Hillman Group's products sold to the F&I retailers typically account for approximately 7% of the retailer's revenues and over 25% of a hardware store's traffic. A typical hardware store maintains in inventory thousands of different items, many of which generate small dollar sales, but large profits. It is difficult for a retailer to monitor economically all stock levels and to reorder the products from multiple vendors. The problem is compounded by the necessity of receiving small shipments of inventory at different times and having to stock the goods. However, failure to have these small items consistently available will have an adverse effect on store traffic, thereby denying the retailer the opportunity to sell items that generate higher dollar sales.

     In addition, the Hillman Group sells its products to national accounts such as Wal-Mart, Home Depot, Lowes, K-Mart, PETsMART and PetCo. The Hillman Group's status as a national supplier of unique, proprietary products to rapidly growing Big Box retailers allowed it to develop a formidable market position and high barriers to entry within its product categories. Management believes that the dynamics, which make its services attractive to hardware retailers, are present with these larger customers as well.

     The Hillman Group serves over 21,000 customers, the top five of which accounted for approximately 32% of its annualized sales as of December 31, 2000. The Hillman Group's telemarketing activity also sells to approximately 5,000 smaller hardware outlets and over 6,000 non-hardware accounts through its telemarketing operation. New business is also being cultivated internationally in such places as Canada, Mexico, South and Central America, and the Caribbean.

     SALES AND MARKETING. Hillman's direct sales organization consists of over 230 people, managed by 20 field managers. Each sales representative is responsible for approximately 50 full service accounts that they call on approximately every two weeks. Coupled with the efforts of the marketing department, the sales force not only sells products, but can sell merchandising and technological support capabilities as well. The marketing department provides support through the development of new products, sales collateral, promotional items, merchandising aids and marketing services, such as advertising and trade show management. Its electronic data exchange, or EDI, system is used by a number of its large customers.

     With the acquisition of Axxess, the respective field service groups were integrated to produce a national sales and service organization. Currently over 200 service people and 15 field managers focus on Big Box retailers, pet super stores, large national discount chains and grocery stores. This organization reorders products, details store shelves and sets up in-store promotions.

     The Hillman Group believes that a significant source of its competitive advantage rests in its ability to provide a greater level of customer service than its competitors. The Hillman Group's products are covered directly by the field service organization, which provides service support through field visits. These field visits provide The Hillman Group with critical information relating to consumer buying patterns and retailing trends, and complement their new product development efforts. Field service representatives also help retail customers to improve the efficiency and profitability of The Hillman Group's on-site merchandising systems by consulting with customers in the areas of EDI, product planning, inventory control, systems interface and store operations.

     COMPETITION. The principal competitors in the hardware store marketplace for the Hillman Group's F&I business are Midwest Fasteners, Serv-A-Lite, Elco and Hyko. The first three competitors carry mainly fastener products, while the latter is the major competitor in letters numbers and signs. The Hillman Group competes primarily on field service, merchandising, product availability, price and breadth of product line.

     Management estimates that as of December 31, 2000 The Hillman Group sold to approximately 65% of the full service hardware stores in the F&I marketplace. The hardware outlets that purchase products, but not services, from The Hillman Group also purchase products from local and regional distributors and cooperatives. Competition in this segment is based primarily on price and availability.

     The primary competitors in the national accounts marketplace for fasteners are Crown-Bolt, with an estimated 50% market share in 2000, Elco and the Newell Group. The Hillman Group estimates its share of fasteners in this market as of December 31, 2000 to be less than 10%. Competition is based primarily on in-store service and price. Other competitors are local and regional distributors.

     The total domestic market for keys was estimated to be 600 million units at the retail level with year 2000 sales of over $900 million. The key duplication market can be segmented into three primary retail categories: hardware stores, locksmiths and Big Box retailers. The Hillman Group maintains the leading market position with an approximate 28% market share on a unit basis in the overall key duplication market, including an estimated 67% market share in the home center/mass merchant retail segment. To displace the Hillman Group's market position, a competitor would have to develop a full range of products with demonstrably better technology without infringing on patents and buyback existing inventory from retailers. Management believes that these substantial competitive barriers help preserve its unique position within the key duplication market segment.

     Hyko is the primary competitor in LNS in hardware stores, home centers and mass merchants. Management estimates that Hillman has the leading market position in LNS at an approximate 48% market share.

     In the engraving market segment, management estimates that the Quick-Tag engraving system has a 17% market share in the pet tag market. Competitors in this market are specialty retailers, direct mail order and retailers with in-store mail order capability. The Hillman Group has patent protected proprietary technology that is a major barrier to entry and preserves this market segment.

SunSource Technology Services, LLC

     STS, with sales of $225 million in 2000, offers a full range of technology-based products and services to its customers. Its product lines include hydraulic, pneumatic, electronic and filtration parts and equipment. Services include engineering design, equipment repair, product upgrades, and assembly of subsystems.

     STS seeks to build strong relationships with its customers by providing technological/problem-solving capabilities along with quality products. STS relies on its engineering and fabricating capabilities to provide customized solutions for specific applications requiring product engineering, assembly or fabrication. To help a customer better understand how it is performing relative to industry best practices, STS can perform a technology review of the customer's facilities covering areas such as electronic systems, hydraulics, pneumatics, repair activities and inventory management. STS can demonstrate to its customers those areas in which they meet industry best practices and, when they do not, offer detailed, cost-efficient steps to improve their performance to meet those standards. STS also conducts multiple-day training programs to help customers stay current with evolving technologies relevant to their operations.

     STS has benefited from the trend for manufacturers to move toward increased standardization of products. As a result of this trend, many such products have to be modified and used in combination with other components in order to meet customers' performance requirements. STS recognized this trend as an opportunity to set up a formal system to customize standardized products to meet the more specialized needs of its customers. SunSource believes that there is a growing market for such customized solutions among medium and smaller original equipment manufacturers, or OEM, who do not have the capabilities to develop such products.

     STS has 20 repair centers throughout the United States to provide customers with convenient and reliable sources for the repair of worn-out hydraulic power equipment. Repair centers have been useful in gaining market share as they have helped STS achieve an expanded relationship with many of its customers. Repair centers also provide STS with an opportunity to win new customers because many of the local distributors do not have the resources to provide comparable repair services. STS plans to continue its program of establishing service centers for the repair and overhaul of hydraulic equipment in major industrial markets around the country.

     PRODUCTS AND SUPPLIERS. STS carries a diverse selection of fluid power and related technical products. STS has an estimated 23,000 items products, in the following four product categories: hydraulics, pneumatics, electronics and filtration. Typically, hydraulic systems are employed for dealing with heavy loads in applications such as mining, manufacturing, construction or agriculture. An example of a hydraulic application is the system that controls the positioning of the scraping blade of a road grader -- an integrated system of motors, pumps, valves, tubing, sensors and electronic controls. Pneumatic systems are similar to hydraulic systems, except that air or some other gas is substituted for hydraulic fluid. Pneumatic systems are preferred for lighter weight applications, such as light manufacturing and packaging lines.

     STS has a broad supply base which includes most major manufacturers of fluid power and related technical products in the United States. STS' top five suppliers accounted for approximately 37% of its 2000 sales. Because of the fragmented nature of the industry, manufacturers of this type of equipment historically have awarded their franchises on a limited geographical basis. One of STS' larger suppliers is Sauer-Sunstrand, whose products are distributed in most of STS' territories.

     In 1999, STS lost certain vendor relationships in limited geographic regions, which for the most part have been replaced with other vendor product lines. In recent years there has been considerable consolidation among suppliers, a trend, which management believes, will continue and benefit STS. In addition, STS seeks to provide valuable market and product information that enhances its relationships with

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

its key suppliers by helping them improve their product offering in response to changing market demands.

     MARKETS AND CUSTOMERS. As of December 31, 2000, STS served over 28,000 customers, the top five of which accounted for approximately 15% of its 2000 sales. Approximately 60% of sales are to OEM customers who incorporate the equipment or systems purchased into their final products. The remaining 40% of sales in 2000 are to the construction industry (5%) and to replacement/maintenance markets (35%).

     Within the MRO and OEM markets, STS sells to construction equipment manufacturers, industrial wholesale distributors, metalworking equipment manufacturers, farm and garden equipment manufacturers, industrial specialized machinery manufacturers and automobile and auto parts manufacturers.

     SALES AND MARKETING. STS markets its products nationwide, principally through a network of outside account managers supported by application engineers and customer service representatives. In order to become more responsive to the increasing demands of customers, STS has devoted substantial resources to make its sales force more specialized both in terms of technical training and industry knowledge.

     STS employs approximately 230 outside sales representatives. Each customer has a primary sales representative who might be assisted by technology specialists or industry specialists. Technology specialists are available in the fields of hydraulics, pneumatics, mobile equipment, lubrication, filtration, automation and other specialties, while industry specialists bring particular expertise in industries such as pulp and paper, construction equipment, injection molding or heavy metal working.

     To support the outside sales representatives, STS employs approximately 150 customer service representatives, who collectively function to take orders from customers on the telephone, answer questions and solve problems. In addition, EDI capability has been established for use with selected customers and vendors, and STS is in the early stages of designing a presence on the Internet.

     OPERATIONS. STS has six regional distribution centers with over $30 million of inventory logistically supporting the local needs of its customers. Its Trend computer system provides a common information technology platform for the entire company, promoting more efficient transactional functionality and increasing information flow and knowledge sharing within STS and between its customers and its suppliers.

     COMPETITION. Most of STS' competitors are relatively small companies with sales of less than $20 million and one or two facilities. Many of these companies offer considerable depth in certain product lines, together with related technical support. STS competes with these companies on price, product offering and range of ancillary technical services. The largest national competitors of STS are Motion Industries, Sophus Berendsen, and Applied Industrial Technologies.

Insurance Arrangements

     Under SunSource's current insurance programs, commercial umbrella coverage is obtained for catastrophic exposure and aggregate losses in excess of expected claims. Since October 1991, SunSource has retained the exposure on certain expected losses related to worker's compensation, general liability and automobile. SunSource also retains the exposure on expected losses related to health benefits of certain employees. SunSource believes that its present insurance is adequate for its businesses. See Note 17 of Notes to Consolidated Financial Statements of SunSource as of and for the three years ended December 31, 2000.

Employees

     As of December 31, 2000, SunSource's total operations employed approximately 2,100 employees, of which approximately 1,015 were sales personnel, approximately 780 were employed as warehouse and delivery personnel, and approximately 305 were administrative positions. In the opinion of management, employee relations are good.

Backlog

     SunSource's sales backlog on a consolidated basis from ongoing operations was $48.6 million as of December 31, 2000, and $50.1 million as of December 31, 1999, mostly in STS.

Properties

     SunSource currently has approximately forty-eight (48) leased warehouse and stocking facilities located throughout the United States and Canada. Most of these include sales offices. SunSources principal properties are as follows:

           DIVISION                        LOCATION                      DESCRIPTION
           --------                    ----------------                ---------------
Hillman Division                       Cincinnati, Ohio                250,000 sq. ft.
Axxess Technologies Division           Tempe, Arizona                  161,000 sq. ft.
Technology Services                    Addison,                        153,000 sq. ft.
                                       Illinois

     In the opinion of management, SunSource's existing facilities are in good condition.

DIVIDENDS

     On June 30, 1999, the board of directors of SunSource suspended indefinitely the quarterly cash dividend of $0.10 per common share.

LEGAL PROCEEDINGS

     SunSource is a party to certain lawsuits in the normal course of its business. While the outcome of these legal proceedings cannot at this time be predicted with certainty, SunSource does not expect that these proceedings will have a material effect on SunSource's financial condition or results of operations.

     Litigation originally instituted on February 27, 1996 is pending in the Court of Common Pleas of Montgomery County, Pennsylvania in which Dorman Products of America, Ltd, and its parent, R&B, Inc., allege that misrepresentations of certain facts were made by SunSource, upon which R&B allegedly based its offer to purchase the assets of SunSource's Dorman Products division. In the opinion of management, the ultimate resolution of this matter will not have a material effect on the consolidated financial position, operations or cash flows of SunSource.

SUNSOURCE SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

     The following table sets forth selected consolidated financial information of SunSource and the predecessor partnership as of and for the five years ended December 31, 2000 and for the three month period ended March 31, 2001 and 2000. SunSource's audited historical financial statements for all periods shown except the quarterly periods are derived from SunSource's financial statements which have been audited by PricewaterhouseCoopers LLP, independent accountants, as indicated in their reports thereon. The financial information should be read in conjunction with financial statements including the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations". Quarterly financial information is derived from unaudited financial data, but in the opinion of SunSource's management reflects all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. Interim results at and for the three months ended March 31, 2001 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2001.

                                     THREE MONTHS
                                    ENDED MARCH 31,                   YEAR ENDED DECEMBER 31,
(DOLLARS IN THOUSANDS,            -------------------   ----------------------------------------------------
EXCEPT FOR PARTNERSHIP INTEREST     2001       2000       2000       1999       1998       1997     1996(1)
AND SHARE DATA)                   --------   --------   --------   --------   --------   --------   --------
INCOME STATEMENT DATA:
Continuing Operations
    Net sales...................  $109,929   $119,612   $459,826   $541,250   $600,293   $586,411   $550,004
    Gross profit................    44,969     48,834    187,144    226,154    252,168    241,003    223,628
    Gain on contribution of
      subsidiaries..............        --         --     49,115         --         --         --         --
    Income (loss) before
      discontinued operations...    (2,629)    41,617     27,290    (11,321)    11,517     30,507     16,381
Income (loss) from discontinued
  operations....................        --      2,907     (2,610)   (25,815)     2,300      2,025      2,886
Extraordinary loss..............        --         --         --       (235)        --     (3,392)        --
Net income (loss)...............    (2,629)    44,524   $ 24,680   $(37,371)  $ 13,817   $ 29,140   $ 19,267
BASIC AND DILUTED NET INCOME
  (LOSS) PER COMMON SHARE(2):
Gain on contribution of
  subsidiaries..................        --         --   $   7.14         --         --         --         --
Income (loss) before
  discontinued operations.......  $  (0.38)  $   6.10   $   3.97   $  (1.68)  $   1.67        n/a        n/a
Income (loss) from discontinued
  operations....................        --   $   0.42   $  (0.38)  $  (3.83)  $   0.33        n/a        n/a
Extraordinary loss..............        --         --   $     --   $  (0.03)  $     --        n/a        n/a
Net income (loss)...............  $  (0.38)  $   6.52   $   3.59   $  (5.54)  $   2.00        n/a        n/a
Pro forma net income per common
  share.........................       n/a        n/a        n/a        n/a        n/a   $   1.88        n/a
Dividends declared per common
  share.........................        --         --         --   $   0.10   $   0.40   $   0.10        n/a
BALANCE SHEET DATA:
Total assets....................  $322,693   $257,127   $322,141   $321,626   $327,523   $292,945   $253,408
Long-term debt and capitalized
  lease obligations(3)..........  $115,216   $ 30,743   $102,790   $126,723   $ 95,842   $ 93,728   $ 75,545

-------------------------

(1) Prior to the Conversion, the Partnership had Class A and Class B limited partnership interests ("interests"). The earnings per interest for income from continuing operations in 1996 were $1.10 and $0.19 for Class A and Class B interests, respectively. For income from discontinued segments, the earnings per interest were $0.13 for Class B interests in 1996. The Class A interests had no earnings per interest for discontinued segments in 1996. The earnings per interest for net income were $1.10 and $0.32 for Class A and Class B interests, respectively in 1996. The cash distributions declared per interest in 1996 were $1.10 for Class A interests and $0.33 for Class B interests.

(2) All years represent basic and diluted net income (loss) per common share except for 2000 which represents diluted only. The basic income per common share for gain on contribution of subsidiaries in 2000 was $7.16. For income before discontinued operations, the basic income per common share was $3.98 in 2000. The loss from discontinued operations in 2000 had a loss per common share of $0.38. The basic net income per common share in 2000 was $3.60.

(3) Includes current portion of long-term debt.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

     The following discussion for the three months ended March 31, 2001 and 2000 and the fiscal years ended December 31, 2000, 1999 and 1998 provides information which management believes is relevant to an assessment and understanding of SunSource's operations and financial condition. This discussion should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere herein.

     SunSource is one of the largest providers of value-added services and products to retail and industrial markets in North America. SunSource is organized into two business segments which are The Hillman Group and STS. Also, SunSource has an investment in an affiliate, G-C Sun Holdings, L.P., operating as Kar Products.

     The Hillman Group provides merchandising services and products, such as, fasteners and related hardware items, keys and accessories and identification items to retail outlets, primarily hardware stores, home centers and mass merchants. STS offers a full range of technology-based products and services to small, medium and large manufacturers. Kar Products offers personalized inventory management systems of maintenance, repair and operations products to industrial manufacturing customers and maintenance and repair facilities.

     In December 1999, the Board of Directors approved a plan to dispose of the SunSource's Harding Glass, Inc. subsidiary which was completed through its sale on April 13, 2000. Harding was accounted for as a discontinued operation and, accordingly, its results of operations were segregated from results of the SunSource's ongoing businesses including restatement of prior periods presented. In 1999, SunSource recorded a loss of $2.2 million after-tax from Harding's operations and an estimated loss on its expected disposal of $23.8 million or $3.53 per common share unadjusted for any potential future tax benefits. In 2000, SunSource recorded an additional loss on disposal of the discontinued Harding segment of $5.3 million less an income tax benefit of $7.2 million resulting in income from discontinued operations of $1.9 million or $.27 per common share on a basic and diluted basis. Through December 31, 2000, SunSource recorded a loss on the discontinued Harding segment of $22.0 million in the aggregate or $3.20 and $3.19 per basic and diluted common share, respectively, net of tax benefits. No additional loss on disposal has been recorded for the three months ended March 31, 2001.

     In December 2000, the board of directors approved a plan to liquidate SunSource's Integrated Supply - Mexico business. The Mexican business has been accounted for as a discontinued operation and, accordingly, its results of operations were segregated from the results of SunSource's ongoing businesses including restatement of prior periods presented. In 2000, SunSource recorded an after-tax loss of $0.1 million or $0.02 per common share on a basic and diluted basis from its Mexican operations and an estimated after-tax loss on its expected liquidation of $4.4 million or $0.64 per common share on a basic and diluted basis. No additional loss on disposal was recorded for the three months ended March 31, 2001. The liquidation process has been substantially completed as of June 30, 2001.

Financing Arrangements

     On December 15, 1999, SunSource refinanced its $90 million bank revolving credit and $60 million senior notes with $155 million in senior secured credit facilities. On April 7, 2000, SunSource amended the credit agreement to reduce the senior secured credit facility to $136.5 million consisting of a $21.5 million term loan and a $115 million revolving credit line. The amended senior debt arrangement expires December 15, 2004. The availability of the revolving credit line is based on SunSource's balances in receivables and inventories, evaluated on a monthly basis.

     On December 28, 2000, SunSource issued $30 million of unsecured subordinated notes. The cash proceeds generated from this issuance were used to reduce SunSource's senior secured term loan and improve SunSource's overall credit availability.

     As a result of the refinancing on December 15, 1999, SunSource incurred an extraordinary loss of $0.2 million (net of $0.1 million in deferred tax benefits)in 1999 due to the write-off of capitalized financing costs as a result of the early extinguishment of the former credit facilities.

Corporate Reorganization

     After the close of business, on December 31, 1998, SunSource reorganized its primary operating subsidiary, SDI Operating Partners, L.P., by contributing its assets and liabilities to newly-formed corporate subsidiaries organized according to SunSource's current operating structure. The reorganization allowed SunSource to implement certain state and local tax planning strategies, to offer its key employees incentive stock options and align its operating businesses in corporate form. As a result of the reorganization, SDI Operating Partners, L.P. and its general partner, SDI Partners I, L.P. ceased to exist.

     Restructuring Charges and Asset Write-downs

     In the second quarter of 1999, SunSource recorded restructuring charges and asset write-downs aggregating $10.2 million. These non-recurring charges and write-downs were a result of SunSource's plan to reposition STS and Kar Products, write-down key machines at The Hillman Group, and realign corporate overhead expenses. SunSource completed this restructuring during the fourth quarter of 1999.

     STS charges and write-downs aggregated $5.4 million including termination benefits of $2.8 million, an inventory write-down of $2.1 million, and other exit costs of $0.5 million. STS terminated 94 employees as a result of the 1999 restructuring.

     The Kar Products charge amounted to $1.0 million, comprised solely of termination benefits. Kar Products terminated 10 employees as a result of the 1999 restructuring.

     The Hillman Group's asset write-down was $3.3 million which was primarily the result of The Hillman Group's decision not to seek recovery of key machines from retailers. The write-down represented the remaining net book value of key machine capitalized costs as of June 30, 1999.

     See Note 1 of "Notes to Consolidated Financial Statements" for the three years ended December 31, 2000 for the accounting recognition of the restructuring charges.

Results of Operations

  SEGMENT SALES AND PROFITABILITY FROM ONGOING OPERATIONS FOR THE THREE MONTHS
                          ENDED MARCH 31, 2001 & 2000
                             (DOLLARS IN THOUSANDS)

                                                   FOR THE THREE MONTHS ENDED,
                                               -----------------------------------
                                                MARCH 31, 2001     MARCH 31, 2000
                                               ----------------   ----------------
                                                          % OF               % OF
                    SALES                       AMOUNT    TOTAL    AMOUNT    TOTAL
                    -----                      --------   -----   --------   -----
Hillman Group (a)............................  $ 57,001    51.9%  $ 35,585    36.9%
Technology Services..........................    52,928    48.1%    60,857    63.1%
                                               --------   -----   --------   -----
  Consolidated net sales -- ongoing
     operations..............................   109,929   100.0%    96,442   100.0%
Expediter Segment (b)........................        --             22,122
Integrated Supply -- terminated contract
  (c)........................................        --              1,048
                                               --------           --------
  Consolidated Net Sales.....................  $109,929           $119,612
                                               ========           ========

                                                             % OF               % OF
                  GROSS PROFIT                               SALES              SALES
                  ------------                               -----              -----
Hillman Group (a)...............................  $32,185    56.5%   $19,228    54.0%
Technology Services.............................   12,784    24.2%    14,554    23.9%
                                                  -------            -------
  Consolidated gross profit -- ongoing
     operations.................................   44,969    40.9%    33,782    35.0%
Expediter Segment (b)...........................       --             15,052
                                                  -------            -------
  Consolidated Gross Profit.....................  $44,969            $48,834
                                                  =======            =======
EBITDA FROM ONGOING OPERATIONS (E)
Hillman Group (a)...............................  $ 8,597    15.1%   $ 3,504    9.8%
Technology Services.............................     (422)   (0.8)%     (190)   (0.3)%
Equity in Earnings of Expediter Segment (d).....      501                449
Corporate expenses..............................   (1,275)   (1.2)%   (1,922)   (2.0)%
                                                  -------            -------
  Consolidated EBITDA -- ongoing operations.....    7,401    6.7%      1,841    1.9%
Expediter Segment (b)...........................       --              2,823
                                                  -------            -------
  Consolidated EBITDA...........................  $ 7,401            $ 4,664
                                                  =======            =======

-------------------------

(a) Includes sales, gross profit and EBITDA from Axxess Technologies, Inc. which was acquired on April 7, 2000 through a stock merger transaction.

(b) Represents sales, gross profit and EBITDA from Kar Products, Inc. and A & H Bolt & Nut Company Limited business (collectively, the "Expediter Segment") which was contributed on March 2, 2000 to a newly formed partnership affiliated with Glencoe Capital L.L.C.

(c) Represents sales from an Integrated Supply contract that was terminated in 2000. A loss from termination of this contract was recorded in the fourth quarter of 1999.

(d) Represents Equity in Earnings from the contributed Expediter Segment.

(e) "EBITDA" (earnings before interest, taxes, depreciation and amortization) is defined as income (loss) from ongoing operations before depreciation and amortization.

SEGMENT SALES AND PROFITABILITY FROM CONTINUING OPERATIONS FOR EACH OF THE THREE
                         YEARS ENDED DECEMBER 31, 2000
                             (DOLLARS IN THOUSANDS)

                                                DECEMBER 31,          DECEMBER 31,          DECEMBER 31,
                                                    2000                  1999                  1998
                                             -------------------   -------------------   -------------------
                                                          % OF                  % OF                  % OF
                   SALES                      AMOUNT     TOTAL      AMOUNT     TOTAL      AMOUNT     TOTAL
                   -----                     --------   --------   --------   --------   --------   --------
Hillman Group (a)..........................  $212,118     48.6%    $151,884     37.9%    $125,830     28.0%
Technology Services........................   224,538     51.4%     248,367     62.1%     324,075     72.0%
                                             --------    -----     --------    -----     --------    -----
  Consolidated net sales -- ongoing
    operations.............................   436,656    100.0%     400,251    100.0%     449,905    100.0%
Expediter Segment (b)......................    22,122               124,724               124,536
Integrated Supply -- sold business and
  terminated contracts (c).................     1,048                16,275                25,852
                                             --------              --------              --------
Consolidated Net Sales.....................  $459,826              $541,250              $600,293
                                             ========              ========              ========

                                                          % OF                  % OF                  % OF
               GROSS PROFIT                              SALES                 SALES                 SALES
               ------------                             --------              --------              --------
Hillman Group (a)..........................  $119,779     56.5%    $ 81,045     53.4%    $ 66,485     52.8%
Technology Services........................    52,313     23.3%      58,551     23.6%      89,336     27.6%
                                             --------    -----     --------    -----     --------    -----
    Consolidated gross profit -- ongoing
      operations...........................   172,092     39.4%     139,596     34.9%     155,821     34.6%
Expediter Segment (b)......................    15,052                86,204                88,175
Integrated Supply -- sold business and
  terminated contracts (c).................        --                 2,484                 8,172
                                             --------              --------              --------
  Consolidated Gross Profit before
    inventory write-down...................   187,144               228,284               252,168
Inventory write-down.......................        --                (2,130)
                                             --------              --------              --------
  Consolidated Gross Profit................  $187,144              $226,154              $252,168
                                             ========              ========              ========
EBITDA (i)
Hillman Group (a)..........................  $ 34,053     16.1%    $ 15,816     10.4%    $ 13,477     10.7%
Technology Services (e)....................    (5,620)    (2.5)%    (11,800)    (4.8)%     15,538      4.8%
Equity in Earnings of Expediter Segment
  (d)......................................     2,438                    --                    --
Corporate expenses (f).....................    (8,151)    (1.9)%     (9,161)    (2.3)%     (6,740)    (1.5)%
                                             --------    -----     --------    -----     --------    -----
    Consolidated EBITDA -- ongoing
      operations...........................    22,720      5.2%      (5,145)    (1.3)%     22,275      5.0%
Expediter Segment (b)......................     2,823                18,965                21,196
Integrated Supply -- sold business and
  terminated contracts (c).................        --                (2,125)                1,274
Gain (loss) on curtailment/termination of
  pension plans (g)........................    (4,279)                5,608                    --
Severance and other termination costs
  (h)......................................    (1,837)                   --                    --
Restructuring charges......................        --               (10,248)                   --
Provision for litigation
  matters -- divested operations                   --                    --                (1,600)
                                             --------              --------              --------
  Consolidated EBITDA......................  $ 19,427              $  7,055              $ 43,145
                                             ========              ========              ========

-------------------------

(a) Includes sales, gross profit and EBITDA from Axxess Technologies, Inc. which was acquired on April 7, 2000 through a stock merger transaction.

(b) Represents sales, gross profit and EBITDA from Kar Products, Inc. and A & H Bolt & Nut Company Limited business (collectively, the "Expediter Segment") which was contributed on March 2, 2000 to a newly formed partnership affiliated with Glencoe Capital L.L.C.

(c) Represents sales, gross profit and EBITDA from the OEM Fastener Business, which was sold on July 1, 1999 and contracts terminated in 1998, 1999 and 2000.

(d) Represents Equity in Earnings from the Contributed Expediter Segment since March 2, 2000.

(e) Excludes $1,032 of nonrecurring charges to realign operations with current sales levels for the three and twelve months ended December 31, 2000.

(f) Excludes $805 of nonrecurring charges for the three and twelve months ended December 31, 2000.

(g) In December 1999, the SunSource board of directors approved a proposal to freeze the benefit accruals under Technology Services' J. N. Fauver Pension Plan (the "Fauver Plan"). As a result, SunSource recorded a curtailment gain of $5,608 in December 1999. In December 2000, the

SunSource board of directors approved a proposal to merge the Fauver Plan with another SunSource owned plan and terminate the merged plans as of December 31, 2000. As a result SunSource recorded a loss on termination of the merged pension plans of $4,279 in December 2000.

(h) As shown in notes (e) and (f).

(i) "EBITDA" (earnings before interest, taxes, depreciation and amortization) is defined as income (loss) from ongoing operations before depreciation and amortization.

     Three Months Ended March 31, 2001 and 2000

     Net sales from ongoing operations increased $13.5 million or 14.0% in the first quarter of 2001 to $109.9 million from $96.4 million in 2000. Sales variances by business segment are as follows:

                                                               SALES INCREASE
                                                                 (DECREASE)
                                                           ----------------------
                                                               AMOUNT         %
                                                           --------------   -----
                                                           (IN THOUSANDS)
The Hillman Group........................................     $21,416        60.2%
STS......................................................      (7,929)      (13.0)%
                                                              -------       -----
  Total SunSource -- Ongoing Operations..................     $13,487        14.0%
                                                              =======       =====

     The Hillman Group's sales increased $21.4 million in the first quarter of 2001 to $57.0 million from $35.6 million in the first quarter of 2000 primarily as a result of the acquisition of Axxess. On a pro forma basis including Axxess, The Hillman Group's sales increased 3.7% in the first quarter of 2001 over the same prior-year quarter. STS' sales decreased $7.9 million or 13.0% in the first quarter of 2001 to $52.9 million from $60.8 million in 2000 mainly as a result of soft market conditions experienced by original equipment manufacturers in certain industrial sectors in the first quarter of 2001.

     SunSource's sales backlog on a consolidated basis from ongoing operations was $48.2 million as of March 31, 2001, compared with $48.6 million at December 31, 2000, representing a decrease of 0.8%.

     SunSource's consolidated gross margin from ongoing operations was 40.9% in the first quarter of 2001 compared with 35.0% in the first quarter of 2000. On a comparable basis, excluding Axxess, the consolidated gross margin from ongoing operations was 36.7% for the three months ended March 31, 2001. The Hillman Group's gross margin improved 2.5% in the comparison period as a result of higher margin sales of keys and identification items related to the acquisition of Axxess and productivity gains in the various manufacturing operations. STS' gross margin of 24.2% in the first quarter of 2001 increased slightly from 23.9% in the first quarter of 2000 primarily as a result of a change in sales mix.

     SunSource's selling, general and administrative expenses from ongoing operations on a comparable basis, excluding Axxess, decreased $0.1 million from $32.4 million in the first quarter of 2000 to $32.3 million in the first quarter of 2001. Selling expenses on a comparable basis, excluding Axxess, increased $1.1 million primarily as a result of conversion costs associated with The Hillman Group's purchase of inventory and other assets of Sharon-Philstone offset by headcount and travel expense reductions at STS. Warehouse and delivery expenses on a comparable basis, excluding Axxess, were comparable to the first quarter of 2000. General and administrative expenses on a comparable basis, excluding Axxess, decreased by

$1.2 million primarily as a result of headcount reductions which occurred in the fourth quarter of 2000 at STS and reduced expenses at corporate headquarters.

     Total selling, general and administrative expenses from ongoing operations on a comparable basis, excluding Axxess, as a percentage of sales compared with the first quarter of 2000 are as follows:

                                                                THREE MONTHS
                                                               ENDED MARCH 31,
                                                              -----------------
                     AS OF A % OF SALES                       2001         2000
                     ------------------                       ----         ----
Selling Expenses............................................  20.6%        17.9%
Warehouse and Delivery Expenses.............................   8.1%         7.5%
General and Administrative Expenses.........................   7.4%         8.2%
                                                              ----         ----
  Total Selling, General and Administrative Expenses........  36.1%        33.6%
                                                              ====         ====

     EBITDA from ongoing operations after corporate expenses for the first quarter of 2001 was $7.4 million compared with $1.8 million for the same prior-year period.

     SunSource's consolidated operating profit margin (EBITDA as a percentage of sales) after corporate expenses increased to 6.7% in the first quarter of 2001 compared with 1.9% in the first quarter of 2000. The Hillman Group's operating profit margin increased to 15.1% in the first quarter of 2001 compared with 9.8% primarily as a result of the acquisition of Axxess and operational efficiencies. STS had an operating loss of 0.8% compared with an operating loss of 0.3% in the first quarter of 2000 as a result of reduced sales.

     Depreciation expense for ongoing operations increased $2.2 million to $3.0 million in the first quarter of 2001 from $0.8 million in the same quarter of 2000 primarily as a result of the acquisition of Axxess.

     Amortization expenses for ongoing operations increased $0.6 million to $0.9 million as a result of the acquisition of Axxess.

     Interest expense, net for ongoing operations increased $0.8 million in the first quarter of 2001 from $2.4 million in the first quarter of 2000. Interest expense in the first quarter of 2000 was lower as a result of cash proceeds from the contribution of Kar Products on March 2, 2000, which resulted in a significant decrease in the bank revolver balance and related interest. SunSource also incurred additional amortization of deferred financing fees in the first quarter of 2001 as a result of an amendment to SunSource's December 1999 debt refinancing in connection with the Axxess acquisition on April 7, 2000.

     SunSource pays interest to the Trust on the Junior Subordinated Debentures underlying the Trust Preferred Securities at the rate of 11.6% per annum on their face amount of $105.4 million, or $12.2 million per annum in the aggregate. The Trust distributes an equivalent amount to the holders of the Trust Preferred Securities. For the three months ended March 31, 2001 and 2000, SunSource paid $3.1 million in interest on the Junior Subordinated Debentures, equivalent to the amounts distributed by the Trust on the Trust Preferred Securities.

     SunSource is subject to federal, state and local income taxes on its domestic operations and foreign income taxes on its Canadian operation as accounted for in accordance with Statement of Financial Accounting Standard 109, "Accounting for Income Taxes". Deferred income taxes represent differences between the financial statement and tax bases of assets and liabilities as classified on SunSource's balance sheet. The effective income tax rate for the first quarter of 2001 was 6.8% compared with 11.3% in the first quarter of 2000. The effective tax rate in the in the first quarter of 2001 was significantly below SunSource's combined statutory tax rate of about 40% primarily as a result of non-deductible goodwill and other items related to acquisition and divestiture activities. The effective tax rate in the first quarter of 2000 was primarily the result of a significant portion of the gain from the contribution of Kar being non-taxable as a result of SunSource's remaining ownership in G-C Sun Holdings.

     Years Ended December 31, 2000 and 1999

     Net sales from ongoing operations increased $36.4 million or 9.1% in 2000 to $436.7 million from $400.3 million in 1999. Sales variances by business segment are as follows:

                                                               SALES INCREASE
                                                                 (DECREASE)
                                                            ---------------------
                                                                AMOUNT        %
                                                            --------------   ----
                                                            (IN THOUSANDS)
The Hillman Group.........................................     $60,234       39.7%
STS.......................................................     (23,829)      (9.6)%
                                                               -------       ----
  Total SunSource.........................................     $36,405        9.1%
                                                               =======       ====

     The Hillman Group's sales increased $60.2 million or 39.7% in 2000 to $212.1 million from $151.9 million in 1999 primarily due to the acquisition of Axxess in early April 2000. STS' sales decreased $23.8 million or 9.6% in 2000 to $224.5 million from $248.4 million in 1999 primarily as a result of the restructuring of its sales force in early 1999 and soft market conditions experienced in the second half of 2000.

     SunSource's sales backlog on a consolidated basis was $48.6 million as of December 31, 2000, compared with $50.1 million at December 31, 1999, a decrease of 3.0%, primarily in STS.

     SunSource's consolidated gross margin from ongoing operations was 39.4% in 2000 compared with 34.9% in 1999 before the inventory write-down in 1999 related to restructuring of $2.1 million. On a comparable basis, excluding Axxess, the consolidated gross margin from ongoing operations was 35.8% for the twelve months ended December 31, 2000. The Hillman Group's gross margin increased 3.1% in the comparison period as a result of higher margin sales of keys, and identification items related to the acquisition of Axxess. STS' gross margin was 23.3% in 2000 compared with 23.6% in 1999 before the aforementioned inventory write-down primarily as a result of a change in sales mix.

     SunSource recorded non-recurring charges related to ongoing operations which aggregated $6.1 million in 2000. These non-recurring charges were composed of $4.3 million related to the merger and termination of SunSource's defined benefit plans, and $1.8 million related to severance and other termination costs incurred in STS and its corporate headquarters, of which $1.7 million is reflected in selling, general and administrative expenses. In 1999, SunSource recorded a $5.6 million gain on curtailment of a defined benefit plan and restructuring charges and asset write-downs of $8.1 million as previously discussed.

     SunSource's selling, general and administrative expenses from ongoing operations on a comparable basis (excluding Axxess and the aforementioned charges) decreased $15.1 million from $145.2 million in 1999 to $130.1 million in 2000. Selling expenses on a comparable basis, decreased $6.9 million primarily as a result of reduced sales commissions The Hillman Group's business and cost savings at STS associated with the 1999 restructuring. Warehouse and delivery expenses, decreased $1.8 million as a result primarily of facility reorganizations at STS. General and administrative expenses on a comparable basis decreased by $6.4 million as a result of headcount reductions associated with the 1999 restructuring at STS and reduced corporate overhead expenses.

     Selling, general and administrative expenses from ongoing operations as a percentage of sales excluding Axxess, and the previously mentioned non-recurring items compared with 1999 are as follows:

                                                                TWELVE MONTHS
                                                                    ENDED
                                                                DECEMBER 31,
                                                              -----------------
                                                              2000         1999
                                                              ----         ----
Selling Expenses............................................  18.4%        18.9%
Warehouse and Delivery Expenses.............................   7.8%         7.8%
General and Administrative Expenses.........................   8.6%         9.6%
                                                              ----         ----
  Total Selling, General and Administrative Expenses........  34.8%        36.3%
                                                              ====         ====

     EBITDA from ongoing operations for the year ended December 31, 2000, before the aforementioned non-recurring charges of $6.1 million was $22.7 million compared with an EBITDA loss from ongoing operations of $5.1 million in 1999 excluding the aforementioned 1999 non-recurring items. See Segment Sales and Profitability schedule for the components of EBITDA from ongoing operations for years 2000 and 1999.

     SunSource's consolidated operating profit margin (EBITDA as a percentage of sales) from ongoing operations increased to 5.2% in 2000 compared with a 1.3% operating loss in 1999, excluding the aforementioned items. The Hillman Group's operating profit margin increased to 16.1% in 2000 compared with 10.4% in 1999 primarily as a result of the acquisition of Axxess and operational efficiencies. Excluding the Axxess acquisition, The Hillman Group's operating profit margin was 12.0% in 2000. STS had an operating loss of 2.5% in 2000 compared with an operating loss of 4.8% before the 1999 restructuring charges related to integration and consolidation activities in the STS operation.

     Interest expense, net increased $1.4 million in 2000 from $9.9 million in 1999 due primarily to the acquisition of Axxess and amortization of deferred financing fees related to SunSource's December 1999 refinancing, the April 2000 amendment to the credit agreement and the December 2000 subordinated debt issuance.

     For the years ended December 31, 2000 and 1999, SunSource paid $12.2 million in interest on the Junior Subordinated Debentures, equivalent to the amounts distributed by the trust on the Trust Preferred Securities.

     See Note 6 of Notes to Consolidated Financial Statements of SunSource for the three years ended December 31, 2000, for income taxes and disclosures related to 2000 and 1999 income tax events.

     Years Ended December 31, 1999 and 1998

     Net sales from ongoing operations decreased $49.7 million or 11.0% in 1999 to $400.2 million from $449.9 million in 1998. Sales variances by business segment are as follows:

                                                               SALES INCREASE
                                                                 (DECREASE)
                                                           ----------------------
                                                               AMOUNT         %
                                                           --------------   -----
                                                           (IN THOUSANDS)
The Hillman Group........................................     $ 26,054       20.7%
STS......................................................      (75,708)     (23.4)%
                                                              --------      -----
  Total SunSource........................................     $(49,654)     (11.0)%
                                                              ========      =====

     The Hillman Group's sales increased $26.1 million or 20.7% in 1999 to $151.9 million from $125.8 million in 1998 as a result of growth from new accounts and expansion of new and existing product lines. STS sales decreased $75.7 million or 23.4% in 1999 to $248.4 million from $324.1 million in 1998 as a result of the restructuring of the sales force in 1999 as well as the effects of the global economy.

     SunSource's consolidated gross margin from ongoing operations was 34.9% in 1999 (before the inventory write-down of $2.1 million related to the 1999 restructuring) compared with 34.6% in 1998. The Hillman Group's gross margin increased 0.6% in the comparison period as a result of substantial increases in sales of keys to major U.S. hardware chains and home centers carrying higher margins than hardware and related products. STS' gross margin before the aforementioned inventory charge decreased 4.0% in 1999 as a result of the decrease in sales levels in relation to the fixed cost component of cost of goods sold for service and repair facilities and changes in sales mix.

     SunSource's selling, general and administrative expenses from continuing operations, before a gain on curtailment of a defined benefit plan of $5.6 million and restructuring charges of $8.1 million increased by $11.0 million to $145.2 million in 1999 from $134.2 million in 1998. Selling expenses increased $2.4 million primarily as a result of 1998 acquisition activity in The Hillman Group. Warehouse and delivery expenses increased $4.9 million as a result of integration costs for the 1998 acquisitions in The Hillman Group and facility reorganization costs at STS offset slightly by decreases from cost savings associated with the 1999 restructuring. The increase in general and administrative expenses of $3.7 million is attributable to the integration of the newly acquired businesses in The Hillman Group in 1998 and increased facilities costs in the STS division offset by cost savings associated with the 1999 restructuring.

     Selling, general and administrative expenses from ongoing operations as a percentage of sales compared with 1998 excluding the previously mentioned non-recurring items in 1999 are as follows:

                                                                TWELVE MONTHS
                                                                    ENDED
                                                                DECEMBER 31,
                                                              -----------------
                                                              1999         1998
                                                              ----         ----
Selling Expenses............................................  18.9%        16.3%
Warehouse and Delivery Expenses.............................   7.8%         5.8%
General and Administrative Expenses.........................   9.6%         7.7%
                                                              ----         ----
  Total Selling, General and Administrative Expenses........  36.3%        29.8%
                                                              ====         ====

     Overall, as a percentage of sales, total selling, general and administrative expenses increased due mainly to the decrease in sales levels in relation to the fixed cost component of selling, general and administrative expenses.

     EBITDA from ongoing operations was a loss of $5.1 million for the year ended December 31, 1999 excluding the aforementioned 1999 non-recurring items compared with $22.3 million earned in the prior year. The 1998 period excludes a charge of $1.6 million for outstanding litigation matters related to divested businesses. See Segment Sales and Profitability Schedule for the components of EBITDA from ongoing operations for years 1999 and 1998.

     SunSource's consolidated operating profit margin (EBITDA from ongoing operations, as a percentage of sales) and before the aforementioned non-recurring items declined to a loss of 1.3% in 1999 compared with an operating profit margin of 5.0% in the prior year. The Hillman Group's operating profit margin excluding the 1999 restructuring charges decreased to 10.4% in 1999 from 10.7% in 1998 as a result of sales discounts and allowances to attract new accounts and increased selling expenses for new field staff related primarily to 1998 acquisition activities. STS had an operating loss of 4.8% in 1999 compared with an operating profit margin of 4.8% in 1998, primarily reflecting reduced 1999 sales and increased expenses related to the reorganization of sales and administrative functions.

     Interest expense, net increased $2.9 million in 1999 from $7.0 million in 1998 due primarily to increased borrowings on SunSource's revolving credit facility as a result of cash requirements to fund SunSource's acquisition activities and working capital requirements.

     For the years ended December 31, 1999 and 1998, SunSource paid $12.2 million in interest on the Junior Subordinated Debentures, equivalent to the amounts distributed by the trust on the Trust Preferred Securities.

     See Note 6 of Notes to Consolidated Financial Statements of SunSource for the three years ended December 31, 2000, for income taxes and disclosures related to 1999 and 1998 income tax events.

Liquidity and Capital Resources

     SunSource's cash position of $2.4 million as of March 31, 2001, decreased $0.4 million from the balance at December 31, 2000. Cash was provided during this period primarily from net borrowings under the bank revolver ($12.2 million) and proceeds from the liquidation of the Mexico segment ($1.0 million). Cash was used during this period predominantly for net working capital investments in operations ($8.6 million), capital expenditures ($3.3 million), deferred compensation funding ($0.9 million) and other items, net ($0.8 million).

     SunSource's cash position of $2.8 million as of December 31, 2000, decreased $2.5 million from the balance at December 31, 1999. Cash was provided during this period primarily from proceeds from the Kar Products and Harding transactions previously discussed ($105.0 million and $30.6 million, respectively), proceeds from the subordinated debt issuance of $30.0 million, and cash provided by operating activities of $10.3 million. Cash was used during this period predominantly for the acquisition of Axxess ($87.0 million), repayments under the bank credit agreements (Revolver repayments of $47.7 million; term loan repayments of $19.0 million), repayment of a portion of the subordinated notes issued in conjunction with the acquisition of Axxess ($9.6 million), capital expenditures ($8.4 million), financing fees and related debt issuance costs ($3.3 million), capital lease repayments ($1.0 million) and various items that aggregated a net cash outflow of $2.4 million.

     SunSource's net interest coverage ratio from continuing operations for the three months ended March 31, 2001 declined to .55X (earnings before interest, distributions on trust preferred securities and income taxes, excluding non-recurring events, over net interest expense and distributions on trust preferred securities), from 1.13X in the 2000 comparison period (including Kar Products for the first two months of 2000) and was 0.62x in the year 2000 and 0.91x in the year 1999.

     SunSource's working capital position of $85.2 million at March 31, 2001, represents an increase of $8.2 million from the December 31, 2000 level of $77.0 million as a result of working capital reinvestments of $13.0 million, offset by a decrease in restricted cash used for deferred compensation funding of $3.6 million, a decrease in net assets held for sale due to collection of liquidation proceeds of $1.0 million and other items, net of $.2 million. SunSource's current ratio increased to 2.1x at March 31, 2001 from 1.91x at December 31, 2000.

     SunSource's working capital position of $78.1 million at December 31, 2000, represents a decrease of $58.2 million from the December 31, 1999 level of $136.3 million. SunSource's current ratio decreased to 1.93x at December 31, 2000 from 2.60x at December 31, 1999.

     As of March 31, 2001, SunSource had $20.6 million available under its secured credit facilities. SunSource had approximately $71.1 million of outstanding debt at March 31, 2001, consisting of a $2.5 million senior secured term loan currently at 8.0%, bank revolver borrowings totaling $67.3 million at an effective interest rate of 8.05%, and capitalized lease obligations of $1.3 million at various interest rates.

     As of March 31, 2001, SunSource's total debt (including distributions payable) as a percentage of its consolidated capitalization (total debt, trust preferred securities and stockholders' equity) was approximately 48.3% compared with 45.0% at December 31, 2000, 17.8% as of March 31, 2000,and 56.7% at
December 31, 1999. SunSource's consolidated capitalization (including distributions payable) as of March 31, 2001, was approximately $241.5 million compared to $231.9 million at December 31, 2000, $174.6 million at March 31, 2000, and $226.1 million at December 31, 1999.

     SunSource has spent $3.3 million for capital expenditures through March 31, 2001, primarily for key machines and machinery and equipment. SunSource expects to spend an additional $11.9 million by December 31, 2001, for a total of $15.2 million in 2001 primarily for The Hillman Group. The total anticipated spending in 2001 represents an increase of $6.8 million compared to total year 2000 as a result of the acquisition of Axxess and growth in national accounts for key machines. SunSource spent $8.4 million for capital expenditures in 2000, primarily for the building of key machines and related replacement components, plant equipment and computer hardware and software.

     On June 30, 1999, the Board of Directors of SunSource suspended indefinitely the quarterly cash dividend of $.10 per common share.

     On August 6, 1998, SunSource's Board of Directors authorized $15.0 million for management to repurchase up to 10% of SunSource's outstanding common shares through open market transactions and private block trades dependent upon market conditions. SunSource subsequently suspended the repurchase program on March 16, 1999. SunSource has acquired and placed into treasury 479,100 common shares through December 31, 1999, at an average cost of $18.17 per common share.

     SunSource has deferred tax assets aggregating $30.0 million as of March 31, 2001, and had deferred tax assets aggregating $29.6 million and deferred tax liabilities of $2.2 million as of December 31, 2000, as determined in accordance with Statement of Financial Accounting Standards 109. Management believes that SunSource's deferred tax assets will be realized through the reversal of existing temporary differences between the financial statement and tax bases, as well as through future taxable income.

Inflation

     Inflation in recent years has had a modest impact on the operations of SunSource. Continued inflation, over a period of years at higher than current rates, would result in significant increases in inventory costs and operating expenses. However, such higher cost of sales and operating expenses can generally be offset by increases in selling prices, although the ability of SunSource's operating divisions to raise prices is dependent on competitive market conditions.

Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards 133, or SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 established accounting and reporting standards for derivative financial instruments and hedging activities, and requires SunSource to recognize all derivatives as either assets or liabilities on the balance sheet and measure them at fair value. Gains and losses resulting from changes in fair value are accounted for depending on the use of the derivative and whether it is designated and qualifies for hedge accounting. In June 1999, the Financial Accounting Standards Board issued SFAS 137, which deferred the implementation of SFAS 133. SunSource adopted SFAS 133 during the first quarter of 2001. The adoption of SFAS 133 has not had a material impact on SunSource's financial position and results of operations.

     On June 26, 2000 the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101B which extended the implementation date of Staff Accounting Bulletin 101, or SAB 101, "Revenue Recognition" to the three-month period ending December 31, 2000. SAB 101 provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. The adoption of SAB 101 has not had a material impact on SunSource's financial position and results of operations.

                          PRICE RANGE OF COMMON STOCK

     As a result of SunSource's September 30, 1997 conversion from partnership to corporate form, SunSource's common shares began trading on the New York Stock Exchange on October 1, 1997, under the symbol "SDP". On June 19, 2001, the shares began trading on the American Stock Exchange under the symbol "SDP." The following table sets forth the high and low closing sale prices on the New York Stock Exchange composite tape for the common shares:

                                                       HIGH       LOW
                                                     --------   --------
2001
----
First Quarter......................................  $ 9.5000   $ 3.8200
2000
----
First Quarter......................................  $ 6.2500   $ 4.5000
Second Quarter.....................................    5.0625     4.2500
Third Quarter......................................    5.3750     3.7500
Fourth Quarter.....................................    3.9375     2.8750
1999
----
First Quarter......................................  $18.9375   $13.8750
Second Quarter.....................................   16.3125    12.6875
Third Quarter......................................   11.0000     4.8750
Fourth Quarter.....................................    7.2500     3.5000

     As of March 26, 2001 there were approximately 433 holders of record of SunSource's common shares. The total number of common shares outstanding as of March 26, 2001 was 6,889,844.

                            MANAGEMENT OF SUNSOURCE

EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth certain information regarding SunSource's executive officers:

           NAME              AGE                    POSITION
           ----              ---                    --------
Maurice P. Andrien, Jr. ...  59    President and Chief Executive Officer,
                                   SunSource Inc.; CEO, SunSource Technology
                                   Services, LLC
Joseph M. Corvino..........  47    Vice President -- Finance; Chief Financial
                                   Officer; Treasurer and Secretary,
                                   SunSource Inc.
Max W. Hillman, Jr. .......  54    Co-CEO, The Hillman Group, Inc.
Justin M. Jacobi...........  40    President and Chief Operating Officer,
                                   SunSource Technology Services, LLC
Donald T. Marshall.........  67    Chairman, SunSource Inc.
Stephen W. Miller..........  55    Co-CEO, The Hillman Group, Inc.

     All executive officers serve at the pleasure of SunSource's board of directors. There are no family relationships between any of SunSource's executive officers and directors.

     The following is a summary of the business experience of the executive officers listed above during at least the last five years. Periods prior to the conversion on September 30, 1997 relate to SunSource's predecessor, SunSource L.P.

     Maurice P. Andrien, Jr. See information contained under "Biographical Information -- Continuing Stockholders."

     Joseph M. Corvino See information contained under "Biographical Information -- Continuing Stockholders."

     Max W. Hillman, Jr. See information contained under "Biographical Information -- Continuing Stockholders."

     Justin M. Jacobi has been the President and COO of SunSource Technology Services, LLC since November 2000. Mr. Jacobi held various positions with Applied Industrial Technologies, Inc., since July 1994 including Unit President of the Fluid Power Products division from February 2000 to November 2000.

     Donald T. Marshall has been the Chairman since April, 1999. Mr. Marshall served as Chairman and CEO from December 1988 to April 1999.

     Stephen W. Miller See information contained under "Biographical Information -- Continuing Stockholders."

DIRECTORS

     The following table sets forth certain information regarding SunSource's directors:

      NAME, AGE AND YEAR
     FIRST BECAME DIRECTOR       AGE              EMPLOYMENT HISTORY; OTHER DIRECTORSHIPS
     ---------------------       ---              ---------------------------------------
CLASS I DIRECTORS
Stewart A. Bliss 2000            67             Consultant and former Interim Chairman and
                                                CEO of KN Energy during a portion of 1999;
                                                Senior Business Advisor from 1994 to 1999
                                                for Parcel, Mauro, Hultin and Spaanstra,
                                                P.C.
O. Gordon Brewer, Jr. 1987       64             Consultant and former Vice
                                                President-Finance of Ikon Office Solutions
                                                (successor company to Alco Standard
                                                Corporation) for more than the past five
                                                years.
Arnold S. Hoffman 1987           65             Senior Managing Director in Corporate
                                                Finance of Legg Mason Wood Walker,
                                                Incorporated since April 1995, and Managing
                                                Director prior thereto.
CLASS II DIRECTORS
Robert E. Keith, Jr. 1997        59             Managing Director and Chief Executive
                                                Officer of TL Ventures (a venture capital
                                                firm) for more than the past five years;
                                                President and Chief Executive Officer of
                                                Technology Leaders Management, Inc. from
                                                February 1996 to the present, and President
                                                and Chief Operating Officer prior thereto;
                                                Vice Chairman of Safeguard Scientifics,
                                                Inc.; Director of Cambridge Technology
                                                Partners; Chairman of the Board of Internet
                                                Capital Group, Inc.; Director of American
                                                Education Centers, Inc.; Director of
                                                Naviano Inc.; Director of Circles Inc.; and
                                                Director of Surency Inc.
Geoffrey C. Shepard 1998         56             President of Corporate Division of Karr
                                                Barth Associates, Inc. for more than the
                                                past five years.
Francis G. Ziegler 1998          60             President and Chief Executive Officer of
                                                Claneil Enterprises, Inc. for more than the
                                                past five years; Chairman of the Board of
                                                Scott Chemical Co., Inc.; Director of Wawa,
                                                Inc.; Director of S&H GreenPoints Inc.; and
                                                Director of America'sDoctor.com.

      NAME, AGE AND YEAR
     FIRST BECAME DIRECTOR       AGE              EMPLOYMENT HISTORY; OTHER DIRECTORSHIPS
     ---------------------       ---              ---------------------------------------

CLASS III DIRECTORS
Maurice P. Andrien, Jr. 1999     59             See information contained under
                                                "Biographical Information -- Continuing
                                                Stockholders."
Norman V. Edmonson 1987          60             Vice President, SunSource Corporate Group,
                                                Inc. from December 1999 to May 2000;
                                                Executive Vice President of the Company
                                                from December 1994 to May 1998; Group Vice
                                                President prior thereto.
Donald T. Marshall 1987          67             Chairman of the Company since April 1999;
                                                Chairman and Chief Executive Officer of the
                                                Company prior thereto.

BIOGRAPHICAL INFORMATION -- CONTINUING STOCKHOLDERS

     The following is a summary of the biographies of the continuing stockholders, for at least the last five years. Unless otherwise indicated below, all of the continuing stockholders are United States citizens and none were convicted in a criminal proceeding or party to a judicial or administrative proceeding that resulted in an injunction, prohibition or finding of a violation of federal or state securities laws.

     Maurice P. Andrien, Jr. is currently President and Chief Executive Officer of SunSource Inc., One Logan Square, Suite 3000, Philadelphia, Pennsylvania 19103, whose principal business is distribution of value-added services and products to retail and industrial markets in North America. Mr. Andrien has held such position since April 1999. From June 1998 to April 1999, Mr. Andrien was President and Chief Operating Officer of Unican Security Systems, Ltd., Decarie Boulevard, Montreal, Quebec, Canada. From April 1992 to June 1998, Mr. Andrien was President and Chief Executive Officer of Curtis Industries, Inc., 6140 Parkland Boulevard, Mayfield Heights, Ohio.

     Dennis G. Blake is currently Vice President of Marketing for The Hillman Group, Inc., 10590 Hamilton Avenue, Cincinnati, Ohio 45231, whose principal business is the sale and service of fasteners and related small hardware items, and the manufacture and marketing of key duplication and identification systems. Mr. Blake has held such position for the last five years.

     Richard A. Buller is currently the Vice President of Materials Management for The Hillman Group, Inc., 10590 Hamilton Avenue, Cincinnati, Ohio 45231, whose principal business is the sale and service of fasteners and related small hardware items, and the manufacture and marketing of key duplication and identification systems. Mr. Buller has held such position since 1998. From 1996 to 1998, Mr. Buller was Director of Materials Management for The Hillman Group, Inc. at the Cincinnati, Ohio address, above.

     Joseph M. Corvino is currently Vice President of Finance, Secretary, Treasurer and Chief Financial Officer of SunSource Inc., whose principal business is distribution of value-added services and products to retail and industrial markets in North America. Mr. Corvino has held such positions for the last five years.

     Kenneth H. Foskey is currently Vice President of Information Systems and New Business Development for The Hillman Group, Inc., 10590 Hamilton Avenue,

Cincinnati, Ohio 45231, whose principal business is the sale and service of fasteners and related small hardware items, and the manufacture and marketing of key duplication and identification systems. Mr. Foskey has held such position since 1997. From 1996 to 1997, Mr. Foskey held the position of Vice President of Information Systems for The Hillman Group, Inc. at the Cincinnati, Ohio address, above.

     George L. Heredia is currently Senior Vice President of Marketing for The Hillman Group, Inc., 9185 South Farmer Avenue, Tempe, Arizona 85284, whose principal business is the sale and service of fasteners and related small hardware items, and the manufacture and marketing of key duplicating and identification systems. Mr. Heredia has held such position since April 2000. During the five years prior to April 2000, Mr. Heredia has held the positions of Senior Vice President of Marketing and Senior Vice President of Operations for Axxess Technologies Inc., 9185 South Farmer Avenue, Tempe, Arizona 85284.

     Max W. Hillman, Jr. is currently Co-Chief Executive Officer of The Hillman Group, Inc., 10590 Hamilton Avenue, Cincinnati, Ohio 45231, whose principal business is the sale and service of fasteners and related small hardware items, and the manufacture and marketing of key duplication and identification systems. Mr. Hillman has held the position of Co-Chief Executive Officer of The Hillman Group, Inc. since April 2000. From 1999 to April 2000 Mr. Hillman held the position of Chief Executive Officer of The Hillman Group, Inc. at the Cincinnati, Ohio address, above. From 1991 to 1999, Mr Hillman was a Group Vice President for The Hillman Group, Inc. at the Cincinnati, Ohio address, above.

     Richard P. Hillman is currently the President of The Hillman Group, Inc., 10590 Hamilton Avenue, Cincinnati, Ohio 45231, whose principal business is the sale and service of fasteners and related small hardware items, and the manufacture and marketing of key duplication and identification systems. Mr. Hillman has held such position since 1991.

     John H. Marshall III is currently Regional Vice President of Sales for The Hillman Group, Inc., 10590 Hamilton Avenue, Cincinnati, Ohio 45231, whose principal business is the sale and service of fasteners and related small hardware items, and the manufacture and marketing of key duplication and identification systems. Mr. Marshall has held the position of Regional Vice President of Sales for The Hillman Group, Inc. since April 1998. From January 1997 to April 1998, Mr. Marshall held the position of Regional Sales Manager and, form May 1995 to January 1997, Mr. Marshall held the position of District Manager for The Hillman Group, Inc. at the Cincinnati, Ohio address, above.

     John P. McDonnell is currently employed as a consultant to SunSource Technology Services, LLC. Mr. McDonnell has been employed as a consultant for SunSource Technology Services since January 2000. During the five years prior to January 2000, Mr. McDonnell has held various management positions with several of SunSource's subsidiaries.

     Stephen W. Miller is currently the Co-Chief Executive Officer of The Hillman Group, Inc., 9185 South Farmer Avenue, Tempe, Arizona 85284, whose principal business is the sale and service of fasteners and related small hardware items, and the manufacture and marketing of key duplication and identification systems. Mr. Miller has held the position of Co-Chief Executive Officer of The Hillman Group, Inc. since April 2000. From January 1994 to April 2000, Mr. Miller held the positions of Chief Executive Officer, Chairman of the Board and President of Axxess Technologies, Inc., 8990 South Kyrene Road, Tempe, Arizona 85284.

     Michael A. Mueller is currently the Vice President of Engineering for The Hillman Group, Inc., 8990 South Kyrene Road, Tempe, Arizona 85284, whose principal business is the sale and service of fasteners and related small hardware items, and the manufacture and marketing of key duplication and identification systems. Mr. Mueller has held such position since April 2000. Prior to April 2000, Mr. Mueller was Vice President of Engineering for Axxess Technologies, Inc., 8990 South Kyrene Road, Tempe, Arizona 85284.

     Terry R. Rowe is currently the Senior Vice President of National Accounts for The Hillman Group, Inc., 9185 South Farmer Avenue, Tempe, Arizona 85284, whose principal business is the sale and service of fasteners and related small hardware items, and the manufacture and marketing of key duplication and identification systems. Mr. Rowe has held such position with The Hillman Group since 1992.

     Gary L. Seeds is currently Executive Vice President of Sales for The Hillman Group, Inc., 10590 Hamilton Avenue, Cincinnati, Ohio 45231, whose principal business is the sale and service of fasteners and related small hardware items, and the manufacture and marketing of key duplication and identification systems. Mr. Seeds has held such position for the last five years.

     James P. Waters is currently Vice President and Chief Financial Officer of The Hillman Group, Inc., 10590 Hamilton Avenue, Cincinnati, Ohio 45231, whose principal business is the sale and service of fasteners and related small hardware items, and the manufacture and marketing of key duplication and identification systems. Mr. Waters has held such position since September 1999. From November 1997 to September 1999, Mr. Waters was Vice President of Finance for Curtis Industries, Inc., 6140 Parkland Boulevard, Mayfield Heights, Ohio. From May 1993 to November 1997, Mr. Waters was Director of Finance for Curtis Industries, Inc., 6140 Parkland Boulevard, Mayfield Heights, Ohio.

     Mark Yeary is currently Vice President of Manufacturing for The Hillman Group, Inc., 8990 South Kyrene Road, Tempe, Arizona 85284, whose principal business is the sale and service of fasteners and related small hardware items, and the manufacture and marketing of key duplication and identification systems. Mr. Yeary has held such position since April, 2000. Prior to April, 2000, Mr. Yeary held the position of Vice President, Manufacturing for Axxess Technologies, Inc. at the Tempe, Arizona address, above.

                          MANAGEMENT OF ALLIED CAPITAL

     Allied Capital's board of directors is classified into three approximately equal classes with three-year terms, with only one of the three classes expiring each year. Directors serve until their successors are elected and qualified.

DIRECTORS

     Information regarding Allied Capital's board of directors is as follows:

                                                              DIRECTOR   EXPIRATION
NAME                         AGE   POSITION                   SINCE(1)    OF TERM
----                         ---   --------                   --------   ----------
William L. Walton*.........  51    Chairman, Chief Executive
                                   Officer and President        1986        2001
George C. Williams, Jr.*...  75    Chairman Emeritus            1964        2001
Brooks H. Browne...........  51    Director                     1990        2001
John D. Firestone..........  57    Director                     1993        2002
Anthony T. Garcia..........  44    Director                     1991        2002
Lawrence I. Hebert.........  54    Director                     1989        2002
John I. Leahy..............  70    Director                     1994        2003
Robert E. Long.............  70    Director                     1972        2001
Warren K. Montouri.........  72    Director                     1986        2003
Guy T. Steuart II..........  70    Director                     1984        2003
T. Murray Toomey, Esq......  77    Director                     1959        2003
Laura W. van Roijen........  49    Director                     1992        2002

---------------
 *  Interested persons of Allied Capital, as defined in the 1940 Act.

(1) Includes service as a director of any of Allied Capital's predecessor companies.

EXECUTIVE OFFICERS

     Information regarding Allied Capital's executive officers is as follows:

             NAME               AGE   POSITION
             ----               ---   --------
William L. Walton.............  51    Chairman, Chief Executive Officer and President
Joan M. Sweeney...............  41    Managing Director and Chief Operating Officer
Scott S. Binder...............  46    Managing Director
Samuel B. Guren...............  54    Managing Director
Philip A. McNeill.............  41    Managing Director
John M. Scheurer..............  49    Managing Director
Thomas H. Westbrook...........  38    Managing Director
G. Cabell Williams III. ......  47    Managing Director
Penni F. Roll.................  35    Executive Vice President and Chief Financial
                                      Officer

BIOGRAPHICAL INFORMATION

Directors

     William L. Walton has been the Chairman, Chief Executive Officer and President of Allied Capital since 1997. He has served on the Allied Capital Board of Directors since 1986, and was named Chairman and CEO in February 1997. Mr. Walton has an extensive background in general management, marketing, strategic planning, mergers and acquisitions and financial analysis. Mr. Walton previously served as Managing Director of New York-based Butler Capital Corporation (1987-1991) and was the personal venture capital advisor for William
S. Paley, founder and Chairman of CBS. In addition, he was a Senior Vice President in Lehman Brothers Kuhn Loeb's Investment Banking Group. Mr. Walton also founded and managed two start-up businesses in the emerging education industry (1992-1996). Mr. Walton is a director of Nobel Learning Communities, Inc., Riggs National Corporation and the National Venture Capital Association. He received both a B.A. and a M.B.A. from Indiana University.

     George C. Williams, Jr. is Chairman Emeritus of Allied Capital. Mr. Williams was an officer of Allied Capital's predecessor companies from the later of 1959 or the inception of the relevant entity and President or Chairman and Chief Executive Officer of the predecessor companies from the later of 1964 or each entity's inception until 1991. Mr. Williams is the father of G. Cabell Williams III, an executive officer of Allied Capital.

     Brooks H. Browne has been the President of Environmental Enterprises Assistance Fund since 1993. Mr. Browne is a director of SEAF, Corporation Financiera Ambiental (Panama), Empresas Ambientales de Centro America (Costa
Rica) Renewable Energy and Energy Efficiency Fund, Terra Capital Investors Limited, the Solar Development Foundation and Yayasan Bina Usaha Lingkungan (Indonesia) (environmental nonprofit or investment funds).

     John D. Firestone has been a Partner of Secor Group (venture capital) since 1978. Mr. Firestone is a director of Security Storage Company of Washington, DC, Bryn Mawr Bank Corporation and the National Organization on Disability. Mr. Firestone is a Senior Advisor to GeoPortals.com, and a Trustee of the Washington Ballet.

     Anthony T. Garcia is currently a private investor. Mr. Garcia was General Manager of Breen Capital Group (investor in tax liens) from 1997 to 2000. Mr. Garcia was a Senior Vice President of Lehman Brothers Inc. from 1985 to 1996.

     Lawrence I. Hebert is a director and President and Chief Executive Officer of Riggs Bank N.A. (a subsidiary of Riggs National Corporation) since February 2001; Director of Riggs National Corporation since 1988. He also serves as a director of Riggs Investment Management Corporation and Riggs Bank Europe Limited (indirect subsidiaries of Riggs National Corporation). Mr. Hebert is the President and a director of Perpetual Corporation (owner of Allbritton Communications Company and ALLNEWSCO, Inc.). Mr. Hebert is a director of ALLNEWSCO, Inc. (news programming service), the President of Westfield News Advertiser, Inc. (owner of a television station and newspapers), trustee of The Allbritton Foundation and Vice Chairman of Allbritton Communications Company. Mr. Hebert previously served as Vice Chairman (1983 to 1998), President (1984 to
1998) and Chairman and Chief Executive Officer (1998 to 2001) of Allbritton Communications Company.

     John I. Leahy has been the President of Management and Marketing Associates (a management consulting firm) since 1986. Mr. Leahy was the President and Group Executive Officer, Western Hemisphere of Black & Decker Corporation from 1982 to 1985. Mr. Leahy is a director of Kar Kraft Systems, Inc., Cavanaugh Capital, Inc., Acorn Products, Inc., The Wills Group Thulman-Eastern Company and Gallagher Fluid Seals, Inc.

     Robert E. Long is the CEO and Director of Goodwyn, Long & Black Investment Management, Inc. and has been the Chairman and Chief Executive Officer of Emerald City Radio Partners, LLC since 1997. Mr. Long was the President of Business News Network, Inc. from 1995 to 1998, was the Chairman and Chief Executive Officer of Southern Starr Broadcasting Group, Inc. from 1991 to 1995, and a director and the President of Potomac Asset Management, Inc. from 1983 to 1991. Mr. Long is a director of AmBase Corporation, CSC Scientific, Inc., and Advanced Solutions International, Inc.

     Warren K. Montouri has been a Partner of Montouri & Roberson (real estate investment firm) since 1980. Mr. Montouri was a director of C&S/Sovran Bank from 1970 to 1990, a director of Sovran Financial Corporation from 1989 to 1990, a director of NationsBank, N.A. from 1990 to 1996, a director of BB&T Bank (formerly Franklin National Bank) from 1996 to 2000, a trustee of Suburban Hospital from 1991 to 1994, and a trustee of The Audubon Naturalist Society from 1979 to 1985.

     Guy T. Steuart II has been a director and President of Steuart Investment Company (manages, operates, and leases real and personal property and holds stock in operating subsidiaries engaged in various businesses) since 1960. Mr. Steuart is Trustee Emeritus of Washington and Lee University.

     T. Murray Toomey, Esq. has been an attorney at law since 1949. Mr. Toomey is a director of The National Capital Bank of Washington and Federal Center Plaza Corporation. He is also a trustee of The Catholic University of America.

     Laura W. van Roijen has been a private real estate investor since 1992. Ms. van Roijen was the Chairman of CWV & Associates (RTC qualified contracting firm) from 1991 to 1994, a director and the Treasurer of Black Possum Inc. (retail concern) from 1994 to 1996, the President of Volta Place, Inc. (real estate advisory firm) from 1991 to 1994, and Vice President (from 1986 to 1991) and Market Director (from 1989 to 1991) of Citicorp Real Estate, Inc.

Executive Officers who are not Directors

     Joan M. Sweeney, Managing Director and Chief Operating Officer, has been employed by Allied Capital since 1993. Ms. Sweeney oversees all company operations and is responsible for strategic planning, financial management, information technology, marketing, investor relations, and all regulatory compliance. Prior to joining Allied Capital, Ms. Sweeney spent ten years of her career consulting with private and small public companies at both Ernst & Young and Coopers & Lybrand. Ms. Sweeney was a member of the Commission Division of Enforcement in the late 1980s.

     Scott S. Binder, Managing Director, has worked with Allied Capital since 1991 and is responsible for the telecommunications and broadcasting/cable investments within the private finance group. Prior to joining Allied Capital, Mr. Binder formed and was President of Overland Communications Group, which owned and operated cable television systems and radio stations. He also has worked in the specialty finance and leasing industry.

     Samuel B. Guren, Managing Director, joined Allied Capital in 1999 to develop Allied Capital's private equity investment business. Mr. Guren has more than 26 years of venture capital investing experience. Prior to joining Allied Capital, Mr. Guren was the Senior Managing Partner at Baird Capital. He also served as a Senior Managing Partner at William Blair Venture Partners for 15 years.

     Philip A. McNeill, Managing Director, has been employed by Allied Capital since 1993 and is responsible for co-managing the private finance group. Before joining Allied Capital, he served as a vice president of M&T Capital Corporation. Prior to entering the private finance industry, he was founding director of Western Oklahoma

National Bank, and structured and managed numerous privately negotiated investments.

     John M. Scheurer, Managing Director, has been employed by Allied Capital since 1991 and manages the real estate finance group. He has more than 22 years of experience in commercial finance and real estate lending and management. Prior to joining Allied Capital, Mr. Scheurer worked in various capacities with Capital Recovery Advisors, Inc. and First American Bank. He also started his own company, The Scheurer Company, and co-founded Hunter & Associates, a major leasing and consulting real estate firm in the Washington, DC area.

     Thomas H. Westbrook, Managing Director, has been with Allied Capital since 1991 and is responsible for the business services investments within the private finance group. Prior to joining Allied Capital, Mr. Westbrook worked with North Carolina Enterprise Fund and was a lending officer in NationsBank's corporate lending unit. He is the former president of the southern RASBIC and has served on the NASBIC Board of Governors.

     G. Cabell Williams, III, Managing Director, has been employed by Allied Capital since 1981 and is responsible for co-managing the operations of the private finance group. He has over 19 years of private finance experience, and has structured numerous types of private debt and equity finance transactions. Mr. Williams has served in many capacities during his tenure at Allied Capital.

     Penni F. Roll, Executive Vice President and Chief Financial Officer, has been employed by Allied Capital since 1995. Ms. Roll is responsible for financial management and reporting, accounting, loan servicing, special servicing, portfolio monitoring and regulatory compliance activities. Prior to joining Allied Capital, she spent seven years in the financial services practice at KPMG Peat Marwick, including serving as a Manager from 1993 to 1995.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF SUNSOURCE

     On July 3, 2001, the name, address, and share ownership of persons who beneficially owned 5% or more of the outstanding SunSource common stock, SunSource's executive officers and the members of the SunSource board of directors, and the percentage of shares of SunSource common stock, and the percentage of New SunSource common stock that would be owned by such persons upon consummation of the merger based upon their holdings and outstanding shares at July 3, 2001, are as follows:

                                                                                         PERCENTAGE OF
                                                                                              NEW
                                                                                           SUNSOURCE
                                                                     SHARES OF NEW        THAT WOULD
                                       SHARES        PERCENT         SUNSOURCE THAT        BE OWNED
                                    OF SUNSOURCE    OWNERSHIP        WOULD BE OWNED        AFTER THE
               NAME                    OWNED       OF SUNSOURCE   AFTER THE MERGER (1)     MERGER(1)
               ----                 ------------   ------------   --------------------   -------------
Wynnefield Partners/Channel
  Partnership.....................     843,300         12.2%                 --                --
  450 Seventh Avenue, Suite 509
  New York, NY 10123
Cramer, Rosenthall, McGlynn, LLC..     397,300          5.8%                 --                --
  707 Winchester Avenue
  White Plains, NY 10604

                                                                                         PERCENTAGE OF
                                                                                              NEW
                                                                                           SUNSOURCE
                                                                     SHARES OF NEW        THAT WOULD
                                       SHARES        PERCENT         SUNSOURCE THAT        BE OWNED
                                    OF SUNSOURCE    OWNERSHIP        WOULD BE OWNED        AFTER THE
               NAME                    OWNED       OF SUNSOURCE   AFTER THE MERGER (1)     MERGER(1)
               ----                 ------------   ------------   --------------------   -------------
Benson Associates, LLC............     420,100          6.1%                 --                --
  11 SW Fifth Avenue, Suite 2130
  Portland, OR 97204
J.B. Capital Partners, LP.........     518,975          7.5%                 --                --
  23 Berkley Lane
  Rye Brook, NY 10573
Maurice P. Andrien, Jr. (2).......     287,000          4.2%            149,880               2.0%
  36 Harrison Drive
  Newtown Square, PA 19073
Joseph M. Corvino (3).............     134,626          2.0%             73,711               1.0%
  1420 Ardleigh Circle
  West Chester, PA 19380
Max W. Hillman, Jr. (4)...........     137,220          2.0%            122,922               1.6%
  3257 Bridgestone Court
  Cincinnati, OH 45248
John P. McDonnell (5).............     283,208          4.1%             77,831               1.0%
  23600 Edgeview Court
  Barrington, IL 60010
Donald T. Marshall (6)............     923,988         13.4%                 --                --
  228 W. Washington Square
  Philadelphia, PA 19106
Stephen W. Miller (7).............      70,000          1.0%             70,000                  *
  8601 N. 61st Place
  Paradise Valley, AZ 85253
Norman Edmonson (8)...............     421,753          6.1%                 --                --
  607 North Chester Road
  Swarthmore, PA 19081
O. Gordon Brewer (9)..............       9,619             *                 --                --
  Braeview (East Atlantic Avenue)
  Pine Valley, NJ 08021-0600
Stewart Bliss (10)................       6,660             *                 --                --
  251 Monroe St
  Denver, CO 80206
Arnold Hoffman (11)...............      21,774             *                 --                --
  1464 Hunter Road
  Rydal, PA 19046
Robert Keith (12).................      26,551             *                 --                --
  975 Garrett Mill Road
  Newtown Square, PA 19073
Geoffrey Shepard (13).............      11,741             *                 --                --
  105 Wisteria Lane
  Media, PA 19063
Francis Ziegler (14)..............      14,339             *                 --                --
  100 Roebling Road
  Bernardsville, NJ 07924
Richard P. Hillman (15)...........      36,000             *             61,205                  *
  10590 Hamilton Avenue
  Cincinnati, OH 45231
George L. Heredia (16)............      10,000             *             10,000                  *
  9185 S. Farmer Avenue
  Tempe, AZ 85284

                                                                                         PERCENTAGE OF
                                                                                              NEW
                                                                                           SUNSOURCE
                                                                     SHARES OF NEW        THAT WOULD
                                       SHARES        PERCENT         SUNSOURCE THAT        BE OWNED
                                    OF SUNSOURCE    OWNERSHIP        WOULD BE OWNED        AFTER THE
               NAME                    OWNED       OF SUNSOURCE   AFTER THE MERGER (1)     MERGER(1)
               ----                 ------------   ------------   --------------------   -------------
Gary L. Seeds (17)................      24,500             *             16,355                  *
  10590 Hamilton Avenue
  Cincinnati, OH 45231
Terry R. Rowe (18)................      15,000             *             11,410                  *
  9185 S. Farmer Avenue
  Tempe, AZ 85284
James P. Waters (19)..............       9,000             *             11,410                  *
  10590 Hamilton Avenue
  Cincinnati, OH 45231
Dennis G. Blake (20)..............      15,000             *             33,096                  *
  10590 Hamilton Avenue
  Cincinnati, OH 45231
Richard A. Buller (12)............      13,175             *             10,585                  *
  10590 Hamilton Avenue
  Cincinnati, OH 45231
Kenneth H. Foskey (22)............      15,000             *             11,410                  *
  10590 Hamilton Avenue
  Cincinnati, OH 45231
Michael A. Mueller (23)...........      10,000             *             10,000                  *
  8990 S. Kyrene Rd.
  Tempe, AZ 85284
Mark Yeary (24)...................      10,000             *             10,000                  *
  8990 S. Kyrene Rd.
  Tempe, AZ 85284
John H. Marshall III (25).........       7,500             *              7,373                  *
  10590 Hamilton Avenue
  Cincinnati, OH 45231

---------------
  *  less than 1%
 (1) Includes rollover options.
 (2) Includes (a) 107,000 shares owned directly of which 100,000 are restricted shares, and (b) 180,000 shares underlying options of which 50,000 are currently vested and 130,000 will vest upon consummation of the merger.
 (3) Includes (a) 39,626 shares owned directly, and (b) 95,000 shares underlying options of which 12,000 are currently vested and 83,000 will vest upon consummation of the merger.
 (4) Includes (a) 32,220 shares owned directly, and (b) 105,000 shares underlying options of which 49,166 are currently vested and 55,834 will vest upon consummation of the merger.
 (5) Includes (a) 203,208 shares owned directly, and (b) 80,000 shares underlying options all of which will vest upon consummation of the merger.
 (6) Includes (a) 703,988 shares owned directly, and (b) 220,000 shares underlying options of which 142,000 are currently vested and 78,000 will vest upon consummation of the merger.
 (7) Includes (a) 20,000 shares owned directly, and (b) 50,000 shares underlying options of which 6,250 are currently vested and 43,750 will vest upon consummation of the merger.
 (8) Includes 421,753 shares owned directly.
 (9) Includes 9,619 shares owned directly.
(10) Includes 6,660 shares owned directly.
(11) Includes (a) 2,000 shares owned by Hoffman Investment Co., of which Mr. Hoffman is Managing Partner, (b) 1,000 shares owned by Mr. Hoffman's children with respect to which he disclaims beneficial ownership.
(12) Includes 26,551 shares owned directly.
(13) Includes 11,741 shares owned directly.
(14) Includes 14,339 shares owned directly.
(15) Represents 36,000 shares underlying options of which 15,833 are currently vested and 20,167 will vest upon consummation of the merger.

(16) Represents 10,000 shares underlying options of which 1,250 are currently vested and 8,750 will vest upon consummation of the merger.
(17) Represents 24,500 shares underlying options of which 11,875 are currently vested and 12,625 will vest upon consummation of the merger.
(18) Represents 15,000 shares underlying options of which 6,000 are currently vested and 9,000 will vest upon consummation of the merger.
(19) Represents 9,000 shares underlying options of which 1,000 are currently vested and 8,000 will vest upon consummation of the merger.
(20) Represents 15,000 shares underlying options of which 6,000 are currently vested and 9,000 will vest upon consummation of the merger.
(21) Includes (a) 175 shares owned directly and (b) 13,000 shares underlying options of which 4,917 are currently vested and 8,083 will vest upon consummation of the merger.
(22) Represents 15,000 shares underlying options of which 6,000 are currently vested and 9,000 will vest upon consummation of the merger.
(23) Represents 10,000 shares underlying options of which 1,250 are currently vested and 8,750 will vest upon consummation of the merger.
(24) Represents 10,000 shares underlying options of which 1,250 are currently vested and 8,750 will vest upon consummation of the merger.
(25) Represents 7,500 shares underlying options of which 3,333 are currently vested and 4,167 will vest upon consummation of the merger.

                TRANSACTIONS IN COMMON STOCK BY CERTAIN PERSONS

SUNSOURCE COMMON STOCK PURCHASE PRICE INFORMATION

     The following tables set forth information regarding acquisitions of SunSource common stock by affiliates of SunSource, showing the number of shares of SunSource common stock purchased by each affiliate, the range of prices paid for those shares and the average price paid per quarter for the past two years. Allied Capital and its executive officers and directors have not purchased any shares of SunSource common stock in the past two years. Transactions made on behalf of participants in the SunSource 401(k) plan are included in their respective beneficial ownership. See "Security Ownership of Certain Beneficial Owners and Management of SunSource."

                                                        QUARTER ENDED
                             --------------------------------------------------------------------
                                         9/31/99                             12/31/99
                             --------------------------------    --------------------------------
                             RANGE OF    AVERAGE    NUMBER OF    RANGE OF    AVERAGE    NUMBER OF
                              PRICE       PRICE      SHARES       PRICE       PRICE      SHARES
                             --------    -------    ---------    --------    -------    ---------
Maurice P. Andrien,
  Jr.....................    $    --     $    --        --       $    --     $    --         --
Joseph M. Corvino........    $    --     $    --        --       $    --     $    --         --
Max W. Hillman...........    $    --     $    --        --       $    --     $    --         --
John P. McDonnell........    $    --     $    --        --       $    --     $    --         --
Donald T. Marshall.......    $    --     $    --        --       $    --     $    --         --
Stephen W. Miller........    $    --     $    --        --       $    --     $    --         --
Norman Edmonson..........    $5.3125     $5.3125       470       $4.3438     $4.3438        575
O. Gordon Brewer.........    $5.3125     $5.3125       941       $    --     $    --         --
Stewart Bliss............    $    --     $    --        --       $    --     $    --         --
Arnold Hoffman...........    $5.3125     $5.3125       470       $4.3438     $4.3438        575
Robert Keith.............    $5.3125     $5.3125       941       $4.3438     $4.3438      1,151
Geoffrey Shepard.........    $5.3125     $5.3125       470       $4.3438     $4.3438        575
Francis Ziegler..........    $5.3125     $5.3125       941       $4.3438     $4.3438      1,151
Richard Hillman..........    $    --     $    --        --       $    --     $    --         --
George Heredia...........    $    --     $    --        --       $    --     $    --         --
Gary Seeds...............    $    --     $    --        --       $    --     $    --         --
Terry Rowe...............    $    --     $    --        --       $    --     $    --         --
James Waters.............    $    --     $    --        --       $    --     $    --         --
Dennis Blake.............    $    --     $    --        --       $    --     $    --         --
Richard Buller...........    $    --     $    --        --       $    --     $    --         --
Ken Fosky................    $    --     $    --        --       $    --     $    --         --
Michael Mueller..........    $    --     $    --        --       $    --     $    --         --
Mark Yeary...............    $    --     $    --        --       $    --     $    --         --
John Marshall............    $    --     $    --        --       $    --     $    --         --
John McDonnell...........    $    --     $    --        --       $    --     $    --         --

                                                        QUARTER ENDED
                             --------------------------------------------------------------------
                                         3/31/00                             6/30/00
                             --------------------------------    --------------------------------
                             RANGE OF    AVERAGE    NUMBER OF    RANGE OF    AVERAGE    NUMBER OF
                              PRICE       PRICE      SHARES       PRICE       PRICE      SHARES
                             --------    -------    ---------    --------    -------    ---------
Maurice P. Andrien,
  Jr.....................    $4.5000     $4.5000     100,000     $    --     $    --         --
Joseph M. Corvino........    $    --     $    --          --     $    --     $    --         --
Max W. Hillman...........    $    --     $    --          --     $    --     $    --         --
John P. McDonnell........    $    --     $    --          --     $    --     $    --         --
Donald T. Marshall.......    $    --     $    --          --     $    --     $    --         --
Stephen W. Miller........    $    --     $    --          --     $    --     $    --         --
Norman Edmonson..........    $    --     $    --                 $5.0625     $5.0625        164
O. Gordon Brewer.........    $4.6875     $4.6875         853     $5.0625     $5.0625        790
Stewart Bliss............    $    --     $    --          --     $5.0625     $5.0625        493
Arnold Hoffman...........    $4.6785     $4.6785         533     $5.0625     $5.0625        493
Robert Keith.............    $4.6785     $4.6785       1,066     $5.0625     $5.0625        987
Geoffrey Shepard.........    $4.6785     $4.6785       1,066     $5.0625     $5.0625        987
Francis Ziegler..........    $4.6785     $4.6785       1,066     $5.0625     $5.0625        987
Richard Hillman..........    $    --     $    --          --     $    --     $    --         --
George Heredia...........    $    --     $    --          --     $    --     $    --         --
Gary Seeds...............    $    --     $    --          --     $    --     $    --         --
Terry Rowe...............    $    --     $    --          --     $    --     $    --         --
James Waters.............    $    --     $    --          --     $    --     $    --         --
Dennis Blake.............    $    --     $    --          --     $    --     $    --         --
Richard Buller...........    $    --     $    --          --     $    --     $    --         --
Ken Fosky................    $    --     $    --          --     $    --     $    --         --
Michael Mueller..........    $    --     $    --          --     $    --     $    --         --
Mark Yeary...............    $    --     $    --          --     $    --     $    --         --
John Marshall............    $    --     $    --          --     $    --     $    --         --
John McDonnell...........    $    --     $    --          --     $    --     $    --         --

                                                        QUARTER ENDED
                             --------------------------------------------------------------------
                                         9/30/00                             12/31/00
                             --------------------------------    --------------------------------
                             RANGE OF    AVERAGE    NUMBER OF    RANGE OF    AVERAGE    NUMBER OF
                              PRICE       PRICE      SHARES       PRICE       PRICE      SHARES
                             --------    -------    ---------    --------    -------    ---------
Maurice P. Andrien,
  Jr.....................         --     $    --         --           --     $    --         --
Joseph M. Corvino........         --     $    --         --           --     $    --         --
Max W. Hillman...........         --     $    --         --           --     $    --         --
John P. McDonnell........         --     $    --         --           --     $    --         --
Donald T. Marshall.......         --     $    --         --           --     $    --         --
Stephen W. Miller........         --     $    --         --           --     $    --         --
Norman Edmonson..........    $3.9375     $3.9375        634      $3.0938     $3.0938        808
O. Gordon Brewer.........    $3.9375     $3.9375      1,015      $3.0938     $3.0938      1,293
Stewart Bliss............    $3.9375     $3.9375      1,269      $3.0938     $3.0938      1,616
Arnold Hoffman...........    $3.9375     $3.9375        634      $3.0938     $3.0938        808
Robert Keith.............    $3.9375     $3.9375      1,269      $3.0938     $3.0938      1,616
Geoffrey Shepard.........    $3.9375     $3.9375      1,269      $3.0938     $3.0938      1,616
Francis Ziegler..........    $3.9375     $3.9375      1,269      $3.0938     $3.0938      1,616
Richard Hillman..........    $    --     $    --         --      $    --     $    --         --
George Heredia...........    $    --     $    --         --      $    --     $    --         --
Gary Seeds...............    $    --     $    --         --      $    --     $    --         --
Terry Rowe...............    $    --     $    --         --      $    --     $    --         --
James Waters.............    $    --     $    --         --      $    --     $    --         --
Dennis Blake.............    $    --     $    --         --      $    --     $    --         --
Richard Buller...........    $    --     $    --         --      $    --     $    --         --
Ken Fosky................    $    --     $    --         --      $    --     $    --         --
Michael Mueller..........    $    --     $    --         --      $    --     $    --         --
Mark Yeary...............    $    --     $    --         --      $    --     $    --         --
John Marshall............    $    --     $    --         --      $    --     $    --         --
John McDonnell...........    $    --     $    --         --      $    --     $    --         --

                                                         QUARTER ENDED
                              --------------------------------------------------------------------
                                          3/31/01                             6/30/01
                              --------------------------------    --------------------------------
                              RANGE OF    AVERAGE    NUMBER OF    RANGE OF    AVERAGE    NUMBER OF
                               PRICE       PRICE      SHARES       PRICE       PRICE      SHARES
                              --------    -------    ---------    --------    -------    ---------
Maurice P. Andrien, Jr....         --     $    --         --      $     --    $    --       --
Joseph M. Corvino.........         --     $    --         --      $     --    $    --       --
Max W. Hillman............         --     $    --         --      $     --    $    --       --
John P. McDonnell.........         --     $    --         --      $     --    $    --       --
Donald T. Marshall........         --     $    --         --      $     --    $    --       --
Stephen W. Miller.........         --     $    --         --      $     --    $    --       --
Norman Edmonson...........    $3.9000     $3.9000        641      $     --    $    --       --
O. Gordon Brewer..........    $3.9000     $3.9000      1,025      $     --    $    --       --
Stewart Bliss.............    $3.9000     $3.9000      1,282      $     --    $    --       --
Arnold Hoffman............    $3.9000     $3.9000        641      $     --    $    --       --
Robert Keith..............    $3.9000     $3.9000      1,282      $     --    $    --       --
Geoffrey Shepard..........    $3.9000     $3.9000      1,282      $     --    $    --       --
Francis Ziegler...........    $3.9000     $3.9000      1,282      $     --    $    --       --
Richard Hillman...........    $    --     $    --         --      $     --    $    --       --
George Heredia............    $    --     $    --         --      $     --    $    --       --
Gary Seeds................    $    --     $    --         --      $     --    $    --       --
Terry Rowe................    $    --     $    --         --      $     --    $    --       --
James Waters..............    $    --     $    --         --      $     --    $    --       --
Dennis Blake..............    $    --     $    --         --      $     --    $    --       --
Richard Buller............    $    --     $    --         --      $     --    $    --       --
Ken Fosky.................    $    --     $    --         --      $     --    $    --       --
Michael Mueller...........    $    --     $    --         --      $     --    $    --       --
Mark Yeary................    $    --     $    --         --      $     --    $    --       --
John Marshall.............    $    --     $    --         --      $     --    $    --       --
John McDonnell............    $    --     $    --         --      $     --    $    --       --

     Certain 5% stockholders may have engaged in transactions in SunSource common stock during the past 60 days.

     No officers, directors or affiliates of SunSource have engaged in any transactions in SunSource common stock during the past 60 days.

TRANSACTIONS AND ARRANGEMENTS CONCERNING SUNSOURCE COMMON STOCK

     To SunSource's knowledge, no transactions in SunSource's common stock other than (i) ordinary purchases under SunSource's 401(k) plan or (ii) those transactions disclosed in "SunSource Common Stock Purchase Price Information", have been effected during the past 60 days by SunSource or its executive officers, directors, affiliates or subsidiaries, by Allied Capital or its executive officers, directors, affiliates or subsidiaries or by its executive officers, directors, affiliates or subsidiaries or by any of the continuing stockholders.

     In the past two fiscal years, no purchases of SunSource common stock were made by SunSource or Allied Capital (except as disclosed in periodic reports filed by SunSource with the SEC) other than as set forth in this proxy statement.

     Except as set forth in this proxy statement, neither SunSource, Allied Capital or any of their affiliates, executive officers or directors or any person controlling SunSource or Allied Capital is a party to any contract, arrangement or understanding or relationship with any other person relating directly, or indirectly, to, or in connection with respect to any securities of SunSource (including, without limitation, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangement, puts or calls, guarantees of loans, guarantees against loss or the giving of withholding of proxies, consents or authorizations). Except as described in this proxy statement, in the past two fiscal years, no contracts or negotiations concerning a merger, consolidation, or acquisition, a tender offer for or other acquisition of any securities of SunSource, an election of directors to the SunSource board, or a sale or other transfer of a material amount of assets of SunSource, has been entered into or has occurred between any affiliates of SunSource or between SunSource or any of its affiliates and any unaffiliated person or between Maurice Andrien, Joseph Corvino, Max Hillman, Stephen Miller, Richard Hillman, George Heredia, Gary Seeds, Terry Rowe, Jim Waters, Dennis Blake, Rick Buller, Ken Foskey, Michael Mueller, Mark Yeary, John McDonnell or John Marshall and SunSource and its affiliates, or between Allied Capital or its executive officers, directors, affiliates or subsidiaries and SunSource and its affiliates. Except as described in this proxy statement, in the past three years, SunSource has not made any underwritten public offering of its stock that was (i) registered under the Securities Act of 1933, (ii) exempt from registration under the Securities Act of 1933 pursuant to Regulation A.

     None of the executive officers and directors of Allied Capital, SunSource, Maurice Andrien, Joseph Corvino, Max Hillman, Stephen Miller, Richard Hillman, George Heredia, Gary Seeds, Terry Rowe, Jim Waters, Dennis Blake, Rick Buller, Ken Foskey, Michael Mueller, Mark Yeary, John McDonnell or John Marshall or Allied Capital or SunSource have been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

1998 PUBLIC OFFERING

     On March 25, 1998, SunSource closed in a public offering of 1,988,063 shares of its common stock at an offering price to the public of $28.25 per share. Of the 1,988,063 shares offered, 1,488,063 of the shares were sold by selling stockholders and 500,000 share were sold by SunSource for aggregate proceeds to SunSource of $14,125,000. The underwriters subsequently exercised their over allotment option for 296,408 shares yielding an additional $8,373,526 in proceeds to SunSource.

                           FORWARD-LOOKING STATEMENTS

     This document and documents to which we refer you in this document include various forward-looking statements about Allied Capital, SunSource and New SunSource that are subject to risks and uncertainties. Forward-looking statements include information concerning future results of operations of Allied Capital, SunSource and New SunSource. Also, statements that use the words "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "plan," "possible," "project," "should," "will," or similar expressions are forward-looking statements. Many factors, some of which are discussed elsewhere in this document and in documents to which we have referred you, could affect the future financial results of Allied Capital, SunSource and New SunSource. These factors could cause actual results to differ materially from those expressed in forward-looking statements contained in this document or related documents. These factors include adverse changes in economic conditions and in the markets served by Allied Capital and SunSource and a significant delay in the completion of the merger.

                           STOCKHOLDER PROPOSALS FOR
                         SUNSOURCE 2002 ANNUAL MEETING

     The 2002 annual meeting of the stockholders of SunSource will be held only if the merger transaction discussed in this proxy statement is not approved. An eligible stockholder who wants to have a qualified proposal considered for inclusion in the proxy statement for the 2002 annual meeting must notify the Secretary of SunSource. The proposal must be received at SunSource's offices no later than December 1, 2001. A stockholder must have been a record or beneficial owner of at least one percent of the outstanding shares of common stock of SunSource or shares of common stock of SunSource with a market value of $1,000 for at least one year prior to submitting the proposal and must continue to own such shares through the date on which the meeting is held.

                                 OTHER MATTERS

     It is not expected that any matters other than those described in this proxy statement will be brought before the SunSource special meeting. If any other matters are presented, however, it is the intention of the persons named in the SunSource proxy to vote the proxy in accordance with the discretion of the persons named in such proxy.

                            INDEPENDENT ACCOUNTANTS

     The financial statements as of December 31, 2000 and December 31, 1999 and for each of the three years in the period ended December 31, 2000, including in this proxy statement, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report appearing herein.

                      WHERE YOU CAN FIND MORE INFORMATION

     SunSource files annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements, or other information filed by SunSource at the Commission's public reference rooms at 450 5th Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-202-942-8090 for more information on the public reference rooms. The Commission also maintains an Internet site at "http://www.sec.gov" that contains reports, proxy and information statements, and other information regarding issuers, like SunSource, that file electronically with the Commission. Copies may also be obtained, after paying a duplicating fee, by electronic request to publicinfo@sec.gov or by written request to Public Reference Section, Washington, D.C. 20549-0102.

     You can inspect reports, proxy statements, and other information about SunSource at the offices of The American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     We have not authorized anyone to provide you with information that is different from, or in addition to, what is contained or referred to in this proxy statement. SunSource has supplied all information contained in this proxy statement relating to SunSource, and Allied Capital has supplied all information contained in this proxy statement relating to Allied Capital. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                        SUNSOURCE INC. AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL STATEMENTS
                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
QUARTERLY FINANCIAL STATEMENTS

Consolidated Balance Sheets -- March 31, 2001 (Unaudited),
  December 31, 2000 and March 31, 2000 (Unaudited)..........   F-1
Consolidated Statement of Operations -- For the Three Months
  Ended March 31, 2001 and 2000 (Unaudited).................   F-2
Consolidated Statement of Cash Flows -- For the Three Months
  Ended March 31, 2001 and 2000 (Unaudited).................   F-3
Consolidated Statement of Changes in Stockholders' Equity
  For the Three Months ended March 31, 2001 (Unaudited).....   F-4
Notes to Consolidated Financial Statements (Unaudited)......   F-5

ANNUAL FINANCIAL STATEMENTS

Report of Independent Accountants...........................  F-13
Consolidated Balance Sheets -- December 31, 2000 and 1999...  F-14
Consolidated Statements of Operations -- Years ended
  December 31, 2000, 1999 and 1998..........................  F-15
Consolidated Statements of Cash Flows -- Years ended
  December 31, 2000, 1999 and 1998..........................  F-16
Consolidated Statements of Changes in Stockholders' Equity
  (Deficit) for the Years ended December 31, 2000 and
  1999......................................................  F-17
Valuation Accounts..........................................  F-18
Notes to Consolidated Financial Statements..................  F-19

                        SUNSOURCE INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                               MARCH 31,    DECEMBER 31,    MARCH 31,
                                                                 2001           2000          2000
                                                              -----------   ------------   -----------
                                                              (UNAUDITED)                  (UNAUDITED)
                           ASSETS
Current assets:
    Cash and cash equivalents...............................   $  2,378       $  2,811      $  2,641
    Restricted cash.........................................         --         10,955            --
    Marketable securities...................................      7,349             --            --
    Accounts receivable, net................................     53,574         46,912        52,446
    Inventories.............................................     78,239         78,658        69,991
    Deferred income taxes...................................     14,483         14,483         8,621
    Net assets held for sale and liquidation................        507          1,767        35,152
    Income taxes receivable.................................         --             27        11,147
    Other current assets....................................      5,891          6,167         4,050
                                                               --------       --------      --------
        Total current assets................................    162,421        161,780       184,048
Property and equipment, net.................................     58,121         58,314        11,182
Goodwill and other intangibles..............................     77,511         77,949        31,469
Deferred financing fees.....................................      5,485          5,835         3,317
Deferred income taxes.......................................     15,474         15,118         4,432
Cash surrender value of life insurance policies.............         --             --        14,842
Other assets................................................      3,681          3,145         7,837
                                                               --------       --------      --------
        Total assets........................................   $322,693       $322,141      $257,127
                                                               ========       ========      ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable........................................   $ 39,848       $ 39,785      $ 42,393
    Notes payable...........................................        420            624           253
    Current portion of capitalized lease obligations........        812            915           919
    Dividends / distributions payable.......................      1,019          1,019            --
    Deferred tax liability..................................        594            594            --
    Current portion of unsecured subordinated notes.........      2,780          2,677            --
    Current portion of long term senior bank debt...........        500            375         5,000
    Accrued expenses:
        Salaries and wages..................................      2,331          4,307         1,890
        Income and other taxes..............................      6,468          6,605         3,487
        Accrued liabilities on discontinued operations......      1,711          2,407         3,203
        Other accrued expenses..............................     20,913         25,520        16,566
                                                               --------       --------      --------
        Total current liabilities...........................     77,396         84,828        73,711
Long term unsecured subordinated notes......................     41,317         40,960            --
Long term senior bank debt..................................      2,000          2,125        16,500
Bank revolving credit.......................................     67,284         55,111         7,065
Capitalized lease obligations...............................        523            627         1,259
Deferred compensation.......................................      6,162          7,868        14,796
Deferred tax liability......................................      1,629          1,629            --
Other liabilities...........................................      1,574          1,541           194
                                                               --------       --------      --------
        Total liabilities...................................    197,885        194,689       113,525
                                                               --------       --------      --------
Guaranteed preferred beneficial interests in the
  Company's junior subordinated debentures..................    114,760        114,848       115,112
                                                               --------       --------      --------
Commitments and contingencies
Stockholders' equity:
    Preferred stock, $.01 par, 1,000,000 shares authorized,
      none issued...........................................         --             --            --
    Common stock, $.01 par, 20,000,000 shares authorized,
      7,361,509 issued and 6,882,409 outstanding at March
      31, 2001, 7,352,137 issued and 6,873,037 outstanding
      at December 31, 2000 and 7,333,734 issued and
      6,854,634 outstanding at March 31, 2000...............         74             74            73
    Additional paid-in capital..............................     22,837         22,808        21,813
    Retained earnings (accumulated deficit).................     (3,246)          (617)       19,227
    Unearned compensation...................................       (384)          (428)         (647)
    Accumulated other comprehensive income..................       (528)          (528)       (3,271)
    Treasury stock, at cost, 479,100 shares.................     (8,705)        (8,705)       (8,705)
                                                               --------       --------      --------
        Total stockholders' equity..........................     10,048         12,604        28,490
                                                               --------       --------      --------
        Total liabilities and stockholders' equity..........   $322,693       $322,141      $257,127
                                                               ========       ========      ========

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        SUNSOURCE INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                          FOR THE THREE MONTHS ENDED,
                (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

                                                          MARCH 31,    MARCH 31,
                                                             2001         2000
                                                          ----------   ----------
Net sales...............................................  $  109,929   $  119,612
Cost of sales...........................................      64,960       70,778
                                                          ----------   ----------
       Gross profit.....................................      44,969       48,834
                                                          ----------   ----------
Operating expenses:
  Selling, general and administrative expenses..........      37,700       44,703
  Depreciation..........................................       3,045        1,014
  Amortization..........................................         903          405
                                                          ----------   ----------
       Total operating expenses.........................      41,648       46,122
                                                          ----------   ----------
Other income (expense)..................................        (369)          84
                                                          ----------   ----------
       Income from operations...........................       2,952        2,796
Interest expense, net...................................       3,215        2,399
Distributions on guaranteed preferred beneficial
  interests.............................................       3,058        3,058
Gain on contribution of subsidiaries (Note 3)...........          --       49,115
Equity in earnings of affiliate (Note 3)................         501          449
                                                          ----------   ----------
       Income (loss) before provision for income
          taxes.........................................      (2,820)      46,903
Provision (benefit) for income taxes....................        (191)       5,286
                                                          ----------   ----------
       Income (loss) from continuing operations.........      (2,629)      41,617
                                                          ----------   ----------
Discontinued operations (Note 1)
  Income from operations of discontinued segments of
     $141, net of an income tax expense of $70..........          --           71
  Gain on disposal of discontinued segments of $3,372,
     net of income tax benefit of $6,208................          --        2,836
                                                          ----------   ----------
       Income from discontinued operations..............          --        2,907
                                                          ----------   ----------
       Net income (loss)................................  $   (2,629)  $   44,524
                                                          ==========   ==========
Basic and diluted income (loss) per common share:
  Income (loss) from continuing operations..............  $    (0.38)  $     6.10
  Income from operations of discontinued segments, net
     of taxes...........................................          --         0.01
  Gain on disposal of discontinued segments, net of
     taxes..............................................          --         0.41
                                                          ----------   ----------
  Net income (loss).....................................  $    (0.38)  $     6.52
                                                          ==========   ==========
Weighted average number of outstanding common shares....   6,882,409    6,827,161

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        SUNSOURCE INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                          FOR THE THREE MONTHS ENDED,

                             (DOLLARS IN THOUSANDS)

                                                      MARCH 31, 2001      MARCH 31, 2000
                                                     -----------------   -----------------
Cash flows from operating activities:
  Net income (loss)................................       $(2,629)           $ 44,524
  Adjustments to reconcile net income (loss) to net
     cash used for operating activities:
       Depreciation and amortization...............         3,948               1,419
       Loss from discontinued segments before
          taxes....................................            --               3,231
       Gain on contribution from subsidiaries......            --             (49,115)
       Equity in earnings of affiliate.............          (501)               (449)
       Deferred income tax benefit.................          (356)                 --
       Changes in current operating items:
          Increase in accounts receivable..........        (6,662)             (7,374)
          Decrease in inventories..................           419               1,043
          Decrease in income taxes receivable......            27                 511
          (Increase) decrease in other current
            assets.................................          (299)                320
          Increase in accounts payable.............            63               4,948
          Decrease in other accrued liabilities....        (3,458)             (6,875)
       Other items, net............................           828                (921)
                                                          -------            --------
     Net cash used for operating activities........        (8,620)             (8,738)
                                                          -------            --------
Cash flows from investing activities:
  Proceeds from contribution of subsidiaries.......            --             105,000
  Costs associated with contribution of
     subsidiaries..................................            --                (655)
  Proceeds from liquidation of discontinued
     operation.....................................         1,000                  --
  Costs associated with sale/liquidation of
     discontinued operations.......................          (696)                 --
  Proceeds from sale of property and equipment.....           444                  71
  Decrease (increase) in net assets held for
     sale..........................................           260                (804)
  Capital expenditures.............................        (3,342)               (425)
  Other, net.......................................        (1,207)               (980)
                                                          -------            --------
     Net cash (used for) provided by investing
       activities..................................        (3,541)            102,207
                                                          -------            --------
Cash flows from financing activities:
  Borrowings (repayments) under bank credit
     agreements, net...............................        12,173             (95,726)
  Repayments under other credit facilities, net....          (204)               (123)
  Principal payments under capitalized lease
     obligations...................................          (241)               (254)
                                                          -------            --------
     Net cash provided by (used for) financing
       activities..................................        11,728             (96,103)
                                                          -------            --------
Net decrease in cash and cash equivalents..........          (433)             (2,634)
Cash and cash equivalents at beginning of period...         2,811               5,275
                                                          -------            --------
Cash and cash equivalents at end of period.........       $ 2,378            $  2,641
                                                          =======            ========

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        SUNSOURCE INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS'
          EQUITY FOR THE THREE MONTHS ENDED MARCH 31, 2001 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                          ACCUMULATED
                                               ADDITIONAL                                    OTHER                      TOTAL
                                      COMMON    PAID-IN     ACCUMULATED     UNEARNED     COMPREHENSIVE   TREASURY   STOCKHOLDERS'
                                      STOCK     CAPITAL     DEFICIT (2)   COMPENSATION    INCOME (1)      STOCK        EQUITY
                                      ------   ----------   -----------   ------------   -------------   --------   -------------
Beginning Balance -- December 31,
  2000..............................   $74      $22,808       $  (617)       $(428)          $(528)      $(8,705)      $12,604
  Net loss..........................                           (2,629)                                                  (2,629)
  Issuance of 9,372 shares of common
    stock to certain non-employee
    directors.......................                 29                                                                     29
  Amortization of stock option
    discount........................                                            20                                          20
  Amortization of vested portion of
    restricted stock................                                            24                                          24
                                       ---      -------       -------        -----           -----       -------       -------
Ending Balance -- March 31, 2001....   $74      $22,837       $(3,246)       $(384)          $(528)      $(8,705)      $10,048
                                       ===      =======       =======        =====           =====       =======       =======

---------------
(1) Cumulative foreign translation adjustment represents the only item of other comprehensive income.

(2) Ending accumulated deficit includes $1,063 in undistributed earnings related to the Company's investment in G-C Sun Holdings, L.P. which the Company accounts for under the equity method.

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        SUNSOURCE INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1.  BASIS OF PRESENTATION:

     The accompanying financial statements include the consolidated accounts of SunSource Inc. (the "Company" or "SunSource") and its wholly-owned subsidiaries, principally The Hillman Group, Inc. (the "Hillman Group"), and SunSource Technology Services Company, Inc. ("Technology Services" or "STS"), and includes an investment trust, SunSource Capital Trust (the "Trust"). The Company also has an investment in an affiliate, G-C Sun Holdings, L.P., operating as Kar Products. All significant intercompany balances and transactions have been eliminated. The Company is one of the leading providers of value-added services and products to retail and industrial markets in North America.

     The accompanying consolidated financial statements and related notes are unaudited; however, in management's opinion all adjustments (consisting of normal recurring accruals) considered necessary for the fair presentation of financial position, income and cash flows for the periods shown have been reflected. Results for the interim period are not necessarily indicative of those to be expected for the full year.

     Certain information in note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to Form 10-Q requirements although the Company believes that disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's report on Form 10-K for the year ended December 31, 2000.

DISCONTINUED OPERATIONS:

     In December 1999, the Company's Board of Directors approved management's plan to dispose of the Harding Glass, Inc. ("Harding") business. In December 2000, the Company's Board of Directors also approved management's plan to liquidate the Company's Integrated Supply -- Mexico business (the "Mexican segment"). Accordingly, Harding and the Mexican segment have been accounted for as discontinued operations with results of operations segregated from results of the Company's ongoing businesses including restatement of the prior periods presented. On April 13, 2000, the Company consummated the sale of Harding. SunSource expects to complete the liquidation of the Mexican Segment by June 30, 2001. See Note 3, Contribution of Subsidiaries/Acquisitions/Divestitures.

     Following is summary financial information for the Company's discontinued Harding and Mexican operations:

                                                          THREE MONTHS
                                                          ENDED 3/31/00
                                                          -------------
Net Sales:
     Harding............................................    $  25,625
     Mexican segment....................................        4,227
                                                            ---------
Consolidated net sales..................................    $  29,852

                        SUNSOURCE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENT -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

1.  BASIS OF PRESENTATION: -- (CONTINUED)

DISCONTINUED OPERATIONS: -- (CONTINUED)


                                                          THREE MONTHS
                                                          ENDED 3/31/00
                                                          -------------
INCOME FROM DISCONTINUED OPERATIONS:
  Before income taxes
     Harding............................................    $      --
     Mexican segment....................................          141
                                                            ---------
  Total income from discontinued operations before
     income taxes.......................................    $     141
  Income tax expense:
     Harding............................................           --
     Mexican segment....................................          (70)
                                                            ---------
  Total income tax
     expense............................................    $     (70)
                                                            ---------
  Net income from discontinued operations:
     Harding............................................    $      --
     Mexican segment....................................           71
                                                            ---------
  Total net income from discontinued operations.........    $      71
                                                            ---------
LOSS ON DISPOSAL:
     Harding............................................    $  (3,372)
     Mexican segment....................................           --
                                                            ---------
Total loss on disposal..................................    $  (3,372)
                                                            ---------
INCOME TAX BENEFIT ON DISPOSAL:
     Harding............................................    $   6,208
     Mexican segment....................................           --
                                                            ---------
  Total tax benefit on disposal.........................    $   6,208
                                                            ---------
TOTAL INCOME FROM DISCONTINUED OPERATIONS:
     HARDING............................................    $   2,836
     MEXICAN SEGMENT....................................           71
                                                            ---------
TOTAL INCOME FROM DISCONTINUED OPERATIONS...............    $   2,907
                                                            =========

     For the three months ended March 31, 2000, the Company recorded a loss from operations of $699 and an additional loss on disposal of the discontinued Harding segment of $2,673, net of an income tax benefit of $6,208. Through December 31, 2000, the Company had recorded a loss on disposal of the discontinued Harding segment of $21,965 in the aggregate, net of tax benefits.

     For the three months ended March 31, 2000, the Company recorded after-tax income of $71 from the Mexican segment's operations.

     No additional loss on disposal of the discontinued segments has been recorded during the quarter ended March 31, 2001.

                        SUNSOURCE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENT -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

1.  BASIS OF PRESENTATION: -- (CONTINUED)

DISCONTINUED OPERATIONS: -- (CONTINUED)

     As of March 31, 2001, the Company had net assets held for sale of the discontinued operations of $507 consisting of receivables, inventories, prepaid assets, and property and equipment, and accrued liabilities of $1,711, reserved for the loss on disposal of the discontinued segments.

INVENTORIES

     Inventories consisting predominantly of finished goods are valued at the lower of cost or market, cost being determined principally on the first-in, first-out method.

2.  RECENT ACCOUNTING PRONOUNCEMENTS:

     In June 1998, the Financial Accounting Standards Board ("the FASB") issued Statement of Financial Accounting Standards ("SFAS") 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 established accounting and reporting standards for derivative financial instruments and hedging activities, and requires the Company to recognize all derivatives as either assets or liabilities on the balance sheet and measure them at fair value. Gains and losses resulting from changes in fair value are accounted for depending on the use of the derivative and whether it is designated and qualifies for hedge accounting. In June 1999, the FASB issued SFAS 137, which deferred the implementation of SFAS 133. The Company adopted SFAS 133 during the first quarter of 2001. The adoption of SFAS 133 has not had a material impact on the Company's financial position and results of operations.

3.  CONTRIBUTION OF SUBSIDIARIES/ACQUISITIONS/DIVESTITURES:

     On March 2, 2000, the Company contributed the interests in its Kar Products, Inc. and A & H Bolt & Nut Company Limited operations (collectively, the "Kar" or "Kar Products" business) to a newly-formed partnership affiliated with Glencoe Capital, L.L.C. ("Glencoe"). Glencoe contributed cash equity to the new partnership, G-C Sun Holdings, L.P. ("G-C"). The Company received $105,000 in cash proceeds from the transaction through repayment of assumed debt by G-C and retained a minority ownership in G-C. Affiliates of Glencoe hold a controlling interest in G-C. SunSource recorded a pre-tax gain on the transaction of approximately $49,115 in the first quarter of 2000. Sales from Kar aggregated $22,122 from January 1, 2000 to March 2, 2000. The Company accounts for its investment in the partnership under the equity method. As of March 31, 2001, SunSource's consolidated balance sheet includes $1,531 in other assets which represents the Company's investment in G-C.

     On April 7, 2000, the Company's Hillman Group acquired Axxess Technologies, Inc. ("Axxess" or "Axxess Technologies") of Tempe, Arizona through a stock merger transaction. Axxess is a manufacturer of key duplication and identification systems. The transaction was structured as a purchase of 100% of the stock of the privately held company and repayment of outstanding Axxess debt in exchange for $87,000 in cash and $23,000 in subordinated notes. In connection with the sale of Harding on

                        SUNSOURCE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENT -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

3.  CONTRIBUTION OF SUBSIDIARIES/ACQUISITIONS/DIVESTITURES: -- (CONTINUED)

April 13, 2000, the Company repaid $9,600 of these subordinated notes leaving a balance of $13,400 comprised as follows: 1) a $2,400 15% note which was paid on April 7, 2001 and 2) an $11,000 note which is payable in seven equal quarterly installments commencing the earlier of i) the first calendar quarter after payment in full of the Term Loan extended by the Company's senior lenders or ii) March 31, 2004. Interest on the $11,000 subordinated note ranges from prime plus 1% to prime plus 5% with a maximum rate at any time of 15%. The aggregate consideration for the transaction was $111,537, including $87,000 in cash, $23,000 in subordinated notes and transaction costs of $1,537, plus the assumption of certain liabilities aggregating $14,018. Axxess recorded goodwill and other intangible assets of $48,259 related to this acquisition. Axxess' sales aggregated $19,364 for the three months ended March 31, 2000. Axxess' results of operations are included in the results of the Hillman Group from the date of acquisition.

     On April l3, 2000, the Company sold substantially all of the assets of Harding for a cash purchase price of $30,592 plus the assumption by the buyer of certain liabilities aggregating $12,693, subject to certain post-closing adjustments.

     On October 4, 2000, the Company's Kar Products affiliate through the partnership formed with Glencoe Capital acquired all of the outstanding stock of Brampton Fastener Co. Limited, d/b/a Brafasco, based in Toronto, Canada. G-C purchased the outstanding stock of Brafasco for cash and notes. Brafasco is a supplier of maintenance and repair products serving primarily industrial customers. Brafasco had sales of $28,534 ($CDN) for the year ended December 31, 2000. As a result of this transaction, the Company holds a 44% ownership in the Kar Products affiliate.

     On November 3, 2000, the Company's Hillman Group subsidiary purchased inventory and other assets of the Sharon-Philstone division of Pawtucket Fasteners, L.P. of Rhode Island. The Hillman Group assumed the sales and servicing of the Sharon-Philstone division, distributors of fasteners to the retail hardware marketplace with annual sales of approximately $14,000 for the twelve-month period prior to acquisition. The purchase price was $1,870 for inventory and other assets acquired at closing and a commitment to purchase additional inventory and other assets in the amount of approximately $3,572 over the fourteen months following closing, subject to certain post-closing adjustments. As of March 31, 2001, the Hillman Group has paid $3,153 for the acquisition of the Sharon-Philstone division.

     In December 2000, the Board approved a plan to liquidate the Mexican segment which provided comprehensive inventory management services of maintenance, repair and operating materials to large manufacturing plants in Mexico. The Company recorded a pre-tax loss on liquidation of approximately $4,572 representing non-cash charges for accumulated translation losses, the write-down of inventories and other assets, and other liquidation costs. The Company expects to complete the liquidation process during the first half of 2001.

                        SUNSOURCE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENT -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

3.  CONTRIBUTION OF SUBSIDIARIES/ACQUISITIONS/DIVESTITURES: -- (CONTINUED)

     The following disclosures indicate the Company's estimate of pro forma financial results for the quarter ended March 31, 2000, had the Axxess acquisition been consummated on January 1, 2000:

Net sales...................................................  $138,976
Income before discontinued operations.......................    41,039
Net income..................................................    43,939
Basic and diluted earnings per share:
  Before discontinued operations............................     $6.01
  Net income................................................     $6.44

4.  LINES OF CREDIT/NOTES PAYABLE/LONG-TERM DEBT:

     On December 15, 1999, the Company refinanced its $60,000 senior notes and $90,000 bank revolving credit with $155,000 in senior credit facilities (the "Credit Agreement") consisting of $130,000 in revolving bank credit (the "Revolver") and a $25,000 term loan (the "Term Loan"). The Credit Agreement has a five-year term whose revolver availability is based on the Company's receivables and inventory balances (the "Borrowing Base") evaluated on a monthly basis. On April 7, 2000, the Company amended the Credit Agreement to reduce the Revolver to $115,000.

     As of March 31, 2001, the Company's Borrowing Base was $87,905 consisting of receivables and inventory balances totaling $94,781 less letter of credit commitments outstanding of $6,876. As of March 31, 2001, the Company had $20,621 available under the Revolver. The Company had $71,119 of outstanding debt at March 31, 2001, consisting of bank revolver borrowings of $67,284, an outstanding Term Loan of $2,500 and capital lease obligations of $1,335. The Company and its domestic and foreign corporate subsidiaries are borrowers and guarantors ("Credit Parties") under the Credit Agreement. Each credit party assigned, pledged and granted a security interest in and to all its assets as collateral.

     Accounts payable includes $8,037 representing checks issued and outstanding as of March 31, 2001, for which funds would have been drawn against the Company's revolving credit facility if they had been presented on that date.

     On April 7, 2000, in connection with the acquisition of Axxess, the Company issued a $12,000 unsecured subordinated note. In connection with the sale of Harding on April 13, 2000, the Company repaid $9,600 of this unsecured subordinated note leaving a balance of $2,400. As of March 31, 2001, the Company's consolidated balance sheet included $2,780 in the current portion of unsecured subordinated notes related to the Axxess acquisition of which $380 represents accrued interest. This note was repaid on April 6, 2001 in the amount of $2,785, consisting of $2,400 in principal and $385 in account interest.

     On April 7, 2000, in connection with the acquisition of Axxess, the Company issued an $11,000 unsecured subordinated note. The note is payable in seven equal quarterly installments commencing the earlier of i) the first calendar quarter after

                        SUNSOURCE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENT -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

4.  LINES OF CREDIT/NOTES PAYABLE/LONG-TERM DEBT: -- (CONTINUED)

payment in full of the Term Loan or ii) March 31, 2004. Interest on the subordinated note ranges from prime plus 1% to prime plus 5% with a maximum rate at any time of 15%. Interest is payable upon maturity and compounds annually. As of March 31, 2001, the Company's consolidated balance sheet included $12,177 in long-term unsecured subordinated notes related to the Axxess acquisition of which $1,177 represents accrued interest.

     On December 28, 2000, the Company issued $30,000 of unsecured subordinated notes (the "Subordinated Debt Issuance") which mature December 28, 2006. Interest on the Subordinated Debt Issuance is 12.5%, and interest payments are required quarterly commencing January 1, 2001. The Company issued the holder of the subordinated notes the right to purchase 285,000 shares of the Company's common stock at a nominal value. As of March 31, 2001, the Company's consolidated balance sheet included the subordinated debt of $29,140. The $29,140 balance reflects a discount of $860 which represents the fair market value of stock purchase rights issued to the holders of the subordinated debt. The $860 discount is being amortized over the life of the debt issuance.

5.  CONTINGENCIES:

     On February 27, 1996, a lawsuit was filed against the Company by the buyer of its Dorman Products division for alleged misrepresentation of certain facts by the Company upon which the buyer allegedly based its offer to purchase Dorman. The complaint seeks damages of approximately $21,000.

     Certain other legal proceedings are pending which are either in the ordinary course of business or incidental to the Company's business. Those legal proceedings incidental to the business of the Company are generally not covered by insurance or other indemnity.

     In the opinion of management, the ultimate resolution of the pending litigation matters will not have a material effect on the consolidated financial position, operations or cash flows of the Company.

6.  STOCKHOLDERS' EQUITY:

EARNINGS PER SHARE

     The Company computes earnings per share in accordance with SFAS 128, "Earnings per Share". SFAS 128 requires the presentation of basic and diluted earnings per share for companies with complex capital structures. For the three months ended March 31, 2001, the Company recorded a net loss. Therefore, basic and diluted earnings per share are equal, as potential common shares are not included as inclusion of such shares would have an anti-dilutive effect. Under the Company's Equity Compensation Plan, certain executives and key employees were granted a total of 669,495 options through March 31, 2000 to purchase the Company's Common Shares having a potentially dilutive effect on earnings per share. Due to

                        SUNSOURCE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENT -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

6.  STOCKHOLDERS' EQUITY: -- (CONTINUED)

market conditions, the shares granted under this plan did not have a material dilutive effect on earnings per share for the three months ended March 31, 2000.

COMMON SHARES ISSUED TO CERTAIN NON-EMPLOYEE DIRECTORS

     Under the Company's Stock Compensation Plan for Non-Employee Directors, certain non-employee directors were issued 9,372 Common shares in the first three months of 2001, which results in a compensation charge of $29.

7.  SEGMENT INFORMATION:

     The Company has two reportable segments which are the Hillman Group and Technology Services. The two segments are disaggregated based on the products and services provided, markets served, marketing strategies and delivery methods. The Company measures segment profitability and allocates corporate resources based on each segment's Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") which is defined as income from operations before depreciation and amortization. The Company also measures the segments on performance of their tangible asset base.

     Following is a tabulation of segment information for the three months ended March 31, 2001 and 2000. Corporate information is included to reconcile segment data to the consolidated financial statements.

                                                      FOR THE THREE MONTHS ENDED,
                                                    -------------------------------
                                                    MARCH 31, 2001   MARCH 31, 2000
                                                    --------------   --------------
NET SALES
Hillman Group.....................................     $ 57,001         $35,585
Technology Services...............................       52,928          60,857
                                                       --------         -------
     Consolidated net sales -- business
       segments...................................     $109,929         $96,442
                                                       ========         =======
EBITDA
Hillman Group.....................................     $  8,597         $ 3,504
Technology Services...............................         (422)           (190)
                                                       --------         -------
  EBITDA -- business segments.....................     $  8,175         $ 3,314
                                                       ========         =======
RECONCILIATION OF SEGMENT PROFIT TO INCOME (LOSS)
  BEFORE INCOME TAXES
EBITDA -- Business segments.......................     $  8,175         $ 3,314
Equity in earnings of affiliate...................          501             449
Corporate Expenses................................       (1,275)         (1,922)
EBITDA from contributed subsidiaries, sold
  business, and terminated contracts..............           --           2,823
                                                       --------         -------
Consolidated EBITDA...............................        7,401           4,664
Depreciation......................................       (3,045)         (1,014)
Amortization......................................         (903)           (405)

                        SUNSOURCE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENT -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

7.  SEGMENT INFORMATION: -- (CONTINUED)


                                                      FOR THE THREE MONTHS ENDED,
                                                    -------------------------------
                                                    MARCH 31, 2001   MARCH 31, 2000
                                                    --------------   --------------
Interest expense, net.............................       (3,215)         (2,399)
Distributions on guaranteed preferred beneficial
  interests.......................................       (3,058)         (3,058)
Gain on contribution of subsidiaries..............           --          49,115
                                                       --------         -------
Income(loss) before income taxes..................     $ (2,820)        $46,903
                                                       ========         =======

     Following is a supplemental table of segment tangible assets for ongoing operations as of March 31, 2001.

                                                               $          %
                                      3/31/01    12/31/00   INC(DEC)   INC(DEC)
                                      --------   --------   --------   --------
Hillman Group.......................  $135,142   $128,198   $ 6,944       5.4%
Technology Services.................    61,129     62,132    (1,003)     (1.6)%
                                      --------   --------   -------
          Total.....................  $196,271   $190,330   $ 5,941       3.1%
                                      ========   ========   =======

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
  SunSource Inc.

     In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of SunSource Inc. and its subsidiaries at December 31, 2000 and 1999 and the results of their operations and their cash flows for each of the three years in the period ending December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and the significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

February 8, 2001

                        SUNSOURCE INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2000           1999
                                                              ------------   ------------
                           ASSETS
Current assets:
    Cash and cash equivalents...............................    $  2,811       $  5,275
    Restricted cash.........................................      10,955             --
    Accounts receivable, net of allowance for doubtful
     accounts of $1,400 and $2,064, respectively............      46,912         63,319
    Inventories.............................................      78,658         90,113
    Deferred income taxes...................................      14,483          9,706
    Net assets held for sale and liquidation................       1,767         37,079
    Income taxes receivable.................................          27         11,022
    Other current assets....................................       6,167          5,123
                                                                --------       --------
        Total current assets................................     161,780        221,637
Property and equipment, net.................................      58,314         17,199
Goodwill and other intangibles (net of accumulated
  amortization of $14,228 and $19,786, respectively)........      77,949         52,154
Deferred financing fees.....................................       5,835          3,493
Deferred income taxes.......................................      15,118          5,865
Cash surrender value of life insurance policies.............          --         14,190
Other assets................................................       3,145          7,088
                                                                --------       --------
        Total assets........................................    $322,141       $321,626
                                                                ========       ========
       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Accounts payable........................................    $ 39,785       $ 42,531
    Notes payable...........................................         624            376
    Current portion of capitalized lease obligations........         915            923
    Dividends/distributions payable.........................       1,019          1,019
    Deferred tax liability..................................         594             --
    Current portion of unsecured subordinated notes.........       2,677             --
    Current portion of long term senior bank debt...........         375          3,750
    Accrued expenses:
      Salaries and wages....................................       4,307          5,337
      Income and other taxes................................       6,605          4,891
      Accrued liabilities on discontinued operations........       2,407          2,703
      Other accrued expenses................................      25,520         23,740
                                                                --------       --------
        Total current liabilities...........................      84,828         85,270
Long term unsecured subordinated notes......................      40,960             --
Long term senior bank debt..................................       2,125         17,750
Bank revolving credit.......................................      55,111        102,791
Capitalized lease obligations...............................         627          1,509
Deferred compensation.......................................       7,868         14,173
Deferred tax liability......................................       1,629             --
Other liabilities...........................................       1,541          2,148
                                                                --------       --------
        Total liabilities...................................     194,689        223,641
                                                                --------       --------
Guaranteed preferred beneficial interests in the Company's
  junior subordinated debentures............................     114,848        115,200
                                                                --------       --------
Commitments and contingencies
Stockholders' equity (deficit):
    Preferred stock, $.01 par, 1,000,000 shares authorized,
     none issued............................................          --             --
    Common stock, $.01 par, 20,000,000 shares authorized,
     7,352,137 issued and 6,873,037 outstanding at December
     31, 2000, 7,228,556 issued and 6,749,456 outstanding at
     December 31, 1999,.....................................          74             72
    Additional paid-in capital..............................      22,808         21,342
    Accumulated deficit.....................................        (617)       (25,297)
    Unearned compensation...................................        (428)          (283)
    Accumulated other comprehensive loss....................        (528)        (4,344)
    Treasury stock, at cost, 479,100 shares.................      (8,705)        (8,705)
                                                                --------       --------
        Total stockholders' equity (deficit)................      12,604        (17,215)
                                                                --------       --------
        Total liabilities and stockholders' equity
        (deficit)...........................................    $322,141       $321,626
                                                                ========       ========

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        SUNSOURCE INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31,

                (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

                                                                 2000         1999         1998
                                                              ----------   ----------   ----------
Net sales...................................................  $  459,826   $  541,250   $  600,293
Cost of sales...............................................     272,682      312,966      348,125
Cost of sales -- Inventory write-down related to
  restructuring (Note 1)....................................          --        2,130           --
                                                              ----------   ----------   ----------
      Gross profit..........................................     187,144      226,154      252,168
                                                              ----------   ----------   ----------
Operating expenses:
    Selling, general and administrative expenses............     166,057      217,271      207,628
    Depreciation............................................       9,455        4,244        4,169
    Amortization............................................       3,369        1,840        1,669
                                                              ----------   ----------   ----------
        Total operating expenses............................     178,881      223,355      213,466
                                                              ----------   ----------   ----------
Restructuring charges and asset write-down (Note 1).........          --        8,118           --
Gain (loss) on curtailment/termination of defined benefit
  pension plan (Note 16)....................................      (5,204)       5,608           --
Contribution to defined contribution plan (Note 16).........         925           --           --
Provision for litigation matters -- divested operations.....          --           --        1,600
Other income................................................         181          682          205
                                                              ----------   ----------   ----------
    Income from operations..................................       4,165          971       37,307
Interest expense, net.......................................      11,286        9,875        6,981
Distributions on guaranteed preferred beneficial
  interests.................................................      12,232       12,232       12,232
Gain on contributions of subsidiaries (Note 4)..............      49,115           --           --
Equity in earnings of affiliate (Note 4)....................       2,438           --           --
                                                              ----------   ----------   ----------
    Income (loss) from continuing operations before
     provision (benefit) for income taxes...................      32,200      (21,136)      18,094
Provision (benefit) for income taxes........................       4,910       (9,815)       6,577
                                                              ----------   ----------   ----------
    Income (loss) from continuing operations................      27,290      (11,321)      11,517
                                                              ----------   ----------   ----------
Discontinued operations (Note 1) Income (loss) from
  operations of discontinued segments, less applicable
  income taxes of ($110), ($873) and $2,172, respectively...        (109)      (1,981)       2,300
    Loss on disposal of discontinued segments, less
     applicable income taxes of ($7,393) in 2000............      (2,501)     (23,834)          --
                                                              ----------   ----------   ----------
        Income (loss) from discontinued operations..........      (2,610)     (25,815)       2,300
                                                              ----------   ----------   ----------
Income (loss) before extraordinary item.....................      24,680      (37,136)      13,817
Extraordinary loss from early extinguishment of debt, less
  applicable income taxes of ($126) (Note 7)................          --         (235)          --
                                                              ----------   ----------   ----------
        Net income (loss)...................................  $   24,680   $  (37,371)  $   13,817
                                                              ==========   ==========   ==========
Income (loss) per common share -- basic:
    Income (loss) from continuing operations................  $     3.98   $    (1.68)  $     1.67
    Income (loss) from operations of discontinued segments,
     net of taxes...........................................       (0.02)       (0.30)        0.33
    Loss on disposal of discontinued segments, net of
     taxes..................................................       (0.36)       (3.53)          --
                                                              ----------   ----------   ----------
    Income (loss) before extraordinary item.................        3.60        (5.51)        2.00
    Extraordinary loss from early extinguishment of debt,
     net of taxes...........................................          --        (0.03)          --
                                                              ----------   ----------   ----------
    Net income (loss) per common share -- basic.............  $     3.60   $    (5.54)  $     2.00
                                                              ==========   ==========   ==========
Weighted average number of outstanding common shares (Note
  15).......................................................   6,856,549    6,747,142    6,907,318
Income (loss) per common share -- assuming dilution:
    Income (loss) from continuing operations................  $     3.97   $    (1.68)  $     1.67
    Income (loss) from operations of discontinued segments,
     net of taxes...........................................       (0.02)       (0.30)        0.33
    Loss on disposal of discontinued segments, net of
     taxes..................................................       (0.36)       (3.53)          --
                                                              ----------   ----------   ----------
    Income (loss) before extraordinary item.................        3.59        (5.51)        2.00
    Extraordinary loss from early extinguishment of debt,
     net of taxes...........................................          --        (0.03)          --
                                                              ----------   ----------   ----------
    Net income (loss) per common share -- assuming
     dilution...............................................  $     3.59   $    (5.54)  $     2.00
                                                              ==========   ==========   ==========
Weighted average number of outstanding common shares for
  purposes of computing dilution (Note 15)..................   6,880,613    6,747,142    6,907,318

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        SUNSOURCE INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                             (DOLLARS IN THOUSANDS)

                                                                2000       1999       1998
                                                              --------   --------   --------
Cash flows from operating activities:
  Net income (loss).........................................  $ 24,680   $(37,371)  $ 13,817
  Adjustments to reconcile net income (loss) to net cash
    provided by (used for) operating activities:
      Depreciation and amortization.........................    12,824      6,084      5,838
      Restructuring charges and asset write-down............        --     10,248         --
      Extraordinary loss....................................        --        235         --
      Loss (income) from discontinued operations before
       taxes................................................    10,113     26,688     (4,472)
      Gain on contribution from subsidiaries................   (49,115)        --         --
      Gain on sale of division..............................        --       (365)        --
      Deferred income tax (benefit) provision...............    (8,938)    (2,759)     1,025
      Loss (gain) on termination/curtailment of pension
       plans................................................     5,204     (5,608)        --
      Gain on termination of pension plan contributed to
       defined contribution plan............................      (925)        --         --
      Equity in earnings of affiliate.......................    (2,438)        --         --
      Changes in current operating items:
        Decrease (increase) in accounts receivable..........     8,455      9,599     (4,155)
        Decrease (increase) in inventories..................     5,225      1,791     (9,569)
        Decrease (increase) in income taxes receivable......    10,995    (11,022)        --
        Decrease (increase) in other current assets.........     2,222       (720)      (932)
        (Decrease) increase in accounts payable.............    (4,866)    (6,701)     8,168
        (Decrease) increase) in other accrued liabilities...    (4,507)       730      3,386
      Other items, net......................................     1,340       (777)    (2,180)
                                                              --------   --------   --------
    Net cash provided by (used for) operating activities....    10,269     (9,948)    10,926
                                                              --------   --------   --------
Cash flows from investing activities:
  Proceeds from contribution of subsidiaries................   105,000         --         --
  Costs associated with contribution of subsidiaries........      (655)        --         --
  Proceeds from sale of discontinued operations.............    30,592         --         --
  Costs associated with sale of discontinued operations.....    (2,023)        --         --
  Proceeds from sale of property and equipment..............     1,523      5,064         69
  Proceeds from sale of division............................        --      8,827         --
  Increase in net assets held for sale and liquidation......      (949)   (17,459)    (5,248)
  Payments for acquired businesses, net of cash.............   (87,000)        --    (10,839)
  Capital expenditures......................................    (8,445)    (4,730)    (6,200)
  Investment in life insurance policies.....................        --     (1,300)      (903)
  Other investing activities, net...........................      (467)    (1,349)       163
                                                              --------   --------   --------
    Net cash provided by (used for) investing activities....    37,576    (10,947)   (22,958)
                                                              --------   --------   --------
Cash flows from financing activities:
  Proceeds from issuance of unsecured subordinated notes....    30,000         --         --
  Proceeds from issuance of long term debt..................        --     25,000         --
  Net proceeds from issuance of common stock................        --         --     20,813
  Borrowings (repayments) under bank credit agreements,
    net.....................................................   (47,680)    67,791      2,000
  Repayment of long term debt...............................   (19,000)   (63,500)        --
  Repayment of subordinated notes...........................    (9,600)        --         --
  Purchase of treasury stock at cost........................        --       (325)    (8,380)
  Cash distributions/dividends to investors.................        --     (1,350)    (4,848)
  Borrowings (repayments) under other credit facilities,
    net.....................................................       248       (420)      (185)
  Principal payments under capitalized lease obligations....      (974)      (300)      (210)
  Other financing activities................................    (3,303)    (3,522)        --
                                                              --------   --------   --------
    Net cash (used for) provided by financing activities....   (50,309)    23,374      9,190
                                                              --------   --------   --------
Net (decrease) increase in cash and cash equivalents........    (2,464)     2,479     (2,842)
Cash and cash equivalents at beginning of period............     5,275      2,796      5,638
                                                              --------   --------   --------
Cash and cash equivalents at end of period..................  $  2,811   $  5,275   $  2,796
                                                              ========   ========   ========

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        SUNSOURCE INC. AND SUBSIDIARIES
      CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000
                             (DOLLARS IN THOUSANDS)

                                                             RETAINED                     ACCUMULATED                   TOTAL
                                              ADDITIONAL    EARNINGS/                        OTHER                  STOCKHOLDERS'
                                     COMMON    PAID-IN     (ACCUMULATED     UNEARNED     COMPREHENSIVE   TREASURY     (DEFICIT)
                                     STOCK     CAPITAL     DEFICIT) (2)   COMPENSATION     LOSS (1)       STOCK        EQUITY
                                     ------   ----------   ------------   ------------   -------------   --------   -------------
Beginning Balance -- December 31,
  1998.............................   $72      $21,099       $ 12,748        $(229)         $(4,596)     $(8,380)     $ 20,714
  Net loss.........................                           (37,371)                                                 (37,371)
  Change in cumulative foreign
    translation adjustment.........                                                             252                        252
                                                                                                                      --------
  Comprehensive income.............                                                                                    (37,119)
                                                                                                                      --------
  Issuance of 11,293 shares of
    common stock to certain
    non-employee directors.........                119                                                                     119
  Dividends declared on common
    stock..........................                              (674)                                                    (674)
  Repurchase of 18,000 shares of
    common stock...................                                                                         (325)         (325)
  Stock options granted at a
    discount.......................                124                        (124)                                         --
  Amortization of stock option
    discount.......................                                             70                                          70
                                      ---      -------       --------        -----          -------      -------      --------
Ending Balance -- December 31,
  1999.............................    72       21,342        (25,297)        (283)          (4,344)      (8,705)      (17,215)
  Net income.......................                            24,680                                                   24,680
  Change in cumulative foreign
    translation adjustment.........                                                            (396)                      (396)
  Contribution of subsidiaries.....                                                           1,495                      1,495
  Write-off for discontinued
    operations.....................                                                           2,717                      2,717
                                                                                                                      --------
  Comprehensive income.............                                                                                     28,496
                                                                                                                      --------
  Issuance of 23,581 shares of
    common stock to certain
    non-employee directors.........     1          105                                                                     106
  Grant of 100,000 shares of
    restricted stock...............     1          464                        (465)                                         --
  Grant of warrants on financing
    agreement......................                897                                                                     897
  Amortization of stock option
    discount.......................                                             80                                          80
  Amortization of vested portion of
    restricted stock...............                                            240                                         240
                                      ---      -------       --------        -----          -------      -------      --------
Ending Balance -- December 31,
  2000.............................   $74      $22,808       $   (617)       $(428)         $  (528)     $(8,705)     $ 12,604
                                      ===      =======       ========        =====          =======      =======      ========

---------------
(1) Cumulative foreign translation adjustment represents the only item of other comprehensive income.
(2) Accumulated deficit in 2000 includes $709 in undistributed earnings related to the Company's investment in G-C Sun Holdings, L.P. which the Company accounts for under the equity method.

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        SUNSOURCE INC. AND SUBSIDIARIES
                       SCHEDULE II -- VALUATION ACCOUNTS

                             (DOLLARS IN THOUSANDS)

                                           DEDUCTED FROM ASSETS IN BALANCE SHEET
                              ----------------------------------------------------------------
                                                                ACCUMULATED      ACCUMULATED
                              ALLOWANCE FOR   ALLOWANCE FOR    AMORTIZATION      AMORTIZATION
                                DOUBTFUL        OBSOLETE        OF GOODWILL      OF DEFERRED
                                ACCOUNTS       INVENTORIES    AND INTANGIBLES   FINANCING FEES
                              -------------   -------------   ---------------   --------------
Balance, December 31,
  1997......................      1,814           3,616            17,153              32
     Additions charged to
       cost and expenses....      1,557           1,143             1,669             129
     Deductions.............      1,219(A)        1,360(A)             --              --
                                 ------          ------           -------            ----
Balance, December 31,
  1998......................      2,152           3,399            18,822             161
     Additions charged to
       cost and expenses....      1,453           4,938             1,840             153
     Deductions due to:
          Sale of
            division........        209             429               876              --
          Others............      1,332(A)        1,140(A)             --             285(B)
                                 ------          ------           -------            ----
Balance, December 31,
  1999......................      2,064           6,768            19,786              29
     Additions charged to
       cost and expenses....        756           2,132             3,369             961
     Additions for Axxess
       acquisition..........        212           1,201                --              --
     Deductions due to:
          Contribution of
            subsidiaries....        368             657             8,927              --
          Others............      1,264(A)        3,086(A)             --              --
                                 ------          ------           -------            ----
Balance, December 31,
  2000......................     $1,400          $6,358           $14,228            $990
                                 ======          ======           =======            ====

---------------
Notes:

(A) Includes write-off of accounts receivable (net of bad debt recoveries) and inventories.

(B) Write-off of deferred financing fee as a result of early extinguishment of debt related to the Company's bank revolving credit.

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1.  BASIS OF PRESENTATION:

     The accompanying financial statements include the consolidated accounts of SunSource Inc. (the "Company" or "SunSource") and its indirect wholly-owned subsidiaries including The Hillman Group, Inc. (the "Hillman Group"), SunSource Technology Services, Inc. ("Technology Services"or "STS"), SunSub C, formerly Harding Glass, Inc. ("Harding") and SunSource Capital Trust (the "Trust"). For 1998 the accompanying financial statements include the consolidated accounts of the Company, its predecessor, SunSource L.P. (the "Partnership"), and its wholly-owned subsidiaries including SDI Operating Partners, L.P. (the "Operating Partnership") and the Trust. All significant inter-company balances and transactions have been eliminated.

     Effective with the close of business on December 31, 1998, the Company reorganized the Operating Partnership by contributing its assets and liabilities to newly-formed, indirect, wholly-owned corporate subsidiaries organized according to the Company's current operating structure (the "Reorganization"). As a result of the Reorganization, the Operating Partnership and its general partner, SDI Partners I, L.P.(the "G.P.") cease to exist. In connection with the Reorganization, the Company amended its debt financing agreements (see Notes 10 and 11).

NATURE OF OPERATIONS:

     The Company is one of the leading providers of value-added services and products to retail and industrial markets in North America. The Company currently operates through two segments: (1) the Hillman Group and (2) Technology Services. The Company also has an investment in an affiliate, G-C Sun Holdings, L.P., operating as Kar Products.

     The Hillman Group provides small hardware-related products, keys and accessories and identification items including merchandising services to retail outlets, primarily hardware stores, home centers, lumberyards and mass merchants. STS provides engineering, repair and fabrication services as well as parts and equipment to manufacturers throughout the U.S. and Canada. Kar Products distributes maintenance and repair parts and offers customized inventory management services to commercial and industrial customers of all sizes in the U.S. and Canada.

     The Hillman Group and STS accounted for 49%, and 51% respectively, of the Company's consolidated 2000 net sales from ongoing operations. On a consolidated basis, the Company has over 50,000 customers, the largest of which accounted for less than 10% of net sales. The Company's foreign sales in Canada accounted for less than 5% of its consolidated 2000 net sales. The average single sale was less than four hundred dollars. Sales performance is tied closely to the overall performance of the non-defense-goods producing sector of Gross Domestic Product in the United States.

DISCONTINUED OPERATIONS:

     In December 1999, the Company's Board of Directors approved management's plan to dispose of the Company's Harding business. In December 2000, the

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1.  BASIS OF PRESENTATION: -- (CONTINUED)


DISCONTINUED OPERATIONS: -- (CONTINUED)

Company's Board of Directors also approved management's plan to liquidate the Company's Integrated Supply - Mexico business (the "Mexican segment"). Accordingly, Harding and the Mexican segment have been accounted for as discontinued operations with results of operations segregated from results of the Company's ongoing businesses including restatement of the prior periods presented. On April 13, 2000, the Company consummated the sale of Harding. SunSource expects to complete the liquidation of the Mexican Segment by June 30, 2001. See Note 4, Acquisitions and Divestitures.

     For the year ended December 31, 1999, the Company recorded an after-tax loss of $2,188 from Harding's operations and an estimated loss on its expected disposal of $23,834 unadjusted for any potential future tax benefits. For the year ended December 31, 2000, the Company recorded an additional loss on disposal of the discontinued Harding segment of $5,322 less an income tax benefit of $7,191. Through December 31, 2000, the Company has recorded a loss on disposal of the discontinued Harding segment of $21,965 in the aggregate, net of tax benefits.

     The estimated loss recorded during the year ended December 31, 2000 on the liquidation of the Mexican segment was $4,370 net of an income tax benefit of $202.

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1.  BASIS OF PRESENTATION: -- (CONTINUED)


DISCONTINUED OPERATIONS: -- (CONTINUED)

     Following is summary financial information for the Company's discontinued Harding and Mexican operations:

                                                2000       1999       1998
                                               -------   --------   --------
Net Sales:
     Harding.................................  $27,966   $118,282   $ 94,952
     Mexican segment.........................   16,889     14,402     17,225
                                               -------   --------   --------
Consolidated net sales.......................  $44,855   $132,684   $112,177
INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
  Before income taxes
     Harding.................................  $    --   $ (3,268)  $  3,522
     Mexican segment.........................     (219)       414        950
                                               -------   --------   --------
  Total income (loss) from discontinued
     operations before income taxes..........  $  (219)  $ (2,854)  $  4,472
  Income tax benefit (expense):
     Harding.................................       --      1,080     (1,562)
     Mexican segment.........................      110       (207)      (610)
                                               -------   --------   --------
  Total income tax...........................  $   110   $    873   $ (2,172)
                                               -------   --------   --------
  Net income (loss) from discontinued
     operations:
     Harding.................................  $    --   $ (2,188)  $  1,960
     Mexican segment.........................     (109)       207        340
                                               -------   --------   --------
  Total net income (loss) from discontinued
     operations..............................  $  (109)  $ (1,981)  $  2,300
                                               -------   --------   --------
LOSS ON DISPOSAL:
     Harding.................................  $(5,322)  $(23,834)  $     --
     Mexican segment.........................   (4,572)        --         --
                                               -------   --------   --------
  Total loss on disposal.....................  $(9,894)  $(23,834)  $     --
                                               -------   --------   --------
INCOME TAX BENEFIT ON DISPOSAL:
     Harding.................................  $ 7,191   $     --   $     --
     Mexican segment.........................      202         --         --
                                               -------   --------   --------
  Total tax benefit on disposal..............  $ 7,393   $     --   $     --
                                               -------   --------   --------
  TOTAL INCOME (LOSS) FROM DISCONTINUED
     OPERATIONS:
     HARDING.................................  $ 1,869   $(26,022)  $  1,960
     MEXICAN SEGMENT.........................   (4,479)       207        340
                                               -------   --------   --------
  TOTAL INCOME (LOSS) FROM DISCONTINUED
     OPERATIONS..............................  $(2,610)  $(25,815)  $  2,300
                                               =======   ========   ========

     As of December 31, 2000 and 1999, the Company had net assets held for sale of the discontinued operations of $1,767 and $37,079, respectively, consisting of receivables, inventories, prepaid assets, and property and equipment, and accrued

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1.  BASIS OF PRESENTATION: -- (CONTINUED)


DISCONTINUED OPERATIONS: -- (CONTINUED)

liabilities of $2,407 and $2,703, respectively, reserved for the loss on disposal of the discontinued segments.

CONVERSION TO CORPORATE FORM:

     On September 25, 1997, the limited partners of the Partnership approved the conversion of the Partnership to a corporation effective at the close of business on September 30, 1997 (the "Conversion"). As a result of the Conversion, the Class A limited partnership interests in the Partnership were converted into cash and Guaranteed Preferred Beneficial Interests in the Company's Junior Subordinated Debentures (the "Trust Preferred Securities", which were issued by the Trust), and the Class B limited partnership interests in the Partnership were converted into common stock of the Company and the general and limited partnership interests in the GP, which was also the general partner of the Partnership, were exchanged with the Company for 1,000,000 shares of its common stock.

1999 RESTRUCTURING CHARGES AND ASSET WRITE-DOWNS:

     On June 29, 1999, the Board of Directors of SunSource Inc. approved the Company's restructuring plan to reposition Technology Services and Kar Products, write-down impaired assets at the Hillman Group, and realign corporate overhead expenses. As a result of this plan, the Company recorded a restructuring charge of $10,248.

     The Technology Services charge and write-downs aggregated $5,392 including termination benefits of $2,744, an inventory write-down of $2,130, other exit costs of $415 and a write-down of unamortized leasehold improvements of $103. The termination benefits of $2,744 covered approximately 94 employees. The other exit costs and write-down of unamortized leasehold improvements were related to lease buyouts and losses on the sale of owned facilities as a result of Technology Services' facilities consolidation. The inventory write-down of $2,130 was the result of a reduction in vendor lines resulting principally from the facility consolidation process.

     The Kar Products charge amounted to $1,020 comprised solely of termination benefits for about 10 employees.

     The Hillman Group's asset write-down was $3,300 and was primarily the result of the Hillman Group's decision not to seek recovery of key machines from retailers. The write-down represented the total net book value of key machines that had been capitalized as of June 30, 1999.

     The Corporate Headquarters component of the restructuring charge aggregated $536 comprised of other exit costs of $434 and termination benefits of $102 for two employees. The other exit costs included lease termination costs of $101 and unamortized leasehold improvements of $333 on certain assets.

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1.  BASIS OF PRESENTATION: -- (CONTINUED)


1999 RESTRUCTURING CHARGES AND ASSET WRITE-DOWNS: -- (CONTINUED)

     The following table summarizes the restructuring costs and asset write-downs charged, the balance sheet classification, and payments or adjustments made during 2000.

                                                              OTHER
                                                TERMINATION   EXIT
                                                 BENEFITS     COSTS    TOTAL
                                                -----------   -----   -------
OPENING BALANCE JANUARY 1, 2000:
Current -- other accrued expense..............    $ 1,722     $ 111     1,833
Long-term -- other liabilities................        494        --       494
                                                  -------     -----   -------
     Totals...................................    $ 2,216     $ 111   $ 2,327
                                                  -------     -----   -------
PAYMENTS/CHARGES DURING YEAR-ENDED DECEMBER
  31, 2000:
Current-other accrued expense payments........    $(1,921)    $(111)  $(2,032)
                                                  -------     -----   -------
ENDING BALANCE DEC. 31, 2000:
Current -- other accrued expense..............    $   295     $  --   $   295
Long-term -- other liabilities................         --        --        --
                                                  -------     -----   -------
     Totals...................................    $   295     $  --   $   295
                                                  -------     -----   -------

     The Board's approval of the restructuring plan provided the Company's management with the authority to involuntarily terminate employees. The Company established the levels of benefits that the terminated employees received and informed the employees of their termination benefits prior to the close of business on June 30, 1999. Termination payments to date represent severance payments for approximately 106 employees. The remaining $295 in other accrued expense at December 31, 2000, is primarily associated with termination benefits.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH EQUIVALENTS:

     Cash equivalents consist of commercial paper, U.S. Treasury obligations and other liquid securities purchased with initial maturities less than 90 days and are stated at cost which approximates market value.

RESTRICTED CASH:

     Restricted cash represents cash received as a result of the surrender of life insurance policies by the Company on December 29, 2000 and held in a Rabbi Trust to fund deferred compensation liabilities due to the Company's employees. (See Note 13.)

INVENTORIES:

     Inventories consisting predominantly of finished goods are valued at the lower of cost or market, cost being determined principally on the first-in, first-out method.

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

PROPERTY AND EQUIPMENT:

     Property and equipment, including assets acquired under capital leases, is carried at cost and includes expenditures for new facilities and major renewals. Maintenance and repairs are charged to expense as incurred. When assets are sold, or otherwise disposed of, the cost and related accumulated depreciation are removed from their respective accounts, and the resulting gain or loss is reflected in current operations.

DEPRECIATION:

     For financial accounting purposes, depreciation, including that related to plant and equipment acquired under capital leases, is computed on the straight-line method over the estimated useful lives of the assets, generally three to thirty years, or, if shorter, over the terms of the related leases.

GOODWILL AND OTHER INTANGIBLE ASSETS:

     Goodwill related to the excess of acquisition cost over the fair value of net assets acquired in the acquisition of Axxess Technologies, Inc. ("Axxess") and the purchase of inventory and other assets of the Sharon-Philstone division of Pawtucket Fasteners, L.P. ("Sharon-Philstone") discussed in Note 4 is amortized on a straight-line basis over twenty-five years. All other goodwill related to the excess of acquisition cost over the fair value of net assets acquired is amortized on a straight-line basis over forty years. Other intangible assets arising principally from acquisitions are amortized on a straight-line basis over periods ranging from three to ten years.

LONG-LIVED ASSETS:

     Under the provisions of Statement of Financial Accounting Standard ("SFAS") 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the Company has evaluated its long-lived assets and certain identifiable intangibles including goodwill for financial impairment, and will continue to evaluate them, based on the estimated undiscounted future cash flows, as events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable. See Note 1, "Restructuring Charges" for information on the write-down of assets related to the Hillman Group's key machines.

INCOME TAXES:

     Deferred income taxes are computed using the liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities (temporary differences) and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

RETIREMENT BENEFITS:

     Certain employees are covered under profit-sharing retirement plans ("defined contribution plans") for which contributions are determined on an annual basis in accordance with the requirements of each plan.

     Certain employees are covered under post-retirement benefit plans for which benefits are determined in accordance with the requirements of each plan.

REVENUE RECOGNITION:

     Revenue from sales of products is recorded upon the passing of title and risks of ownership which usually occurs upon the shipment of goods.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Cash, accounts receivable, short-term borrowings, accounts payable, accrued liabilities and bank revolving credit are reflected in the consolidated financial statements at fair value due to short-term maturity or revolving nature of these instruments. The fair values of the Company's debt instruments are disclosed in Note 11. The fair value of the Trust Preferred Securities is disclosed in Note 14.

TRANSLATION OF FOREIGN CURRENCIES:

     The translation of applicable foreign-currency-based financial statements into U.S. dollars is performed for balance sheet accounts using exchange rates in effect at the balance sheet date and for revenue and expense accounts using an average exchange rate during the period.

     Exchange adjustments resulting from foreign currency transactions are recognized in net income and were immaterial for the three years ended December 31, 2000.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  RECENT ACCOUNTING PRONOUNCEMENTS:

     In June 1998, the Financial Accounting Standards Board ("the FASB") issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative financial instruments and hedging activities, and requires the Company to recognize all derivatives as either assets or liabilities on the balance sheet and measure them at fair value. Gains and losses resulting from changes in fair value would be accounted for depending on

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

3.  RECENT ACCOUNTING PRONOUNCEMENTS: -- (CONTINUED)

the use of the derivative and whether it is designated and qualifies for hedge accounting. In June 1999, the FASB issued SFAS 137, which defers the implementation of SFAS 133. The Company will be required to implement SFAS 133 in fiscal year 2001. The adoption of SFAS 133 has not had a material impact on the Company's financial statements.

     On June 26, 2000 the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101B which extended the implementation date of SAB 101, "Revenue Recognition" to the three-month period ending December 31, 2000. SAB 101 provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. Management has determined that the adoption of SAB 101 has not had a material impact on the Company's financial position and results of operations.

4.  ACQUISITIONS AND DIVESTITURES:

     During 1998, Hillman acquired the assets of three companies that supply keys, letters, numbers and signs and other products to retail hardware stores, which were integrated into its existing operations. Net cash consideration paid for the acquired businesses, including transaction costs, was $10,839, including goodwill of $7,009, and the assumption of certain liabilities of $1,132.

     On July 1, 1999, the Company sold the assets of Industrial Services' Fastener Business serving original equipment manufacturers ("OEM") for a cash consideration, net of expenses, of approximately $9,160 (subject to certain post-closing adjustments) plus the assumption of certain liabilities. The Company recorded an after-tax gain on the sale in the amount of $365 or $0.05 per common share. Sales from the OEM Fastener Business aggregated $10,954 for the six months ended June 30, 1999 and $23,006 for the year ended December 31, 1998.

     On March 2, 2000, the Company contributed the interests in its Kar Products, Inc. and A & H Bolt & Nut Company Limited operations (collectively, the "Kar" or "Kar Products" business) to a newly-formed partnership affiliated with Glencoe Capital, L.L.C. ("Glencoe"). Glencoe contributed cash equity to the new partnership, G-C Sun Holdings L.P. ("G-C"). The Company received $105,000 in cash proceeds from the transaction through repayment of assumed debt by G-C and retained a 49% minority ownership in G-C. Affiliates of Glencoe hold a controlling interest in G-C. SunSource recorded a pre-tax gain on the transaction of approximately $49,115 in the first quarter of 2000. Sales from Kar aggregated $22,122 from January 1, 2000 to March 2, 2000, and $124,724 for the year ended December 31, 1999. The Company accounts for its investment in the partnership under the equity method. As of December 31, 2000, SunSource's consolidated balance sheet includes $1,030 in other assets which represents the Company's investment in G-C.

     On April 7, 2000, the Company acquired Axxess Technologies, Inc. ("Axxess" or "Axxess Technologies") of Tempe, Arizona through a stock merger transaction. Axxess is a manufacturer of key duplication and identification systems. The transaction was structured as a purchase of 100% of the stock of the privately held

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

4.  ACQUISITIONS AND DIVESTITURES: -- (CONTINUED)

company and repayment of outstanding Axxess debt in exchange for $87,000 in cash and $23,000 in subordinated notes. In connection with the sale of Harding on April 13, 2000, the Company repaid $9,600 of these subordinated notes leaving a balance of $13,400 comprised as follows: 1) a $2,400 15% note due April 7, 2001 and 2) an $11,000 note which is payable in seven equal quarterly installments commencing the earlier of i) the first calendar quarter after payment in full of the Term Loan extended by the Company's senior lenders or ii) March 31, 2004. Interest on the $11,000 subordinated note ranges from prime plus 1% to prime plus 5% with a maximum rate at any time of 15%. The aggregate consideration for the transaction was $111,537, including $87,000 in cash, $23,000 in subordinated notes and transaction costs of $1,537, plus the assumption of certain liabilities aggregating $13,924. Axxess recorded goodwill and other intangible assets of $48,085 related to this acquisition. Axxess sales aggregated $20,012 for the three months ended March 31, 2000, and $82,132 for the year ended December 31, 1999. Axxess' results of operations are included in the results of the Hillman Group from the date of acquisition.

     On April 13, 2000, the Company sold substantially all of the assets of Harding for a cash purchase price of $30,592 plus the assumption by the buyer of certain liabilities aggregating $12,693, subject to certain post-closing adjustments.

     On October 4, 2000, the Company's Kar Products affiliate through the partnership formed with Glencoe Capital acquired all of the outstanding stock of Brampton Fastener Co. Limited, d/b/a Brafasco, based in Toronto, Canada. G-C purchased the outstanding stock of Brafasco for cash and notes. Brafasco is a supplier of maintenance and repair products serving primarily industrial customers. Brafasco had sales of $26,623 ($CDN) for the year ended December 31, 1999. As a result of this transaction, the Company holds a 44% ownership in the Kar Products affiliate.

     On November 3, 2000, the Company's Hillman Group subsidiary purchased inventory and other assets of the Sharon-Philstone division of Pawtucket Fasteners, L.P. of Rhode Island. The Hillman Group assumed the sales and servicing of the Sharon-Philstone division, distributors of fasteners to the retail hardware marketplace with current annual sales of approximately $14,000. The purchase price was $1,870 for inventory and other assets acquired at closing and a commitment to purchase additional inventory and other assets in the amount of approximately $3,928 over the next fourteen months, subject to certain post-closing adjustments.

     In December 2000, the Board approved a plan to liquidate the Mexican segment which provided comprehensive inventory management services of maintenance, repair and operating materials to large manufacturing plants in Mexico. The Company recorded a pre-tax loss on liquidation of approximately $4.6 million representing non-cash charges for accumulated translation losses, the write-down of inventories and other assets, and other liquidation costs. The Company expects to complete the liquidation process during the first half of 2001.

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

4.  ACQUISITIONS AND DIVESTITURES: -- (CONTINUED)

     The following disclosures indicate the Company's estimate of financial results had the 2000 acquisitions been consummated on January 1, 1999:

                                                             PRO FORMA
                                                        -------------------
                                                          2000       1999
                                                        --------   --------
Net sales.............................................  $479,838   $623,382
Income (loss) before discontinued operations and
  extraordinary loss..................................    27,736    (13,185)
Net income (loss).....................................    25,126    (39,235)
Basic earnings per share:
     Before discontinued operations and extraordinary
       loss...........................................  $   4.04   $  (1.95)
     Net income (loss)................................  $   3.66   $  (5.82)
Diluted earnings per share:
     Before discontinued operations and extraordinary
       loss...........................................  $   4.03   $  (1.95)
     Net income (loss)................................  $   3.65   $  (5.82)

5.  RELATED PARTY TRANSACTIONS:

     From January 1, 1997 through September 30, 1998, a former member of the Company's Board of Directors was a partner in a law firm which represented the Company in various matters. Payments to this law firm were $389 in 1998. Amounts payable to this law firm were $109 at December 31, 1998.

     An affiliate of a firm which owned beneficially more than 5% of the Company's Common Shares during 1998 performed investment banking services for the Company in 1998. Payments for these services were $361 in 1998.

     A member of the Company's Board of Directors is an officer of a firm which performed investment banking services for the Company in 1998. Payments for these services were $361 in 1998.

6.  INCOME TAXES:

     The total income tax provision (benefit) was allocated for the three years ended December 31, of 2000 as follows:

                                                  2000       1999      1998
                                                 -------   --------   ------
Continuing operations..........................  $ 4,910   $ (9,815)  $6,577
Discontinued operations........................   (7,503)      (873)   2,172
Extraordinary item--early extinguishment of
  debt.........................................       --       (126)      --
                                                 -------   --------   ------
Total tax provision (benefit)..................  $(2,593)  $(10,814)  $8,749
                                                 =======   ========   ======

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

6.  INCOME TAXES: -- (CONTINUED)

     The components of the Company's provision (benefit) for income taxes from continuing operations are as follows for the three years ended December 31:

                                                    2000     1999      1998
                                                   ------   -------   ------
CURRENT:
     Federal & State.............................  $2,522   $(6,826)  $3,799
     Foreign.....................................    (159)      206    1,121
                                                   ------   -------   ------
          Total current..........................   2,363    (6,620)   4,920
                                                   ------   -------   ------
DEFERRED:
     Federal & State.............................     317    (3,404)   1,822
     Foreign.....................................      --       209     (165)
                                                   ------   -------   ------
          Total deferred.........................     317    (3,195)   1,657
                                                   ------   -------   ------
Valuation allowance..............................   2,230        --       --
                                                   ------   -------   ------
          Provision (benefit) for income taxes...  $4,910   $(9,815)  $6,577
                                                   ======   =======   ======

     The Company has U.S. federal net operating loss ("NOL") carryforwards for tax purposes, totaling $29,600 as of December 31, 2000, that are available to offset future taxable income. These carryforwards expire in 2019.

     The Company has state net operating loss carryforwards with an aggregate tax benefit of $6,317 which expire from 2001 to 2018. A valuation allowance of $6,140 has been established for these deferred tax assets.

     Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

6.  INCOME TAXES: -- (CONTINUED)

     The table below reflects the significant components of the Company's net deferred tax assets and liabilities at December 31, 2000 and 1999:

                                          2000                    1999
                                  ---------------------   ---------------------
                                  CURRENT   NON CURRENT   CURRENT   NON CURRENT
                                  -------   -----------   -------   -----------
DEFERRED TAX ASSETS:
  Inventory.....................  $ 6,254     $    --     $ 5,441     $    --
  Bad debt reserve..............    1,018          --         757          --
  Deferred Compensation.........    2,407       2,433          --       3,494
  Federal net operating loss....       --      10,064       3,108          --
  State net operating loss......       --       6,317          --          --
  Tax credit carryforwards......       --         986          --          --
  Transaction costs.............       --         882          --         706
  Property, Plant and
     equipment..................       --          --          --       1,030
  Federal Capital loss
     carryforwards..............       --          --       6,857          --
  Miscellaneous.................    4,804         575       1,923       1,846
                                  -------     -------     -------     -------
  Total gross deferred assets...   14,483      21,258      18,086       7,076
Valuation Allowance for deferred
  tax assets....................       --      (6,140)     (8,380)     (1,211)
                                  -------     -------     -------     -------
Net deferred tax asset..........  $14,483     $15,118     $ 9,706     $ 5,865
                                  =======     =======     =======     =======
DEFERRED TAX LIABILITY:
  Property, Plant and
     equipment..................  $    --     $ 1,376     $    --     $    --
  All other.....................      594         253          --          --
                                  -------     -------     -------     -------
                                  $   594     $ 1,629     $    --     $    --
                                  =======     =======     =======     =======

     Realization of the net deferred tax assets is dependent on generating sufficient taxable income prior to their expiration. Although realization is not assured, management believes it is more likely than not that the net deferred tax assets will be realized. The amount of net deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward periods are reduced.

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

6.  INCOME TAXES: -- (CONTINUED)

     Below is a reconciliation of statutory federal income tax rates to the effective tax rates for the twelve months ended December 31, 2000, December 31, 1999 and December 31, 1998:

                                             12 MONTHS   12 MONTHS   12 MONTHS
                                               ENDED       ENDED       ENDED
                                             12/31/00    12/31/99    12/31/98
                                             ---------   ---------   ---------
Statutory federal income tax rate..........     34.0%       35.0%      35.0%
Foreign income tax rates in excess of U.S.
  federal income tax rates.................     (0.7)%       0.9%       1.7%
State and local income taxes, net of U.S.
  federal income tax benefit...............      2.7%       (1.7)%      4.0%
Non-deductible expenses....................     13.3%      (10.6)%      5.3%
Tax benefits associated with the
  conversion, net..........................       --          --       (9.7)%
Non taxable income - Kar transaction.......    (34.1)%        --         --
                                               -----       -----       ----
Effective income tax rate..................     15.2%      (46.4)%     36.3%
                                               =====       =====       ====

7.  EXTRAORDINARY LOSSES:

     In 1999, in connection with the early extinguishment of debt, the Company expensed capitalized financing costs of $361 and recorded an extraordinary loss of $235 (net of deferred tax benefits of $126). (See Note 10.)

8.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following at December 31, 2000 and 1999:

                                                 ESTIMATED      DECEMBER 31,
                                                USEFUL LIFE   -----------------
                                                  (YEARS)      2000      1999
                                                -----------   -------   -------
Land..........................................       N/A      $    --   $   853
Buildings and leasehold improvements..........     10-30(1)     6,394     7,406
Machinery and equipment.......................      3-10       65,368    21,784
Furniture and fixtures........................       3-5        8,731     9,955
                                                              -------   -------
                                                               80,493    39,998
Less accumulated depreciation.................                 22,179    22,799
                                                              -------   -------
                                                              $58,314   $17,199
                                                              =======   =======

---------------
(1) Buildings owned in 1999 were sold in 2000.

9.  NOTES PAYABLE:

     Notes payable consisted of casualty insurance financing of $624 at December 31, 2000 and $376 at December 31, 1999. The interest rate on the outstanding notes payable borrowings at December 31, 2000 and 1999 was 7.47% and 6.18%, respectively.

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

9.  NOTES PAYABLE: -- (CONTINUED)

     On April 7, 2000, in connection with the acquisition of Axxess, the Company issued a $12,000 unsecured subordinated note. In connection with the sale of Harding on April 13, 2000, the Company repaid $9,600 of this unsecured subordinated note leaving a balance of $2,400. The note is payable on April 7, 2001. Interest on the unsecured subordinated note is payable upon maturity at 15% and compounds quarterly. As of December 31, 2000, the Company's consolidated balance sheet included $2,677 in the current portion of unsecured subordinated notes related to the Axxess acquisition of which $277 represents accrued interest.

10.  REVOLVING CREDIT LINE:

     On December 15, 1999, the Company refinanced its $60,000 senior notes and $90,000 bank revolving credit with $155,000 in senior secured credit facilities (the "Refinancing") consisting of $130,000 in revolving bank credit (the "Revolver") and a $25,000 term loan (the "Term Loan", see Note 11). The new credit agreement has a five-year term (the "Credit Agreement") whose Revolver availability is based on the Company's receivables and inventory balances (the "Borrowing Base") evaluated on a monthly basis. The Company and its domestic and foreign corporate subsidiaries are borrowers and guarantors ("Credit Parties") under the Credit Agreement. Each credit party assigned, pledged and granted a security interest in and to all its assets as collateral. The Credit Agreement provided borrowings at interest rates based on the London Interbank Offered Rates ("LIBOR") plus a margin of between 2.50% and 3.00% (the "LIBOR Margin") in accordance with debt covenants as stated in the Credit Agreement, or prime. Letters of Credit commitment fees are based on the average daily face amount of each outstanding Letter of Credit multiplied by one and one half percent (1.50%) per annum. On April 7, 2000, the Company amended the Credit Agreement to reduce the Revolver to $115,000. On December 28, 2000, the Company further amended the Credit Agreement in connection with the Subordinated Debt Issuance (see Note 11) and as a result the LIBOR Margin on the Revolver was amended to between 2.25% and 3.25% in accordance with the Company's fixed charge coverage ratio.

     As of December 31, 2000, the Company's Borrowing Base was $80,451 consisting of receivables and inventory balances totaling $87,301 less letter of credit commitments outstanding of $6,850. The Revolver balance was $55,111 as reflected on the Company's consolidated balance sheet at December 31, 2000. As of December 31, 2000, the Company had $26,344 available under the revolver. Amounts outstanding under the Credit Agreement are due upon its termination on December 14, 2004.

     The Credit Agreement, among other provisions, contains financial covenants requiring the maintenance of specific coverage ratios, levels of undrawn availability and restricts the incurrence of additional debt, the sale of assets and dividends on the Company's common stock. If the Company sells any assets other than inventory, it must repay the advances under the Credit Agreement in an amount equal to the net proceeds of such sale. Such repayments shall be applied first to the outstanding

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

10.  REVOLVING CREDIT LINE: -- (CONTINUED)

principal installments of the Term Loan (see Note 11) and second, to the remaining advances in such order as the lenders may determine.

     As of December 31, 2000, the LIBOR rate was 6.57%, the LIBOR Margin was 2.75% and the prime rate was 9.50%. The Company's weighted-average interest rate for borrowings under its revolving credit facilities was 9.23%, 7.11%, and 7.05% for the years ended December 31, 2000, 1999, and 1998, respectively.

11.  LONG-TERM DEBT:

     On December 15, 1999, the Company as part of the Credit Agreement entered into a five-year $25,000 Term Loan. Upon closing of the Credit Agreement, the Company made a principal payment of $3,500 on the Term Loan. The Term Loan is collateralized in accordance with the provisions of the Credit Agreement (See
Note 10). The Term Loan provides borrowings at interest rates based on LIBOR plus the LIBOR Margin in accordance with certain leverage ratios as stated in the Credit Agreement, or prime. During 2000, the Company repaid $19,000 of the Term Loan, reducing the balance to $2,500 of which $375 is reflected in the current portion of long-term senior bank debt and $2,125 is reflected in long-term senior bank debt on the Company's consolidated balance sheet at December 31, 2000.

     On April 7, 2000, in connection with the acquisition of Axxess, the Company issued an $11,000 unsecured subordinated note. The note is payable in seven equal quarterly installments commencing the earlier of i) the first calendar quarter after payment in full of the Term Loan or ii) March 31, 2004. Interest on the subordinated note ranges from prime plus 1% to prime plus 5% with a maximum rate at any time of 15%. Interest is payable upon maturity and compounds annually. The Company can repay interest and principal on this note at any time. As of December 31, 2000, the Company's consolidated balance sheet included $11,857 in long term unsecured subordinated notes related to the Axxess acquisition of which $857 represents accrued interest.

     On December 28, 2000, the Company issued $30,000 of unsecured subordinated notes (the "Subordinated Debt Issuance") which matures December 28, 2006. Interest on the Subordinated Debt Issuance is 12.5%, and interest payments are required quarterly commencing January 1, 2001. The Company issued the holder of the subordinated notes the right to purchase 285,000 shares of the Company's common stock at a nominal value. In accordance with APB 14 - Accounting for Convertible Debt and Debt Issued with Stock Purchased Warrants, the Company recorded the Subordinated Debt Issuance and stock purchase rights issued to the holders at a fair market value of $29,103 which is included in long term unsecured subordinated notes as of December 31, 2000. The fair market value of the Subordinated Debt Issuance reflects a discount of $897 from its face value which will be amortized over the six-year life of the issuance.

     As of December 31, 2000, the Company's weighted-average interest rate for the Term Loan was 9.50%. Interest is required to be paid monthly on the daily outstanding principal of the Term Loan. Principal payments of $125 are required to

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

11.  LONG-TERM DEBT: -- (CONTINUED)

be paid quarterly commencing on April 1, 2001, and on the first day of each July, October, January and April thereafter until December 14, 2004 when the entire unpaid principal balance of the Term Loan shall be due and payable.

     As of December 31, 2000, the estimated fair value of the Company's Term Loan is approximately $2,179 as determined in accordance with SFAS 107. The Company discounted the future cash flows of its Term Loan based on borrowing rates for debt with similar terms and remaining maturities. The fair value estimate is made at a specific point in time and is subjective in nature and involves uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimate.

12.  LEASES:

     Certain warehouse and office space and equipment are leased under capital and operating leases with terms in excess of one year. Future minimum lease payments under noncancellable leases consisted of the following at December 31, 2000:

                                                          CAPITAL   OPERATING
                                                          LEASES     LEASES
                                                          -------   ---------
2001....................................................  $1,043     $ 8,363
2002....................................................     448       6,744
2003....................................................     197       5,320
2004....................................................      50       4,624
2005....................................................      16       4,369
Later years.............................................      --       9,919
                                                          ------     -------
     Total minimum lease payments.......................  $1,754     $39,339
                                                                     =======
  Less amounts representing interest....................    (212)
                                                          ------
     Present value of Net Minimum Lease payments
       (including $923 currently payable)...............  $1,542
                                                          ======

     Total rental expense for all operating leases from continuing operations amounted to $11,407 in 2000, $12,562 in 1999, and $11,035 in 1998. Certain
leases are subject to terms of renewal, and escalation clauses.

13.  DEFERRED COMPENSATION PLANS:

     SunSource maintains a deferred compensation plan for key employees (the "Nonqualified Deferred Compensation Plan") which allows for deferral of cash compensation from salary and annual bonuses. The Nonqualified Deferred Compensation Plan also includes awards that were made under previous long-term incentive plans of the Company. Executive deferrals can grow at mutual fund investment rates.

     The Company had established a Rabbi Trust (the "Rabbi Trust") which held insurance policies to assist in funding the liabilities of the deferred compensation plan. On December 29, 2000, the Company surrendered the insurance policies and switched all investments to mutual fund investment accounts. Upon termination of

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

13.  DEFERRED COMPENSATION PLANS: -- (CONTINUED)

the insurance policies, the Company incurred a cash surrender charge of $506 in December 2000. The insurance policies had a net cash surrender value which aggregated $11,530 at December 29, 2000. As of December 31, 2000, the Company's consolidated balance sheet included $10,955 of the cash surrender value of the insurance policies in restricted cash and $575 in other current assets.

     Except for the cash surrender charge in December 2000, there were no other amounts charged to income under the Company's deferred compensation plans in 2000, 1999 and 1998. During the three years ended December 31, 2000, distributions from the deferred compensation plans aggregated $2,714 in 2000, $252 in 1999, and $26 in 1998. The Company's deferred compensation liabilities amounted to $12,411 as of December 31, 2000 and $14,728 as of December 31, 1999. The current portion of these deferred compensation liabilities were $4,543 and $555 as of December 31, 2000 and 1999, respectively, and were included in other accrued expenses on the consolidated balance sheets.

14. GUARANTEED PREFERRED BENEFICIAL INTERESTS IN THE COMPANY'S JUNIOR SUBORDINATED DEBENTURES:

     In connection with the Conversion, Class A interests of the Partnership were exchanged for Trust Preferred Securities of the Trust, as discussed in Note
1. The Trust was organized in connection with the Conversion for the purpose of
(a) issuing its Trust Preferred Securities to the Company in consideration of the deposit by the Company of Junior Subordinated Debentures in the Trust as trust assets, and its Trust Common Securities to the Company in exchange for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary or incidental thereto.

     The Trust had no operating history prior to the issuance of the Trust Preferred Securities. The terms of the Junior Subordinated Debentures include those stated in the Indenture (the "Indenture") between the Company and the indenture trustee, and those made part of the Indenture by the Trust Indenture Act.

     The Company has guaranteed on a subordinated basis the payment of distributions on the Trust Preferred Securities and payments on liquidation of the Trust and redemption of Trust Preferred Securities (the "Preferred Securities Guarantee"). The sole assets of the Trust are the Junior Subordinated Debentures and the obligations of the Company under the Indenture, the Preferred Securities Guarantee and the Junior Subordinated Debentures in the aggregate constitute a full and unconditional guarantee by the Company of the Trust's obligations under the Trust Preferred Securities.

     The Trust Preferred Securities have equity characteristics but creditor's rights and are therefore classified between liabilities and stockholders' equity (deficit) on the balance sheet. On September 30, 1997, the Trust Preferred Securities were recorded at fair value of $115,991 based on the price of the Class A interests of $11.75 upon close of trading on the New York Stock Exchange on that date. The Trust Preferred

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

14. GUARANTEED PREFERRED BENEFICIAL INTERESTS IN THE COMPANY'S JUNIOR SUBORDINATED DEBENTURES: -- (CONTINUED)

Securities have a liquidation value of $25.00 per security. The excess of fair value of the Trust Preferred Securities on September 30, 1997 over their liquidation value of $105,446, or $10,545 is amortized over the life of the Trust Preferred Securities. The fair value of the Trust Preferred Securities on December 31, 2000 was $62,739, based on the closing price on the New York Stock Exchange of $14.875 per security on that date.

     The interest payments on the Junior Subordinated Debentures underlying the Trust Preferred Securities, aggregating $12,232 per year, are deductible for federal income tax purposes under current law and will remain an obligation of the Company until the Trust Preferred Securities are redeemed or upon their maturity in 2027.

15.  STOCKHOLDERS' EQUITY (DEFICIT):

TREASURY STOCK:

     On August 6, 1998, the Company's Board of Directors authorized $15,000 for management to repurchase up to 10% of the Company's outstanding common shares through open market transactions and private block trades dependent upon market conditions. The Company subsequently suspended the repurchase program on March 16, 1999. The Company has acquired and placed into treasury 479,100 common shares through December 31, 2000, at an average cost of $18.17 per common share.

COMMON SHARES ISSUED TO CERTAIN NON-EMPLOYEE DIRECTORS:

     Under the Company's Stock Compensation Plan for Non-Employee Directors, certain non-employee directors were issued 23,581 and 11,293 Common Shares for the years ended December 31, 2000 and 1999, respectively. Under the terms of the plan, non-employee directors are issued Common Shares on a quarterly basis to cover at least 50% and up to 100% of their annual retainer fee. The number of shares to be issued is dependent upon the market price of the Common Shares, the number of directors receiving shares, and the percentage of their annual retainer that each director elects to receive in Common Shares. The Company recognized an expense of $105 and $119 with respect to the issuance of Common Shares to non-employee directors in 2000 and 1999, respectively.

STOCK OPTIONS:

     On April 28, 1998, the Company adopted the Equity Compensation Plan (the "Plan"), after approval by stockholders at the 1998 Annual Meeting. Grants under the Plan may consist of options intended to qualify as incentive stock options ("ISO"), or non-qualified stock options that are not intended to so qualify ("NQSO"). In addition, grants may also consist of grants of restricted stock, stock appreciation rights (SAR's), or performance units. The option price of any ISO will not be less than the fair market value on the date the option is granted (110% of fair

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

15.  STOCKHOLDERS' EQUITY (DEFICIT): -- (CONTINUED)


STOCK OPTIONS: -- (CONTINUED)

value in certain instances). The option price of a NQSO may be greater than, equal to, or less than the fair market value on the date the option is granted (but not less than 85% of the fair market value). The number of options available for the Plan (the "Applicable Percentage") is calculated annually and cumulatively at the rate of 5% of shares outstanding per year. Prior to April 27, 1999, the maximum number of shares available under the Plan was 25% of the total outstanding shares or 2,000,000 Common Shares. On April 27, 1999, the stockholders of the Company approved a proposal to amend the 1998 Equity Compensation Plan to increase the aggregate number of shares that may be issued or transferred under the Plan to 2,150,000 shares. However, no more than the Applicable Percentage of the number of shares issued and outstanding on the effective date of the Plan and at any time thereafter may be issued or transferred under the Plan; provided, however, that up to 150,000 shares were issued under the Plan without reference to the Applicable Percentage in connection with the hiring of a new chief executive officer of the Company.

     The Plan is administered by a committee of the Board of Directors. The Committee determines the term of each option, provided, however, that the exercise period may not exceed ten years from the date of grant, and for ISO's, in certain instances, may not exceed five years. The options granted under the Plan vest based on the results of financial performance. If threshold financial performance targets are not met, 100% of the options vest on the ninth anniversary of the grant. If threshold performance targets are met, stock options become fully vested within 3 to 5 years from the date of grant, depending on performance.

     A summary of the Company's stock option plan for the twelve months ended December 31, 2000 is presented below:

                                                      WEIGHTED-                 WEIGHTED-
                                                       AVERAGE                   AVERAGE
                                            NUMBER    EXERCISE      NUMBER      EXERCISE
                                              OF        PRICE      OF SHARES      PRICE
                                            OPTIONS   PER SHARE   EXERCISABLE   PER SHARE
                                            -------   ---------   -----------   ---------
Outstanding at January 1, 1998............       --        --            --          --
Granted...................................  211,495    $17.62            --      $17.62
Exercised.................................       --        --            --          --
Expired/Canceled..........................       --        --            --          --
                                            -------                 -------
Outstanding at December 31, 1998..........  211,495    $17.62            --      $17.62
Granted...................................  562,000    $15.49       204,399      $16.20
Exercised.................................       --        --            --          --
Expired/Canceled..........................    4,000    $17.86            --          --
                                            -------                 -------
Outstanding at December 31, 1999..........  769,495    $16.06       204,399      $16.20
Granted...................................  356,000    $ 4.29       161,567      $12.58
Exercised.................................       --        --            --          --
Expired/Canceled..........................  198,995    $15.77            --          --
                                            -------                 -------
Outstanding at December 31, 2000..........  926,500    $11.60       161,567      $12.58
                                            =======                 =======

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

15.  STOCKHOLDERS' EQUITY (DEFICIT): -- (CONTINUED)


STOCK OPTIONS: -- (CONTINUED)

     As of December 31, 2000, the 926,500 options outstanding under the Plan have exercise prices between $3.00 and $18.88 and a weighted-average remaining contractual life of 8.56 years.

     During 2000, 1999 and 1998, the Company issued certain options at and below the fair market price of the common stock on the grant date. For those options issued with an exercise price equal to the fair market value, the weighted-average exercise price was $4.50, $15.79 and $18.82 and the average fair market value was $4.50, $16.00 and $18.84 in 2000, 1999 and 1998, respectively. For options issued with an exercise price below fair market value for the stock on their grant date, the weighted average exercise price was $3.83, $12.75 and $15.99 and the average fair market value was $4.50, $15.00 and $18.81 in 2000, 1999 and 1998, respectively.

     Compensation expense of approximately $393 is being recognized over vesting periods for certain options which were granted at below fair market value in 2000, 1999 and 1998 of which $79 was recognized in 2000, $70 was recognized in 1999 and $25 was recognized in 1998. If compensation cost had been based on the fair value of the options at the grant dates, consistent with the method required under SFAS 123, "Accounting for Stock-Based Compensation", the Company's net income and net income per Common Share would have been:

                                                         2000      1999     1998
                                                        -------  --------  -------
Net Income (Loss)                          As reported  $24,680  $(37,371) $13,817
                                           Pro forma    $24,265  $(38,013) $13,769
BASIC NET INCOME PER COMMON SHARE          As reported  $3.60    $(5.54)   $2.00
                                           Pro forma    $3.54    $(5.63)   $1.99
DILUTED NET INCOME PER COMMON SHARE        As reported  $3.59    $(5.54)   $2.00
                                           Pro forma    $3.53    $(5.63)   $1.99

     Such pro forma disclosures may not be representative of future compensation expense because options vest over several years and additional grants are made each year.

     The estimated weighted-average grant-date fair value of the options granted during the year ended December 31, 2000 was $4.33 and the weighted-average remaining contractual life of options outstanding at December 31, 2000 was 8.56 years.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted-average assumptions used for grants in 2000, 1999 and 1998: expected volatility of 22.0% for 2000, 23.1% for 1999 and 28.7% for 1998; risk free interest rates of 5.1% to 6.5% and expected lives of 5 and 9.5 years, based on differing vesting schedules.

     On April 27, 1999, a grant of 150,000 non-qualified stock options was made to attract and retain a new Chief Executive Officer, (the "CEO Grant"). On January 26, 2000, the Compensation Committee of the Board of Directors amended the New CEO

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

15.  STOCKHOLDERS' EQUITY (DEFICIT): -- (CONTINUED)


STOCK OPTIONS: -- (CONTINUED)

Grant by reducing the number of options from 150,000 to 50,000 and issued a grant of 100,000 shares of restricted stock. One-third of the restricted shares vested six months from the date of grant. Vesting of the remaining two-thirds of the restricted shares will be based on achievement of certain performance goals. In the event that all or some of the performance goals are not achieved within a three-year period from the date of grant, the then remaining shares will vest on the third anniversary from their date of grant. The Company incurred a compensation charge of $240 in 2000 in connection with the issuance of the restricted stock.

EARNINGS PER SHARE:

     The Company computes earnings per share in accordance with SFAS 128, "Earnings per Share". SFAS 128 requires the presentation of basic and diluted earnings per share for companies with complex capital structures. As noted above under "Stock Options", certain executives and key employees were granted a total of 926,500 options through December 31, 2000 to purchase the Company's Common Shares having a potentially dilutive effect on earnings per share. Due to market conditions, the shares granted under the Plan did not have a material dilutive effect on earnings per share for the twelve months ended December 31, 2000, 1999 and 1998.

     The number of outstanding Common Shares as of December 31, 2000 was 6,873,037. The weighted-average number of Common Shares outstanding for the twelve months ended December 31, 2000 was 6,856,549 for purposes of computing basic net income (loss) per share and 6,880,613 for purposes of computing diluted net income (loss) per share, including shares issued to non-employee directors, net of the 479,100 shares repurchased and held in treasury.

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

15.  STOCKHOLDERS' EQUITY (DEFICIT): -- (CONTINUED)


EARNINGS PER SHARE: -- (CONTINUED)

     Following is a reconciliation of net income and weighted-average common shares outstanding for purposes of calculating basic and diluted net income
(loss) per share, in thousands (except share and per share amounts):

                                             2000         1999         1998
                                          ----------   ----------   ----------
   BASIC NET INCOME (LOSS) PER SHARE
Net income (loss) applicable to common
  stockholders..........................  $   24,680   $  (37,371)  $   13,817
Weighted-average common shares
  outstanding...........................   6,856,549    6,747,142    6,907,318
Basic net income (loss) per share.......  $     3.60   $    (5.54)  $     2.00
  DILUTIVE NET INCOME (LOSS) PER SHARE
Income (loss) for purposes of computing
  diluted net income (loss) per share...  $   24,680   $  (37,371)  $   13,817
Weighted-average common shares
  outstanding...........................   6,856,549    6,747,142    6,907,318
Dilutive stock options and warrants.....      24,064           --           --
Weighted-average common shares
  outstanding for purposes of computing
  diluted net income per share..........   6,880,613    6,747,142    6,907,318
Diluted net income (loss) per share.....  $     3.59   $    (5.54)  $     2.00

     In 2000 and 1998, the Company applied the if-converted method to compute dilutive stock options, warrants and convertible debentures. The stock options, warrants and convertible debentures were assumed to have been converted at the beginning of the period, and the resulting common shares were included in the calculation, as long as the effects were not anti-dilutive. The weighted-average diluted common shares outstanding for 2000 and 1998 excludes the dilutive effect of approximately 904,833 and 211,495 options, respectively, since such options have an exercise price in excess of the average market value of the Company's common stock during the year.

COMMON STOCK DIVIDEND:

     On June 30, 1999, the Board of Directors of the Company suspended indefinitely the quarterly cash dividend of $0.10 per Common Share.

16.  RETIREMENT BENEFITS:

     Certain employees of STS and the Company's divested operations are covered by defined benefit pension plans and post-retirement benefit plans. In December 1999, the Board of Directors of the Company approved a proposal to freeze the benefit accruals under the Technology Services defined benefit retirement plan (the "STS Plan"). As a result, the Company recorded a curtailment gain of $5,608 in accordance with Statement of Financial Accounting Standards No. 88, Employers'

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

16.  RETIREMENT BENEFITS: -- (CONTINUED)

Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits.

     In December 2000, the Board of Directors approved a proposal to merge the STS Plan with another Company owned plan which was held for certain divested operations, and terminate the merged plans as of December 31, 2000. As a result, the Company recorded a pre-tax loss on termination of the merged pension plans of $4,279 in December 2000.

     The $4,279 loss on termination of the defined benefit pension plans represents an estimated surplus upon termination of the defined benefit pension plans of $3,700, less a write-off of a prepaid pension asset of $7,424, and a charge for estimated excise taxes of $555. The approved proposal also provides for a contribution of 25% or $925 of the $3,700 estimated surplus upon termination to the STS deferred contribution plan. During 2000, the Company recorded a net periodic benefit of $1,500 related to expected investment returns on the surplus assets of the STS Plan. As of December 31, 2000, the Company's consolidated balance sheet included a prepaid pension asset of $3,700 of which $2,775 was included in other current assets and $925 was in other assets. The Company expects the termination process to be completed during the second half of 2001.

     The following provides a reconciliation of benefit obligations, plan assets, and funded status of the Company's post-retirement benefit plan in the STS division:

                                                             POST-RETIREMENT
                                                                BENEFITS
                                                             ---------------
                                                              2000     1999
                                                             ------   ------
BENEFIT OBLIGATION:
Benefit obligation -- beginning of year....................  $ 879    $ 951
Service cost...............................................     --       --
Interest cost..............................................     69       65
Plan participant contributions.............................     --       --
Amendments.................................................     --       --
Curtailment Gain...........................................     --       --
Actuarial (gain) loss......................................     20      (46)
Benefits paid..............................................    (84)     (90)
                                                             -----    -----
Benefit obligation -- end of year..........................  $ 884    $ 880
                                                             =====    =====
FAIR VALUE OF PLAN ASSETS:
Fair value of plan assets -- beginning of year.............  $  --    $  --
Actual return on plan assets...............................     --       --
Expenses...................................................     --       --
Employer contributions.....................................     84       90
Plan participant contributions.............................     --       --
Benefits paid..............................................    (84)     (90)
                                                             -----    -----
Fair value of plan assets -- end of year...................  $  --    $  --
                                                             =====    =====

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

16.  RETIREMENT BENEFITS: -- (CONTINUED)


                                                             POST-RETIREMENT
                                                                BENEFITS
                                                             ---------------
                                                              2000     1999
                                                             ------   ------
FUNDED STATUS OF PLANS:
Funded status of the plans.................................  $(884)   $(880)
Unrecognized actuarial (gain) loss.........................     (7)     (27)
Unrecognized prior service cost............................    324      357
Unrecognized net transition asset..........................    419      454
                                                             -----    -----
Accrued benefit cost recognized in the balance sheet.......  $(148)   $ (96)
                                                             =====    =====

     Net post-retirement costs include the following components:

                                                      2000    1999    1998
                                                      -----   -----   -----
NET PERIODIC POST-RETIREMENT COST:
Service cost........................................  $  --   $  --   $  --
Interest Cost.......................................     69      65      66
Amortization of Transition obligation...............     35      35      35
Amortization of prior service cost..................     32      32      32
                                                      -----   -----   -----
Net post-retirement cost............................  $ 136   $ 132   $ 133
                                                      =====   =====   =====

                                                      2000    1999    1998
                                                      -----   -----   -----
ASSUMPTIONS:
Discount rate.......................................  8.00%   8.00%   7.00%
Rates of increase in compensation levels............  6.50%   6.50%   6.50%
Health care cost trend rate on covered charges......  8.50%   8.50%   9.50%

     The health care cost trend rate, or the expected rate of increase in health-care costs, is assumed to gradually decrease to 4.5% by 2010.

     The impact of a 1% change in health care inflation on post-retirement benefits is as follows:

                                                       TREND +1%   TREND -1%
                                                       ---------   ---------
December 31, 2000 projected benefit obligation.......  $     72    $    (65)
2000 service and interest cost.......................  $      5    $     (5)

     Costs (income) charged to operations under all retirement benefit plans are as follows:

                                                    2000     1999      1998
                                                   ------   -------   ------
Defined contribution plans.......................  $1,787   $ 2,154   $3,052
Defined benefit plans............................   2,293    (6,818)    (181)
                                                   ------   -------   ------
          Total..................................  $4,080   $(4,664)  $2,871
                                                   ======   =======   ======

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

17.  COMMITMENTS AND CONTINGENCIES:

     Letters of credit are issued by the Company during the ordinary course of business through major domestic banks as required by certain vendor contracts, legal proceedings and acquisition activities. As of December 31, 2000, the Company had outstanding letters of credit in the aggregate amount of $3,800 related to these activities.

     As of December 31, 1999, the Company has guaranteed lease obligations of approximately $520, principally relating to businesses previously divested. The Company is not currently aware of any existing conditions which would cause a financial loss related to these guarantees.

     Under the Company's insurance programs, commercial umbrella coverage is obtained for catastrophic exposure and aggregate losses in excess of normal claims. Beginning in 1991, the Company has retained risk on certain expected losses from both asserted and unasserted claims related to worker's compensation, general liability and automobile as well as the health benefits of certain employees. Provisions for losses expected under these programs are recorded based on an analysis of historical insurance claim data and certain actuarial assumptions. As of December 31, 2000, the Company has provided insurers letters of credit aggregating $3,050 related to certain insurance programs.

     Litigation originally instituted on February 27, 1996 is pending in the Court of Common Pleas of Montgomery County, Pennsylvania in which Dorman Products of America, Ltd. ("Dorman"), and its parent, R&B, Inc. ("R&B"), allege that misrepresentations of certain facts were made by the Company, upon which R&B allegedly based its offer to purchase the assets of the Dorman Products division of the Company.

     Certain other legal proceedings are pending which are either in the ordinary course of business or incidental to the Company's business. Those legal proceedings incidental to the business of the Company are generally not covered by insurance or other indemnity. In the opinion of management, the ultimate resolution of the pending litigation matters will not have a material effect on the consolidated financial position, operations or cash flows of the Company.

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

18.  STATEMENTS OF CASH FLOWS:

     Supplemental disclosures of cash flow information are presented below:

                                                           2000       1999       1998
                                                         --------   --------   --------
Cash paid (refunded)during the period for:
  Interest.............................................  $  9,186    $9,694    $ 7,695
                                                         ========    ======    =======
  Income taxes.........................................  $ (4,174)   $1,687    $ 8,266
                                                         ========    ======    =======
Non-cash operating activities:
  Issuance of shares of common stock to certain non-
     employee directors................................  $    105    $  119    $    39
                                                         --------    ------    -------
Non-cash investing activities:
  Acquisitions (see Note 4):
     Fair value of assets acquired, including
       goodwill........................................  $125,461    $   --    $11,971
     Less unsecured subordinated notes issued..........    23,000        --         --
     Less liabilities assumed..........................    15,461        --      1,132
                                                         --------    ------    -------
          Cash paid for acquired businesses............  $ 87,000    $   --    $10,839
                                                         ========    ======    =======
Non-cash financing activities:
  Accrued and unpaid distributions on trust preferred
     securities and common shares......................  $  1,019    $1,019    $   676
                                                         --------    ------    -------

19.  QUARTERLY DATA (UNAUDITED):

                   2000                      FOURTH     THIRD      SECOND     FIRST
                   ----                     --------   --------   --------   --------
Net sales (1).............................  $102,043   $115,524   $123,857   $118,402
Gross profit (1)..........................    40,348     48,189     49,773     48,834
Income (loss) from continuing operations
  (1).....................................   (12,948)      (470)      (909)    41,617
Income (loss) from discontinued operations
  (1).....................................    (4,962)      (478)       (77)     2,907
Net income (loss).........................   (17,910)      (948)      (986)    44,524
Basic income (loss) per common share:
  Income (loss) from continuing
     operations...........................  $  (1.88)  $  (0.07)  $  (0.13)  $   6.09
  Income(loss) from dis-continued
     operations...........................  $  (0.72)  $  (0.07)  $  (0.01)  $   0.43
  Net income (loss).......................  $  (2.60)  $  (0.14)  $  (0.14)  $   6.52
Diluted income (loss) per common share:
  Income (loss) from continuing
     operations...........................  $  (1.87)  $  (0.07)  $  (0.13)  $   6.09
  Income(loss) from dis-continued
     operations...........................  $  (0.71)  $  (0.07)  $  (0.01)  $   0.43
  Net income (loss).......................  $  (2.58)  $  (0.14)  $  (0.14)  $   6.52

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

19.  QUARTERLY DATA (UNAUDITED): -- (CONTINUED)


                   1999                      FOURTH     THIRD      SECOND     FIRST
                   ----                     --------   --------   --------   --------
Net sales (1).............................  $119,579   $134,452   $145,142   $142,077
Gross profit (1)..........................    48,770     58,373     57,610     61,401
Income (loss) from continuing operations
  (1).....................................    (2,496)       (25)    (9,937)     1,137
Income (loss) from discontinued operations
  (1).....................................   (25,916)       101        232       (232)
Extraordinary loss........................      (235)        --         --         --
Net income (loss).........................   (28,647)        76     (9,705)       905
Basic and diluted income (loss) per common
  share:
  Income (loss) from continuing
     operations...........................  $  (0.37)  $   0.00   $  (1.47)  $   0.17
  Income(loss) from dis-continued
     operations...........................  $  (3.84)  $   0.01   $   0.03   $  (0.04)
  Extraordinary loss......................  $  (0.03)  $     --   $     --   $     --
  Net income (loss).......................  $  (4.24)  $   0.01   $  (1.44)  $   0.13

---------------
(1) Differences from amounts reported in Quarterly Reports on Form 10-Q filed in 2000 and the Annual Report on Form 10-K filed in 1999 are primarily the result of accounting for the results of the Mexican segment as a discontinued operation. Also includes certain amounts reclassified in 1999 to conform to current accounting.

20.  CONCENTRATION OF CREDIT RISK:

     Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents and trade receivables. The Company places its cash and cash equivalents with high credit quality financial institutions. Concentrations of credit risk with respect to sales and trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersion across many different industries and geographies. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral.

     Concentration of credit risk with respect to purchases and trade payables are limited due to the large number of vendors comprising the Company's vendor base, with dispersion across many different industries and geographic areas. One vendor accounted for 16% of the Company's total purchases and 9% of the Company's total trade payables on December 31, 2000. No other vendors accounted for more than 10% of the Company's total purchases in 2000.

21.  SEGMENT INFORMATION:

     The Company has two reportable segments (see Note 1 "Nature of Operations") which are disaggregated based on the products and services provided, markets served, marketing strategies and delivery methods.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Intersegment sales are immaterial. The Company measures segment profitability and allocates corporate resources based on

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

21.  SEGMENT INFORMATION: -- (CONTINUED)

each segment's Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") which is defined as income from operations before depreciation and amortization. The Company also measures the segments on performance on their tangible asset base. The table below provides the Company's segment disclosures and is followed by reconciliations of the segment amounts to the consolidated amounts where appropriate:

                                                         YEAR ENDED DECEMBER 31,
                                                      ------------------------------
                                                        2000       1999       1998
                                                      --------   --------   --------
NET SALES
Technology Services (STS)...........................  $224,538   $248,367   $324,075
Hillman Group.......................................   212,118    151,884    125,830
                                                      --------   --------   --------
  Segment net sales.................................  $436,656   $400,251   $449,905
                                                      ========   ========   ========
GROSS PROFIT
Technology Services (STS)...........................  $ 52,313   $ 56,421   $ 89,336
Hillman Group.......................................   119,779     81,045     66,485
                                                      --------   --------   --------
  Segment gross profit..............................  $172,092   $137,466   $155,821
                                                      ========   ========   ========
EBITDA
Technology Services (STS)...........................  $ (5,620)  $(11,800)  $ 15,538
Hillman Group.......................................    34,053     15,816     13,477
                                                      --------   --------   --------
  Segment EBITDA....................................  $ 28,433   $  4,016   $ 29,015
                                                      ========   ========   ========
TANGIBLE ASSETS
Technology Services (STS)...........................  $ 62,132   $ 81,812   $ 85,731
Hillman Group.......................................   128,198     56,963     59,487
                                                      --------   --------   --------
  Segment tangible assets...........................  $190,330   $138,775   $145,218
                                                      ========   ========   ========
CAPITAL EXPENDITURES
Technology Services (STS)...........................  $    937   $  1,097   $  2,067
Hillman Group.......................................     7,476      2,271      2,072
                                                      --------   --------   --------
  Segment capital expenditures......................  $  8,413   $  3,368   $  4,139
                                                      ========   ========   ========
DEPRECIATION
Technology Services (STS)...........................  $  2,070   $  1,607   $  1,603
Hillman Group.......................................     7,161      1,408      1,347
                                                      --------   --------   --------
  Segment depreciation..............................  $  9,231   $  3,015   $  2,950
                                                      ========   ========   ========
GEOGRAPHIC SEGMENT DATA:
Net Sales
United States.......................................  $441,024   $508,835   $567,325
Canada..............................................    18,802     32,415     32,968
                                                      --------   --------   --------
     Consolidated net sales.........................  $459,826   $541,250   $600,293
                                                      ========   ========   ========

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

21.  SEGMENT INFORMATION: -- (CONTINUED)


                                                         YEAR ENDED DECEMBER 31,
                                                      ------------------------------
                                                        2000       1999       1998
                                                      --------   --------   --------
RECONCILIATION OF SEGMENT NET SALES TO TOTAL NET
  SALES:
Segment net sales...................................  $436,656   $400,251   $449,905
Net sales from contributed subsidiaries, sold
  businesses and terminated contracts...............    23,170    140,999    150,388
                                                      --------   --------   --------
  Total net sales...................................  $459,826   $541,250   $600,293
                                                      ========   ========   ========
RECONCILIATION OF SEGMENT GROSS PROFIT TO TOTAL
  GROSS PROFIT:
Segment gross profit................................  $172,092   $137,466   $155,821
Gross profit from contributed subsidiaries, sold
  businesses and terminated contracts...............    15,052     88,688     96,347
                                                      --------   --------   --------
  Total gross profit................................  $187,144   $226,154   $252,168
                                                      ========   ========   ========
RECONCILIATION OF SEGMENT PROFIT TO INCOME (LOSS)
  FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND
  EXTRAORDINARY LOSS:
Segment profit -- EBITDA............................  $ 28,433   $  4,016   $ 29,015
EBITDA from contributed subsidiaries, sold
  businesses and terminated contracts...............     2,823     16,840     22,470
Depreciation........................................    (9,455)    (4,244)    (4,169)
Amortization........................................    (3,369)    (1,840)    (1,669)
Corporate expenses..................................    (8,151)    (9,161)    (6,740)
                                                      --------   --------   --------
Income before non-recurring charges.................    10,281      5,611     38,907
Non-recurring charges:
Gain on curtailment/termination of pension plan.....    (4,279)     5,608         --
Severance and other termination costs...............    (1,837)        --         --
Restructuring charges and asset write-off...........        --    (10,248)        --
Provision for litigation matters -- divested
  operations........................................        --         --     (1,600)
                                                      --------   --------   --------
Income from operations..............................     4,165        971     37,307
Equity in earnings of affiliate.....................     2,438         --         --
Interest expense, net...............................   (11,286)    (9,875)    (6,981)
Distribution on guaranteed preferred beneficial
  interests.........................................   (12,232)   (12,232)   (12,232)
Gain on contribution of subsidiaries................    49,115         --         --
                                                      --------   --------   --------
Income(loss)from continuing operations before income
  taxes and extraordinary loss......................  $ 32,200   $(21,136)  $ 18,094

                        SUNSOURCE INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

21.  SEGMENT INFORMATION: -- (CONTINUED)


                                                         YEAR ENDED DECEMBER 31,
                                                      ------------------------------
                                                        2000       1999       1998
                                                      --------   --------   --------
RECONCILIATION OF SEGMENT TANGIBLE ASSETS TO TOTAL
  ASSETS:
Segment tangible assets.............................  $190,330   $138,775   $145,218
Tangible assets from contributed subsidiaries, sold
  businesses and terminated contracts...............        --     46,428     53,814
Goodwill............................................    63,914     51,392     54,997
Other intangible assets.............................    14,035        762        960
Deferred income taxes...............................    29,601     15,571     12,812
Cash value of life insurance........................        --     14,190     10,262
Assets held for sale................................     1,767     37,079     42,592
Other corporate assets..............................    22,494     17,429      6,868
                                                      --------   --------   --------
  Total assets......................................  $322,141   $321,626   $327,523
                                                      ========   ========   ========
RECONCILIATION OF SEGMENT CAPITAL EXPENDITURES TO
  TOTAL CAPITAL EXPENDITURES:
Segment capital expenditures........................  $  8,413   $  3,368   $  4,139
Capital expenditures from contributed subsidiaries,
  sold businesses and terminated contracts..........        27      1,179      1,865
Corporate capital expenditures......................         5        183        196
                                                      --------   --------   --------
  Total capital expenditures........................  $  8,445   $  4,730   $  6,200
                                                      ========   ========   ========
RECONCILIATION OF SEGMENT DEPRECIATION TO TOTAL
  DEPRECIATION:
Segment depreciation................................  $  9,231   $  3,015   $  2,950
Depreciation from contributed subsidiaries, sold
  businesses and terminated contracts...............       181      1,127      1,116
Corporate depreciation..............................        43        102        103
                                                      --------   --------   --------
  Total depreciation................................  $  9,455   $  4,244   $  4,169
                                                      ========   ========   ========

22.  SALE LEASEBACK TRANSACTION:

     On September 30, 1999, the Company sold certain real property of its Kar Products business for $5,025 which were leased back from the same purchaser under two separate lease agreements over periods of five and seven years, respectively. The related leases were being accounted for as operating leases, and the resulting gains aggregating $2,132 were being amortized over the respective lives of the leases. As of December 31, 1999, the Company had outstanding $2,027 of deferred gains relating to the sale leaseback transaction of which $372 was included in other accrued expenses and $1,655 was included in other liabilities. On March 2, 2000, the Company contributed the interests in its Kar Products business to a newly-formed partnership affiliated with Glencoe. (See Footnote 4 -- Acquisitions and Divestitures).

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                           DATED AS OF JUNE 18, 2001
                                  BY AND AMONG
                          ALLIED CAPITAL CORPORATION,
                  ALLIED CAPITAL LOCK ACQUISITION CORPORATION,
                                      AND
                                 SUNSOURCE INC.

                               TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
ARTICLE I               THE MERGER; EFFECT OF MERGER.............................   A-1
     Section 1.1        The Merger...............................................   A-1
     Section 1.2        Closing..................................................   A-2
     Section 1.3        Effective Time of the Merger.............................   A-2
     Section 1.4        Effects of Merger........................................   A-2
ARTICLE II              THE SURVIVING CORPORATION................................   A-2
     Section 2.1        Certificate of Incorporation.............................   A-2
     Section 2.2        By-Laws..................................................   A-2
     Section 2.3        Officers and Directors...................................   A-2
ARTICLE IIIA            CONVERSION OF SHARES INTO PARENT COMMON STOCK............   A-2
     Section 3.1A       Conversion of Shares.....................................   A-2
     Section 3.2A       Surrender................................................   A-4
     Section 3.3A       Dividends; Transfer Taxes................................   A-5
     Section 3.4A       Fractional Securities....................................   A-5
     Section 3.5A       Closing of Company Transfer Books........................   A-6
     Section 3.6A       Stockholder Approval.....................................   A-6
     Section 3.7A       Tax Treatment, etc.......................................   A-6
     Section 3.8A       Rollover Options.........................................   A-6
ARTICLE IIIB            CONVERSION OF SHARES FOR CASH............................   A-6
     Section 3.1B       Conversion of Shares.....................................   A-6
     Section 3.2B       Payment for Shares in the Merger.........................   A-7
     Section 3.3B       Dissenting Shares........................................   A-8
     Section 3.4B       Closing of Company Transfer Books........................   A-8
     Section 3.5B       No Further Ownership Rights in Company Common Stock......   A-9
     Section 3.6B       Stockholder Approval.....................................   A-9
     Section 3.7B       Rollover Options.........................................   A-9
ARTICLE IV              REPRESENTATIONS AND WARRANTIES OF THE COMPANY............   A-9
     Section 4.1        Execution and Delivery...................................   A-9
     Section 4.2        Consents and Approvals...................................  A-10
     Section 4.3        No Breach................................................  A-10
     Section 4.4        Organization, Standing and Authority.....................  A-11
     Section 4.5        Capitalization of the Company............................  A-11
     Section 4.6        Options and Other Stock Rights...........................  A-11
     Section 4.7        Subsidiaries.............................................  A-12
     Section 4.8        Corporate Records........................................  A-12
     Section 4.9        Information in Disclosure Documents......................  A-13
     Section 4.10       SEC Documents; Financial Statements......................  A-13
     Section 4.11       Liabilities..............................................  A-14
     Section 4.12       No Company Material Adverse Effect.......................  A-14
     Section 4.13       Compliance with Laws.....................................  A-14
     Section 4.14       Permits..................................................  A-14
     Section 4.15       Actions and Proceedings..................................  A-15
     Section 4.16       Contracts and Other Agreements...........................  A-15
     Section 4.17       Real Property............................................  A-17
     Section 4.18       Intellectual Property....................................  A-19
     Section 4.19       Receivables..............................................  A-21
     Section 4.20       Banking..................................................  A-21

                                                                                   PAGE
                                                                                   ----
     Section 4.21       Liens....................................................  A-21
     Section 4.22       Employee Benefit Plans...................................  A-21
     Section 4.23       Employee Relations.......................................  A-23
     Section 4.24       Insurance................................................  A-23
     Section 4.25       Officers, Directors, Employees, Consultants..............  A-23
     Section 4.26       Transactions with Directors, Officers and Affiliates.....  A-24
     Section 4.27       Operations of the Company................................  A-24
     Section 4.28       Brokerage................................................  A-26
     Section 4.29       Taxes....................................................  A-26
     Section 4.30       Environmental Laws.......................................  A-27
     Section 4.31       Company Action...........................................  A-29
     Section 4.32       Opinion of Financial Advisor.............................  A-29
     Section 4.33       Status of Certain Employment Agreements..................  A-29
     Section 4.34       Rights Agreement.........................................  A-29
     Section 4.35       Stockholders Agreement...................................  A-29
     Section 4.36       Customer Relationship....................................  A-30
     Section 4.37       Inventory................................................  A-30
ARTICLE V               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.........  A-30
     Section 5.1        Execution and Delivery...................................  A-30
     Section 5.2        Consents and Approvals...................................  A-31
     Section 5.3        No Breach................................................  A-31
     Section 5.4        SEC Documents; Financial Statements......................  A-32
     Section 5.5        Shares of Parent Common Stock............................  A-32
     Section 5.6        Organization, Standing and Authority of Parent and Sub...  A-32
     Section 5.7        Capitalization...........................................  A-33
     Section 5.8        Brokerage................................................  A-33
     Section 5.9        Information in Disclosure Documents......................  A-33
     Section 5.10       No Material Adverse Change...............................  A-33
     Section 5.11       Sub Action...............................................  A-33
     Section 5.12       Options and Other Stock Rights...........................  A-33
     Section 5.13       Liabilities..............................................  A-34
     Section 5.14       Compliance with Laws.....................................  A-34
     Section 5.15       Permits..................................................  A-34
     Section 5.16       Actions and Proceedings..................................  A-34
     Section 5.17       No Prior Activities......................................  A-34
     Section 5.18       Taxes....................................................  A-35
ARTICLE VI              COVENANTS AND AGREEMENTS.................................  A-35
     Section 6.1        Conduct of Business......................................  A-35
     Section 6.2        Litigation Involving the Company.........................  A-36
     Section 6.3        Continued Effectiveness of Representations and Warranties
                        of the Parties...........................................  A-36
     Section 6.4        Corporate Examinations and Investigations;
                        Confidentiality..........................................  A-37
     Section 6.5        Indemnification of Company Officers and Directors........  A-37
     Section 6.6        Registration Statement/Proxy Statement...................  A-38
     Section 6.7        Compliance with the Securities Act.......................  A-38
     Section 6.8        NYSE Listing.............................................  A-38
     Section 6.9        Acquisition Proposals....................................  A-39
     Section 6.10       Parent and Sub Approvals.................................  A-40
     Section 6.11       Company Approvals........................................  A-40
     Section 6.12       Expenses.................................................  A-41

                                                                                   PAGE
                                                                                   ----
     Section 6.13       Further Assurances.......................................  A-41
     Section 6.14       Hart-Scott-Rodino........................................  A-41
     Section 6.15       Updating Schedules.......................................  A-41
     Section 6.16       Stock Options............................................  A-42
     Section 6.17       Voting Agreement.........................................  A-42
     Section 6.18       Company Recapitalization.................................  A-42
     Section 6.19       Subordinated Debt........................................  A-42
     Section 6.20       Warrant..................................................  A-42
     Section 6.21       Tax-Free Reorganization..................................  A-43
ARTICLE VII             CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATION TO EFFECT
                        THE MERGER...............................................  A-43
     Section 7.1        Company Stockholder Approval.............................  A-43
     Section 7.2        Listing of Shares........................................  A-43
     Section 7.3        Hart-Scott-Rodino........................................  A-43
     Section 7.4        Effectiveness of Registration Statement..................  A-43
     Section 7.5        No Injunctions or Restraints, Illegality.................  A-43
ARTICLE VIII            CONDITIONS PRECEDENT TO THE OBLIGATION OF PARENT AND SUB
                        TO EFFECT THE MERGER.....................................  A-44
     Section 8.1        Representations and Covenants............................  A-44
     Section 8.2        Absence of Material Adverse Change.......................  A-44
     Section 8.3        Effectiveness of Employment Agreements...................  A-44
     Section 8.4        Receipt of Certificates..................................  A-44
     Section 8.5        Company Recapitalization.................................  A-44
     Section 8.6        Section 1445 Certification...............................  A-44
     Section 8.7        Purchase of Warrant Shares...............................  A-45
     Section 8.8        Dissenters...............................................  A-45
ARTICLE IX              CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO
                        EFFECT THE MERGER........................................  A-45
     Section 9.1        Representations and Covenants............................  A-45
     Section 9.2        Absence of Material Adverse Change.......................  A-45
     Section 9.3        Tax Opinion..............................................  A-45
ARTICLE X               CLOSING..................................................  A-46
ARTICLE XI              NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES COVENANTS AND
                        AGREEMENTS...............................................  A-46
     Section 11.1       Non-Survival of Representations, Warranties, Covenants
                        and Agreements...........................................  A-46
ARTICLE XII             TERMINATION OF AGREEMENT.................................  A-46
     Section 12.1       Termination..............................................  A-46
     Section 12.2       Effect of Termination....................................  A-47
ARTICLE XIII            DEFINITIONS..............................................  A-47
     Section 13.1       Definitions..............................................  A-47
ARTICLE XIV             MISCELLANEOUS............................................  A-54
     Section 14.1       Publicity................................................  A-54
     Section 14.2       Notices..................................................  A-54
     Section 14.3       Entire Agreement.........................................  A-55
     Section 14.4       Waivers and Amendments; Non Contractual Remedies;
                        Preservation of Remedies; Liability......................  A-55
     Section 14.5       GOVERNING LAW............................................  A-55
     Section 14.6       Binding Effect; No Assignment............................  A-55
     Section 14.7       Third Party Beneficiaries................................  A-56
     Section 14.8       Counterparts.............................................  A-56

                                                                                   PAGE
                                                                                   ----
     Section 14.9       Exhibits and Schedules...................................  A-56
     Section 14.10      Headings.................................................  A-56
     Section 14.11      Submission to Jurisdiction; Venue........................  A-56
     Section 14.12      Specific Performance.....................................  A-56
     Section 14.13      Severability.............................................  A-57

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 18, 2001, is made by and among Allied Capital Corporation, a Maryland corporation ("Parent"), Allied Capital Lock Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and SunSource Inc., a Delaware corporation (the "Company"). Certain terms used in this Agreement are defined in
Article XIII.

                                  WITNESSETH:

     WHEREAS, Parent, Sub and the Company desire to effect a business combination by means of the merger of Sub with and into the Company;

     WHEREAS, the Board of Directors of Parent and Sub and the stockholder of Sub and the Board of Directors of the Company have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein;

     WHEREAS, simultaneously with the execution of this Agreement, certain of the Named Persons, the current members of the Board of Directors of the Company and Parent are entering into a Voting Agreement in the form attached hereto as Exhibit A1 (the "Voting Agreement"), the current members of the Board of Directors of the Company, certain of the Named Persons and Parent are entering into Resale Agreements in the form attached hereto as Exhibit A2 (the "Resale Agreements"), and the Named Persons, Parent and the Company have agreed to enter into a Stockholders Agreement at Closing in the form attached hereto as Exhibit A3 (the "Stockholders Agreement").

     WHEREAS, for federal income tax purposes, it is intended that the Merger, if it is effected for stock consideration pursuant to the provisions of Article IIIA hereof, qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, simultaneously with the execution of this Agreement, certain of the individuals listed on Exhibit F and Parent are entering into an Escrow Agreement in the form attached hereto as Exhibit B (the "Escrow Agreement"), and the individuals listed on Exhibit F and Parent are entering into Equity Purchase Agreements in the form attached hereto as Exhibit C (collectively, the "Equity Purchase Agreements");

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                          THE MERGER; EFFECT OF MERGER

     SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law, as amended, and any rules and regulations thereunder (the "Delaware Corporation Law"), Sub shall be merged with and into the Company and the separate existence of Sub shall thereupon cease. The name of the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), may by virtue of the Merger be changed to such name as Parent, in its sole discretion, may choose.

     SECTION 1.2 CLOSING. Subject to the terms and conditions hereof, the closing of the Merger and the transaction contemplated by this Agreement (the "Closing") will take place on the second Business Day after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Articles VII, VIII and IX (other than any such conditions which by their terms cannot be satisfied until the Closing Date, which shall be required to be so satisfied or waived on the Closing Date, unless another date and time is agreed to by the parties hereto (the actual date of the Closing being referred to herein as the "Closing Date")). The Closing shall take place at the offices of Sutherland Asbill & Brennan LLP, 1275 Pennsylvania Avenue, N.W., Washington, D.C. 20004, or at such other place as the parties may mutually agree.

     SECTION 1.3 EFFECTIVE TIME OF THE MERGER. At the Closing, the parties shall (i) file a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the Delaware Corporation Law and (ii) make such other filings or recordings as required under the Delaware Corporation Law. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware, or such later time as the parties shall agree and as shall be specified in such filing (the "Effective Time").

     SECTION 1.4 EFFECTS OF MERGER. The Merger shall have the effects set forth in Section 259 of the Delaware Corporation Law.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

     SECTION 2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, and thereafter may be amended in accordance with its terms and as provided by the Delaware Corporation Law.

     SECTION 2.2 BY-LAWS. The by-laws of the Company as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided by the Delaware Corporation Law.

     SECTION 2.3 OFFICERS AND DIRECTORS. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation after the Effective Time and the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation after the Effective Time, in each case until their respective successors are duly elected and qualified.

                                  ARTICLE IIIA
                 CONVERSION OF SHARES INTO PARENT COMMON STOCK

     The terms of this Article IIIA are subject to Parent's option pursuant to
Article IIIB to effect the Merger for cash consideration in lieu of stock consideration.

     SECTION 3.1A CONVERSION OF SHARES. (a) At the Effective Time, by virtue of the Merger and without any action on the part of any Company stockholder:

     (1) Conversion of Company Common Stock. Each share of Company Common Stock outstanding after giving effect to the Company Recapitalization but immediately prior to the Effective Time (the "Canceled Company Stock") shall, subject to adjustment pursuant to this Section 3.1A, be converted into .4195 fully paid and nonassessable shares of Parent Common Stock (the "Exchange Ratio"). The Exchange Ratio is calculated by dividing $10.375 by the Base Stock Price of $24.73. The Exchange Ratio shall be adjusted ("Adjusted Exchange Ratio") as follows:

          (i) If the Average Parent Common Stock Price is not less than $22.26 and not more than $27.20, then there shall be no adjustment to the Exchange Ratio.

          (ii) If the Average Parent Common Stock Price is greater than $27.20, but not greater than $29.68, or if the Average Parent Common Stock Price is less than $22.26, but not less than $19.78, then the Adjusted Exchange Ratio shall be $10.375 divided by the Revised Base Stock Price. The Revised Base Stock Price shall be one-half (1/2) of the sum of $24.73 and the Average Parent Common Stock Price.

          (iii) If the Average Parent Common Stock Price is less than $19.78, or greater than $29.68, then Parent shall effect the Merger by means of the conversion of the Company Common Stock into the right to receive cash in the amount of $10.375 for each share of Company Common Stock outstanding immediately prior to the Effective Time, after giving effect to the Company Recapitalization, in lieu of the right to receive Parent Common Stock, which shall be treated for purposes of this Agreement as if Parent made a Cash Election under Article IIIB.

          (iv) The Adjusted Exchange Ratio, if applicable, shall be rounded to the nearest ten-thousandth decimal place (rounding upward from the mid-point between the ten-thousandth decimal place).

     (2) New Preferred Stock. Each share of Company New Preferred Stock outstanding upon consummation of the Company Recapitalization shall be converted into one validly issued, fully paid and nonassessable share of Company Common Stock.

     (3) Cancellation of Company Treasury Stock. All shares of Company Common Stock which are held in the treasury of the Company upon consummation of the Company Recapitalization shall be canceled and shall cease to exist without any conversion thereof.

     (4) Conversion of Sub Common Stock. Each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into that number of validly issued, fully paid and non-assessable shares of Company Common Stock equal to 96.58% (subject to adjustment to reflect any adjustment to the number of shares of Company Common Stock to be purchased for cash as part of the Company Recapitalization and the number of shares of Company Stock to be issued if the provisions of Article IIIA are applicable, pursuant to Section 6.16) of the total number of shares of Company Common Stock issued pursuant to Section 3.1A(a)(2) and this Section 3.1A(a)(4).

          (b) The shares of Company Trust Preferred Securities issued by the SunSource Capital Trust shall remain outstanding at the Effective Time.

          (c) If, at any time prior to the Effective Time, the outstanding shares of Parent Common Stock shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, the Exchange Ratio or, if applicable, the Adjusted Exchange Ratio, shall be correspondingly adjusted. The issuance of shares of Parent Common Stock pursuant to Parent's dividend reinvestment plan consistent with past practices shall not constitute a stock dividend for this purpose.

          (d) At the Effective Time the Canceled Company Stock shall cease to exist, and each certificate previously representing such Canceled Company Stock shall (subject to Section 3.3A) thereafter represent for all corporate purposes the shares of Parent Common Stock into which such shares of Canceled Company Stock have been converted pursuant to the Merger. Certificates previously representing such shares of Canceled Company Stock shall be exchanged for a confirmation of ownership of Parent Common Stock issued in consideration therefor upon surrender in accordance with Section 3.2A, without interest.

          (e) The Parent shall issue shares of Parent Common Stock to be issued in the Merger in uncertificated form, and in accordance with Section 3.2A shall send to each person entitled to receive such shares the information required under Section 2-210(c) of the Maryland General Corporation Law with respect to such shares (a "Confirmation").

     SECTION 3.2A SURRENDER. (a) Prior to the Closing, Parent shall select a person or persons to act as exchange agent for the Merger (the "Exchange Agent"), which person or persons shall be reasonably acceptable to the Company, for the purpose of exchanging certificates representing Canceled Company Stock for Confirmations as to the Share Consideration (as defined below). On the Closing Date, Parent shall deliver to the Exchange Agent, in trust for the benefit of the holders of Canceled Company Stock immediately prior to the Effective Time (the "Converting Stockholders"), the Share Consideration and related information. As soon as reasonably practicable after the Effective Time but in no event more than five Business Days after the Effective Time, Parent shall cause the Exchange Agent to send a notice and a letter of transmittal to each Converting Stockholder advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent for cancellation such holder's certificates representing Canceled Company Stock ("Certificates"), in exchange for the Share Consideration. Each Converting Stockholder will be entitled to receive, upon surrender to the Exchange Agent for cancellation of one or more Certificates, a Confirmation representing the number of shares of Parent Common Stock into which the shares of Canceled Company Stock represented by such Certificates are converted in the Merger. Parent Common Stock into which Canceled Company Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time (the "Share Consideration"). In the event that any Converting Stockholder's Certificates have been lost, stolen or destroyed, such Converting Stockholder will be entitled to receive the Share Consideration only after providing an affidavit of loss and indemnity bond, in form satisfactory to the Exchange Agent.

     (b) Converting Stockholders shall be entitled, at and after the Effective Time, to vote the number of shares of Parent Common Stock into which their shares of Canceled Company Stock shall have been converted so long as they remain record holders of such shares of Parent Common Stock, regardless of whether the

Certificates formerly representing the Canceled Company Stock shall have been surrendered in accordance with this Section 3.2A or a Confirmation with respect to such shares of Parent Common Stock shall have been issued.

     (c) Any Converting Stockholder who has not exchanged his Certificates for Parent Common Stock in accordance with subsection (a) within six months after the Effective Time shall have no further claim upon the Exchange Agent, and shall thereafter look only to Parent and the Surviving Corporation for payment in respect of his shares of Canceled Company Stock. Until so surrendered, Certificates shall represent solely the right to receive the Share Consideration. If any Certificates entitled to payment pursuant to Section 3.1A shall not have been surrendered for such payment prior to such date on which any payment in respect thereof would otherwise escheat to or become the property of any Governmental Entity, the shares of Canceled Company Stock represented thereby shall, to the extent permitted by applicable law, be deemed to be canceled and no money or other property will be due to the holder thereof.

     SECTION 3.3A DIVIDENDS; TRANSFER TAXES. No dividends that are declared or made with respect to Parent Common Stock will be paid to persons entitled to receive Confirmations representing Parent Common Stock pursuant to this Agreement until such persons surrender their Certificates, together with a properly completed letter of transmittal. Such dividends shall instead be paid to the Exchange Agent on behalf of, and as nominee for, such person, and held by the Exchange Agent in a non-interest bearing account. Such persons shall not be entitled to participate in Parent's dividend reinvestment plan until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the Confirmation representing such Parent Common Stock shall be issued dividends which shall have become payable with respect to such Parent Common Stock in respect of any record date occurring after the Effective Time. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. Dividends paid to the Exchange Agent pursuant to this Section 3.3A that remain unclaimed by the holders of Canceled Company Stock shall not revert or be returned to the Parent, and the Parent hereby waives any rights it may have to such assets. In the event that any portion of the Share Consideration for any shares of Parent Common Stock is to be delivered to a person other than that in which the Certificates surrendered in exchange therefor are registered, it shall be a condition of such delivery that the Certificate or Certificates so surrendered shall be properly endorsed or be otherwise in proper form for transfer (including signature guarantee) and that the person requesting such delivery shall pay to the Exchange Agent any transfer or other Taxes required by reason of such delivery to a person other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Canceled Company Stock for any shares of Parent Common Stock or dividends thereon delivered to a public official pursuant to any applicable escheat laws.

     SECTION 3.4A FRACTIONAL SECURITIES. Parent shall issue fractional shares of Parent Common Stock to the extent the conversion results in a fraction of a share, in which case such fraction shall be rounded to the nearest one-thousandth of a share (rounding upward from the mid-point between thousandths of a share).

     SECTION 3.5A CLOSING OF COMPANY TRANSFER BOOKS. Immediately prior to the Effective Time, the Company Common Stock transfer books shall be closed and no transfer of Canceled Company Stock shall thereafter be made.

     SECTION 3.6A STOCKHOLDER APPROVAL. The Company shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and By-Laws, to convene a special meeting of the holders of Company Common Stock (the "Company Meeting") as promptly as practicable for the purpose of considering and taking action upon this Agreement and the Company Recapitalization. The Board of Directors of the Company has approved the Merger and the Company Recapitalization and adopted this Agreement and recommended that holders of Company Common Stock vote in favor of and approve the Merger and the Company Recapitalization and the adoption of this Agreement at the Company Meeting. Notwithstanding the foregoing, nothing in this Section 3.6A shall preclude or limit the Board of Directors of the Company from complying with its fiduciary duties under applicable law.

     SECTION 3.7A TAX TREATMENT, ETC. The Merger is intended, for federal income tax purposes, to constitute a reorganization under Section 368(a) of the Code, unless the Cash Election is made pursuant to Article IIIB of this Agreement. Neither Parent, Sub, nor the Company shall have any liability for transfer or other Taxes payable by any Company stockholder as a consequence of the Merger.

     SECTION 3.8A ROLLOVER OPTIONS. Each Rollover Option shall remain in effect at the Effective Time without any change in the terms and conditions of such Rollover Option as in effect prior to the Effective Time, except that the Rollover Options shall vest in accordance with the terms of the Stock Option Plan at the Effective Time and shall not be adjusted as a result of the consummation by the Company of the transactions contemplated hereby.

                                  ARTICLE IIIB
                         CONVERSION OF SHARES FOR CASH

     Parent may elect, at its sole option, to effect the Merger by means of the conversion of the Company Common Stock into the right to receive cash in lieu of the right to receive Parent Common Stock (the "Cash Election"). The Cash Election, if made by Parent, shall be irrevocable. Parent may elect the Cash Election at any time but no later than 11:59 pm local time on June 29, 2001. The Cash Election shall be made by notice from Parent to the Company in the manner provided by Section 14.2 of this Agreement. If the Cash Election is made by Parent, or deemed to be made pursuant to Section 3.1A(a)(1)(iii), then the provisions of Article IIIA of this Agreement shall have no force or effect, and the provisions of this Article IIIB shall be effective. If the Cash Election is not made by the Parent, and not deemed to be made pursuant to Section 3.1A(a)(1)(iii), then the following provisions of this Article IIIB shall have no force or effect.

     SECTION 3.1B CONVERSION OF SHARES. (a) At the Effective Time, by virtue of the Merger and without any action on the part of any Company stockholder:

     (1) Conversion of Company Common Stock. Each share of Company Common Stock outstanding immediately prior to the Effective Time, after giving effect to the Company Recapitalization (the "Canceled Company Stock") shall be converted into the right to receive, without interest thereon, from Parent an

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         amount in cash equal to $10.375. The total number of shares of Company
         Common Stock which will be outstanding immediately prior to the Effective Time, after giving effect to the Company Recapitalization shall be no less than 6,900,280 (subject to increase for the exercise of up to 148,000 In-the-Money Company Stock Options) (the "Cash Consideration").

     (2) New Preferred Stock. Each share of Company New Preferred Stock outstanding upon consummation of the Company Recapitalization shall be converted into one validly issued, fully paid and nonassessable share of Company Common Stock.

     (3) Cancellation of Company Treasury Stock. All shares of Company Common Stock which are held in the treasury of the Company upon consummation of the Company Recapitalization shall be canceled and shall cease to exist without any conversion thereof.

     (4) Conversion of Sub Common Stock. Each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into that number of validly issued, fully paid and non-assessable shares of Company Common Stock equal to 96.58% (subject to increase for the exercise of up to 148,000 In-the-Money Company Stock Options) of the total number of shares of Company Common Stock issued pursuant to Section 3.1B(a)(2) and this
         Section 3.1B(a)(4).

          (b) The shares of Company Trust Preferred Securities issued by the SunSource Capital Trust shall remain outstanding at the Effective Time.

     SECTION 3.2B PAYMENT FOR SHARES IN THE MERGER. The manner of making payment for and conversion of shares of the Company Common Stock in the Merger shall be as follows:

          (a) As soon as practicable after the Effective Time, Parent shall send or cause to be sent a notice announcing the consummation of the Merger and summarizing the provisions of Sections 3.1B and 3.2B to each holder of a Certificate which immediately prior to the Effective Time evidenced shares of the Company Common Stock and which was not previously surrendered. Such notice shall be accompanied by the form of transmittal letter and stock power referred to in Section 3.2B(b).

          (b) After the Effective Time, each holder of record of a certificate representing Canceled Company Stock (a "Certificate") (other than a holder of Dissenting Shares) shall surrender such Certificate to Parent or its transfer agent (as specified in the notice from Parent), together with (i) separate stock transfer powers duly endorsed by such holder and (ii) a letter of transmittal from such holder.

          (c) Upon surrender of a Certificate or Certificates representing the shares of the Company Common Stock in the manner provided in Section 3.2B(b), each holder shall be entitled to receive from Parent in exchange therefor a check for the amount of cash into which the holder's shares of the Company Common Stock previously evidenced by such Certificate(s) was converted in the Merger pursuant to Section 3.1B. Parent or its transfer agent shall issue such checks as soon as practicable following such surrender. In the event that any such holder's Certificates have been lost, stolen or destroyed, such holder will be entitled to

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     receive the Cash Consideration only after providing an affidavit of loss and indemnity bond, in form satisfactory to Parent and its transfer agent.

          (d) Each Certificate which immediately prior to the Effective Time evidenced shares of the Company Common Stock (other than Dissenting Shares) shall, from and after the Effective Time until such Certificate is surrendered to Parent or its transfer agent, be deemed, for all corporate purposes, to evidence the right to receive that amount of cash described in
     Section 3.1B. Upon receipt of such Certificate by Parent or its transfer agent, there shall be paid to such holder, without interest, the amount of any cash payable to such holder pursuant to Section 3.1B.

          (e) Any holder of the Company Common Stock who has not exchanged his Certificates for Cash Consideration in accordance with this Section 3.2B within six months after the Effective Time shall have no further claim upon Parent's transfer agent, and shall thereafter look only to Parent for payment in respect of his shares of Company Common Stock. Until so surrendered, Certificates shall represent solely the right to receive the Cash Consideration. If any Certificates entitled to payment pursuant to
     Section 3.1B shall not have been surrendered for such payment prior to such date on which any payment in respect thereof would otherwise escheat to or become the property of any Governmental Entity, the right to receive Cash Consideration represented thereby shall, to the extent permitted by applicable law, be deemed to be canceled and no money or other property will be due to the holder thereof.

     SECTION 3.3B DISSENTING SHARES. Notwithstanding anything in Sections 3.1B through and including 3.7B to the contrary, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time and that is held by a stockholder who has properly exercised and perfected appraisal rights under the provisions of the Delaware Corporation Law ("Dissenting Shares"), shall not be converted into or exchangeable for the right to receive the Cash Consideration, but shall entitle the holder thereof to receive payment therefor as shall be determined pursuant to the provisions of the Delaware Corporation Law; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the Delaware Corporation Law, each share of Company Common Stock of such holder shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Cash Consideration, in accordance with Section 3.1B, and such shares shall no longer be Dissenting Shares.

     SECTION 3.4B CLOSING OF COMPANY TRANSFER BOOKS. Immediately prior to the Effective Time, the Company Common Stock transfer books shall be closed and no transfer of Company Common Stock shall thereafter be made. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the Cash Consideration to be distributed pursuant to this Agreement may be delivered to a transferee, if a Certificate is presented to Parent or its transfer agent, accompanied by all documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes. Parent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those persons entitled to receive the Cash Consideration specified in this Agreement for their shares of Company Common Stock, which books shall be conclusive with respect to the ownership of such shares. In the event of a dispute

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with respect to the ownership of any such shares, Parent shall be entitled to deposit any Cash Consideration represented thereby in escrow with an independent party and thereafter be relieved with respect to any claims to such Cash Consideration.

     SECTION 3.5B NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All Cash Consideration issued upon surrender of a Certificate in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock represented thereby. If, after the Effective Time, Certificates are presented to Parent for any reason, they shall be cancelled and exchanged as provided in this Article IIIB.

     SECTION 3.6B STOCKHOLDER APPROVAL. The Company shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and By-Laws, to convene a special meeting of the holders of Company Common Stock (the "Company Meeting") as promptly as practicable for the purpose of considering and taking action upon this Agreement and the Company Recapitalization. The Board of Directors of the Company has approved the Merger and the Company Recapitalization and adopted this Agreement and recommended that holders of Company Common Stock vote in favor of and approve the Merger and the Company Recapitalization and the adoption of this Agreement at the Company Meeting. Notwithstanding the foregoing, nothing in this Section 3.6B shall preclude or limit the Board of Directors of the Company from complying with its fiduciary duties under applicable law.

     SECTION 3.7B ROLLOVER OPTIONS. Each Rollover Option shall remain in effect at the Effective Time without any change in the terms and conditions of such Rollover Option as in effect prior to the Effective Time, except that the Rollover Options shall vest in accordance with the terms of the Stock Option Plan at the Effective Time and shall not be adjusted as a result of the consummation by the Company of the transactions contemplated hereby.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub that, except as set forth in the disclosure schedule attached hereto (the "Company Disclosure Schedule"), which Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and may be amended from time to time pursuant to the provisions hereof:

     SECTION 4.1 EXECUTION AND DELIVERY. The Company has the corporate power and authority to enter into this Agreement and each other agreement, document or instrument contemplated hereby or to be executed in connection herewith to which the Company is a party (the "Company Documents") and, subject to approval of this Agreement by the holders of the Company Common Stock, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Company Documents and the consummation of the transactions contemplated hereby and thereby have been recommended to the Board of Directors by a special committee thereof consisting solely of directors who are not officers or employees of the Company or any of its Subsidiaries, and have been duly and validly authorized by the Company's entire Board of Directors. In connection with the foregoing, the Company's Board of Directors has taken such actions as are

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necessary on its part to render the provisions of Section 203 of the Delaware
Corporation Law and all other applicable takeover statutes inapplicable to this Agreement, the Merger, the transactions required or contemplated by this Agreement, and the Voting Agreement. This Agreement constitutes the valid and binding obligation of the Company and the Company Documents, when executed and delivered, will constitute the valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the approval of the holders of a majority of the outstanding shares of Company Common Stock, no other corporate proceedings on the part of the Company are necessary after the date of this Agreement to authorize this Agreement and the Company Documents and the transactions contemplated hereby and thereby.

     SECTION 4.2 CONSENTS AND APPROVALS. The execution and delivery by the Company of this Agreement and the Company Documents, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, as the case may be, do not require the Company to obtain any consent, approval or action of, or make any filing or registration with, or give any notice to, any person or any Governmental Entity, other than (i) in connection, or in compliance, with the provisions of the H-S-R Act and any similar law applicable in a non-United States jurisdiction, if applicable, the Exchange Act, and the Securities Act, which will be duly obtained or made, as the case may be, on or prior to the Closing, and will be in full force and effect on the Closing Date, (ii) in the case of the performance by the Company of its obligations hereunder and under the Company Documents and the consummation by the Company of the transactions contemplated hereby and by the Company Documents, the approval of the holders of the Company Common Stock as specified in Section 4.1, (iii) the filing of the Certificate of Merger with the Secretary of State of Delaware, and (iv) consents, approvals, actions, filings, registrations or notices under (a) contracts and other agreements listed in Section 4.16 of the Company Disclosure Schedule, which consents, approvals, actions, filings, registrations, and notices referred to in this clause (a) are listed in Section 4.2 of the Company Disclosure Schedule; and (b) any other contract and other agreement not referred to in the preceding clause (a).

     SECTION 4.3 NO BREACH. Except as set forth in Section 4.3 of the Company Disclosure Schedule and assuming that the consents, approvals, actions, filings, registrations, and notices referred to in Section 4.2 are duly made or effected, the execution, delivery and performance by the Company of this Agreement and the Company Documents and the consummation by the Company of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof will not (i) violate any provision of the Certificate of Incorporation or By-Laws of the Company; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of or loss of material rights under, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by or to which the assets or properties of the Company or any of its

Subsidiaries may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any Governmental Entity against, or binding upon, or any agreement with, or condition imposed by, any Governmental Entity binding upon, the Company or any of its Subsidiaries, or the securities, assets or business of the Company or any of its Subsidiaries; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Company or any of its Subsidiaries, or to the securities, assets or business of the Company or any of its Subsidiaries; (v) result in the creation or imposition of any lien or other encumbrance or the acceleration of any indebtedness or other obligation of the Company or any of its Subsidiaries; or
(vi) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause a violation of, any Permit of the Company or any of its Subsidiaries; except in the case of (ii) through (vi) above, for violations, conflicts, breaches, defaults, modifications, loss of rights, impairments, liens or other encumbrances that would not, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 4.4 ORGANIZATION, STANDING AND AUTHORITY. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted. Except as set forth in Section 4.4 of the Company Disclosure Schedule, the Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of such activities make such qualification necessary, except where the failure to so qualify would not, individually or in the aggregate, have a Company Material Adverse Effect. All such jurisdictions are set forth on Section 4.4 of the Company Disclosure Schedule. The copies of the Certificate of Incorporation and By-Laws of the Company included as part of Section 4.4 of the Company Disclosure Schedule constitute accurate and complete copies of such organizational instruments and accurately reflect all amendments thereto through the date hereof.

     SECTION 4.5 CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of 21,000,000 shares of capital stock of which 20,000,000 are Company Common Stock and 1,000,000 are preferred stock. As of the date of this Agreement there were 6,889,844 shares of Company Common Stock outstanding and 0 shares of the Company's preferred stock outstanding. Except as set forth in Section 4.5 of the Company Disclosure Schedule, as of the date hereof there are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Company's stockholders may vote issued or outstanding. Section 4.5 of the Company Disclosure Schedule sets forth a true and complete list as of the date indicated of the holders of all (i) outstanding vested and unvested Company Stock Options and (ii) outstanding Company Warrants, showing as to each such holder the number of Company Stock Options (vested or unvested) or Company Warrants so held, such holder's mailing address and in the case of Company Stock Options, the date of grant, vesting schedules and exercise price of all such Company Stock Options. All outstanding shares of Company Common Stock are duly authorized and are validly issued, fully paid and non-assessable and free of preemptive rights.

     SECTION 4.6 OPTIONS AND OTHER STOCK RIGHTS.  Except as set forth in Section
4.5 or 4.6 of the Company Disclosure Schedule, there is no (i) outstanding option,

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warrant, call, unsatisfied preemptive right or other agreement of any kind binding upon the Company to purchase or otherwise to receive from the Company any of the outstanding, authorized but unissued, unauthorized or treasury shares of Company Common Stock or any other security of the Company, or cash based on the increase in the market price of Company Common Stock, (ii) outstanding security of any kind binding upon the Company convertible into any security of the Company, and (iii) outstanding contract or other agreement binding upon the Company or any of its Subsidiaries to purchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or any other security of the Company.

     SECTION 4.7 SUBSIDIARIES. (a) Section 4.7 of the Company Disclosure Schedule sets forth (i) the name of each Subsidiary of the Company; (ii) the name of each corporation, limited liability company, partnership, joint venture or other entity (other than such Subsidiaries) in which the Company or any of its Subsidiaries has, or pursuant to any agreement has the right or obligation to acquire at any time by any means, directly or indirectly, an equity interest or investment; (iii) in the case of each such Person described in clauses (i) or
(ii) above, (A) the jurisdiction of organization and (B) the capitalization thereof and the percentage of each class of capital stock or other equity interest (including any rights, options, warrants or convertible securities outstanding or other agreements to acquire shares of capital stock or other equity interest) and issuance of outstanding debt owned by the Company or any of it Subsidiaries and by any other person.

          (b) Except as set forth in Section 4.7(b) of the Company Disclosure Schedule, each Subsidiary of the Company listed in Section 4.7(a) of the Company Disclosure Schedule has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate, limited liability company, partnership or similar power and authority to own and lease its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to be so qualified would not reasonably be expected to have a Company Material Adverse Effect. All such jurisdictions are set forth in Section 4.7(b) of the Company Disclosure Schedule. All of the issued and outstanding equity or other participating interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, to the extent owned by the Company as indicated in Section 4.7 of the Company Disclosure Schedule, are owned free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or equity, except as set forth in
     Section 4.7 of the Company Disclosure Schedule.

          (c) As of the date hereof, except as listed in Section 4.7 or Section
     4.16 of the Company Disclosure Schedule, the Company has not made any investments in, and does not own, directly or indirectly, any securities of or other interests in, any other Person.

     SECTION 4.8 CORPORATE RECORDS. The Company has heretofore delivered to Parent true and complete copies of the minute books of the Company and each of its Subsidiaries for the five years prior to the date hereof through and including the date hereof, all as in effect on the date hereof.

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     SECTION 4.9 INFORMATION IN DISCLOSURE DOCUMENTS.  None of the information with respect to the Company and its Subsidiaries to be included in (i) the joint prospectus/proxy statement of the Company and Parent (the "Proxy Statement") required to be mailed to the stockholders of the Company in connection with the Merger and (ii) if applicable pursuant to Section 3.1A, the Registration Statement to be filed with the Commission by Parent on Form N-14 under the Securities Act for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (the "Registration Statement") will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Meeting, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this provision shall not apply to statements or omissions in the Registration Statement or Proxy Statement based upon information furnished by Parent for use therein. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. No representation or warranty made by the Company contained in this Agreement and no statement contained in any certificate delivered pursuant to Article VII or any exhibit to this Agreement and the Company Disclosure Schedule, as the same may be amended pursuant to the provisions hereof, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.10 SEC DOCUMENTS; FINANCIAL STATEMENTS. (a) The Company and its Subsidiaries have filed and will file with the SEC all forms, reports, schedules, statements, exhibits and other documents (collectively, the "Company SEC Documents") required to be filed on or before the date hereof or the Closing Date, respectively, by it under the Securities Act or the Exchange Act. The Company has furnished or made available to Parent true and correct copies of all Company SEC Documents filed by the Company and its Subsidiaries since January 1, 1998 and will promptly furnish to Parent any other Company SEC Document filed by or on behalf of the Company with the SEC from the date hereof to the Closing Date. At the time filed, the Company SEC Documents filed by the Company and its Subsidiaries since January 1, 1998 (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Securities Act or Exchange Act, as the case may be.

          (b) The audited consolidated financial statements of the Company and its Subsidiaries for the three years ended December 31, 2000, together with the reports and opinions thereon of PricewaterhouseCoopers LLP (the "Company Audited Financial Statements"), which are included in the Company SEC Documents and have previously been delivered to Parent, and the unaudited consolidated financial statements of the Company and its Subsidiaries for the three months ended March 31, 2001 (the "Company Interim Financial Statements"), which are included in the Company SEC Documents and have previously been delivered to Parent, are collectively referred to herein as the

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     "Company Financial Statements". The Company Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; and fairly present, in all material respects, on a consolidated basis, the financial position of the Company at the respective balance sheet dates specified therein, and the results of its operations for each of the periods then ended, and were prepared in conformity with GAAP applied on a consistent basis, except as otherwise disclosed therein and subject, in the case of the Company Interim Financial Statements, to normal recurring year-end adjustments, the absence of footnote disclosures, and any other adjustments described therein.

     SECTION 4.11 LIABILITIES. To the Knowledge of the Company, the Company and its Subsidiaries do not have any direct or indirect liability, contingent or otherwise, including but not limited to all liabilities retained, and all indemnification obligations created, in connection with the disposition of assets, that is required by GAAP to be reflected or reserved for on the financial statements of the Company (collectively, the "Liabilities"), that was not adequately reflected or reserved against on the Company Audited Financial Statements for the 12-month period ended December 31, 2000 or the Company Interim Financial Statements for the three-month period ended March 31, 2001, other than (i) liabilities set forth in Section 4.11 of the Company Disclosure Schedule, (ii) liabilities incurred in the ordinary course of business since December 31, 2000 consistent with past practices, or (iii) liabilities permitted by this Agreement to be incurred in connection with the transactions contemplated by this Agreement.

     SECTION 4.12 NO COMPANY MATERIAL ADVERSE EFFECT.  Except as disclosed in
Section 4.12 of the Company Disclosure Schedule or as set forth in the Company SEC Reports filed prior to the date of this Agreement, since December 31, 2000, there has not been any change, event, occurrence or state of facts that has caused, or would reasonably be expected to cause, a Company Material Adverse Effect.

     SECTION 4.13 COMPLIANCE WITH LAWS. To the Knowledge of the Company, except as disclosed in Section 4.13 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is in violation of any applicable order, judgment, injunction, award or decree, law, ordinance or regulation or any other requirement of any Governmental Entity applicable to the Company or any of its Subsidiaries or any of its or their businesses, except for violations which would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor its Subsidiaries has received written notice or, to the Knowledge of the Company, any other notice, that any such material violation has been alleged or is being reviewed or investigated. This Section
4.13 shall not apply to Taxes.

     SECTION 4.14 PERMITS. To the Knowledge of the Company, except as set forth in Section 4.14 of the Company Disclosure Schedule, (i) the Company and its Subsidiaries have obtained all Permits that are necessary for the ownership and conduct of their respective businesses as presently conducted or currently proposed to be conducted, other than any Permits, the absence of which would not, individually or in the aggregate, have a Company Material Adverse Effect;
(ii) such Permits are in full force and effect and are sufficient for the ownership and conduct of such businesses as presently conducted; (iii) no violations exist or have been recorded in respect of any Permit, except violations which would not, individually or in the aggregate, have a Company Material Adverse Effect; and (iv) no proceeding is

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pending or threatened, that would suspend, revoke or limit any Permit, except proceedings which would not, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 4.15 ACTIONS AND PROCEEDINGS. Except as disclosed in Section 4.15 of the Company Disclosure Schedule or the Company SEC Documents filed prior to the date of this Agreement, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company, any of its Subsidiaries or any of its or their directors, officers or employees (in their capacities as such) in excess of $250,000 individually or in the aggregate, or which materially impair the operation of the Company or its Subsidiaries or materially detract from its business. Except as disclosed in
Section 4.15 of the Company Disclosure Schedule or the Company SEC Documents filed prior to the date of this Agreement, there is no claim (including without limitation any indemnification claim arising out of any assets or stock sold by the Company or its Subsidiaries), action, suit, litigation, legal, administrative or arbitration proceeding, whether formal or informal (including, without limitation, any written, or to the Knowledge of the Company, any other inquiry, claim or notice of intent to institute any matter) (a "Proceeding"), which is pending or, to the Company's Knowledge, threatened against or involving the Company, any of its Subsidiaries or any of its or their directors, officers or employees (in their capacities as such) or properties, capital stock or assets.

     SECTION 4.16 CONTRACTS AND OTHER AGREEMENTS. (a) Other than (1) contracts and other agreements disclosed in Section 4.16 of the Company Disclosure Schedule or (2) contracts between the Company and its direct or indirect wholly owned Subsidiaries or between the Company's direct or indirect wholly owned Subsidiaries, none of the Company or any of its Subsidiaries is a party to or bound by any:

     (i) commitments, contracts and other agreements, including employment, bonus, consulting, management or severance contracts, commitments and agreements with, or loans to, any current or former officer, director, employee, consultant, agent or other representative of the Company or its Subsidiaries, or any current stockholder of the Company, or any affiliate (excluding the Company and its Subsidiaries) or Family Member of the foregoing persons which involve the payment or receipt by the Company or its Subsidiaries of an amount in excess of $150,000 in any one year or in excess of $300,000 in the aggregate for any such individual, other than pursuant to Plans described in Section 4.22 of the Company Disclosure Schedule;

     (ii) contracts and other agreements with any labor union or association representing any employee;

     (iii) contracts and other agreements for the purchase or sale of equipment or services, which involve the receipt or payment by the Company or its Subsidiaries of an amount in excess of $300,000 (in the aggregate in the case of any related series of contracts and other agreements);

     (iv) contracts and other agreements for the sale of any of the assets or properties of the Company or its Subsidiaries or for the grant to any person of any preferential rights to purchase any of the assets or properties of the Company or its Subsidiaries, for which there remains any

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           obligation to or from the Company or its Subsidiaries, which involve the receipt or payment by the Company or its Subsidiaries of an amount in excess of $250,000 (in the aggregate in the case of any related series of contracts and other agreements);

     (v) contracts and other agreements calling for an aggregate purchase price or payments in any one year of more than $250,000 payable by the Company or its Subsidiaries (in the aggregate in the case of any related series of contracts and other agreements);

     (vi) contracts and other agreements relating to the acquisition by the Company or its Subsidiaries of any business of, or the disposition of any business involving the Company or its Subsidiaries to, any other person for which there remains any obligation to or from the Company or its Subsidiaries;

     (vii) contracts relating to the disposition or acquisition of any investment or of any interest in any person, which involve the receipt or payment by the Company or its Subsidiaries of an amount in excess in any one year of $250,000 (in the aggregate in the case of any related series of contracts and other agreements) for which there remains any obligation to or from the Company or its Subsidiaries;

     (viii) joint venture and similar agreements which would involve the receipt or payment by the Company or its Subsidiaries of an amount in excess of $250,000 (in the aggregate in the case of any related series of contracts or other agreements) for which there remains any obligation to or from the Company or its Subsidiaries;

     (ix) contracts and other agreements under which the Company or its Subsidiaries agreed to indemnify any party or agreed to retain liability of any party or to share liability of any party which indemnity obligation remains in effect, including but not limited to Tax liability, which could involve the payment by the Company or its Subsidiaries of an amount in excess of $150,000 (in the aggregate in the case of any related series of contracts or other agreements);

     (x) contracts and other agreements containing covenants of the Company or its Subsidiaries, or, to the Company's Knowledge, its officers, directors or employees, not to compete in or solicit employees in any line of business or with any person in any geographical area or covenants of any other person not to compete with or solicit employees from the Company in any line of business or in any geographical area;

     (xi) contracts and other agreements relating to the borrowing of money by, or indebtedness of, the Company or its Subsidiaries or the direct or indirect guaranty by the Company or its Subsidiaries of any obligation or indebtedness of any other person or Governmental Entity (other than any accounts receivable or accounts payable of the Company or its Subsidiaries), including, without limitation, any (a) agreement or arrangement relating to the maintenance of compensating balances, (b) agreement or arrangement with respect to lines of credit, (c) agreement to advance or supply funds to any other person other than in the ordinary course of business, (d) agreement to pay for property, products or services of any other person even if such property, products or services are not conveyed,

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           delivered or rendered, (e) keep-well, make-whole or maintenance of working capital or earnings or similar agreement, and (f) guaranty with respect to any lease or other similar periodic payments to be made by any such person;

     (xii) contracts and other agreements relating to the provision by or to the Company or its Subsidiaries of third party management or administration services, which involve the receipt or payment by the Company or its Subsidiaries of an amount in excess of $300,000 (in the aggregate in the case of any related series of contracts and other agreements);

     (xiii) each lease of personal property which requires annual lease payments in excess of $100,000 and each Lease;

     (xiv) contracts and other agreements between the Company or its Subsidiaries and any Governmental Entity involving the current or future receipt or payment by the Company or its Subsidiaries of an amount in excess of $300,000;

     (xv) contracts and other agreements which require payments of an amount in excess of $250,000 generated by, or contracts and other agreements required to be set forth in any other clause of Section 4.16 of the Company Disclosure Schedule which would terminate upon, a change in control of the Company; and

     (xvi) contracts and other agreements relating to disposal of any controlled or Hazardous Materials for which there remains any obligation to or from the Company or its Subsidiaries.

          (b) Except as disclosed in Section 4.16(b) of the Company Disclosure Schedule, each contract or other agreement to which the Company or any Subsidiary is a party is valid, in full force and effect and binding upon the Company and its Subsidiaries, and, to the Company's Knowledge, the other parties thereto in accordance with its terms, except for failures to be in full force and effect that would not, individually or in the aggregate, have a Company Material Adverse Effect, and neither the Company nor any of its Subsidiaries is in default under any of them, except for defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect, and the Company has no Knowledge of any threat of cancellation or termination thereunder. No Permits or other documents or agreements with, or issued by or filed with, any person, have been granted to any other person that provide the right to use any real or tangible personal property comprising any portion of the assets of the Company, except for grants that would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 4.16(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any contract, commitment, arrangement or agreement which would, following the Closing, restrain or restrict Parent or any affiliate of Parent, from operating the business of the Company in the manner in which it is currently operated, except for contracts, commitments, arrangements or agreements that would not, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 4.17 REAL PROPERTY. (a) Section 4.17 of the Company Disclosure Schedule sets forth (i) a list of all leases, subleases, licenses, occupancy agreements

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or other agreements, written and oral, together with any amendments or modifications thereto (each a "Lease" and collectively, the "Leases") with respect to (A) all real property leased by the Company or its Subsidiaries (whether as lessor or lessee and including those in the names of nominees or other entities) and used or occupied in connection with the business of the Company or its Subsidiaries (the "Leased Real Property") and (B) all real property leased or subleased by the Company or its Subsidiaries, as lessor or sublessor, to third parties; and (ii) a list of all real property owned by the Company or its Subsidiaries (the "Owned Real Property").

          (b) Each Lease is, with respect to the Company and its Subsidiaries, in full force and effect, and to the Company's Knowledge, is in full force and effect with respect to each other party thereto, except for failures to be in full force and effect that would not, individually or in the aggregate, have a Company Material Adverse Effect. To the Knowledge of the Company, the Company and each of its Subsidiaries have performed all obligations required to be performed by it to date under, and is not in default in respect of, any Lease, and, to the Knowledge of the Company, no event has occurred which, with due notice or lapse of time or both, would constitute such a default by the Company or its Subsidiaries, except with respect to non-performance or defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect. To the Knowledge of the Company, there is no default asserted thereunder by any other party thereto. All material rentals and other payments due under each such Lease have been duly paid.

          (c) Except as set forth in Section 4.17 of the Company Disclosure Schedule, the Company or its applicable Subsidiary, as the case may be, has good and marketable title to the Owned Real Property and improvements thereon, subject only to the title exceptions specified therein and such other liens and imperfections of title, if any, as do not materially interfere with the present use of the property affected thereby or which would not, individually or in the aggregate, have a Company Material Adverse Effect. None of the Owned Real Property is subject to any right or option of any other person, to purchase or otherwise obtain title to such property. No person other than the Company or its Subsidiaries, as the case may be, has any right to use, occupy or lease all or any portion of the Owned Real Property.

          (d) The Company has not received any written, or to the Knowledge of the Company, any other notice of any violation of any applicable building, zoning, land use or other similar statutes, laws (other than Environmental Laws which are addressed in Section 4.30), ordinances, regulations, permits or other requirements (including, without limitation, the Americans with Disabilities Act) in respect of the Owned Real Property and the Leased Real Properties, which has not been heretofore remedied, and, to the Company's Knowledge, there do not exist any such violations which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. The Company has not received any notice that any operations on or uses of the Owned Real Property and the Leased Real Properties constitute non-conforming uses under any applicable building, zoning, land use or other similar statutes, laws, ordinances, regulations, permits or other requirements. The Company has no Knowledge of nor has received any notice (other than published notice not

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     actually received) of any pending or contemplated rezoning proceeding affecting the Owned Real Property and the Leased Real Properties.

          (e) Neither the Company nor any of its Subsidiaries has received notice from any insurance carrier regarding defects or inadequacies in the Owned Real Properties and the Leased Real Properties, which, if not corrected, would result in termination of the Company's or its Subsidiaries' insurance coverage therefor or an increase in the cost thereof which defects, inadequacies or terminations would result, individually or in the aggregate, in a Company Material Adverse Effect.

          (f) To the Knowledge of the Company, there is no pending or threatened: (i) condemnation of any part of the Leased Real Properties by any Governmental Entity; (ii) special assessment against any part of the Leased Real Properties; or (iii) litigation against the Company or any of its Subsidiaries for breach of any restrictive covenant affecting any part of the Leased Real Properties.

          (g) The Owned Real Property, the Leased Real Properties and the equipment of the Company are in good condition and repair, ordinary wear and tear excepted, and have not suffered any casualty or other damage which has not been repaired, except to the extent the failure of any of the foregoing to be true would not reasonably be expected to have a Company Material Adverse Effect.

     SECTION 4.18 INTELLECTUAL PROPERTY. (a) The Company and its Subsidiaries own free and clear of all liens or security interests, other than Permitted Liens, or possess a license for the life of the intellectual property right (i) to make, use, offer for sale or sell any system or method under or (ii) to use, reproduce, publicly display or create derivative works from, as the case may be, all patents (and applications therefor), patent rights and disclosures; trademarks, trade names, domain names, trade dress and service marks (and applications or registrations therefor) and rights relating thereto; inventions, discoveries, systems, scientific, engineering and marketing data, technology, trade secrets, formulae, and techniques, and all research records relating thereto; and all software programs and codes (both source and object) and related documentation as well as all supporting database information, modifications, enhancements and derivative works based on such software; that are used in the normal course of their businesses in any territory in which the Company and its Subsidiaries, are currently conducting such businesses and have plans to conduct such businesses, and any other proprietary information (collectively, the "Intellectual Property Rights"). The Company and its Subsidiaries are the sole and exclusive owners of all right to sue and keep any damage awards for past infringements by third parties of the Intellectual Property Rights. Section 4.18(a)(i) of the Company Disclosure Schedule sets forth a true and complete list of the owned Intellectual Property Rights of the Company and of its Subsidiaries. Section 4.18(a)(ii) of the Company Disclosure Schedule sets forth a true and complete list of the licensed Intellectual Property Rights of the Company and of its Subsidiaries, other than shrink-wrapped licensed Intellectual Property Rights.

          (b) Except as disclosed in Section 4.18(b) of the Company Disclosure Schedule, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice or otherwise has reason to know of any conflict or alleged conflict with the rights of others pertaining to the Intellectual

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     Property Rights; and to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice that the businesses of the Company and of its Subsidiaries, as presently conducted, infringe upon or violate any intellectual property right of others.

          (c) Except as disclosed in Section 4.18(c) of the Company Disclosure Schedule, to the Knowledge of the Company, none of the Intellectual Property Rights is presently involved in, or subject to, any interference, reexamination, reissue, opposition, cancellation or other administrative proceeding before the United States Patent and Trademark Office, United States Copyright Office, or any comparable foreign office, or any other administrative agency or registrar of the United States, a foreign country, or an international organization.

          (d) Except as disclosed in Section 4.18(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is currently obligated or under any existing liability to make royalty or other payments to any owner of, licensor of, or other claimant to, any patent, trademark, service mark, trade dress, domain name, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business as now conducted or otherwise.

          (e) Except as disclosed in Section 4.18(e) of the Company Disclosure Schedule, the employees of the Company and of the Subsidiaries are under an obligation to assign all Intellectual Property Rights developed by the employee to the Company or the relevant Subsidiary; to the Knowledge of the Company, no employee of the Company or of its Subsidiaries has violated any employment agreement or proprietary information agreement which he had with a previous employer, or is a party to or threatened by any litigation concerning any patents, trademarks, service marks, trade names, domain names, trade dress, trade secrets, copyrights, licenses and the like, the result of which would materially detract from the value of the property subject thereto or materially impair the use of or the access to the property subject thereto, or materially impair the operation of the Company or its Subsidiaries or materially detract from its business; and to the Knowledge of the Company, none of the employees, agents or representatives of the Company or of its Subsidiaries has engaged in any acts of inequitable conduct, fraud or misrepresentation of material information in securing any Intellectual Property Rights with the United States Patent and Trademark Office, United States Copyright Office, comparable foreign office, or any state agency or office.

          (f) Except as disclosed in Section 4.16 or Section 4.18(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has granted to any third party (i) any license or similar rights in or to any of the Intellectual Property Rights required to be disclosed in Section 4.18(a)(i) of the Company Disclosure Schedule or (ii) any sublicense or similar rights in or to any Intellectual Property Rights required to be disclosed in Section 4.18(a)(ii) of the Company Disclosure Schedule. Section 4.18(f) of the Company Disclosure Schedule specifies the territory in which any such granted licenses, sublicenses, or similar rights are applicable, and whether they are exclusive or non-exclusive.

          (g) The Company and its Subsidiaries have taken reasonable measures and engaged in compliance monitoring, as necessary to protect the secrecy, confidentiality and value of the Intellectual Property Rights, except where failure

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     to do so would not reasonably be expected to have a Company Material
     Adverse Effect.

     SECTION 4.19 RECEIVABLES. All accounts receivable and vendor receivables which exceed $10,000 for a single receivable reflected in the Company Audited Financial Statements, and all accounts receivable and vendor receivables which exceed $10,000 for a single receivable arising subsequent to December 31, 2000, represent bona fide transactions that have arisen in the ordinary course of business and are valid and existing. The Company has made and will make adjustments to the carrying value of such receivables reasonably considered adequate for receivables not collectible in the ordinary course of its business in accordance with GAAP, consistently applied.

     SECTION 4.20 BANKING. Section 4.20 of the Company Disclosure Schedule contains a complete list of all of the bank accounts and lines of credit owned or used by the Company and its Subsidiaries, and the names of all persons with authority to withdraw funds from, or execute drafts or checks on, each such account, other than accounts or lines of credit involving less than $10,000.

     SECTION 4.21 LIENS. Except as set forth in Section 4.21 of the Company Disclosure Schedule, the Company and its Subsidiaries have good title to all of its respective assets and properties, in each case free and clear of any lien or other encumbrance, except for (i) liens or other encumbrances securing Taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet delinquent or which are being contested in good faith or (ii) liens or other encumbrances of a character that do not materially detract from the value of the property subject thereto or impair the use of or the access to the property subject thereto, or impair the operation of the Company or its Subsidiaries or detract from its business (collectively, "Permitted Liens").

     SECTION 4.22 EMPLOYEE BENEFIT PLANS. (a) Section 4.22(a) of the Company Disclosure Schedule sets forth all "employee benefit plans," as defined in
Section 3(3) of ERISA, and all other employee benefit arrangements, including, without limitation, any such arrangement providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursement plans or agreements, maintained by the Company or its Subsidiaries or to which the Company or its Subsidiaries has any liability (contingent or otherwise) thereunder for current or former employees of the Company or its Subsidiaries. Each of the employee benefit plans, practices and arrangements set forth in Section 4.22 of the Company Disclosure Schedule shall hereafter be referred to as a "Plan" (or "Plans" as the context may require).

          (b) Except as disclosed in Section 4.22(b) of the Company Disclosure Schedule, none of the Plans is a "multiemployer plan," as defined in
     Section 3(37) of ERISA or a "defined benefit plan," as defined in Section 3(35) of ERISA.

          (c) Each of the trusts maintained under a Plan that is intended to qualify under Section 401(a) of the Code has been determined to be exempt from federal income taxation under Section 501 of the Code by the IRS (or the Plan remains within the remedial amendment period for obtaining an initial

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     determination of exemption from Tax), and nothing has occurred with respect to the operation of any such Plan which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or Tax under ERISA or the Code.

          (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under the Plans or by law to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extensions), and all contributions of any period ending on or before the Effective Time which are not yet due will have been paid or accrued on or prior to the Effective Time.

          (e) True, correct and complete copies of the following documents, with respect to each of the Plans, have been delivered to Parent by the Company:
     (i) the most recent plan document and related trust documents, and amendments thereto; (ii) the IRS Forms 5500 for the most recent two (2) Plan years; (iii) the last IRS determination letter; and (iv) the most recent summary plan descriptions.

          (f) Except as set forth in Section 4.21(f) of the Company Disclosure Schedule, there are no pending actions, claims or lawsuits which have been asserted or instituted against the Plans, the assets of any of the trusts under such plans, the plan sponsor, the plan administrator, or any fiduciary of the Plans with respect to the operation of such Plans (other than routine benefit claims or actions seeking qualified domestic relations orders), nor does the Company have Knowledge of any threatened claim or lawsuit, or have reason to believe that such an action, claim or lawsuit may be asserted or instituted.

          (g) The Plans have been maintained substantially in accordance with their terms and with all provisions of ERISA and the Code (including applicable regulations thereunder) and other applicable federal and state laws and regulations, and the Company has not engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or 4975 of the Code that would result in a material liability to the Company or its Subsidiaries or Parent. No fiduciary has engaged in any conduct which could give rise to any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Plan.

          (h) Except as disclosed in Section 4.22(h) of the Company Disclosure Schedule, none of the Plans provides life or health benefits coverage to former employees of the Company or their dependents or beneficiaries except as may be required under applicable state law, Section 4980B of the Code or
     Section 601 of ERISA or at the expense of the participant or the participant's beneficiary or death benefits under the Company's retirement plan.

          (i) Except pursuant to the Employment Agreements and except as disclosed in Section 4.22(i) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) of the Company, (ii) increase any benefits otherwise payable under any Plan or (iii) result in the acceleration of the time of payment or vesting of any benefits under any Plan.

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     SECTION 4.23 EMPLOYEE RELATIONS.  (a) Except as disclosed in Section
4.23(a) of the Company Disclosure Schedule, the Company and its Subsidiaries are in compliance with all laws regarding employment, wages, hours, equal opportunity and collective bargaining and payment of social security and other Taxes, except for non-compliances that would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice or discriminatory employment practice, no complaint of any such practice against the Company or its Subsidiaries has been filed or, to the Company's Knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, and no grievance has been filed or, to the Company's Knowledge, threatened to be filed, against the Company or its Subsidiaries by any employee pursuant to any collective bargaining or other employment agreement to which the Company is a party or is bound. The Company and its Subsidiaries are in compliance with all applicable foreign, federal, state and local laws and regulations regarding occupational safety and health standards, except for non-compliances that would not, individually or in the aggregate, have a Company Material Adverse Effect, and have received no complaints from any foreign, federal, state or local agency or regulatory body alleging violations of any such laws and regulations.

          (b) Except as set forth in Section 4.23(b) of the Company Disclosure Schedule, the employment of all persons employed by the Company and its Subsidiaries is terminable at will without any penalty or severance obligation of any kind on the part of the employer. All sums due for employee compensation and benefit and all vacation time owing to any employee of the Company or its Subsidiaries have been duly and adequately accrued on the accounting records of the Company and its Subsidiaries. To the Company's Knowledge, all employees of the Company and its Subsidiaries located in the United States are either United States citizens or resident aliens specifically authorized to engage in employment in the United States in accordance with all applicable laws.

     SECTION 4.24 INSURANCE. Section 4.24 of the Company Disclosure Schedule sets forth a list of all policies or binders of errors and omissions, fire, liability, product liability, workmen's compensation, vehicular and other insurance (excluding Plans) held by or on behalf of the Company or its Subsidiaries (collectively, the "Insurance Policies"). Such Insurance Policies are in full force and effect and in amounts of a nature which are adequate to meet all existing obligations relating to maintenance of insurance and customary for the Company's and its Subsidiaries' businesses. In addition, Section 4.24 of the Company Disclosure Schedule sets forth in respect of the Insurance Policies
(i) a description of occurrences reported involving amounts in excess of $10,000 and (ii) the aggregate amount paid out under each such policy during the period from January 1, 1999 through the date hereof. There have been no disputes regarding denial or nonpayment of claims under any Insurance Policy since January 1, 1999, other than routine disputes under Insurance Policy coverage provided under the Plans.

     SECTION 4.25 OFFICERS, DIRECTORS, EMPLOYEES, CONSULTANTS. Section 4.25 of the Company Disclosure Schedule sets forth (i) the name of each officer and director of the Company or its Subsidiaries and the amount of compensation paid during fiscal year 2000 and the amount reasonably expected to be paid during fiscal 2001, and (ii) the name of each other employee or class of employees of the Company or its

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Subsidiaries who either (x) received compensation in fiscal year 2000 in excess of $150,000 or (y) is anticipated to receive, based on current compensation levels, compensation in fiscal year 2001 in excess of $150,000, indicating the amount of such compensation for such persons for fiscal year 2000 and fiscal year 2001. Except as disclosed in Section 4.25 of the Company Disclosure Schedule, the Company or any of its Subsidiaries does not employ any individual as a consultant, whose employment cannot be terminated on not less than 30 days' notice without penalty.

     SECTION 4.26 TRANSACTIONS WITH DIRECTORS, OFFICERS AND AFFILIATES. Except as disclosed in Section 4.26 of the Company Disclosure Schedule or in the Company SEC Documents filed prior to the date of this Agreement, since January 1, 1999, there have been no transactions between the Company or its Subsidiaries and any director, officer, employee, stockholder or other affiliate of the Company or its Subsidiaries or loans, guarantees or pledges to, by or for the Company or its Subsidiaries from, to, by or for any of such persons. Since January 1, 1999, other than as disclosed in the Company SEC Documents filed prior to the date of this Agreement or in Section 4.26 of the Company Disclosure Schedule, none of the officers, directors or employees of the Company or its Subsidiaries, or any Family Member of any of such persons, has been a director or officer of, or has had any direct or indirect interest in, any person or business enterprise which during such period has been a supplier, customer or sales agent of the Company or its Subsidiaries or has competed with or been engaged in any business of the kind being conducted by the Company or its Subsidiaries.

     SECTION 4.27 OPERATIONS OF THE COMPANY.  Except as disclosed in Section
4.16 or 4.27 of the Company Disclosure Schedule or as set forth in the Company SEC Documents filed prior to the date of this Agreement, and except as may result from the transactions contemplated by this Agreement, since December 31, 2000, neither the Company nor any of its Subsidiaries has:

     (i) amended its certificate of incorporation or by-laws or merged with or into or consolidated with any other Person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

     (ii) (A) issued or sold or purchased, or issued options or rights to subscribe to, or entered into any contracts or commitments to issue or sell or purchase, any shares of its capital stock or any of its bonds, notes, debentures or other evidences of indebtedness or (B) modified the terms of its options, rights or any contracts or commitments to issue or sell or purchase any shares of its capital stock or any of its bonds, notes, debentures or other evidences of indebtedness;

     (iii) entered into or amended any agreement contract or commitment required to be disclosed in Section 4.16(a)(i) or Section 4.22(i) of the Company Disclosure Schedule, made any wage or salary increase or bonus, loan or increase in any other direct or indirect compensation, including but not limited to severance benefits, for or to any of its officers, directors, employees, individuals who are consultants, agents or other representatives or any current stockholder of the Company, or any affiliate (excluding the Company and its Subsidiaries) or Family Members of the foregoing persons, such that after giving effect to such increase, bonus, or

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            loan, would require disclosure of the agreement, contract or commitment in Section 4.16(a)(i) or Section 4.22(i) of the Company Disclosure Schedule;

     (iv) in the case of the Company, except in the ordinary course of business consistent with past practice, declared or made any Distributions to any stockholder or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

     (v) made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or GAAP;

     (vi) made any loan or advance to its stockholders or to any of the directors, officers or employees of the Company or any of its Subsidiaries, consultants, agents or other representatives, or otherwise than in the ordinary course of business made any other loan or advance;

     (vii) except in the ordinary course of business consistent with past practice, (A) entered into any Lease; (B) sold, abandoned or made any other disposition of any of its assets or properties; (C) granted or suffered any lien or other encumbrance on any of its assets or properties; (D) entered into or amended any contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would need to be disclosed in Section 4.16 of the Company Disclosure Schedule;

     (viii) made or entered into any agreement to make any acquisition of all or a substantial part of the assets, properties, securities or business of any other person;

     (ix) paid, directly or indirectly, any of its Liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

     (x) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to the assets, liabilities, properties, business, operations, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries, taken as a whole;

     (xi) made any revaluation of any assets or write-down of the value of any loans or receivables of the Company or any of its Subsidiaries in excess of $50,000, unless required by GAAP;

     (xii) except in the ordinary course of business consistent with past practice, accelerated the collection, or made any sale to third parties, of any receivables of the Company or any of its Subsidiaries, or delayed the payment of any payables of the Company;

     (xiii) entered into any other contract or other agreement or other transaction that obligates the Company or any of its Subsidiaries to pay an amount in excess of $50,000, which contract is not terminable by the Company or its applicable Subsidiary upon not more than 30 days' notice;

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

     (xiv) suffered any damage, destruction or loss, whether covered by insurance or not, which has had or could have a Company Material Adverse Effect; or

     (xv) changed any of the Tax accounting methods or practices used by it unless required by applicable law, make or terminate any Tax election, take any Tax Return position inconsistent with past practices, file any amended Tax Return or settle or compromise any claim relating to Taxes in excess of $50,000.

     SECTION 4.28 BROKERAGE. Except for the engagement of Janney Montgomery Scott LLC by letter dated December 15, 2000, relating to the rendering of a fairness opinion, no broker, agent or finder has acted, directly or indirectly, for the Company or, to the Knowledge of the Company, any of the Company stockholders, nor has the Company or, to the Knowledge of the Company, any of the Company stockholders, incurred any obligation to pay any brokerage fee, agent's commission or finder's fee or other commission in connection with the transactions contemplated by this Agreement. The Company has furnished to Parent a copy of any engagement letter relating to such broker, agent or finder.

     SECTION 4.29 TAXES. (a) The Company and, as applicable, each of its Subsidiaries (i) have duly and timely filed (or there have been filed on their behalf) accurate and complete copies of all Tax Returns required to be filed (after taking into account all available extensions), (ii) have timely paid or adequately provided for in accordance with GAAP all Taxes due in respect of the periods covered by such Tax Returns, and (iii) have withheld and, if due, paid all Taxes required to have been withheld and, if due, paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (b) Except as set forth in Section 4.29 of the Company Disclosure Schedule, as of the date of this Agreement to the Knowledge of the Company
     (i) no claim for assessment or collection of Taxes is presently being asserted against the Company or its Subsidiaries, (ii) neither the Company nor any of its Subsidiaries is a party to any pending action, proceeding, or investigation by any governmental taxing authority relating to Tax, and
     (iii) no such action, proceeding or investigation has been threatened.

          (c) Except as set forth in Section 4.29 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is, or has ever been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement, Tax indemnification agreement, or similar allocation agreement or similar contract or arrangement.

          (d) Except as set forth in Section 4.29 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any income Tax Return which return has not since been filed, nor is there outstanding any power of attorney with respect to any matter relating to Taxes that could affect the Company, nor has the Company or any of its Subsidiaries waived the running of any statute of limitations with respect to any income Taxes.

          (e) Except as set forth in Section 4.29 of the Company Disclosure Schedule, the Company has delivered to Parent true and correct copies of all filed income Tax Returns (including information returns and Forms
     1120), examination reports, closing agreements and statements of deficiency of the Company and its

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

     Subsidiaries which refer to any period of time from January 1, 1997 through the date of this Agreement or to any event which occurred during that period of time. Neither the Company nor any of its Subsidiaries has filed an election under Section 341(f) of the Code that is applicable to the Company, any of its Subsidiaries or any asset held by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has agreed, or is required, to make any adjustment under Section 446(e) or 481(a) of the Code (or any similar provision of law) by reason of a change in accounting method or otherwise. Except as set forth in Section 4.29 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to or a member of any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal income Tax purposes. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (f) Except as set forth in Section 4.29 of the Company Disclosure Schedule, neither the Company nor any Subsidiary has been a member of an affiliated group filing a consolidated federal income Tax Return (other than the affiliated group of which the Company is now the common parent), or has any liability for Taxes of any Person under Treas. Reg. Section 1.1502-6, or any similar provision of state, local or foreign law or regulation, as a transferee or successor, by contract or otherwise.

          (g) Section 4.29 of the Company Disclosure Schedule lists each state in which the Company and its Subsidiaries are required to file Tax Returns. To the Knowledge of the Company, no claim has been made after January 1, 1997 by any authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

          (h) Neither the Company nor any of its Subsidiaries has any net operating loss carryovers that are subject to limitation under Section 382 of the Code.

     SECTION 4.30 ENVIRONMENTAL LAWS. Except as or as set forth in Section 4.30 of the Company Disclosure Schedule:

          (a) To the Knowledge of the Company, the Company and its present and former Subsidiaries (i) are in compliance in all material respects with all Environmental Laws, except for non-compliances which would not reasonably be expected to have a Company Material Adverse Effect; (ii) have obtained and currently maintain in full force and effect all Environmental Permits, the failure to obtain or maintain would, individually or in the aggregate, have a Company Material Adverse Effect; and (iii) are in compliance with all terms and conditions of such Environmental Permits except for noncompliances that would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (b) To the Company's Knowledge, no event has occurred which, upon the passage of time, the giving of notice, or failure to act would reasonably be expected to give rise to liability to the Company or any of its present or former Subsidiaries under any Environmental Law, the result of which would materially detract from the value of the property subject thereto or materially impair the use of or access to the property subject thereto, or materially impair the

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

     operation of the Company of its Subsidiaries or materially detract from its business.

          (c) To the Company's Knowledge, no Hazardous Material has been released, spilled, discharged, dumped, disposed of, or otherwise come to be located in, at or beneath any of the Owned Real Property or the Leased Real Property or any properties or assets formerly owned, operated or otherwise controlled or occupied by the Company or its present or former Subsidiaries and used in the conduct of the Company's and its Subsidiaries' businesses
     (i) in violation of any Environmental Law, or (ii) in such manner as would reasonably be expected to cause an environmental liability of the Company or its present or former Subsidiaries.

          (d) To the Company's Knowledge, there are no: (i) aboveground or underground storage tanks or surface impoundments containing Hazardous Materials; (ii) asbestos containing materials or (iii) PCBs or PCB-containing equipment, located within any portion of the Owned Real Property or the Leased Real Property or any property formerly owned, operated or otherwise controlled or occupied by the Company or its present or former Subsidiaries.

          (e) To the Company's Knowledge, no liens have been placed upon any Owned Real Property or Leased Real Property (including formerly owned real property and leased property) in connection with any actual or alleged liability under any Environmental Law.

          (f) There is no pending or, to the Knowledge of the Company, threatened, material claim, litigation or administrative proceeding against the Company or its present Subsidiaries or, to the Knowledge of the Company, former Subsidiaries arising under any Environmental Law;

          (g) Neither the Company nor any of its Subsidiaries has received any written, or to the Knowledge of the Company, any other notice, claim, demand, suit or request for information from any Governmental Entity or private entity with respect to any liability or alleged liability under any Environmental Law, nor, to the Knowledge of the Company, has any other entity whose liability therefor, in whole or in part, may be attributed to the Company or any of its present or former Subsidiaries, received such notice, claim, demand, suit or request for information. Neither the Company nor any of its present Subsidiaries, nor, to the Company's Knowledge, any former Subsidiary or prior owner or operator of the Leased Real Property (including formerly leased property) has generated, disposed of, or arranged for the disposal of any Hazardous Material except in compliance with Environmental Law, except for such non-compliances that would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (h) Neither the Company nor any of its present Subsidiaries or, to the Knowledge of the Company, former Subsidiaries has, and, to the Knowledge of the Company, no other entity whose liability therefor, in whole or in part, may be attributed to the Company or its present or former Subsidiaries, disposed of any Hazardous Material at any location which is identified on the current or proposed (i) National Priorities List under 40 C.F.R. 300 Appendix B or (ii) similar state priority list.

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

          (i) To the Knowledge of the Company, the Company has made available to Parent all material environmental studies and reports and other records pertaining to the Owned Real Property or the Leased Real Property (including formerly owned real property or leased property), and the operations conducted thereon, that are in the Company's possession.

          (j) The representations and warranties set forth in this Section 4.30 and in Section 4.16(a)((xvi) shall be the exclusive representations and warranties with respect to environmental matters, including, but not limited to, Environmental Permits and Environmental Laws.

     SECTION 4.31 COMPANY ACTION. The Board of Directors of the Company (at a meeting duly called and held) has by the requisite vote of all directors present
(a) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) approved the Merger in accordance with the applicable provisions of the Delaware Corporation Law and (c) recommended the approval of this Agreement and the Merger by the holders of the Company Common Stock and directed that the Merger be submitted for consideration by the Company's stockholders at the Company Meeting.

     SECTION 4.32 OPINION OF FINANCIAL ADVISOR. The Board of Directors of the Company has received, on the date of this Agreement, the oral opinion of Janney Montgomery Scott, to be confirmed in writing, to the effect that, as of such date and subject to the assumptions and qualifications contained therein, the Exchange Ratio or, if applicable, the Cash Consideration in the Merger is fair to the holders of the Company Common Stock from a financial point of view. A copy of the written opinion of Janney Montgomery Scott will be delivered to Parent as soon as practicable after the date of this Agreement.

     SECTION 4.33 STATUS OF CERTAIN EMPLOYMENT AND OTHER AGREEMENTS. The Company has provided to Parent a true and correct copy of the employment agreement, severance agreement or similar agreement between the Company or one of its Subsidiaries, as applicable, and each person listed in Exhibit F, and each such agreement is as of the date of this Agreement in full force and effect.

     SECTION 4.34 RIGHTS AGREEMENT. The Company has amended the Rights Agreement dated as of July 31, 1997 between Company and Registrar and Transfer Company (the "Rights Agent") (the "Rights Agreement") to exclude Parent, and Sub as Acquiring Persons (as that term is defined in the Rights Agreement), and accordingly, the Company has taken all action necessary to ensure that, so long as this Agreement shall not have been terminated pursuant to Article XII, no Rights (as that term is defined in the Rights Agreement) have been exercised or are exercisable in connection with the execution and delivery of this Agreement or the consummation of the Merger. A copy of the executed amendment to the Rights Agreement is attached hereto as Exhibit D. The Board of Directors of the Company (at a meeting duly called and held) has by the requisite vote of all directors present, approved such amendment to the Rights Agreement.

     SECTION 4.35 STOCKHOLDERS AGREEMENT. The Stockholders Agreement dated as of July 31, 1997 among the Company and the parties who are signatories thereto has been terminated and a copy of the termination agreement, executed by all parties to such Stockholders Agreement is attached hereto as Exhibit E. The Board of Directors

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

of the Company (at a meeting duly called and held) has by the requisite vote of all directors present, approved the termination of such Stockholders Agreement.

     SECTION 4.36 CUSTOMER RELATIONSHIP. Section 4.36 of the Company Disclosure Schedule contains a list of all contracts, agreements, arrangements or correspondence, formal or informal, by the Company or its Subsidiaries, with the entities listed on Schedules 1 and 2, and the Company's or its Subsidiaries' internal policies and procedure manuals, guidelines or schedules, relating to the terms of their relationship with such customers including, but not limited to, pricing, rebates and slotting fees. Neither the Company nor any of its Subsidiaries has received any notice (written or verbal) from any of the entities listed on Schedules 1 and 2 of a change or intention to change the terms of their relationship with the Company or any of its Subsidiaries, including, but not limited to a termination of the relationship, and a material change in rebates or slotting fees. None of the entities listed in Schedule 2 to this Agreement has expressed since January 1, 2001 an intention to reduce materially the amount of business that it does with the Company so that, after taking into account any increases in sales to these and other customers, it is reasonably likely that the Hillman Subsidiary's aggregate level of annual sales will be materially reduced relative to the level in effect on the date hereof.

     SECTION 4.37 INVENTORY. All inventory of the Company and its Subsidiaries, required to be reflected in the Company Financial Statements in accordance with GAAP, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Company Financial Statements or on the accounting records of the Company or its Subsidiaries as of the Closing Date, as the case may be. All inventories are valued at the lower of cost or market on a principally first in, first out basis. The quantities of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, including reserves, but are reasonable in the present circumstances of the Company and its Subsidiaries.

                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub represent and warrant to the Company that, except as set forth in the disclosure schedule attached hereto (the "Parent Disclosure Schedule"), which Parent Disclosure Schedule and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article
V:

     SECTION 5.1 EXECUTION AND DELIVERY. Each of Parent and Sub has the corporate power and authority to enter into this Agreement and each other agreement, document or instrument contemplated hereby or to be delivered in connection herewith to which such person is a party (the "Parent Documents") and to carry out its respective obligations hereunder and thereunder. The execution, delivery and performance by Parent and Sub of this Agreement and the Parent Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Parent and Sub, as applicable (and, in the case of this Agreement, by the Board of Directors of Sub and by Parent as the sole stockholder of Sub). This Agreement constitutes the valid and binding obligation of Parent and Sub and the Parent Documents will constitute the valid and binding obligations of Parent and Sub, when executed by such person,

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in each case, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or the Parent Documents and the transactions contemplated hereby and thereby.

     SECTION 5.2 CONSENTS AND APPROVALS. The execution and delivery by Parent and Sub of this Agreement and the Parent Documents to which such person is a party, the performance by Parent and Sub of their respective obligations hereunder and thereunder and the consummation by Parent and Sub of the transactions contemplated hereby and thereby do not require Parent or Sub to obtain any consent, approval or action of, or make any filing or registration with or give any notice to, any Governmental Entity, other than (i) in connection, or in compliance, with the provisions of the H-S-R Act and any similar law applicable in a non-United States jurisdiction, and, if applicable, the Securities Act, the Exchange Act, the 1940 Act and the corporation, securities or blue sky laws or regulations of various states, all of which will be duly obtained or made, as the case may be, on or prior to the Closing, and will be in full force and effect on the Closing Date, (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware and (iii) as to which the failure to so obtain, file or register would not have a Parent Material Adverse Effect.

     SECTION 5.3 NO BREACH. Assuming the filings, registrations, consents and approvals referred to in Section 5.2 are duly made or effected, the execution, delivery and performance by Parent and Sub of this Agreement and the Parent Documents to which either is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof will not (i) violate any provision of the Certificate of Incorporation or By-Laws of Parent or Sub; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of or loss of material rights under, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or other agreement or instrument to which Parent or any of its Subsidiaries is a party or by or to which the assets or properties of Parent or any of its Subsidiaries may be bound or subject;
(iii) violate any order, judgment, injunction, award or decree of any Governmental Entity against, or binding upon, or any agreement with, or condition imposed by, any Governmental Entity binding upon, Parent or any of its Subsidiaries, or the securities, assets or business of Parent or any of its Subsidiaries; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Parent or any of its Subsidiaries, or to the securities, assets or business of Parent or any of its Subsidiaries; (v) result in the creation or imposition of any lien or other encumbrance or the acceleration of any indebtedness or other obligation of Parent or any of its Subsidiaries; or (vi) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any Permit of Parent or any of its Subsidiaries; except in the case of (ii) through (vi) for violations, conflicts, breaches, defaults, modifications, loss of rights, impairments, liens or other encumbrances that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

     SECTION 5.4 SEC DOCUMENTS; FINANCIAL STATEMENTS. (a) Parent has filed and will file with the SEC all forms, reports, schedules, statements, exhibits and other documents (collectively, the "Parent SEC Documents") required to be filed on or before the date hereof or the Closing Date, respectively, by it under the Securities Act or the Exchange Act. Parent has furnished or made available to the Company true and correct copies of all Parent SEC Documents filed by Parent since January 1, 1999 and will promptly furnish to the Company any other Parent SEC Document filed by or on behalf of Parent with the SEC from the date hereof to the Closing Date. At the time filed, the Parent SEC Documents filed by Parent since January 1, 1999 (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Securities Act or Exchange Act, as the case may be.

          (b) The audited consolidated financial statements of Parent for the three years ended on December 31, 2000, together with the reports and opinions thereon of Arthur Andersen LLP, which are included in the Parent SEC Documents and have previously been delivered to the Company and the unaudited consolidated financial statements of Parent as of and for the three months ended March 31, 2001 (the "Parent Interim Financial Statements"), which are included in the Parent SEC Documents and have been previously delivered to the Company, are collectively referred to herein as the "Parent Financial Statements". The Parent Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; and fairly present, in all material respects, on a consolidated basis, the financial position of Parent at the respective balance sheet dates specified therein, and the results of its operations for each of the periods then ended, and were prepared in conformity with GAAP applied on a consistent basis, except as otherwise disclosed therein and, subject, in the case of the Parent Interim Financial Statements, to normal recurring year-end adjustments, the absence of footnote disclosures, and any other adjustments described therein.

     SECTION 5.5 SHARES OF PARENT COMMON STOCK. The shares of Parent Common Stock will, when issued and delivered to the Company stockholders pursuant to
Section 3.1A(a), be duly authorized, validly issued, fully paid, non-assessable, and free of all liens and other encumbrances of any kind or nature whatsoever.

     SECTION 5.6 ORGANIZATION, STANDING AND AUTHORITY OF PARENT AND SUB. Each of Parent and Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware (in the case of Sub) or Maryland (in the case of Parent), and has all requisite power and authority to own, lease and operate its assets, properties and businesses and to carry on its businesses as now being conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of such activities make such qualification necessary, except where the failure to so qualify would not, individually or in the aggregate, have a Parent Material Adverse Effect. Sub has not engaged in any business (other than certain organizational matters) since the date of its incorporation. The copies of the Certificate of Incorporation and By-Laws of Parent and Sub included as part of
Section 5.6 of the Parent Disclosure Schedule constitute accurate and complete copies

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

of such organizational instruments and accurately reflect all amendments thereto through the date hereof.

     SECTION 5.7 CAPITALIZATION. (a) The authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock, par value $0.0001 per share. As of June 15, 2001, there were 91,517,429 shares of Parent Common Stock outstanding and there have been no material changes in such numbers through the date hereof. As of the date hereof, there are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote on any matters on which Parent's stockholders may vote. All outstanding shares of Parent Common Stock are duly authorized and are validly issued, fully paid and nonassessable.

          (b) The authorized capital stock of Sub consists of 1,000 shares of Sub Common Stock, all of which are duly authorized, validly issued, fully paid and nonassessable.

     SECTION 5.8 BROKERAGE. No broker, agent or finder has acted, directly or indirectly, for Parent or Sub, nor have Parent and Sub incurred any obligation to pay any brokerage fees, agent's commissions or finder's fee or commission in connection with the transactions contemplated by this Agreement.

     SECTION 5.9 INFORMATION IN DISCLOSURE DOCUMENTS. None of the information supplied by Parent or Sub for inclusion in the Registration Statement (if applicable) and the Proxy Statement will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this provision shall not apply to statements or omissions in the Registration Statement or Proxy Statement based upon information furnished by the Company for use therein. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the rules and regulations promulgated thereunder. No representation or warranty made by Parent contained in this Agreement and no statement contained in any certificate delivered pursuant to Article VII or any exhibit to this Agreement and the Parent Disclosure Schedule, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     SECTION 5.10 NO MATERIAL ADVERSE CHANGE. Since December 31, 2000, there has not been any change, event, occurrence or state of facts that has caused, or would reasonably be expected to cause, a Parent Material Adverse Effect.

     SECTION 5.11 SUB ACTION. The Board of Directors of Sub (at a meeting duly called and held) has by the requisite vote of all directors present approved the Merger in accordance with the provisions of Section 251 of the Delaware Corporation Law. The sole stockholder of Sub has taken all actions necessary to adopt the Merger.

     SECTION 5.12 OPTIONS AND OTHER STOCK RIGHTS. Except for options to purchase Parent Common Stock outstanding under Parent's Amended Stock Option Plan, as amended to date, there is no (i) outstanding option, warrant, call, unsatisfied

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preemptive right or other agreement of any kind to purchase or otherwise to receive from Parent any of the outstanding, authorized but unissued, unauthorized or treasury shares of Parent Common Stock, Parent Preferred Stock or any other equity security of the Parent (other than promissory notes not convertible into equity interests), (ii) outstanding equity security of any kind convertible into any equity security of Parent, and (iii) outstanding contract or other agreement to purchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock or any other equity security of Parent.

     SECTION 5.13 LIABILITIES. Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that is required by GAAP to be reflected or reserved for on the financial statements of the Parent, except (a) liabilities or obligations disclosed or reserved against in the audited consolidated financial statements of Parent as of and for the fiscal year ended December 31, 2000 and the Parent Interim Financial Statements included in the Parent SEC Documents or disclosed in the footnotes thereto or otherwise disclosed in Parent's 2000 Form 10-K or Form 10Q for the three months ended March 31, 2001, and (b) liabilities or obligations which do not, individually or in the aggregate, have a Parent Material Adverse Effect.

     SECTION 5.14 COMPLIANCE WITH LAWS. To the Knowledge of Parent, Parent is not in violation of any applicable order, judgment, injunction, award or decree, law, ordinance or regulation or any other requirement of any Governmental Entity applicable to Parent or any of its businesses except for violations which would not, individually or in the aggregate, have a Parent Material Adverse Effect; Parent has not received written notice, or to the Knowledge of Parent, any other notice that any such material violation has been alleged or is being investigated. This Section 5.14 shall not apply to Taxes.

     SECTION 5.15 PERMITS. To the Knowledge of Parent (i) Parent has obtained all Permits that are necessary for the ownership and conduct of its businesses as presently conducted or currently proposed to be conducted, other than any Permits, the absence of which would not, individually or in the aggregate, have a Parent Material Adverse Effect; (ii) such Permits are in full force and effect and are sufficient for the ownership and conduct of such businesses as presently conducted; (iii) no violations exist or have been recorded in respect of any Permit, except violations which would not, individually or in the aggregate, have a Parent Material Adverse Effect; and (iv) no proceeding is pending or threatened, that would suspend, revoke or limit any Permit, except proceedings which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

     SECTION 5.16 ACTIONS AND PROCEEDINGS. There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its directors, officers or employees (in their capacities as such). Except as disclosed in the Parent SEC Documents, as of the date of this Agreement there is no Proceeding which is pending or, to Parent's Knowledge, threatened against or involving Parent, any of its Subsidiaries, or any of their directors, officers or employees (in their capacities as such) or properties, capital stock or assets, except where the failure of any of the foregoing to be true does not individually or in the aggregate have a Parent Material Adverse Effect.

     SECTION 5.17 NO PRIOR ACTIVITIES. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this

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Agreement and the transactions contemplated hereby, Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind or entered into any agreement or arrangement with any person.

     SECTION 5.18 TAXES. Parent (i) has duly and timely filed (or there have been filed on Parent's behalf) accurate and complete copies of all Tax Returns required to be filed (after taking into account all available extensions), (ii) has timely paid or adequately provided for in accordance with GAAP all Taxes due in respect of the periods covered by such Tax Returns, and (iii) has withheld and, if due, paid all Taxes required to have been withheld and, if due, paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                                   ARTICLE VI
                            COVENANTS AND AGREEMENTS

     Each of Parent, Sub and the Company (as applicable) covenant and agree as follows:

     SECTION 6.1 CONDUCT OF BUSINESS. Prior to the Effective Time, except as set forth in Section 6.1 of the Company Disclosure Schedule or unless Parent shall otherwise agree in writing:

     (i) The Company shall, and shall cause its Subsidiaries to, carry on their respective business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall use its reasonable efforts to preserve and cause its Subsidiaries to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. The Company shall and shall cause its Subsidiaries to (i) maintain insurance coverages and their books, accounts and records in the usual manner consistent with prior practices; (ii) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to the Company and its Subsidiaries; (iii) maintain and keep their properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (iv) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would result in a Company Material Adverse Effect. The Company shall cause its management and that of its Subsidiaries to consult on a regular basis and in good faith with the employees and representatives of Parent concerning the business of the Company and its Subsidiaries and shall promptly advise Parent of any reduction in the prices charged to customers, or increases in the rate of rebates payable to customers or slotting fees payable to distributors. The Company shall not, and shall cause its Subsidiaries not to make, or commit to make in the future, any reduction in the prices charged to customers, or increase the rate of rebates payable to customers or slotting fees payable to distributors except in the ordinary course of business.

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

     (ii) The Company shall not and shall cause its Subsidiaries not to undertake any of the actions specified in Section 4.27 irrespective of any exception for items (i) required by such Section 4.27 to be disclosed on the Company Disclosure Schedule, or (ii) set forth in the Company SEC Documents.

     SECTION 6.2 LITIGATION INVOLVING THE COMPANY. Prior to the Closing Date, the Company shall notify Parent of any actions or proceedings of the type required to be described in Sections 4.15, 4.29 or 4.30 of the Company Disclosure Schedule that are threatened or commenced against the Company, any of its Subsidiaries, or against any officer or director, property or asset of the Company, or with respect to the Company's affairs, promptly upon the Company becoming aware thereof, and of any requests of the Company or, to the Knowledge of the Company, any Company stockholder, for additional information or documentary materials by any Governmental Entity in connection with the transactions contemplated hereby promptly upon the Company becoming aware thereof. As to compliance with such requests for such information, the Company shall consult with and obtain the consent of Parent, which consent shall not be withheld unreasonably; provided that such consent shall be unnecessary where such information is required by law to be provided.

     SECTION 6.3 CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES OF THE PARTIES. (a) From the date hereof through the Closing Date, (a) the Company shall use all reasonable efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties of the Company contained in Article IV shall continue to be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Company Material Adverse Effect or otherwise includes a concept of materiality) on and as of the Closing Date as if made on and as of the Closing Date, except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Company Material Adverse Effect or otherwise includes a concept of materiality) as of such date or period; (b) Parent and Sub shall use their respective reasonable efforts to conduct their affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article V shall continue to be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Parent Material Adverse Effect or otherwise includes a concept of materiality) on and as of the Closing Date as if made on and as of the Closing Date, except: (i) that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Parent Material Adverse Effect or otherwise includes a concept of materiality) as of such date or period and (ii) if the Cash Election is made by Parent, then upon the date of the Cash Election, the representations and warranties contained in Sections 5.4(a), 5.5, 5.7, 5.12, 5.13, 5.14, 5.15, 5.16 and 5.18 shall, for all purposes of this Agreement terminate and shall have no further force or effect, as if such representations and warranties had never been contained in this Agreement; (c) the Company shall promptly notify Parent and Sub of any event, condition or circumstance occurring from the date hereof through the Closing Date of which the Company becomes aware that would cause any material revisions to the Company Disclosure Schedule provided by the Company pursuant to this Agreement, or that

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

would constitute a violation or breach of this Agreement by the Company; and (d) Parent and Sub shall promptly notify the Company of any event, condition or circumstance occurring from the date hereof through the Closing Date of which it becomes aware that would cause any material revisions to the Parent Disclosure Schedule provided by Parent or Sub pursuant to this Agreement, or that would constitute a violation or breach of this Agreement by Parent or Sub. No such notification shall be deemed an amendment to the Disclosure Schedules to this Agreement, except as otherwise provided by this Agreement.

          (b) The Company agrees that on the Closing Date, it shall provide Parent with the written certification of Messrs. Maurice Andrien, Joseph Corvino, Max Hillman (only as to the Hillman Subsidiary of the Company), Rick Hillman (only as to the Hillman Subsidiary of the Company), Stephen Miller (only as to the Hillman Subsidiary of the Company), Justin Jacobi (only as to the SunSource Technology Services Subsidiary of the Company), Jim Waters (only as to the Hillman Subsidiary of the Company) and Chuck Freeman (only as to the SunSource Technology Services Subsidiary of the Company), each in his corporate capacity and not in his individual capacity, that each of them have reviewed all Company Disclosure Schedules and have concluded that, to his actual knowledge, they are accurate in all material respects.

     SECTION 6.4 CORPORATE EXAMINATIONS AND INVESTIGATIONS; CONFIDENTIALITY. (a) The Company shall cooperate with Parent as Parent shall reasonably request in connection with the Parent's due diligence review of the Company, including, but not limited to, Parent's continued due diligence review of Owned Real Property and Leased Real Property (including formerly leased property or property or assets formerly owned, operated or otherwise controlled, or occupied by the Company or its present or former Subsidiaries). Notwithstanding the foregoing, Parent will not contact, in connection with the transactions contemplated by the Agreement, any customers, suppliers or employees of the Company without obtaining the prior consent of the Company, which consent shall not be unreasonably withheld. Upon reasonable notice, the Company shall, and shall cause its Subsidiaries to, afford to Parent and to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, personnel and records.

          (b) Prior to the Closing, and following any termination of this Agreement, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms. If this Agreement is not terminated, the Confidentiality Agreement shall expire and be of no further force or effect following the Effective Time.

     SECTION 6.5 INDEMNIFICATION OF COMPANY OFFICERS AND DIRECTORS. (a) Parent agrees, for a period of six years following the Effective Time, not to amend the indemnification provisions set forth in the Certificate of Incorporation or By-Laws of the Surviving Corporation in a manner that would adversely affect the rights of the Company's officers, directors and employees to indemnification thereunder for events occurring prior to the Effective Time and agrees to cause the Surviving Corporation to fulfill and honor such obligations to the maximum extent permitted by law; provided, however, that nothing in this Section 6.5 shall prevent Parent from

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

effecting any merger, reorganization or consolidation of the Surviving Corporation, so long as the successor in any such transaction assumes such obligations.

          (b) Parent shall cause to be maintained, for a period of not less than six (6) years after the Effective Time, all of Company's and its Subsidiaries' current directors' and officers' insurance and indemnification policies to the extent that such policies provide coverage for events occurring prior to the Effective Time (collectively, the "D&O Insurance") for all current or former directors, officers or employees of the Company or its Subsidiaries; provided, however, that Parent may, in lieu of maintaining such existing D&O Insurance as provided above, and shall, if the existing D&O Insurance expires or is terminated or canceled during such six (6) year period, cause comparable coverage to be provided under any policy maintained for the benefit of the directors, officers and employees of Parent or any of its Subsidiaries; and provided, further, that
     (i) the issuer thereof shall have a claims-paying rating at least equal to the issuer of the existing D&O Insurance; and (ii) the terms thereof shall be no less advantageous to the directors, officers and employees of Company and its Subsidiaries than the existing D&O Insurance.

     SECTION 6.6 REGISTRATION STATEMENT/PROXY STATEMENT. As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC preliminary proxy materials which shall constitute the preliminary Proxy Statement and, if applicable, a preliminary prospectus with respect to the Parent Common Stock to be issued in connection with the Merger. As promptly as practicable after comments are received from the SEC with respect to the preliminary proxy materials and after the furnishing by the Company and Parent of all information required to be contained therein, the Company shall file with the SEC the definitive Proxy Statement and Parent shall, if applicable, file with the SEC the Registration Statement and Parent and the Company shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable.

     SECTION 6.7 COMPLIANCE WITH THE SECURITIES ACT. (a) If the Cash Election is not made by Parent, and is not deemed to be made pursuant to Section 3.1A(a)(1)(iii), then prior to the Effective Time the Company shall deliver to Parent a list of names and addresses of each person who, in the Company's reasonable judgment, is an affiliate within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (the "Affiliates").

          (b) The Company shall use its reasonable efforts to obtain a written agreement from each person who is identified as a possible Affiliate pursuant to clause (a) above, in the form previously approved by the parties and attached hereto as Exhibit 6.7(b), that he or she will not offer to sell, sell or otherwise dispose of any of the Parent Common Stock issued to him or her pursuant to the Merger, except in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act. The Company shall deliver such written agreements to Parent on or prior to the Effective Time.

     SECTION 6.8 NYSE LISTING. If the Cash Election is not made by Parent, and is not deemed to be made pursuant to Section 3.1A(a)(1)(iii), then Parent shall use its reasonable efforts to list on the New York Stock Exchange the Parent Common Stock to be issued pursuant to the Merger.

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

     SECTION 6.9 ACQUISITION PROPOSALS. (a) The Company agrees that neither it nor any of its Subsidiaries, nor any of the officers and directors of any of them shall, and that it shall direct and use its reasonable efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by them or any of their Subsidiaries) not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction, or any purchase of all or 10% or more of the assets or any equity securities of the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), it being understood that any such activities engaged in prior to the date of this Agreement do not violate this
Section 6.9. The Company further agrees that from and after the date hereof neither it nor any of its Subsidiaries nor any of the officers and directors of any of them shall, and that it shall direct and use its reasonable efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by them or any of their Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (A) complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) providing information in response to a request therefor by a Person who has made a bona fide written Acquisition Proposal that was not solicited in violation of this Section 6.9(a) if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement; (C) engaging in any negotiations or discussions with any person who has made a bona fide written Acquisition Proposal that was not solicited in violation of this Section 6.9(a); or (D) recommending such an Acquisition Proposal to the stockholders of the Company, if and only to the extent that, (i) in each such case referred to in clause (B), (C) or (D) above, the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that such action is consistent with its directors' fiduciary duties under applicable law and (ii) in each case referred to in clause (C) or (D) above, the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction or a combination of transactions more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.9. The Company agrees that it will notify Parent by the end of the next business day following receipt if any such inquiries, proposals or offers relating to an Acquisition Proposal are received by, any such

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

information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such person (unless disclosure of such name is precluded by the terms of the proposal or offer in question) and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it or any of its Subsidiaries to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

          (b) Notwithstanding anything in this Section 6.9 to the contrary, if, at any time prior to obtaining the Company stockholders' approval of the Merger, the Company's Board of Directors determines in good faith, on the basis of the advice of its financial advisors and outside counsel, in response to an Acquisition Proposal that did not result from a breach of
     Section 6.9(a), that such proposal is a Superior Proposal, the Company or its Board of Directors may terminate this Agreement if, and only if, the Company shall prior to or promptly following such termination enter into a definitive agreement containing the terms of a Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to this sentence, and any purported termination pursuant to this sentence shall be void and of no force or effect, unless the Company shall have complied with (i) all the provisions of this Section 6.9, including the notification provisions in this Section 6.9, (ii) the following proviso, and (iii) the payment of the termination fee described in Section 12.2(b) within the time period required by such Section; and provided further, however, that the Company shall not exercise its right to terminate this Agreement pursuant to this Section 6.9 until after three Business Days following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Company's Board of Directors has received such a Superior Proposal and that such Board of Directors will, subject to any action taken by Parent pursuant to this sentence, cause the Company to accept such Superior Proposal, specifying the material terms and conditions of such Superior Proposal and (unless disclosure of such name is precluded by the terms of the proposal or offer in question) identifying the person making such Superior Proposal (it being understood and agreed that any amendment to the price or any other material term of such a Superior Proposal shall require an additional Notice of Superior Proposal and a new three Business Day period).

     SECTION 6.10 PARENT AND SUB APPROVALS. Parent and Sub shall take all reasonable steps necessary or appropriate to obtain as promptly as practicable all necessary approvals, authorizations and consents of any person or Governmental Entity required to be obtained by Parent and Sub to consummate the transactions contemplated hereby, and will cooperate with the Company in seeking to obtain all such approvals, authorizations and consents. Parent and Sub shall use all reasonable efforts to provide such information to such persons, bodies and authorities as such persons, bodies or authorities or the Company may reasonably request.

     SECTION 6.11 COMPANY APPROVALS. The Company shall take all reasonable steps necessary or appropriate to obtain as promptly as practicable all necessary approvals, authorizations and consents of any third party or Governmental Entity required to be obtained by the Company to consummate the transactions contemplated hereby and will cooperate with Parent in seeking to obtain all such approvals, authorizations and consents. The Company shall use all reasonable efforts to provide such information to such persons, bodies and authorities as such persons, bodies and authorities or Parent may reasonably request.

     SECTION 6.12 EXPENSES. Except as otherwise specifically provided herein, Parent, Sub and the Company shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of investment bankers, agents, representatives, counsel and accountants. In any action, suit or proceeding under or to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and other out-of-pocket expenses from the losing party.

     SECTION 6.13 FURTHER ASSURANCES. (a) Each of Parent, Sub and the Company shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each of Parent, Sub and the Company shall use all reasonable efforts to cause all actions to effectuate the Closing for which such party is responsible under this Agreement to be taken as promptly as practicable, including using all reasonable efforts to obtain all necessary waivers, consents and approvals (including, but not limited to, if applicable, filings under the H-S-R Act and with all applicable Governmental Entities) and to lift any injunction or other legal bar to the Merger (and, in each case, to proceed with the Merger as expeditiously as possible). Notwithstanding the foregoing, there shall be no action required to be taken and no action will be taken in order to consummate and make effective the transactions contemplated by this Agreement if such action, either alone or together with another action, would result in a Company Material Adverse Effect or a Parent Material Adverse Effect.

          (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent and the Surviving Corporation shall take all such necessary action.

     SECTION 6.14 HART-SCOTT-RODINO. Each of the Company and Parent (i) shall file, and shall cause their "ultimate parent entities" to file, as soon as practicable a "Notification and Report Form For Certain Mergers and Acquisitions" under the H-S-R Act or any similar law applicable in a non-United States jurisdiction, with respect to the Merger and the transactions contemplated hereby, (ii) shall use all reasonable efforts to obtain the required approval under the H-S-R Act or any such similar law, and (iii) will comply at the earliest practicable date with any request for additional information received by it from the FTC or Justice or any similar agency pursuant to the H-S-R Act or any such similar law.

     SECTION 6.15 UPDATING SCHEDULES. In connection with the Closing, Parent, Sub and the Company will, promptly upon becoming aware of any fact requiring supplementation or amendment of the Parent Disclosure Schedule (in the case of Parent or Sub) or the Company Disclosure Schedule (in the case of the Company), supplement or amend the applicable Disclosure Schedules to reflect any matter which, if existing, occurring or known on the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules which was or

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

has been rendered inaccurate thereby. No such supplement or amendment to the Disclosure Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Articles VII, VIII and IX hereof, or the compliance by any party hereto with its covenants and agreements set forth herein. Notwithstanding anything in this Section 6.15 to the contrary, if the Cash Election is made by Parent, then on and after the date the Cash Election is made, Parent shall have no obligation to supplement or amend the Disclosure Schedules applicable to Sections 5.4(a), 5.5, 5.7, 5.12, 5.13, 5.14, 5.15, 5.16
and 5.18 of this Agreement.

     SECTION 6.16 STOCK OPTIONS. The Company shall take all action necessary in accordance with the terms of the Stock Option Plan to provide written notice to each Grantee (as that term is defined in the Stock Option Plan) of the Merger and to require that all Grantees surrender their outstanding Company Stock Options (other than Rollover Options) in exchange for a payment by the Company in Company Common Stock in an amount for each Company Stock Option equal to the amount by which $10.375, or, if the provisions of Article IIIA are effective, the product of Average Parent Company Stock Price and the Exchange Ratio, or Adjusted Exchange Ratio, whichever is applicable, exceeds the exercise price (as that term is defined in the Stock Option Plan) of the Company Stock Options.

     SECTION 6.17 VOTING AGREEMENT. The Company shall take no action which will result in termination, amendment, waiver or modification of any provision of or otherwise interfere with or frustrate the purpose of the Voting Agreement.

     SECTION 6.18 COMPANY RECAPITALIZATION. The Company shall use all reasonable efforts to consummate the Company Recapitalization prior to the Effective Time, including the obtaining of the necessary consents of the Company's stockholders thereto.

     SECTION 6.19 SUBORDINATED DEBT. At or prior to the Effective Time, Parent will lend the Surviving Corporation $10,000,000 in subordinated debt.

     SECTION 6.20 WARRANT. (a) If the Cash Election is made pursuant to Article IIIB of this Agreement, or deemed to be made pursuant to Section 3.1A(a)(1)(iii), then immediately prior to the Company Recapitalization if Parent and the Company shall determine that the conditions precedent to the Merger specified in Articles VII, VIII and IX have been or will promptly be satisfied or waived, Parent shall exercise the Warrant and the Company shall deliver the Warrant Shares (as defined in the Warrant) to Parent. Immediately following the exercise of the Warrant, Parent shall sell to the Company and the Company shall purchase from Parent 121,524 Warrant Shares at a cash price of $10.375 per share (the "Warrant Share Purchase").

          (b) If the Cash Election is not made and not deemed to be made, then immediately prior to the Company Recapitalization if Parent and Company shall determine that the conditions precedent to the Merger specified in Articles VII, VIII and IX have been or will promptly be satisfied or waived, Parent shall exercise the Warrant in part, on a cashless basis pursuant to Section 11 of the Warrant and receive that number of Warrant Shares equal to the quotient obtained by dividing: A by B, where:


            A           =       $1,693,217

            B           =       the product of the Average Parent Common Stock Price and
                                the Exchange Ratio or Adjusted Exchange Ratio, whichever
                                is applicable.

     Any unexercised portion of the Warrant shall remain in effect at the Effective Time without any change in the terms and conditions of the Warrant as in effect prior to the Effective Time.

     SECTION 6.21 TAX-FREE REORGANIZATION. Unless the Cash Election is made pursuant to Article IIIB of this Agreement, or deemed to be made pursuant to
Section 3.1A(a)(1)(iii), each of Parent, Sub, and the Company shall take all necessary actions to obtain tax-free reorganization treatment of the Merger under Section 368(a) of the Code and shall not take any action or any reporting position that is inconsistent with such treatment, except pursuant to or following a "determination" defined in Section 1313 of the Code, that the Merger is not entitled to such treatment. Notwithstanding the prior sentence, the parties agree that Parent, Sub, and the Company may engage in the transactions contemplated by this Agreement or described in Exhibits G and H.

                                  ARTICLE VII
                CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATION
                              TO EFFECT THE MERGER

     The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing of the following conditions, any one or more of which may be waived by them, to the extent permitted by law:

     SECTION 7.1 COMPANY STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the Company's stockholders.

     SECTION 7.2 LISTING OF SHARES. If the Cash Election is not made by Parent, and not deemed to have been made pursuant to Section 3.1A(a)(1)(iii), the shares of Parent Common Stock issuable in the Merger shall have been approved for listing on the New York Stock Exchange.

     SECTION 7.3 HART-SCOTT-RODINO. All applicable waiting periods with respect to any "Notification and Report Form For Certain Mergers and Acquisitions" required to be filed by Parent, the Company or any of their "ultimate parent entities" in compliance with the H-S-R Act or any similar law applicable in a non-United States jurisdiction in connection with the transactions contemplated hereby shall have passed, or early termination of such waiting periods shall have been granted.

     SECTION 7.4 EFFECTIVENESS OF REGISTRATION STATEMENT. If the Cash Election is not made by Parent, and not deemed to have been made pursuant to Section 3.1A(a)(1)(iii), the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect.

     SECTION 7.5 NO INJUNCTIONS OR RESTRAINTS, ILLEGALITY. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Governmental Entity to restrain, modify or prevent the carrying out of the transactions contemplated hereby. No law, rule or regulation shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order, decree or ruling issued by a court or other Government Entity of competent jurisdiction shall be in effect having the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger or limiting or restricting Parent's conduct or operation of the business of the Company or its Subsidiaries after the Merger.

                                  ARTICLE VIII
                   CONDITIONS PRECEDENT TO THE OBLIGATION OF
                      PARENT AND SUB TO EFFECT THE MERGER

     The obligation of Parent and Sub to effect the Merger shall be subject to the satisfaction on or prior to the Closing of the following additional conditions, any one or more of which may be waived by them, to the extent permitted by law:

     SECTION 8.1 REPRESENTATIONS AND COVENANTS. The representations and warranties of the Company contained in this Agreement (including those contained in the Company Disclosure Schedule) shall be true and correct on the date hereof and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, (except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct as of such date or period), except where the failure of such representations and warranties to be true and correct (without giving effect to any materiality or Company Material Adverse Effect limitations therein) would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and the Company stockholders who are parties to the Voting Agreement shall have performed and complied, respectively, in all material respects with all covenants (except for Section 6.16 which shall be performed in all respects) and agreements required by this Agreement and the Voting Agreement to be performed or complied with by the Company or such Company stockholders on or prior to the Closing Date. The Company shall have delivered to Parent and Sub certificates, dated the Closing Date, and signed by an Executive Officer of the Company to the foregoing effect.

     SECTION 8.2 ABSENCE OF MATERIAL ADVERSE CHANGE. Since the date hereof, there shall not have been any change, event, occurrence or state of facts that has caused or would reasonably be expected to cause a Company Material Adverse Effect.

     SECTION 8.3 EFFECTIVENESS OF EMPLOYMENT AGREEMENTS. On the Closing Date, the Employment Agreements shall be in full force and effect without any change from the form delivered to Parent on the date of this Agreement, and no employee thereunder shall have expressed an intention not to perform such Employment Agreement in accordance with its terms unless he has, as of the Closing Date, confirmed his intention to perform such Employment Agreement.

     SECTION 8.4 RECEIPT OF CERTIFICATES. On or prior to the Closing Date, Parent shall have received the Certificates required by Section 6.3(b) of this Agreement.

     SECTION 8.5 COMPANY RECAPITALIZATION. The Company Recapitalization shall have been consummated no later than the Effective Time of the Merger.

     SECTION 8.6 SECTION 1445 CERTIFICATION. Parent shall have received on or before the Closing Date, pursuant to Treas. Reg. sec. 1.1445-2(c)(3), a copy of a statement issued by the Company complying with the requirements of Treas. Reg. sec. 1.897-2(h) and certifying that the interests in the Company being acquired in the Merger are not U.S. real property interests.

     SECTION 8.7 PURCHASE OF WARRANT SHARES. The Company shall have delivered the Warrant Shares pursuant to Section 6.20(a), or if applicable, the number of Warrant Shares calculated pursuant to Section 6.20(b) upon exercise of the Warrant by Parent and, if the Cash Election is made pursuant to Article IIIB of this Agreement, or deemed to be made pursuant to Section 3.1A(a)(1)(iii), shall have consummated the Warrant Share Purchase.

     SECTION 8.8 DISSENTERS. The holders of not more than ten percent (10%) of the outstanding shares of the Company Common Stock are Dissenting Shares.

                                   ARTICLE IX
                 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE
                          COMPANY TO EFFECT THE MERGER

     The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing of the following additional conditions, any one or more of which may be waived by the Company, to the extent permitted by law:

     SECTION 9.1 REPRESENTATIONS AND COVENANTS. The representations and warranties of Parent and Sub contained in this Agreement (including those contained in the Parent Disclosure Schedule) except for the representations and warranties contained in Sections 5.4(a), 5.5, 5.7, 5.12, 5.13, 5.14, 5.15, 5.16
and 5.18 if the Cash Election is made by Parent shall be true and correct on the date hereof and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, (except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct as of such date or period), except where the failure of such representations and warranties to be true and correct (without giving effect to any materiality or Parent Material Adverse Effect limitations therein) would not have, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and Sub shall have performed and complied in all material respects with all applicable covenants and agreements required by this Agreement to be performed or complied with by Parent or Sub on or prior to the Closing Date. Parent and Sub shall have delivered to the Company certificates of an Executive Officer of Parent and Sub, dated the Closing Date, to the foregoing effect.

     SECTION 9.2 ABSENCE OF MATERIAL ADVERSE CHANGE. Since the date hereof, there shall not have been any change, event, occurrence or state of facts that has caused or would reasonably be expected to cause a Parent Material Adverse Effect.

     SECTION 9.3 TAX OPINION.  Unless the Cash Election is made pursuant to
Article IIIB or deemed to be made pursuant to Section 3.1A(a)(1)(iii) of this Agreement, the Company shall have received the opinion of Morgan, Lewis & Bockius LLP, counsel to the Company (or, if such counsel does not render such opinion, such other counsel as shall be reasonably acceptable to the Company), based on the representations of the Company, Parent and Sub, (which representations shall be in substantially the form attached hereto as Exhibits G and H, respectively), to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn or modified in any material respect. On and after June 29, 2001, the Company may not waive this condition (unless waived prior to such time) without the consent of Parent.

                                   ARTICLE X
                                    CLOSING

                             INTENTIONALLY OMITTED

                                   ARTICLE XI
                  NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

     SECTION 11.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Notwithstanding any right of Parent and Sub to investigate fully the affairs of the Company, or any right of the Company to investigate fully the accuracy of the representations and warranties of Parent and Sub, and notwithstanding any knowledge of facts determined or determinable by Parent, Sub or the Company, as the case may be, pursuant to such investigation or right of investigation, Parent, Sub and the Company, as the case may be, have the right to rely fully upon the representations, warranties, covenants and agreements of the Company, Parent and Sub, as the case may be, contained in this Agreement. No representations, warranties, covenants or agreements in this Agreement, except the covenants and agreements contained in Articles I, II, IIIA or IIIB, whichever is applicable, XIII and XIV and Sections 6.5 and 6.12, shall survive the Effective Time.

                                  ARTICLE XII
                            TERMINATION OF AGREEMENT

     SECTION 12.1 TERMINATION. This Agreement may be terminated prior to the Closing as follows:

          (a) by either Parent or the Company if the Merger shall not have been consummated on or before December 31, 2001; provided, however, that the right to terminate under this Section 12.1(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

          (b) by either Parent or the Company if a court or other Governmental Entity of competent jurisdiction shall have issued an order (which order the parties shall use reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement, and such order shall have become final and nonappealable;

          (c) by the Company if any of the conditions specified in Article VII or IX have not been met or waived by the Company at such time as any such condition is no longer capable of satisfaction;

          (d) by Parent if any of the conditions specified in Article VII or VIII have not been met or waived by Parent at such time as any such condition is no longer capable of satisfaction;

          (e) by Parent if the Company or the Company stockholders who are parties to the Voting Agreement shall have breached any of their respective obligations under Article VI of this Agreement or the Voting Agreement in any material respect and such breach continues for a period of ten days after the receipt of notice of the breach from Parent;

          (f) by the Company if Parent or Sub shall have breached any of their respective obligations under Article VI of this Agreement in any material respect and such breach continues for a period of ten days after the receipt of notice of the breach from the Company;

          (g) by the Company if its Board of Directors, in the exercise of its fiduciary duties, accepts an Acquisition Proposal in accordance with
     Section 6.9;

          (h) at any time on or prior to the Closing Date, by mutual written consent of Parent, Sub and the Company.

     SECTION 12.2 EFFECT OF TERMINATION. (a) Subject to Section 12.2(b), if this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and be of no further force and effect and there shall be no obligation on the part of Parent, Sub or the Company, except for the provisions of this Agreement relating to the obligations of parties under Sections 6.4(b), 6.12, 12.1 and 12.2(b) and Articles XIII and XIV. None of the parties hereto shall have any liability in respect to a termination of this Agreement prior to Closing, except to the extent that termination results from the intentional, willful or knowing violation of the representations, warranties, covenants or agreements of such party under this Agreement and except as provided in Section 12.2(b) hereof.

          (b) In the event that this Agreement is terminated by the Company pursuant to Section 12.1(g), then the Company shall, promptly, but in no event later than one Business Day after the date of such termination, pay to the Parent a termination fee of $2,270,000 payable by wire transfer of same day funds.

                                  ARTICLE XIII
                                  DEFINITIONS

     SECTION 13.1 DEFINITIONS. The following terms when used in this Agreement shall have the following meanings:

     "Acquisition Proposal" has the meaning set forth in Section 6.9.

     "Adjusted Exchange Ratio" has the meaning set forth in Section 3.1A(a)(1).

     "Affiliate" (or "affiliates" as the context may require), with respect to any person, means any other person controlling, controlled by or under common control with such person.

     "Affiliates" has the meaning set forth in Section 6.7(a).

     "Agreement" has the meaning set forth in the preamble.

     "Average Parent Company Stock Price" shall mean the average of the closing prices of Parent Common Stock on the New York Stock Exchange Composite Transactions Reporting System, as reported in the Wall Street Journal, for the twenty (20) trading days immediately preceding the fifth trading day prior to the Effective Time.

     "Base Stock Price" shall mean the average of the closing prices of Parent Common Stock on the Nasdaq National Market or the New York Stock Exchange Composite Transactions Reporting System, whichever is applicable, as reported in the

Wall Street Journal, for the twenty (20) trading days immediately preceding the second trading day prior to the date of this Agreement.

     "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in the District of Columbia are obligated by law or executive order to close.

     "Canceled Company Stock" has the meaning set forth in Section 3.1A(a)(1) or 3.1B(a)(1), whichever is applicable.

     "Cash Consideration" has the meaning set forth in Section 3.1B(a).

     "Cash Election" has the meaning set forth in Article IIIB or Section 3.1A(a)(1)(iii), if applicable.

     "Certificates" has the meaning set forth in Section 3.2A(a) or 3.2B(b), whichever is applicable.

     "Closing" has the meaning set forth in Section 1.2.

     "Closing Date" has the meaning set forth in Section 1.2.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" has the meaning set forth in the preamble.

     "Company Audited Financial Statements" has the meaning provided in Section 4.10.

     "Company Common Stock" means, the common stock of the Company, having a par value of $.01 (one cent) per share. The term "Company Common Stock" does not include the Company New Preferred Stock.

     "Company Disclosure Schedule" has the meaning set forth in the preamble to
Article IV.

     "Company Documents" has the meaning set forth in Section 4.1.

     "Company Financial Statements" has the meaning set forth in Section 4.10.

     "Company Interim Financial Statements" has the meaning set forth in Section 4.10.

     "Company Material Adverse Effect" means (a) a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities, or operations of (i) the Company and its Subsidiaries, taken as a whole, or (ii) the Hillman Subsidiary, taken individually, or (b) a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby, but excluding from such definition any change, effect, event, occurrence or state of facts resulting from or arising in connection with
(A) changes in economic, regulatory or political conditions generally, (B) the United States securities markets, (C) changes or conditions generally affecting the industries in which the Company or its Subsidiaries operate, or (D) this Agreement, the transactions contemplated hereby or the announcement thereof.

     "Company Meeting" has the meaning set forth in Section 3.6A, or 3.6B, whichever is applicable.

     "Company Recapitalization" means a recapitalization of the Company immediately prior to the Effective Time, pursuant to which (A) each of the following individuals will purchase a number of shares of Company Common Stock (subject to adjustment as specified in the second sentence of the definition) from Parent (which Parent will own pursuant to Section 6.20) pursuant to the terms of the Equity Purchase Agreements as follows: (i) Max Hillman will purchase 23,202 shares of Company Common Stock for $240,717 cash, (ii) Richard Hillman will purchase 41,205 shares of Company Common Stock for $427,500 cash, (iii) Gary Seeds will purchase 2,410 shares of Company Common Stock for $25,000 cash, (iv) Terry Rowe will purchase 3,855 shares of Company Common Stock for $40,000 cash,
(v) Jim Waters will purchase 2,410 shares of Company Common Stock for $25,000 cash, (vi) Dennis Blake will purchase 24,096 shares of Company Common Stock for $250,000 cash, (vii) Rick Buller will purchase 2,410 shares of Company Common Stock for $25,000 cash, (viii) Ken Foskey will purchase 2,410 shares of Company Common Stock for $25,000 cash, (ix) John McDonnell will purchase 57,831 shares of Company Common Stock for $600,000 cash, and (x) John Marshall will purchase 3,373 shares of Company Common Stock for $35,000 cash, (B) the Company New Preferred Stock will be created, (C) each of the following individuals will purchase a number of shares of the Company New Preferred Stock as follows: (i) Maurice Andrien will contribute 19,880 shares of Company Common Stock for 19,880 shares of Company New Preferred Stock, (ii) Joseph Corvino will contribute 8,711 shares of Company Common Stock for 8,711 shares of Company New Preferred Stock,
(iii) Max Hillman will contribute 55,422 shares of Company Common Stock for 55,422 shares of Company New Preferred Stock, (iv) Steve Miller will contribute 20,000 shares of Company Common Stock for 20,000 shares of Company New Preferred Stock, (v) Richard Hillman will contribute 41,205 shares of Company Common Stock for 41,205 shares of Company New Preferred Stock, (vi) Gary Seeds will contribute 2,410 shares of Company Common Stock for 2,410 shares of Company New Preferred Stock, (vii) Terry Rowe will contribute 3,855 shares of Company Common Stock for 3,855 shares of Company New Preferred Stock, (viii) Jim Waters will contribute 2,410 shares of Company Common Stock for 2,410 shares of Company New Preferred Stock, (ix) Dennis Blake will contribute 24,096 shares of Company Common Stock for 24,096 shares of Company New Preferred Stock, (x) Rick Buller will contribute 2,585 shares of Company Common Stock for 2,585 shares of Company New Preferred Stock, (xi) Ken Foskey will contribute 2,410 shares of Company Common Stock for 2,410 shares of Company New Preferred Stock, (xii) John McDonnell will contribute 57,831 shares of Company Common Stock for 57,831 shares of Company New Preferred Stock, and (xiii) John Marshall will contribute 3,373 shares of Company Common Stock for 3,373 shares of Company New Preferred Stock.

     The amount of cash and number of shares indicated above are calculated using the Cash Election price of $10.375. If the provisions of Article IIIA are effective, then (i) the actual amounts of shares of Company Common Stock to be purchased for cash shall, for each respective individual named in clause (A) of the preceding sentence, be equal to the quotient obtained by dividing A by B where A = the amount of cash shown in such clause (A) with respect to such individual and B = the product of the Average Parent Common Stock Price and the Exchange Ratio or Adjusted Exchange Ratio, whichever is applicable and (ii) the number of shares of Company Common Stock to be contributed by such individual pursuant to clause (B) of the preceding sentence, as well as the number of shares of New Preferred Stock to be issued pursuant to such clause (B) shall be reduced or increased accordingly.

     "Company SEC Documents" has the meaning set forth in Section 4.10.

     "Company Stock Option" means any option for the purchase of Company Common Stock.

     "Company Trust Preferred Securities" means the 11.6% Trust Preferred Securities of SunSource Capital Trust.

     "Company Warrant" means any warrant for the purchase of Company Common
Stock.

     "Confidentiality Agreement" means the Mutual Non-Disclosure Agreement dated as of April 4, 2001 between Parent and the Company. "Confirmation" has the meaning set forth in Section 3.1A(d).

     "Contracts and other agreements" mean all contracts, agreements, supply agreements, undertakings, indentures, notes, bonds, loans, instruments, leases, mortgages, commitments or other binding arrangements.

     "Converting Stockholder" has the meaning set forth in Section 3.2A(a).

     "Delaware Corporation Law" has the meaning set forth in Section 1.1.

     "Distribution" means any distribution of cash, securities or property on or in respect of the Company Common Stock whether as a dividend or otherwise.

     "Dissenting Shares" has the meaning set forth in Section 3.3B.

     "D&O Insurance" has the meaning set forth in Section 6.5.

     "Effective Time" has the meaning set forth in Section 1.3.

     "Employment Agreements" means employment agreements, satisfactory in form and substance to Parent, between the Surviving Corporation (or its applicable Subsidiary), on the one hand, and Maurice Andrien, Joseph Corvino, Max Hillman and Steve Miller, respectively, on the other, to become effective at the Effective Time.

     "Environmental Laws" means all applicable federal, state, and local laws, ordinances, rules, regulations, codes, duties under the common law or orders, including, without limitation, any requirements imposed under any Environmental Permits, licenses, judgments, decrees, agreements or recorded covenants, conditions, restrictions or easements, the purpose of which is to protect the environment.

     "Environmental Permits" shall mean all Permits, licenses, approvals, authorizations, consents or registrations required under applicable Environmental Laws in connection with the ownership, use and/or operation by the Company or its Subsidiaries of their properties.

     "Equity Purchase Agreements" has the meaning set forth in the preamble.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agreement" has the meaning set forth in the preamble.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations and rulings issued thereunder.

     "Exchange Agent" shall mean American Stock Transfer Company.

     "Exchange Ratio" has the meaning set forth in Section 3.1A(a)(1).

     "Executive Officers" means, as to Parent and the Company, respectively, its chairman of the board, its president, its chief executive officer or its chief operating officer.

     "Family Member" means, with respect to any person, a parent, spouse, sibling or lineal descendent of such person.

     "FTC" means the Federal Trade Commission or any successor agency or department.

     "GAAP" means generally accepted accounting principles in the United States of America from time to time in effect.

     "Governmental Entity" means (a) any international, foreign, federal, state, county, local or municipal government or administrative agency or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, or (e) any arbitration tribunal or other non-governmental authority with applicable jurisdiction.

     "Hazardous Materials" means (i) any substance or material regulated or identified as hazardous, toxic, pollutant or contaminant under Environmental Laws, including gasoline, diesel fuel or other petroleum hydrocarbons, PCBs or asbestos; or (ii) any pollutant, toxic substance, or contaminant.

     "Hillman Subsidiary" means Hillman Group, Inc.

     "H-S-R Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Insurance Policies" has the meaning set forth in Section 4.24.

     "In-the-Money" as applied to Company Stock Options means vested Company Stock Options having an exercise price of less than $10.375 per share.

     "Intellectual Property Rights" has the meaning set forth in Section
4.18(a).

     "IRS" means the Internal Revenue Service or any successor agency or department.

     "Knowledge of Company" or "of which Company is aware" or words of similar import shall, for purposes of this Agreement be deemed to mean the actual knowledge of directors and actual knowledge after due inquiry of the following officers and key employees of the Company and its Subsidiaries: Maurice Andrien, Joseph Corvino, Max W. Hillman, Jr., Richard P. Hillman, Stephen Miller, Justin Jacobi, Jim Waters, Chuck Freeman, plus, for purposes of Section 4.30 only, Barry Pullin, Kim Schearer, James Slone and William Valdmanis.

     "Knowledge of Parent" or "of which Parent is aware" or words of similar import shall be deemed to mean the actual knowledge of the following individuals: Joan M. Sweeney, G. Cabell Williams III and Daniel L. Russell.

     "Justice" means the Antitrust Division of the Department of Justice or any successor agency or department.

     "Leased Real Property" has the meaning set forth in Section 4.17(a).

     "Lease" has the meaning set forth in Section 4.17(a).

     "Liabilities" has the meaning set forth in Section 4.11.

     "lien or other encumbrance" (or "liens or other encumbrances" or "liens or other encumbrance" or "lien or other encumbrances" as the context may require or any similar formulation) means any lien, claim, pledge, mortgage, assessment, security interest, charge, option, right of first refusal, easement, servitude, adverse claim, transfer restriction under any stockholder or similar agreement or other encumbrance of any kind.

     "Merger" has the meaning set forth in the recitals.

     "Named Persons" means each of Maurice Andrien, Joseph Corvino, Max Hillman, Steve Miller, Rick Hillman, George Heredia, Gary Seeds, Terry Rowe, Jim Waters, Dennis Blake, Rick Buller, Ken Foskey, Mike Mueller, Mark Yeary, John McDonnell and John Marshall.

     "New Preferred Stock" means preferred stock, par value $.01 per share, of the Company created pursuant to the Company Recapitalization and having powers and rights identical to the Company Common Stock and voting together with the Company Common Stock as a single class.

     "1940 Act" shall mean the Investment Company Act of 1940, as amended, and the regulations and rulings issued thereunder.

     "Notice of Superior Proposal" has the meaning set forth in Section 6.9(b).

     "Owned Real Property" has the meaning set forth in Section 4.17.

     "Parent" has the meaning set forth in the preamble.

     "Parent Common Stock" means the common stock, par value $0.0001 per share, of Parent.

     "Parent Disclosure Schedule" has the meaning set forth in the preamble to
Article V.

     "Parent Documents" has the meaning set forth in Section 5.1.

     "Parent Financial Statements" has the meaning set forth in Section 5.4.

     "Parent Interim Financial Statements" has the meaning set forth in Section 5.4.

     "Parent Material Adverse Effect" means (a) a material adverse effect on business, properties, assets, condition (financial or otherwise), liabilities, or operations of Parent and its Subsidiaries, taken as a whole, or (b) a material adverse effect on the ability of Parent to consummate the transactions contemplated hereby, but excluding from such definition any change, effect, event, occurrence or state of facts resulting from or arising in connection with
(A) changes in economic, regulatory or political conditions generally, (B) the United States securities markets, (C) changes or conditions generally affecting the industries in which Parent or its Subsidiaries operate, or (D) this Agreement, the transactions contemplated hereby or the announcement thereof.

     "Parent SEC Documents" has the meaning set forth in Section 5.4.

     "Permitted Liens" has the meaning set forth in Section 4.21.

     "Permits" (or "Permit" as the context may require) mean all licenses, permits, certificates, certificates of occupancy, orders, approvals, registrations, authorizations and qualifications with and under all federal, state, or local or laws.

     "person" (or "persons" as the context may require) means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

     "Plan" or "Plans" has the meaning set forth in Section 4.22(a).

     "Proceeding" has the meaning set forth in Section 4.15.

     "property" (or "properties" as the context may require) means real, personal or mixed property, tangible or intangible.

     "Proxy Statement" has the meaning set forth in Section 4.9.

     "Receiving Party" has the meaning set forth in Section 14.1.

     "Registration Statement" has the meaning set forth in Section 4.9.

     "Releasing Party" has the meaning set forth in Section 14.1.

     "Resale Agreements" has the meaning set forth in the Preamble.

     "Revised Base Stock Price" has the meaning set forth in Section 3.1A(a)(1).

     "Rollover Options" means the Company Stock Options set forth on Exhibit F.

     "SEC" means the Securities and Exchange Commission or any successor agency or department.

     "Securities Act" means the Securities Act of 1933, as amended, and the regulations and rulings issued thereunder.

     "Share Consideration" has the meaning set forth in Section 3.2A(a).

     "Stockholders Agreement" means an agreement between Parent and each of the Named Persons, pursuant to which such persons agree to certain conditions and restrictions applicable to their Company Common Stock.

     "Stock Option Plan" means the SunSource Inc. 1998 Equity Compensation Plan.

     "Sub" has the meaning set forth in the preamble hereof.

     "Subsidiaries" (or "Subsidiary" as the context may require), means each entity as to which a person, directly or indirectly, owns or has the power to vote, or to exercise a controlling influence with respect to, 50% or more of the securities of any class of such entity, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such entity, provided that, with respect to Company or Parent, the term "Subsidiary" or "Subsidiaries" shall not include any person that is not required to be consolidated on consolidated financial statements of Company or Parent respectively, prepared in accordance with GAAP.

     "SunSource Technology Services Subsidiary" means SunSource Technology Services LLC.

     "Superior Proposal" has the meaning set forth in Section 6.9.

     "Surviving Corporation" has the meaning set forth in Section 1.1.

     "Taxes" (or "Tax" as the context may require) means all federal, state, county, local, foreign and other taxes (including, without limitation, income, intangibles, premium, excise, sales, use, gross receipts, franchise, ad valorem, severance, capital levy, transfer, employment and payroll-related, and property taxes, import duties and other governmental charges and assessments), and includes interest, additions to tax and penalties with respect thereto.

     "Tax Returns" means any return or report relating to Taxes.

     "Voting Agreement" has the meaning set forth in the preamble.

     "Warrant" means the common stock warrant dated as of December 28, 2000 issued by the Company to Parent and labeled as Certificate No. 1.

     "Warrant Shares" has the meaning set forth in Section 6.20.

     "Warrant Share Purchase" has the meaning set forth in Section 6.20.

                                  ARTICLE XIV
                                 MISCELLANEOUS

     SECTION 14.1 PUBLICITY. The Company and Parent shall agree on the form and content of the initial press release regarding the transactions contemplated hereby, and thereafter, so long as this Agreement is in effect, prior to making a press release or other public statement with respect to the transactions contemplated by this Agreement, each party (a "Releasing Party") will consult with the other party (the "Receiving Party") and provide such other party with a draft of such press release, in each case except as may otherwise be required by law or stock exchange regulations.

     SECTION 14.2 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered, express mail or nationally recognized courier service, postage prepaid. Any such notice shall deemed given when so delivered personally or successfully sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

     (i)  if to Parent or Sub to:

          Allied Capital Corporation
        1919 Pennsylvania Avenue, 3rd Floor
        Washington, D.C. 20006
        Attention: Daniel L. Russell
        Telecopy No.: (202) 973-6351
        with a concurrent copy to:
        Sutherland Asbill & Brennan LLP
        1275 Pennsylvania Avenue, N.W.
        Washington, D.C. 20004
        Attention: James D. Darrow
        Telecopy No.: (202) 637-3593

     (ii) if to the Company to:

          SunSource Inc.
        3000 One Logan Square
        Philadelphia, PA 19103
        Attention: Maurice P. Andrien, Jr.
        Telecopy No.: (215) 282-1309
        with a copy to:
        Morgan, Lewis & Bockius LLP
        1701 Market Street
        Philadelphia, PA 19103
        Attention: Thomas J. Sharbaugh
        Telecopy No. (215) 963-5299

     Any party may by notice given in accordance with this Section 14.2 to the other parties designate another address or person for receipt of notices hereunder.

     SECTION 14.3 ENTIRE AGREEMENT. This Agreement (including the exhibits and schedules hereto) and the agreements contemplated hereby, including but not limited to the Confidentiality Agreement, contain the entire agreement among the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, with respect thereto.

     SECTION 14.4 WAIVERS AND AMENDMENTS; NON CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES; LIABILITY. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and, except as provided in Section 12.2, are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

     SECTION 14.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     SECTION 14.6 BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and heirs and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by any party without the prior written consent of the other party hereto; provided, however, that Parent may assign its rights (but not its obligations) hereto to its Subsidiaries.

     SECTION 14.7 THIRD PARTY BENEFICIARIES. Except for Section 6.5, nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     Without limiting the foregoing, no direct or indirect holder of any equity interests or securities of any party hereto (whether such holder is a limited or general partner, member, stockholder or otherwise), nor any affiliate of any party hereto, nor any director, officer, employee, representative, agent or other controlling person of each of the parties hereto and their respective affiliates, shall have any liability or obligation arising under this Agreement or the transaction contemplated hereby, except as may be provided in a separate written agreement signed by such Person.

     SECTION 14.8 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     SECTION 14.9 EXHIBITS AND SCHEDULES. The exhibits and schedules hereto are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, subsections, clauses, exhibits and schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     SECTION 14.10 HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

     SECTION 14.11 SUBMISSION TO JURISDICTION; VENUE. Any action or proceeding against any party hereto with respect to this Agreement shall be brought in the courts of the State of Delaware or of the United States located in the State of Delaware, and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto irrevocably consents to the service of process at any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth in Section 14.2, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any party hereto to serve process on any other party hereto in any other manner permitted by law. Each party hereto irrevocably waives any objection which it may now have or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 14.12 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 14.13 SEVERABILITY. If any court of competent jurisdiction determines that any provision of this Agreement is not enforceable in accordance with its terms, then such provision shall be deemed to be modified so as to apply such provision, as modified, to the protection of the legitimate interests of the parties hereto to the fullest extent legally permissible and shall not affect the validity or enforceability of the remaining provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                   ALLIED CAPITAL CORPORATION

                                   By: /s/ PHILIP A. MCNEILL
                                      ------------------------------------------
                                       Title:   Managing Director
                                       Name: Philip A. McNeill

                                   ALLIED CAPITAL LOCK ACQUISITION
                                   CORPORATION

                                   By: /s/ PHILIP A. MCNEILL
                                      ------------------------------------------
                                       Title:   Managing Director
                                       Name: Philip A. McNeill

                                   SUNSOURCE INC.

                                   By: /s/ MAURICE P. ANDRIEN, JR.
                                      ------------------------------------------
                                   Title:   President and Chief Executive
                                   Officer
                                   Name: Maurice P. Andrien, Jr.

                  [LETTERHEAD OF JANNEY MONTGOMERY SCOTT LLC]

                                                                      APPENDIX B

June 18, 2001

Board of Directors
SunSource Inc.
One Logan Square
Philadelphia, PA 19103

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of SunSource Inc. (the "Company") of the consideration to be received by such stockholders in connection with the proposed merger (the "Merger") pursuant to the Agreement and Plan of Merger dated as of June 18, 2001 (the "Agreement") by and among Allied Capital Corporation ("Allied"), Allied Capital Lock Acquisition Corporation, a wholly owned subsidiary of Allied, and the Company. Pursuant to the Agreement, the Company will become a wholly owned subsidiary of Allied, and Allied will exchange for each share of common stock, par value $0.01 per share, of the Company consideration equal $10.375 per share, in cash (the "Merger Consideration"), subject to the provisions of and as more fully described in the Agreement.

     In arriving at our opinion, we have reviewed (i) selected publicly available financial and stock market data for the Company and certain other publicly traded companies; (ii) publicly available information regarding the financial terms of certain recent business combinations; (iii) certain internal financial analyses and forecasts for the Company; (iv) the terms of the Merger Agreement and certain related documents in draft form; and (v) such other studies and analyses, and considered such other information and factors, as we deemed appropriate. In addition, we held discussions with certain members of the management of the Company regarding its business, operating results, financial condition and prospects.

     In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to us by the Company or otherwise reviewed by us, and we have not assumed any responsibility or liability therefore. In particular, we have relied upon the assessment of the management of the Company regarding its business and prospects, and assumed that the budgets and financial projections provided to us were prepared by the Company's management on the basis of reasonable assumptions and reflect the best currently available estimates and good faith judgements of its future financial performance. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. We have also assumed that the Agreement and certain related documents reviewed by us in draft form will not vary materially from the drafts reviewed by us.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. We undertake no obligation to update this opinion to reflect any developments occurring after the date hereof. It is understood that this letter is provided to the Board of Directors of the Company in connection with its evaluation of the Merger and does not address the relative merits of the Merger or any other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Merger. Our opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on the proposed Merger, or as to any other matter.

     Janney Montgomery Scott LLC ("Janney") is acting as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services. In addition, the Company has agreed to indemnify Janney against certain liabilities arising out of the rendering of this opinion. Janney is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate and other purposes.

     Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Merger Consideration to be received by the stockholders of the Company pursuant to the Merger is fair to the stockholders, including the unaffiliated stockholders, of the Company from a financial point of view.

Very Truly Yours,

/s/ Janney Montgomery Scott LLC

Janney Montgomery Scott LLC

                                                                      APPENDIX C



                        DELAWARE GENERAL CORPORATION LAW

     SECTION 262 APPRAISAL RIGHTS -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock

                                       C-1
     of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identify of the stockholder and that the stockholder intends thereby to demand the appraisal of such older's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection
(d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal proceeding in the Court of Chancery shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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
[X] PLEASE MARK VOTES                                      REVOCABLE PROXY                                                     ----
    AS IN THIS EXAMPLE                                     SUNSOURCE INC.                                                          |
                                                                                                                                   |



                                                                                                              FOR   AGAINST  ABSTAIN
                 SPECIAL MEETING OF STOCKHOLDERS                      1. MERGER AGREEMENT AND MERGER          [ ]     [ ]      [ ]
                  TO BE HELD __________, 2001

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF             A vote for the approval and
DIRECTORS OF SUNSOURCE INC. The undersigned hereby appoints           adoption of the merger
Joseph M. Corvino and Maurice P. Andrien, Jr., the attorneys,         agreement by and among Allied
agents and proxies of the undersigned, with full power of             Capital Corporation, Allied
substitution (the "Proxy"), to attend and act as proxy of the         Capital Lock Acquisition
undersigned at the Special Meeting of Stockholders (the "Special      Corporation, a wholly owned
Meeting") of SunSource Inc. to be held at the law offices of          subsidiary of Allied Capital,
Morgan, Lewis & Bockius LLP, 1701 Market Street, Room 18A and B       and SunSource Inc., and
(18th Floor), Philadelphia, Pennsylvania on _____, 2001 at 10:00      approval of the merger.
a.m., local time, or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if
personally present, would be entitled to vote.                        --------------------------------------------------------------



                                                                                                              FOR   AGAINST  ABSTAIN
                                                                      2. GRANT OF DISCRETIONARY AUTHORITY     [ ]     [ ]      [ ]

                                                                         A vote for the grant of discretionary
                                                                         authority to vote in favor of an
                                                                         adjournment of the meeting, if necessary.


                                                                                THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                                                                 "FOR" THE MERGER AGREEMENT, THE MERGER
                                                                                AND THE GRANT OF DISCRETIONARY AUTHORITY

                                          ----------------------
Please be sure to sign and date          | Date                |
  this Proxy in the box below.           |                     |
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|                                                              |
|                                                              |
----Stockholder sign above----Co-holder (if any) sign above-----
+                                                                                                                                  +
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                          /\ DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. /\

                                                           SUNSOURCE INC.

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        This Proxy when properly executed will be voted as specified. If no instruction is specified with respect to the matter to be acted upon, the shares represented by the Proxy will be voted "FOR" the merger agreement and the merger and the grant of discretionary authority listed in Proposals 1 and 2. If any other business is properly presented at the Special Meeting, this
Proxy confers authority to and shall be voted in accordance with the best judgment of the Proxy. This Proxy is solicited by the
Board of Directors of SunSource, and may be revoked prior to its exercise by filing with the Secretary of SunSource a duly executed proxy bearing a later date or an instrument revoking this Proxy, or by attending the meeting and electing to vote in person.

        Please sign exactly as your name or names appear on this Proxy. If Common Shares are held jointly, each holder should sign.
If signing as attorney, trustee, executor, administrator, custodian or corporate officer, please give your full title.

                                                        PLEASE ACT PROMPTLY
                                              SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE
ENVELOPE PROVIDED.


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